As filed with the Securities and Exchange Commission on September 15, 1997

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
             (Exact name of Registrant as specified in its Charter)
                                    Delaware
                            (State of Incorporation)
                                   06-1204982
                     (I.R.S. Employer Identification Number)
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
   (Address and telephone number of Registrant's principal executive offices)
                                 John L. Fearey, Esq.
                 PaineWebber Mortgage Acceptance Corporation IV
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                             Michael S. Gambro, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000
================================================================================

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== =========================== ==================

  TITLE OF SECURITIES                             PROPOSED MAXIMUM          PROPOSED MAXIMUM
   BEING REGISTERED                              OFFERING PRICE PER     AGGREGATE OFFERING RATE        AMOUNT OF
                             AMOUNT BEING             UNIT (1)                    (1)              REGISTRATION FEE
                              REGISTERED
======================== ====================== ====================== =========================== ==================
Asset-Backed             $750,000,000           100%                   $750,000,000                $227,272.73
Certificates and
Asset-Backed Notes,
issued in series
======================== ====================== ====================== =========================== ==================

(1)  Estimated solely for the purpose of calculating the registration fee.

                         -------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

     Pursuant to Rule 429 of the Securities and Exchange Commission's Rule and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration No. 333-30939).



                                EXPLANATORY NOTE

This Registration Statement includes a basic prospectus and six forms of prospectus supplement. Version 1 shall be used in offering a series of Certificates with various combinations of Credit Support, Version 2 shall be used in offering a typical "shifting interest" Senior/Subordinate series, Version 3 shall be used in offering a typical Senior/Subordinate series without "shifting interests", Version 4 shall be used in offering a typical multi-class series and Version 5 shall be used in offering a series of Certificates evidencing ownership interests in a Trust Fund including Agency Securities and Version 6 shall be used in offering a series of Notes. Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




              SUBJECT TO COMPLETION, DATED September 15, 1997

PROSPECTUS
September 15, 1997

                PaineWebber Mortgage Acceptance Corporation IV
                                    Depositor

                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

     Principal and interest with respect to Securities will be payable monthly, quarterly, semiannually or at such other intervals on the dates specified in the related Prospectus Supplement.

     The mortgage pass-through certificates ("Certificates") or mortgaged-backed notes ("Notes") offered hereby (together, "Securities") and by Supplements to this Prospectus will be offered from time to time in one or more series (each, a "Series"). Each Series of Securities will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Residential Loans"), or beneficial interests therein (which may include Mortgage Securities as defined herein), pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities"). Information regarding a Series of Securities and the composition of the related Trust Fund will be furnished at the time of offering in a Prospectus Supplement.

     Each Series of Securities will include one or more classes. Each class of Securities of any Series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Residential Loans or Agency Securities in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. See "Description of the Certificates". A Series may include two or more classes of Securities which differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities may include insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination thereof. See "Description of Credit Support".

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 17.

     The only obligations of the Depositor with respect to a Series of Securities will be pursuant to its representations and warranties as described herein. The Master Servicer with respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent described in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Residential Loans.

     Each Trust Fund will be held in trust for the benefit of the holders of the related Series of Securities as more fully described herein. With respect to each series of Certificates, if specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                            PaineWebber Incorporated

     THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY UNDERLYING RESIDENTIAL LOAN (OTHER THAN RESIDENTIAL LOANS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY MORTGAGE SECURITY, WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GNMA, FNMA OR FHLMC, THE CERTIFICATES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" and in the related Prospectus Supplement. The Depositor may retain or hold for sale, from time to time, one or more classes of a Series of Securities.

     The Depositor does not intend to list any of the Securities on any securities exchange and has not made any other arrangement for secondary trading of the Securities. With respect to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any Series of Securities prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering.

     The Securities are offered when, as and if delivered to and accepted by the underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. This Prospectus and the related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus or the related Prospectus Supplement at any time does not imply that information therein is correct as of any time subsequent to their respective date.

                              AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Securityholders. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.


                          REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer or the Trustee (as specified in the related Prospectus Supplement) will furnish to all registered holders of Securities of the related Series monthly, quarterly, semi-annually or at such other intervals specified in the related Prospectus Supplement, reports and annual statements containing information with respect to each Trust Fund described herein and in the related Prospectus Supplement. See "Description of the Securities--Statements to Securityholders".


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each Series of Securities offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related Series of Securities, that relate specifically to such related Series of Securities. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus and a related Prospectus Supplement is delivered in connection with the offering of one or more classes of such Series of Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Series of Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019 or by telephone at (212) 713-2000.


             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Security Interest Rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (x) information as to the Trustee; (xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters of the Securities covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in each Prospectus Supplement with respect to the Series offered thereby and the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") or Trust Agreement (the "Trust Agreement"; each Pooling and Servicing Agreement or Trust Agreement, an "Agreement") to be prepared and delivered in connection with the offering of such Series. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings ascribed to them in this Prospectus and in the related Prospectus Supplement.


Securities Offered............................Mortgage            pass-through
                                              certificates    ("Certificates")
                                              or     mortgage-backed     notes
                                              ("Notes",  and together with the
                                              Certificates, the "Securities").

Depositor.....................................PaineWebber  Mortgage Acceptance
                                              Corporation        IV       (the
                                              "Depositor"),     a     Delaware
                                              corporation,  is a  wholly-owned
                                              limited      purpose     finance
                                              subsidiary of PaineWebber  Group
                                              Inc. The  Depositor's  principal
                                              offices   are  located  at  1285
                                              Avenue  of  the  Americas,   New
                                              York,  New  York  10019  and its
                                              telephone    number   is   (212)
                                              713-2000.  See "The Depositor".

Master Servicer...............................The entity or entities  named as
                                              Master   Servicer  (the  "Master
                                              Servicer")  for each  Series  of
                                              Securities  evidencing interests
                                              in  a   Trust   Fund   including
                                              Residential  Loans as  specified
                                              in   the   related    Prospectus
                                              Supplement.   See   "Description
                                              of    the     Securities--Certain
                                              Matters   Regarding  the  Master
                                              Servicer,  the Depositor and the
                                              Trustee".

Trustees......................................The    trustee   or    indenture
                                              trustee  (the   "Trustee")   for
                                              each Series of  Securities  will
                                              be   named   in   the    related
                                              Prospectus    Supplement.    The
                                              owner    trustee   (the   "Owner
                                              Trustee")  for  each  Series  of
                                              Notes   will  be  named  in  the
                                              Prospectus    Supplement.    See
                                              "Description        of       the
                                              Securities--Certain       Matters
                                              Regarding  the Master  Servicer,
                                              the Depositor and The Trustee".

Issuer of Notes...............................With  respect to each  series of
                                              Notes,     the    issuer    (the
                                              "Issuer")  will be the Depositor
                                              or an  owner  trust  established
                                              by  it  for   the   purpose   of
                                              issuing  such  series  of Notes.
                                              Each such  owner  trust  will be
                                              created   pursuant  to  a  trust
                                              agreement   (the  "Owner   Trust
                                              Agreement")      between     the
                                              Depositor,  acting as depositor,
                                              and  the  Owner  Trustee.   Each
                                              series of Notes  will  represent
                                              indebtedness  of the  Issuer and
                                              will be  issued  pursuant  to an
                                              indenture   between  the  Issuer
                                              and     the     Trustee

                                              (the   "Indenture")   whereby  the
                                              Issuer  will pledge the Trust Fund
                                              to secure the Notes under the lien
                                              of  the  Indenture.   As  to  each
                                              series of Notes  where the  Issuer
                                              is an owner trust,  the  ownership
                                              of  the   Trust   Fund   will   be
                                              evidenced  by  certificates   (the
                                              "Equity    Certificates")   issued
                                              under the Owner  Trust  Agreement,
                                              which,  unless otherwise specified
                                              in the Prospectus Supplement,  are
                                              not offered hereby. The Notes will
                                              represent nonrecourse  obligations
                                              solely  of  the  Issuer,  and  the
                                              proceeds of the Trust Fund will be
                                              the sole source of payments on the
                                              Notes,  except as described herein
                                              under   "Description   of   Credit
                                              Support"   and  in   the   related
                                              Prospectus Supplement.

Description of Securities.....................Each Series of  Securities  will include  one  or  more  classes.
                                              Each   Series   of    Securities
                                              (including  any class or classes
                                              of  Securities  of  such  Series
                                              not   offered    hereby)    will
                                              represent    either   (i)   with
                                              respect   to  each   series   of
                                              Certificates,  in the  aggregate
                                              the entire beneficial  ownership
                                              interest   in,   or  (ii)   with
                                              respect   to  each   series   of
                                              Notes,    indebtedness   of,   a
                                              segregated  pool of  Residential
                                              Loans or Agency  Securities,  or
                                              beneficial   interests   therein
                                              (which  may   include   Mortgage
                                              Securities  as  defined  herein)
                                              (each,  a "Trust  Fund  Asset"),
                                              and   certain    other    assets
                                              described below  (together,  all
                                              such  Trust   Fund   Assets  and
                                              other  assets with  respect to a
                                              Series   of   Securities   shall
                                              constitute   a  "Trust   Fund").
                                              Unless  otherwise  specified  in
                                              the      related      Prospectus
                                              Supplement,    each   class   of
                                              Securities  will  have a  stated
                                              principal  amount  (a  "Security
                                              Principal  Balance") and will be
                                              entitled  to   distributions  of
                                              interest   thereon  based  on  a
                                              specified   interest  rate  (the
                                              "Security  Interest Rate").  The
                                              Security  Interest Rate may vary
                                              for  each  class  of  Securities
                                              and may be  fixed,  variable  or
                                              adjustable.      The     related
                                              Prospectus    Supplement    will
                                              specify  the  Security  Interest
                                              Rate   for   each    Series   of
                                              Securities    or   each    class
                                              thereof,   or  the   method  for
                                              determining     the     Security
                                              Interest Rate.

                                              If  so  provided  in  the  related
                                              Prospectus Supplement, a Series of
                                              Securities evidencing interests in
                                              a Trust Fund including Residential
                                              Loans  may  include  one  or  more
                                              classes       of        Securities
                                              (collectively,     the     "Senior
                                              Securities")  which are  senior to
                                              one or more classes of  Securities
                                              (collectively,   the  "Subordinate
                                              Securities") in respect of certain
                                              distributions   of  principal  and
                                              interest and allocations of losses
                                              on the  Residential  Loans  to the
                                              extent and in the manner  provided
                                              in    the
                                              related   Prospectus   Supplement.
                                              Credit  enhancement  may  also  be
                                              provided   with   respect  to  any
                                              Series   by   means   of   various
                                              insurance policies,  surety bonds,
                                              guarantees,   letters  of  credit,
                                              reserve   funds,   cash  accounts,
                                              reinvestment income or other types
                                              of   credit   support,    or   any
                                              combination of the  foregoing,  as
                                              described   herein   and   in  the
                                              related Prospectus Supplement. See
                                              "Description of Credit Support".

                                              A Series may  include  one or more
                                              classes of Securities that (i) may
                                              be    entitled    to     principal
                                              distributions,                with
                                              disproportionate,  nominal  or  no
                                              interest  distributions,  (ii) may
                                              be     entitled     to    interest
                                              distributions,                with
                                              disproportionate,  nominal  or  no
                                              principal   distributions  ("Strip
                                              Securities"),    (iii)    may   be
                                              entitled to receive  distributions
                                              only of  prepayments  of principal
                                              throughout   the   lives   of  the
                                              Securities  or  during   specified
                                              periods,  (iv) may be subordinated
                                              in   the    right    to    receive
                                              distributions     of     scheduled
                                              payments of principal, prepayments
                                              of  principal,   interest  or  any
                                              combination thereof to one or more
                                              other  classes  of  Securities  of
                                              such Series  throughout  the lives
                                              of  the   Securities   or   during
                                              specified  periods,   (v)  may  be
                                              entitled    to    receive     such
                                              distributions   only   after   the
                                              occurrence of events  specified in
                                              the related Prospectus Supplement,
                                              (vi) may be  entitled  to  receive
                                              distributions in accordance with a
                                              schedule  or  formula  or  on  the
                                              basis    of    collections    from
                                              designated  portions of the assets
                                              in the related  Trust Fund,  (vii)
                                              as  to   Securities   entitled  to
                                              distributions     allocable     to
                                              interest,   may  be   entitled  to
                                              receive  interest  at a fixed rate
                                              or  a  rate  that  is  subject  to
                                              change  from  time  to  time,  and
                                              (viii) as to  Securities  entitled
                                              to   distributions   allocable  to
                                              interest,   may  be   entitled  to
                                              distributions     allocable     to
                                              interest only after the occurrence
                                              of events specified in the related
                                              Prospectus   Supplement   and  may
                                              accrue  interest until such events
                                              occur,  in each case as  specified
                                              in    the    related    Prospectus
                                              Supplement. The timing and amounts
                                              of  such  distributions  may  vary
                                              among   classes,   over  time,  or
                                              otherwise   as  specified  in  the
                                              related Prospectus Supplement.  In
                                              addition, a Series may include two
                                              or  more  classes  of   Securities
                                              which   differ   as   to   timing,
                                              sequential   order  or  amount  of
                                              distributions   of   principal  or
                                              interest,  or both,  or which  may
                                              include  one or  more  classes  of
                                              Securities ("Accrual Securities"),
                                              as to which accrued  interest will
                                              not be distributed but rather will
                                              be added to the Security Principal
                                              Balance     thereof     on    each
                                              Distribution  Date, as hereinafter
                                              defined,  in the manner  described
                                              in    the
                                              related Prospectus Supplement.

                                              As to each Series relating only to
                                              Certificates,    one    or    more
                                              elections may be made to treat the
                                              related Trust Fund or a designated
                                              portion  thereof as a "real estate
                                              mortgage  investment  conduit"  or
                                              "REMIC" as defined in the Internal
                                              Revenue Code of 1986 (the "Code").
                                              If any such election is made as to
                                              any Series,  one of the classes of
                                              Certificates    comprising    such
                                              Series  will  be   designated   as
                                              evidencing      all      "residual
                                              interests" in the related REMIC as
                                              defined    in   the   Code.    See
                                              "Description of the Securities".

                                              The Securities  will not represent
                                              an  interest in or  obligation  of
                                              the  Depositor  or  any  affiliate
                                              thereof   except   as  set   forth
                                              herein,  nor will the  Securities,
                                              any Residential  Loans (other than
                                              Residential  Loans  identified  as
                                              FHA  Loans  or  VA  Loans  in  the
                                              related Prospectus  Supplement) or
                                              Mortgage  Securities be insured or
                                              guaranteed  by  any   governmental
                                              agency     or     instrumentality.
                                              Although  payment of principal and
                                              interest on Agency Securities will
                                              be guaranteed as described  herein
                                              and  in  the  related   Prospectus
                                              Supplement by GNMA, FNMA or FHLMC,
                                              the   Securities   of  any  Series
                                              including  such Agency  Securities
                                              will not be so guaranteed.

Interest......................................Interest   on  each   class   of
                                              Securities  other  than  certain
                                              classes of Strip  Securities  or
                                              Accrual   Securities  (prior  to
                                              the time when  accrued  interest
                                              becomes   payable   thereon)  of
                                              each  Series  will accrue at the
                                              applicable   Security   Interest
                                              Rate    on    the    outstanding
                                              Security    Principal   Balances
                                              thereof and will be  distributed
                                              to  Securityholders  as provided
                                              in   the   related    Prospectus
                                              Supplement    (each    of    the
                                              specified    dates    on   which
                                              distributions  are to be made, a
                                              "Distribution            Date").
                                              Distributions  with  respect  to
                                              interest  on  Strip   Securities
                                              with no or, in certain  cases, a
                                              nominal    Security    Principal
                                              Balance  will  be  made  on each
                                              Distribution  Date on the  basis
                                              of   a   notional    amount   as
                                              described   herein  and  in  the
                                              related  Prospectus  Supplement.
                                              Interest  that has  accrued  but
                                              is  not  yet   payable   on  any
                                              Accrual   Securities   will   be
                                              added to the Security  Principal
                                              Balance    thereof    on    each
                                              Distribution               Date.
                                              Distributions  of interest  with
                                              respect  to one or more  classes
                                              of   Securities   (or   accruals
                                              thereof  in the case of  Accrual
                                              Securities)  may be  reduced  to
                                              the     extent    of     certain
                                              delinquencies      or      other
                                              contingencies  described  herein
                                              and  in the  related  Prospectus
                                              Supplement.      See      "Yield
                                              Considerations",  "Maturity  and
                                              Prepayment  Considerations"
                                              and     "Description     of    the
                                              Securities".

Principal.....................................The   Securities  of  each  Series
                                              (other    than    certain    Strip
                                              Securities) initially will have an
                                              aggregate    Security    Principal
                                              Balance equal to either (i) unless
                                              the related Prospectus  Supplement
                                              provides      otherwise,       the
                                              outstanding  principal  balance of
                                              the Trust Fund Assets  included in
                                              the related  Trust Fund, as of the
                                              close of business on the first day
                                              of the month of  formation  of the
                                              related  Trust Fund (the  "Cut-off
                                              Date"),   after   application   of
                                              scheduled   payments   due  on  or
                                              before  such date,  whether or not
                                              received, or, (ii) if so specified
                                              in    the    related    Prospectus
                                              Supplement   with   respect  to  a
                                              Series  having more than one class
                                              of  Securities,  the  total of the
                                              Cash  Flow   Values  (as   defined
                                              herein) of the  Residential  Loans
                                              as  of  such  date.  The  Security
                                              Principal  Balance  of a  Security
                                              represents   the  maximum   dollar
                                              amount   (exclusive   of  interest
                                              thereon)  which the holder thereof
                                              is  entitled to receive in respect
                                              of principal from future cash flow
                                              on the assets in the related Trust
                                              Fund.    The   initial    Security
                                              Principal Balance of each class of
                                              Securities  will be set  forth  on
                                              the    cover   of   the    related
                                              Prospectus  Supplement.  Except as
                                              otherwise specified in the related
                                              Prospectus             Supplement,
                                              distributions    in   respect   of
                                              principal  on  the  Securities  of
                                              each  Series  will be  payable  on
                                              each   Distribution  Date  to  the
                                              class  or  classes  of  Securities
                                              entitled    thereto    until   the
                                              Security Principal Balance of such
                                              class has been reduced to zero, on
                                              a pro rata basis  among all of the
                                              Securities   of  such  class,   in
                                              proportion  to  their   respective
                                              outstanding   Security   Principal
                                              Balances,  or in the  priority and
                                              manner otherwise  specified in the
                                              related   Prospectus   Supplement.
                                              Strip   Securities  not  having  a
                                              Security  Principal  Balance  will
                                              not   receive   distributions   in
                                              respect  of  principal.  See  "The
                                              Trust   Funds",    "Maturity   and
                                              Prepayment   Considerations"   and
                                              "Description of the Securities".

The Trust Funds...............................Each Trust Fund will  consist of
                                              a     segregated     pool     of
                                              Residential   Loans  or   Agency
                                              Securities   and  certain  other
                                              assets as  described  herein and
                                              in   the   related    Prospectus
                                              Supplement.   Unless   otherwise
                                              specified    in   the    related
                                              Prospectus    Supplement,    all
                                              Trust   Fund   Assets   will  be
                                              purchased   by  the   Depositor,
                                              either  directly  or  through an
                                              affiliate,   from   unaffiliated
                                              sellers  and  will be  deposited
                                              into the  related  Trust Fund as
                                              of the  first  day of the  month
                                              in    which    the    Securities
                                              evidencing   interests   therein
                                              are   initially    issued.    In
                                              addition,    if   the    related
                                              Prospectus     Supplement
                                              so  provides,  the  related  Trust
                                              Fund Assets will include  funds on
                                              deposit    in   an    account   (a
                                              "Pre-Funding  Account") which will
                                              be  used  to  purchase  additional
                                              Residential   Loans   during   the
                                              period  specified  in the  related
                                              Prospectus     Supplement.     See
                                              "Description  of  the  Securities,
                                              Pre-Funding Accounts".

A.  Residential Loans.........................The   Residential   Loans   will
                                              consist  of (i)  mortgage  loans
                                              (the "Mortgage  Loans")  secured
                                              by  first  or  junior  liens  on
                                              one- to four-family  residential
                                              properties  (each,  a "Mortgaged
                                              Property,"         collectively,
                                              "Mortgaged    Properties")    or
                                              mortgage        loans       (the
                                              "Multifamily  Loans") secured by
                                              first   or   junior   liens   on
                                              multifamily          residential
                                              properties  consisting  of  five
                                              or more  dwelling  units  (also,
                                              "Mortgaged  Properties"),   (ii)
                                              home   improvement   installment
                                              sales  contracts and installment
                                              loan   agreements   (the   "Home
                                              Improvement   Contracts")  which
                                              may be  unsecured  or secured by
                                              a lien on the related  Mortgaged
                                              Property   or   a   Manufactured
                                              Home,    which   lien   may   be
                                              subordinated   to  one  or  more
                                              senior   liens  on  the  related
                                              Mortgaged      Property,      as
                                              described    in   the    related
                                              Prospectus   Supplement,   (iii)
                                              one-  to  four-family  first  or
                                              junior   lien  closed  end  home
                                              equity    loans   for   property
                                              improvement,  debt consolidation
                                              or  home  equity  purposes  (the
                                              "Home   Equity   Loans"),   (iv)
                                              cooperative      loans      (the
                                              "Cooperative   Loans")   secured
                                              primarily   by   shares   in   a
                                              private    cooperative   housing
                                              corporation  (a   "Cooperative")
                                              which    with    the     related
                                              proprietary  lease or  occupancy
                                              agreement    give   the    owner
                                              thereof  the  right to  occupy a
                                              particular  dwelling unit in the
                                              Cooperative or (v)  manufactured
                                              housing     conditional    sales
                                              contracts and  installment  loan
                                              agreements  (the   "Manufactured
                                              Housing  Contracts"),  which may
                                              be  secured  by either  liens on
                                              (a)  new  or  used  Manufactured
                                              Homes  (as  defined  herein)  or
                                              (b) the  real  property  and any
                                              improvements     thereon    (the
                                              "Mortgaged  Property," which may
                                              include        the       related
                                              Manufactured  Home if  deemed to
                                              be  part  of the  real  property
                                              under   applicable   state  law)
                                              relating   to   a   Manufactured
                                              Housing  Contract  as well as in
                                              certain  cases  a lien  on a new
                                              or used  Manufactured Home which
                                              is not  deemed  to be a part  of
                                              the related real property  under
                                              applicable   state   law   (such
                                              Manufactured  Housing  Contracts
                                              that are  secured  by  Mortgaged
                                              Property  are referred to herein
                                              as   "Land   Contracts").    The
                                              Mortgaged            Properties,
                                              Cooperative   shares   (together
                                              with  the   right  to  occupy  a
                                              particular     dwelling     unit
                                              evidenced      thereby)      and
                                              Manufactured Homes

                                              (collectively,  the "Residential
                                              Properties")  may be  located in
                                              any  one  of the  fifty  states,
                                              the  District of Columbia or the
                                              Commonwealth   of  Puerto  Rico.
                                              Unless  otherwise  specified  in
                                              the      related      Prospectus
                                              Supplement,   each   Trust  Fund
                                              will  contain  only  one  of the
                                              following  types of  residential
                                              loans:   (1)  fully   amortizing
                                              loans   with  a  fixed  rate  of
                                              interest    (such    rate,    an
                                              "Interest   Rate")   and   level
                                              monthly  payments  to  maturity;
                                              (2) fully  amortizing loans with
                                              a fixed  Interest Rate providing
                                              for level monthly  payments,  or
                                              for  payments of  interest  that
                                              increase     annually    at    a
                                              predetermined   rate  until  the
                                              loan   is   repaid   or   for  a
                                              specified   number   of   years,
                                              after   which   level    monthly
                                              payments   resume;   (3)   fully
                                              amortizing  loans  with a  fixed
                                              Interest   Rate   providing  for
                                              monthly   payments   during  the
                                              early  years  of the  term  that
                                              are  calculated  on the basis of
                                              an   interest   rate  below  the
                                              Interest   Rate,   followed   by
                                              monthly  payments  of  principal
                                              and   interest   that   increase
                                              annually   by  a   predetermined
                                              percentage   over  the   monthly
                                              payments    payable    in    the
                                              previous  year until the loan is
                                              repaid   or   for  a   specified
                                              number  of  years,  followed  by
                                              level  monthly   payments;   (4)
                                              fixed    Interest   Rate   loans
                                              providing for level  payments of
                                              principal  and  interest  on the
                                              basis     of     an      assumed
                                              amortization   schedule   and  a
                                              balloon  payment of principal at
                                              the  end of a  specified  terms;
                                              (5) fully  amortizing loans with
                                              an   Interest    Rate   adjusted
                                              periodically               (with
                                              corresponding   adjustments   in
                                              the amount of monthly  payments)
                                              to equal the sum  (which  may be
                                              rounded)  of a fixed  margin and
                                              an  index  as  described  in the
                                              related  Prospectus  Supplement,
                                              which   may   provide   for   an
                                              election,   at  the  mortgagor's
                                              option    during   a   specified
                                              period after  origination of the
                                              loan, to convert the  adjustable
                                              Interest   Rate   to   a   fixed
                                              Interest  Rate,  as described in
                                              the      related      Prospectus
                                              Supplement;       (6)      fully
                                              amortizing    loans    with   an
                                              adjustable     Interest     Rate
                                              providing  for monthly  payments
                                              less   than   the    amount   of
                                              interest  accruing  on such loan
                                              and for such  amount of interest
                                              accrued  but not paid  currently
                                              to be  added  to  the  principal
                                              balance   of  such   loan;   (7)
                                              adjustable  Interest  Rate loans
                                              providing  for  an  election  at
                                              the mortgagor's  option,  in the
                                              event  of an  adjustment  to the
                                              Interest  Rate  resulting  in an
                                              Interest  Rate in  excess of the
                                              Interest Rate at  origination of
                                              the loan,  to extend the term to
                                              maturity   for  such  period  as
                                              will  result  in  level  monthly
                                              payments  to  maturity;  or  (8)
                                              such other types of  Residential
                                              Loans  as  may be  described  in
                                              the      related      Prospectus

                                              Supplement.

                                              If   specified   in  the   related
                                              Prospectus     Supplement,     the
                                              Residential  Loans will be covered
                                              by   standard   hazard   insurance
                                              policies  with  extended  coverage
                                              insuring  against  losses  due  to
                                              fire and various other causes.  If
                                              specified     in    the    related
                                              Prospectus     Supplement,     the
                                              Residential  Loans will be covered
                                              by flood insurance policies if the
                                              related  Residential  Property  is
                                              located in a federally  designated
                                              flood  area and if such  insurance
                                              is available.  If specified in the
                                              related Prospectus Supplement, the
                                              Residential  Loans will be covered
                                              by   primary   credit    insurance
                                              policies or will be insured by the
                                              Federal   Housing   Administration
                                              (the    "FHA")    or     partially
                                              guaranteed    by   the    Veterans
                                              Administration   (the  "VA").  See
                                              "Description of Primary  Insurance
                                              Coverage".

B.  Agency Securities.........................The   Agency   Securities   will
                                              consist  of any  combination  of
                                              "fully  modified   pass-through"
                                              mortgage-backed     certificates
                                              ("GNMA            Certificates")
                                              guaranteed  by  the   Government
                                              National  Mortgage   Association
                                              ("GNMA"),   guaranteed  mortgage
                                              pass-through  securities  ("FNMA
                                              Certificates")   issued  by  the
                                              Federal    National     Mortgage
                                              Association     ("FNMA")     and
                                              mortgage           participation
                                              certificates             ("FHLMC
                                              Certificates")   issued  by  the
                                              Federal   Home   Loan   Mortgage
                                              Corporation ("FHLMC").

C.  Mortgage Securities.......................If   specified  in  the  related
                                              Prospectus  Supplement,  a Trust
                                              Fund  may   include   previously
                                              issued              asset-backed
                                              certificates,     collateralized
                                              mortgage      obligations     or
                                              participation       certificates
                                              (each,     and     collectively,
                                              "Mortgage           Securities")
                                              evidencing   interests   in,  or
                                              collateralized  by,  Residential
                                              Loans or  Agency  Securities  as
                                              defined herein.

D.  Trust Account.............................Each  Trust  Fund  will  include
                                              one     or     more     accounts
                                              (collectively,     the    "Trust
                                              Account")     established    and
                                              maintained   on  behalf  of  the
                                              Securityholders  into  which the
                                              Master  Servicer  or the Trustee
                                              will,  to the  extent  described
                                              herein   and  in   the   related
                                              Prospectus  Supplement,  deposit
                                              all  payments  and   collections
                                              received   or   advanced    with
                                              respect  to  the  related  Trust
                                              Fund  Assets.  A  Trust  Account
                                              may   be    maintained   as   an
                                              interest     bearing     or    a
                                              non-interest   bearing  account,
                                              or  funds  held  therein  may be
                                              invested  in certain  short-term
                                              high-quality  obligations.   See
                                              "Description        of       the
                                              Securities--Deposits    to    the
                                              Trust Account".

E.  Credit Support............................If   so    specified    in   the
                                              Prospectus  Supplement,  one  or
                                              more   classes   of   Securities
                                              within  any  Series   evidencing
                                              interests  in a Trust  Fund that
                                              includes  Residential  Loans may
                                              be  covered  by any  combination
                                              of a surety  bond,  a guarantee,
                                              letter of credit,  an  insurance
                                              policy,  a  bankruptcy  bond,  a
                                              reserve  fund,  a cash  account,
                                              reinvestment             income,
                                              subordination  of  one  or  more
                                              classes  of   Securities   in  a
                                              Series (or,  with respect to any
                                              Series  of  Notes,  the  related
                                              Equity   Certificates)   to  the
                                              extent  provided  in the related
                                              Prospectus           Supplement,
                                              cross-support            between
                                              Securities            evidencing
                                              beneficial      ownership     in
                                              different  asset  groups  within
                                              the same  Trust  Fund or another
                                              type  of   credit   support   to
                                              provide    partial    or    full
                                              coverage  for  certain  defaults
                                              and  losses   relating   to  the
                                              Residential  Loans.  The  amount
                                              and  types  of   coverage,   the
                                              identification   of  the  entity
                                              providing   the   coverage   (if
                                              applicable),  the  terms  of any
                                              subordination     and    related
                                              information   with   respect  to
                                              each type of credit support,  if
                                              any,  will be set  forth  in the
                                              related  Prospectus   Supplement
                                              for a Series of  Securities.  If
                                              specified    in   the    related
                                              Prospectus    Supplement,    the
                                              coverage   provided  by  one  or
                                              more  forms  of  credit  support
                                              may  apply  concurrently  to two
                                              or more  separate  Trust  Funds.
                                              If   applicable,   the   related
                                              Prospectus    Supplement    will
                                              identify   the  Trust  Funds  to
                                              which   such   credit    support
                                              relates   and  the   manner   of
                                              determining  the  amount  of the
                                              coverage  provided  thereby  and
                                              the    application    of    such
                                              coverage   to   the   identified
                                              Trust  Funds.  See  "Description
                                              of    Credit     Support"    and
                                              "Description        of       the
                                              Securities--Subordination".

Servicing and Advances........................The  Master  Servicer,  directly or through  sub-servicers,  will
                                              service   and   administer   the
                                              Residential  Loans included in a
                                              Trust   Fund  and,   unless  the
                                              related  Prospectus   Supplement
                                              provides      otherwise,      in
                                              connection     therewith    (and
                                              pursuant  to  the  terms  of the
                                              related Mortgage Securities,  if
                                              applicable)  will  be  obligated
                                              to make  certain  cash  advances
                                              with   respect   to   delinquent
                                              scheduled    payments   on   the
                                              Residential  Loans  or  will  be
                                              obligated   to  make  such  cash
                                              advances   only  to  the  extent
                                              that   the    Master    Servicer
                                              determines  that  such  advances
                                              will be  recoverable  (any  such
                                              advance,      an     "Advance").
                                              Advances   made  by  the  Master
                                              Servicer  will  be  reimbursable
                                              to the extent  described  herein
                                              and  in the  related  Prospectus
                                              Supplement.    The    Prospectus
                                              Supplement  with  respect to any
                                              Series  may  provide   that  the
                                              Master  Servicer  will  obtain a
                                              cash  advance  surety  bond,  or
                                              maintain a cash advance  reserve
                                              fund,  to cover  any  obligation
                                              of the Master  Servicer  to make
                                              advances.  The  obligor  on  any
                                              such  surety bond will be named,
                                              and the terms  applicable to any
                                              such cash  advance  reserve fund
                                              will   be   described   in   the
                                              related  Prospectus  Supplement.
                                              See    "Description    of    the
                                              Securities--Advances".

Optional Termination..........................If so  specified  in  the  related
                                              Prospectus Supplement, a Series of
                                              Securities   may  be   subject  to
                                              optional     early     termination
                                              ("Optional  Termination")  through
                                              the  repurchase  of the  assets in
                                              the  related  Trust  Fund  by  the
                                              party   entitled  to  effect  such
                                              termination,       under       the
                                              circumstances  and in  the  manner
                                              set     forth     herein     under
                                              "Description         of        the
                                              Securities--Termination"    herein
                                              and  in  the  related   Prospectus
                                              Supplement.

Certain Federal Income Tax Consequences.......The  Certificates  of each  Series
                                              offered  hereby  will   constitute
                                              either  (i)  interests   ("Grantor
                                              Trust  Certificates")  in a  Trust
                                              Fund  treated  as a grantor  trust
                                              under applicable provisions of the
                                              Code, or (ii) "regular  interests"
                                              ("REMIC Regular  Certificates") or
                                              "residual    interests"    ("REMIC
                                              Residual Certificates") in a Trust
                                              Fund  treated  as  a  REMIC  under
                                              Sections  860A through 860G of the
                                              Code.    Notes   will    represent
                                              indebtedness  of the related Trust
                                              Fund.

                                              Investors  are  advised to consult
                                              their tax  advisors  and to review
                                              "Certain    Federal   Income   Tax
                                              Consequences"  herein  and  in the
                                              related Prospectus Supplement.

ERISA Considerations..........................A   fiduciary   of  an  employee
                                              benefit     plan    or     other
                                              retirement  plan or arrangement,
                                              including     an      individual
                                              retirement  account  or  annuity
                                              or a Keogh  plan  and  any  bank
                                              collective  investment  fund  or
                                              insurance   company  general  or
                                              separate  account  in which such
                                              plans,  accounts,  annuities  or
                                              arrangements are invested,  that
                                              is  subject  to  Title  I of the
                                              Employee    Retirement    Income
                                              Security   Act   of   1974,   as
                                              amended  ("ERISA"),  or  Section
                                              4975   of   the   Code    should
                                              carefully    review   with   its
                                              counsel  whether the purchase or
                                              holding  of   Securities   could
                                              give rise to a transaction  that
                                              is    prohibited   or   is   not
                                              otherwise   permissible   either
                                              under  ERISA or Section  4975 of
                                              the  Code.  Plan  investors  are
                                              advised   to    consult    their
                                              counsel  and  to  review  "ERISA
                                              Considerations"  herein  and  in
                                              the      related      Prospectus
                                              Supplement.

Legal Investment..............................The  Prospectus  Supplement  for
                                              each Series of  Securities  will
                                              specify  which,  if any,  of the

                                              Securities    offered    thereby
                                              constitute   at  the   date   of
                                              issuance    "mortgage    related
                                              securities"  for purposes of the
                                              Secondary     Mortgage    Market
                                              Enhancement   Act  of  1984,  as
                                              amended ("SMMEA").  Institutions
                                              whose investment  activities are
                                              subject  to review by federal or
                                              state authorities should consult
                                              with   their   counsel   or  the
                                              applicable     authorities    to
                                              determine  whether  and to  what
                                              extent  a  class  of  Securities
                                              constitutes  a legal  investment
                                              for     them.     See     "Legal
                                              Investment".

Use of Proceeds...............................The  Depositor  will use the net proceeds  from  the sale of each
                                              Series  for  one or  more of the
                                              following   purposes:   (i)   to
                                              purchase the related  Trust Fund
                                              Assets,     (ii)    to     repay
                                              indebtedness   which   has  been
                                              incurred  to  obtain   funds  to
                                              acquire  such Trust Fund Assets,
                                              (iii) to  establish  any Reserve
                                              Funds  described  in the related
                                              Prospectus  Supplement  and (iv)
                                              to  pay  costs  of  structuring,
                                              guaranteeing  and  issuing  such
                                              Securities.  If so  specified in
                                              the      related      Prospectus
                                              Supplement,  the purchase of the
                                              Trust  Fund  Assets for a Series
                                              may be  effected  by an exchange
                                              of    Securities     with    the
                                              Depositor  of  such  Trust  Fund
                                              Assets.  See "Use of Proceeds."

Ratings.......................................Unless  otherwise  specified  in
                                              the      related      Prospectus
                                              Supplement,   it   will   be   a
                                              requirement  for issuance of any
                                              Series   that   the   Securities
                                              offered by this  Prospectus  and
                                              such  Prospectus  Supplement  be
                                              rated  by at  least  one  Rating
                                              Agency   in  one  of  its   four
                                              highest     applicable    rating
                                              categories.    The   rating   or
                                              ratings       applicable      to
                                              Securities    of   each   Series
                                              offered   hereby   and   by  the
                                              related  Prospectus   Supplement
                                              will  be as  set  forth  in  the
                                              related  Prospectus  Supplement.
                                              A  securities  rating  should be
                                              evaluated    independently    of
                                              similar   ratings  on  different
                                              types    of    securities.     A
                                              security    rating    does   not
                                              address   the  effect  that  the
                                              rate    of     prepayments    on
                                              Residential  Loans comprising or
                                              underlying    the   Trust   Fund
                                              Assets  may have on the yield to
                                              investors  in  the   Securities.
                                              See "Risk Factors."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities offered hereby and by the related Prospectus Supplement.

Limited Liquidity

     There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market that may develop may be at a discount from par value or from its purchase price. Holders of Securities have no optional redemption rights. Unless otherwise provided in the related Prospectus
Supplement, PaineWebber expects to make a secondary market in the Securities offered hereby, but is not obligated to do so.

Limited Assets

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Furthermore, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Trust Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Residential Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the seller or originator of such Residential Loan, or (ii) from a reserve account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Residential Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor, Master Servicer or Trustee will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Residential Loan upon the conversion of the interest rate thereon to a fixed rate.

Credit Enhancement

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover, or may cover only in part, fraud or negligence by a loan originator or other parties. See "Description of Credit Support".

Prepayment and Yield Considerations

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Residential Loans and, in the case of Agency Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payment among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Unaffiliated Seller's (as defined herein), originator's, Depositor's or Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Residential Loans comprising or underlying the Trust Fund Assets. See "Yield Considerations" and "Maturity and Prepayment Considerations".

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities--Distributions" and "--Principal Interest on the Securities".

Balloon Payments

     Certain of the Residential Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require principal payments (i.e., balloon payments) at their stated maturity. Residential Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Residential Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Residential Property, the financial condition of the borrower and tax laws.

Nature of Mortgages

     There are several factors that could adversely affect the value of the Residential Properties such that the outstanding balance of the related
Residential  Loans,  together  with  any  senior  financing  on the  Residential
Properties, if applicable, would equal or exceed the value of the Residential Properties. Among the factors that could adversely affect the value of the Residential Properties are an overall decline in the residential real estate market in the areas in which the Residential Properties are located or a decline in the general condition of the Residential Properties as a result of failure of borrowers to adequately maintain the Residential Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Improvement Contracts or other Residential Loans that are secured by junior liens, such decline could extinguish the value of the interest of a junior mortgagee in the Residential Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Residential Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even assuming that the Residential Properties provide adequate security for the Residential Loans, substantial delays could be encountered with the liquidation of defaulted Residential Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Residential Property securing a Residential Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a
Residential Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Residential Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Residential Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Residential Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing certain Mortgage Loans, Multifamily Loans and Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees, although the Master Servicer or Sub-Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan, Multifamily Loan or Home Improvement Contract in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of junior mortgage loans, multifamily loans and home improvement contracts may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Residential Loans".

Environmental Risks

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Residential Loans--Environmental Legislation".

Certain Other Legal Considerations Regarding Residential Loans

     The Residential Loans may also be subject to federal laws, including:

     (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Residential Loans;

     (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     (iv) for Residential Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Residential Loans".

Rating of the Securities

     Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that the values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

Book-Entry Registration

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Certificates can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities" herein.

Certain Home Improvement Contracts

     Contracts Unsecured. The obligations of a borrower under an unsecured Home Improvement Contract will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such unsecured Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Home Improvement Contract, the related Trust Fund will have recourse only against the obligor's (the "Obligor") assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an unsecured Home Improvement Contract, the obligations of the Obligor under such unsecured Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are sufficient to pay such amounts in whole or part. An Obligor on an unsecured Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such unsecured Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

     If so specified in the related Prospectus Supplement, the single family Mortgage Loans assigned and transferred to the related Trust Fund may include Mortgage Loans underwritten in accordance with the underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A Mortgage Loan made to a "non-conforming credit" means a residential loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged

Properties may have a greater effect on the loss experience of such Mortgage Loans than on residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Properties decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial. See "Residential Loan Program--Underwriting Standards".

Trust Fund Assets May Include Delinquent, Sub-Performing and Non-Performing Residential Loans

     If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent, sub-performing or non-performing Residential Loans. Prospective investors should consider the risk that the inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Securities of such Series. See "The Trust Funds--Residential Loans".

Pre-Funding Accounts

     If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Residential Loans ("Subsequent Loans") within a period commencing from the Closing Date and ending on a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the seller or sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

Other Considerations

     There is no assurance that the market value of the Trust Fund Assets or any other assets of a Trust Fund will at any time be equal to or greater than the principal amount of the Securities of the related Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.


                                 THE TRUST FUNDS

     Each Trust Fund Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or through affiliates, from sellers not affiliated with the Depositor (any such sellers of Residential Loans, hereinafter "Unaffiliated Sellers"), or, if provided in the related Prospectus Supplement, from sellers affiliated with the Depositor.

Residential Loans

     The Residential Loans will consist of mortgage loans (the "Mortgage Loans") secured by first or junior liens on one- to four-family residential properties (each, a "Mortgaged Property," collectively, "Mortgaged Properties") (which may include Mortgage Securities) or mortgage loans (the "Multifamily Loans") secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, "Mortgaged Properties"), home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, cooperative loans (the "Cooperative Loans") secured primarily by shares in the related private cooperative housing corporation (a "Cooperative") that, with the related proprietary lease or occupancy agreement, give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or manufactured housing conditional sales contracts and installment loan agreements (the "Manufactured Housing Contracts"), which may be secured by either liens on (a) new or used Manufactured Homes or (b) the real property and any improvements thereon (the "Mortgaged Property," which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract as well as in certain cases a lien on a new or used Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by Mortgaged Property are referred to herein as "Land Contracts"). The Mortgaged Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes
(collectively, the "Residential Properties") may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain (and any participation interest in any of the foregoing will relate to) only one of the following types of Residential Loans:

          (1) Fully amortizing loans with a fixed rate of interest (such rate, an "Interest Rate") and level monthly payments to maturity;

          (2) Fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

          (3) Fully amortizing loans with a fixed Interest Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

          (4) Fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

          (5) Fully amortizing loans with an Interest Rate adjusted periodically ("ARM Loans") (with corresponding adjustments in the amount of monthly payments), to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed Interest Rate, as described in the related Prospectus Supplement;

          (6) Fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

          (7) ARM Loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

          (8) Such other types of Residential Loans as may be described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, the Trust Fund underlying a Series of Securities may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities"), evidencing interests in, or collateralized by, Residential Loans or Agency Securities as described herein. The Mortgage Securities may have been issued previously by the Depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such Series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Residential Loans underlying such Mortgage Securities will be described together with any other Residential Loans included in the Trust Fund relating to such Series. As to any such Series of Securities, as used herein the term "Residential Loans" includes the Residential Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Securities may be referred to as the "Manager", if so specified in the related Prospectus Supplement. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Residential Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

     If so specified in the related Prospectus Supplement, certain Residential Loans may contain provisions prohibiting prepayments for a specified period after their origination date (a "Lockout Period"), prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. The inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

     Mortgage Loans

     The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating first or junior liens on the Mortgaged Properties. The Mortgage Loans will be secured by one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. If so provided in the related Prospectus Supplement, the Mortgage Loans will be insured by the FHA ("FHA Loans") or partially guaranteed by the VA ("VA Loans"). See "The Trust Funds--Residential Loans-FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

     Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

     Multifamily Loans

     The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will have had original terms to stated maturity of not more than 30 years. If so provided in the related Prospectus Supplement, the Multifamily Loans will be FHA Loans. Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

     If so provided in the related Prospectus Supplement, the Multifamily Loans may contain provisions containing a Lockout Period, prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. In the event that Securityholders will be entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related Prospectus Supplement will specify the method or methods by which the prepayment penalties are calculated.

     Home Equity Loans and Home Improvement Contracts

     As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by Mortgages on one- to four-family, multifamily properties or manufactured housing which Mortgages are generally subordinate to other mortgages on the same property. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed or adjustable rates of interest and may provide for other payment characteristics. Except as specified in the related Prospectus Supplement, the home improvements relating to the Home Equity Loans and Home Improvement Contracts may include replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling and solar heating panels. If so provided in the related Prospectus Supplement certain of the Home Improvement Contracts may be FHA Loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

     Cooperative Loans

     The  Cooperative   Loans  will  be  evidenced  by  promissory   notes  (the
"Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.

     Manufactured Housing Contracts

     The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home, or in the case of a Land Contract, by a lien on the real estate to which the Manufactured Home is deemed permanently affixed and, in some cases, the related Manufactured Home which is not real property under the applicable state law. The Manufactured Homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter".

     If so provided in the related Prospectus Supplement, the Manufactured Housing Contracts may be FHA Loans or VA Loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

     Buydown Loans

     If provided in the related Prospectus Supplement, certain of the Residential Loans may be subject to temporary buydown plans ("Buydown Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Buydown Loan (the "Buydown Period") will be less than the scheduled payments on the Buydown Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Residential Property or another source and placed in a custodial account and (ii) unless otherwise specified in the related Prospectus Supplement, investment earnings on the buydown funds. Generally, the borrower under each Buydown Loan will be qualified at a reduced interest rate. Accordingly, the repayment of a Buydown Loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Loans, during the Buydown Period. See "Residential Loan Program--Underwriting Standards".

     FHA Loans and VA Loans

     FHA Loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended (the "Housing Act"), and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for Multifamily FHA Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

     Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Residential Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Residential Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Residential Property. Except as otherwise specified in the Prospectus Supplement, the "Collateral Value" of a Residential Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of

(a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership. The "Collateral Value" of the Residential Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to used Manufactured Homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential Properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a Residential Property after the origination of the Residential Loan without the lender's consent.

     No assurance can be given that values of the Residential Properties have remained or will remain at their historic levels on the respective dates of origination of the related Residential Loans. If the residential real estate market were to experience an overall decline in property values such that the outstanding principal balances of the Residential Loans, and any other financing on the related Residential Properties, become equal to or greater than the value of the Residential Properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by the applicable insurance policies and other forms of credit support described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Description of the Securities" and "Description of Credit Support".

Agency Securities

     The Agency Securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA ("GNMA Certificates"), guaranteed mortgage pass-through securities issued by the FNMA ("FNMA Certificates") and mortgage participation certificates issued by the FHLMC ("FHLMC Certificates").

     GNMA

     GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates

     Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying GNMA Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including GNMA Certificates will set forth additional information regarding the GNMA guaranty program, the characteristics of the pool underlying such GNMA Certificates, the servicing of the related pool, the payment of principal and interest on GNMA Certificates to the extent not described herein and other relevant matters with respect to the GNMA Certificates.

     Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the GNMA Certificates pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between GNMA and the issuer of such GNMA Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the loans backing the GNMA Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a GNMA Certificate as they become due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such GNMA Certificates and underlying residential loans will be described in the related Prospectus Supplement.

     FNMA

     FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FNMA Certificates

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by FNMA. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program. Mortgage loans underlying FNMA Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FNMA Certificates will set forth additional information regarding the FNMA program, the characteristics of the pool underlying such FNMA Certificates, the servicing of the related pool, payment of principal and interest on the FNMA Certificates to the extent not described herein and other relevant matters with respect to the FNMA Certificates.

     Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

     The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on such loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered FNMA Certificate, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FHLMC

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates

     Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans ("FHLMC Certificate Group"). Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHLMC Certificates will set forth additional information regarding the FHLMC guaranty program, the characteristics of the pool underlying such FHLMC Certificate, the servicing of the related pool, payment of principal and interest on the FHLMC Certificate to the extent not described herein and other relevant matters with respect to the FHLMC Certificates.

     Except as described below with respect to Stripped Agency Securities, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale,
(ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

     The FHLMC Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

Stripped Agency Securities

     The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates ("Stripped Agency Securities") which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA Certificates or FHLMC Certificates. GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trust Funds

     Each Prospectus Supplement relating to a Series of Securities will contain information, as of the date of such Prospectus Supplement, if applicable and to the extent specifically known to the Depositor, with respect to the Residential Loans or Agency Securities contained in the related Trust Fund, including, but not limited to (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, (ii) the types of related Residential Properties (e.g., one- to four-family dwellings, multifamily residential properties, shares in
Cooperatives and the related proprietary leases or occupancy agreements, condominiums and planned-unit development units, vacation and second homes and new or used Manufactured Homes), (iii) the original terms to maturity, (iv) the outstanding principal balances, (v) the origination dates, (vi) with respect to Multifamily Loans, the Lockout Periods and prepayment penalties, (vii) the loan-to-value ratios or, with respect to Residential Loans secured by a junior lien, the combined loan-to-value ratios at origination, (viii) the Interest Rates or range of Interest Rates borne by the Residential Loans or residential loans underlying the Agency Securities, (ix) the geographical distribution of the Residential Properties on a state-by-state basis, (x) the fixed Security Interest Rate, or the initial Security Interest Rate in the case of a Series or class of Securities with a variable or adjustable Security Interest Rate, (xi) the number and aggregate principal balance of Buydown Loans, if any, (xii) the Retained Interest, if any,
(xiii) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variations at the time of adjustments and over the lives of the ARM Loans, and (xiv) information as to the payment characteristics of the Residential Loans. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time a Series of Securities is initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report made available at or before the issuance of such Securities, which information will be included in a report on Form 8-K which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed with the Commission within fifteen days after the initial issuance of such Securities. If Mortgage Loans are added to or deleted from a Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in a report on Form 8-K.

     The Depositor will cause the Residential Loans comprising each Trust Fund (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee for the benefit of the holders of the Certificates of the related Series. The Master Servicer will service the Residential Loans comprising any Trust Fund, either directly or through other servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement or Servicing Agreement among itself, the Depositor and the Trustee (each, a "Servicing Agreement"), and will receive a fee for such services. See "Residential Loan Program" and "Description of the Securities". With respect to Residential Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Residential Loans.

     The Depositor will assign the Residential Loans to the related Trustee on a non-recourse basis. Unless otherwise specified in the related Prospectus Supplement, the obligations of the Depositor with respect to the Residential Loans will be limited to certain representations and warranties made by it. See "Description of the Securities--Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Residential Loans will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Unaffiliated Sellers, or both, as more fully described herein under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases"; "--Sub-Servicing" and "Description of the Certificates--Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Residential Loans in amounts described herein under "Description of the Certificates--Advances" or pursuant to the terms of any Mortgage Securities. Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The Depositor will cause the Agency Securities comprising each Trust Fund to be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee. The Trustee will administer the Trust Fund Assets comprising any Trust Fund including Agency Securities pursuant to a Trust Agreement between the Depositor and the Trustee, and will receive a fee for such service. The Agency Securities and any moneys attributable to distributions on such Agency Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any Trust Fund to any person, except to a successor trustee, to the Depositor or the Securityholders to the extent they are entitled thereto or to such other persons as may be specified in the related Prospectus Supplement and except for its power and authority to invest assets of the Trust Fund in Permitted Instruments (as hereinafter defined) in compliance with the Trust Agreement. The Trustee will have no responsibility for distributions on the Securities, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related Securities without deduction, other than for any applicable trust administration fee payable to the Trustee, certain expenses of the Trustee, if any, in connection with legal actions relating to the Agency Securities, any applicable withholding tax required to be withheld by the Trustee and as otherwise described in the related Prospectus Supplement.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Trust Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any Reserve Funds or other funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities, including the costs of obtaining credit support, if any. If so specified in the related Prospectus Supplement, the purchase of the Trust Fund Assets for a Series may be effected by an exchange of Securities with the seller of such Trust Fund Assets.


                              YIELD CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, each monthly or other periodic interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. The amount of such interest payment distributed (or accrued in the case of Accrual Securities) to Securityholders (other than holders of Strip Securities) with respect to each Trust Fund Asset will be similarly calculated for the applicable period, based on the applicable Security Interest Rate. In the case of Strip Securities, except as otherwise described in the related Prospectus Supplement, such distributions of Stripped Interest will be made in the manner and amount described in the related Prospectus Supplement. The Securities of each Series may bear a fixed, variable or adjustable Security Interest Rate.

     The effective yield to Securityholders will be below the yield otherwise produced by the applicable Security Interest Rate (or as to a Strip Security, the distributions of interest thereon ("Stripped Interest")) and purchase price paid by the investors, because while interest will accrue on each Trust Fund Asset from the first day of each month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest (or the accrual thereof in the case of Accrual Securities) will not be made until the Distribution Date occurring in the month or other periodic interval (as specified in the related Prospectus Supplement) following the month or other period of accrual in the case of Residential Loans, and in later months in the case of Agency Securities and in the case of a Series of Securities having Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise provided in the related Prospectus Supplement, when a full prepayment is made on a Residential Loan, the borrower is charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month and accordingly, the effect of such prepayments is to reduce the aggregate amount of interest collected that is available for distribution to Securityholders. However, if so provided in the related Prospectus Supplement, certain of the Residential Loans may contain provisions limiting prepayments thereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the Prospectus Supplement, the prepayment penalty collected with respect to the Residential Loans will be applied to offset such shortfalls in interest collections on the related Distribution Date. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. Unless provided otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to Securityholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence in the case of Distribution Dates that occur monthly, on the first day of the preceding calendar month and, in the case of Distribution Dates that occur less frequently than monthly, on the first day of the month in which the immediately preceding Distribution Date occurred (or, with respect to the first Prepayment Period, the Cut-off Date) and will end in both cases on the last day of the preceding calendar month. See "Maturity and Prepayment Considerations" and "Description of the Securities".

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgaged Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgaged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several



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



years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgaged Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgaged Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject to the Trustee or Master Servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the Certificates.

     The Prospectus Supplement for each Series of Securities may set forth additional information regarding yield considerations.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the Trust Fund Assets in a given Trust Fund may vary depending upon the type of Residential Loans or the residential loans underlying the Agency Securities included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Residential Loans or residential loans underlying the Agency Securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the Residential Loans or residential loans underlying the Agency Securities will affect the life of the related Securities. The average life of a Security refers to the average amount of time that will elapse from the date of issuance of a Security until the principal amount of such Security has been reduced to zero. The average life of the Securities will be affected by, among other things, the rate at which principal on the related Residential Loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the Residential Loans are received, the actual average life of the Securities may be significantly shorter than would otherwise be the case. As to any Series of Securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related Residential Loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain Series of Securities comprised of more than one class, or as to other types of Series where applicable, the Prospectus Supplement will describe the prepayment standard or model used in connection with the offering of such Series and, if applicable, will contain tables setting forth the projected weighted average life of the Securities of such Series and the percentage of the initial Security Principal Balance that would be outstanding on specified Distribution Dates based on the assumptions stated in the Prospectus Supplement, including assumptions that prepayments on the related Residential Loans or residential loans underlying the Agency Securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

     It is unlikely that prepayment of the Trust Fund Assets will conform to any model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, market interest rates and the availability of funds, the existence of lockout provisions and prepayment penalties, the inclusion of delinquent, non-performing or sub-performing Residential Loans in the Trust Fund Assets, the relative tax benefits associated with the ownership of property and, in the case of Multifamily Loans, the quality of management of the property. The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Trust Fund Assets, such Trust Fund Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by such Trust Fund Assets.

     Other factors that might be expected to affect the prepayment rate of Securities backed by junior lien mortgage loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on such Residential Loans.

     In addition, acceleration of payments on the Residential Loans or residential loans underlying the Agency Securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. Unless otherwise provided in the related Prospectus Supplement, all Residential Loans, except for FHA Loans and VA Loans, will contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the Residential Loan upon sale or certain transfers by the borrower with respect to the underlying Residential Property. Conventional residential loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA Loans and VA Loans and all residential loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the property. In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Residential Property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan upon transfer or further encumbrance of the property must be exercised, so long as such acceleration is permitted under applicable law.

     With respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Residential Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "Repayment Charges and Prepayments" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Residential Loans. See also "Description of the Securities--Termination" for a description of the possible early termination of any Series of Securities. See also "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the Unaffiliated Sellers, the Master Servicer and the Depositor to repurchase Residential Loans under certain circumstances.

     With respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related Agency Securities of any right to repurchase the underlying residential loans. The Prospectus Supplement relating to each Series of Securities will describe the circumstances and the manner in which such optional repurchase right, if any, may be exercised.

     In addition, certain Mortgage Securities included in the Trust Fund may be backed by underlying Residential Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Securities will, to a certain extent, depend on the interest rates on such underlying Residential Loans.

     The Prospectus Supplement for each Series of Securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

     PaineWebber Mortgage Acceptance Corporation IV, the Depositor, is a Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets. It is not expected that the Depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering Certificates of the type described herein or other mortgage- or asset-related securities, and related activities.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.


                            RESIDENTIAL LOAN PROGRAM

     The Residential Loans will have been purchased by the Depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the related Prospectus Supplement, all Residential Loans will have been originated in general accordance with the criteria specified below. The underwriting standards applicable to Residential Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth below.

Underwriting Standards

     Unless otherwise specified in the related Prospectus Supplement, each seller will represent and warrant that all Residential Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in general accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Residential Loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Residential Property as collateral. In general, a prospective borrower applying for a Residential Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. Unless otherwise specified in the related Prospectus Supplement, a verification of the borrower's income will be obtained from an independent source and, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Unless otherwise specified in the related Prospectus Supplement, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand, savings or brokerage accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once  all  applicable  employment,   credit  and  property  information  is
received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios, or combined-loan-to-value ratios, as applicable, or other favorable and compensating credit factors exist.

     The underwriting guidelines with respect to some Unaffiliated Sellers' loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

Qualifications of Unaffiliated Sellers

     Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will be required to satisfy the qualifications set forth herein. Each Unaffiliated Seller must be an institution experienced in originating and servicing the types of residential loans sold by it for inclusion in a Trust Fund in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller must be a seller/servicer approved by either FNMA or FHLMC, and must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.

Representations by Unaffiliated Sellers; Repurchases

     Each Unaffiliated Seller will have made representations and warranties in respect of the Residential Loans sold by such Unaffiliated Seller. Unless otherwise provided in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Residential Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any FHA insurance, VA guarantee and any required hazard and primary credit insurance was effective at the origination of each Residential Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Residential Loan from the Unaffiliated Seller by or on behalf of the Depositor;
(ii) that the Unaffiliated Seller had good title to each such Residential Loan and such Residential Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) if the Trust Fund includes Mortgage Loans, that each Mortgage constituted a valid lien on the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any); (iv) if the Trust Fund includes Manufactured Housing Contracts, each Manufactured Housing Contract creates a valid, subsisting and enforceable first priority security interest in the Manufactured Home covered thereby; (v) that the Residential Property was free from damage and was in good repair; (vi) that there were no delinquent tax or assessment liens against the Residential Property; (vii) that each Residential Loan was current as to all required payments; and (viii) that each Residential Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a Residential Loan may have been made as of the date on which such Unaffiliated Seller sold the Residential Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Residential Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Residential Loan by such Unaffiliated Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation occurs after the date of such sale to or on behalf of the Depositor.

     The only representations and warranties, if any, to be made for the benefit of holders of Securities in respect of any Residential Loan relating to the period commencing on the date of sale of such

Residential Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the Master Servicer is also an Unaffiliated Seller of Residential Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as an Unaffiliated Seller.

     The Master Servicer will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Residential Loan which materially and adversely affects the interests of the Securityholders in such Residential Loan. If such Unaffiliated Seller cannot cure such breach within 60 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, then such Unaffiliated Seller will be obligated to repurchase such Residential Loan from the Trustee within 90 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, at the Purchase Price therefor. As to any Residential Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the Net Mortgage Rate minus the rate at which the Sub-Servicer's servicing fee is calculated if the Sub-Servicer is the purchaser,
(iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Residential Loan, (iv) any unpaid Retained Interest with respect to such Residential Loan,
(v) any Realized Losses incurred with respect to such Residential Loan, as described below under "Description of the Certificates--Subordination", and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. If so provided in the related Prospectus Supplement, an Unaffiliated Seller, rather than repurchase a Residential Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related Series of Securities, to cause the removal of such Residential Loan from the Trust Fund and substitute in its place one or more other Residential Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer or the Trustee, unless otherwise specified in the related Prospectus Supplement, will be required under the applicable Servicing Agreement to use its best efforts to enforce such obligations of the Unaffiliated Seller for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Residential Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller. For each Series with respect to which a REMIC election is to be made, unless the related Prospectus Supplement provides otherwise, the Master Servicer will be obligated to pay any prohibited transaction tax which may arise in connection with such repurchase or substitution. See "Description of the Certificates--General".

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as hereinafter defined) thereon has been (or, if it had not been covered by any form of credit support, would have been) allocated to one or more class of Securities on or before the date of determination.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is an Unaffiliated Seller) will be obligated to purchase or substitute for a Residential Loan if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out such obligations with respect to Residential Loans. To the extent that a breach of the representations and warranties of an Unaffiliated Seller also constitutes a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets". Any Residential Loan that is not repurchased or substituted for shall remain in the related Trust Fund and any losses thereon shall be borne by Securityholders, to the extent not covered by credit enhancement.

Sub-Servicing

     Any Master Servicer may delegate its servicing obligations in respect of a Residential Loan to Sub-Servicers pursuant to a sub-servicing agreement (a "Sub-Servicing Agreement"), which will be consistent with the terms of the Servicing Agreement relating to the Trust Fund that includes such Residential Loan. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the

Pooling and Servicing Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain primarily liable for such obligations under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of residential loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining FHA insurance, any VA guarantee, and primary hazard and credit insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower pursuant to the Residential Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally is required to exercise due-on-sale and due-on-encumbrance clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; effecting foreclosures or repossessions; inspecting and managing Residential Properties under certain circumstances; and maintaining accounting records relating to the Residential Loans. The Master Servicer will be responsible for filing and settling claims in respect of Residential Loans in a particular Trust Fund under any applicable pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support". To the extent specified in the related Prospectus Supplement, a Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Residential Loans, as described more fully under "Description of the Securities--Payments on Residential Loans" and "--Deposits to Certificate Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the related Residential Loan payment has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation late charges provided in the Mortgage Note, Cooperative Note or Manufactured Housing Contract or related instruments. If so provided in the related Prospectus Supplement, a Sub-Servicer may be entitled to any prepayment penalties and a Retained Interest in certain Residential Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "Description of the Securities--Retained Interest, Administration Compensation and Payment of Expenses".

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.


                          DESCRIPTION OF THE SECURITIES

     The Certificates of each Series evidencing interests in a Trust Fund including Residential Loans will be issued pursuant to a separate Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee and the Securities of each Series evidencing interests in a Trust Fund including Agency Securities will be issued pursuant to a separate Trust Agreement ("Trust Agreement") between the Depositor and the Trustee. Each Series of Notes (or, in certain instances, two or more Series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee. The related Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Pooling and Servicing Agreement, Servicing Agreement, Indenture, an "Agreement") between the Depositor and the Owner Trustee. As to each Series of Notes where the Issuer is an Owner Trust, the ownership of the Trust Fund will be evidenced by certificates (the "Equity Certificates") issued under the Owner Trust Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered thereby. Forms of each of the Agreements are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Agreement relating to each Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities and a copy thereof will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement (the "Corporate Trust Office"). The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement.

General

     The Certificates of each Series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Unless otherwise specified in the related Prospectus Supplement, each Series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. As to each Series, the Securities will be issued in authorized denominations evidencing a portion of all of the Securities of such Series (a "Percentage Interest"), as set forth in the related Prospectus Supplement. Each Trust Fund will consist of (i) such Residential Loans (including any Mortgage Securities) or Agency Securities (exclusive of any portion of interest payments relating thereto retained by the Depositor, any of its affiliates or its predecessor in interest (the "Retained Interest") and exclusive of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement; (ii) such funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of Securityholders; (iii) with respect to Trust Funds that include Residential Loans, (a) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans on behalf of the Securityholders, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession; (b) any Primary Credit Insurance Policies and Primary Hazard Insurance Policies (as defined under "Description of Primary Insurance Coverage"); (c) any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support (as defined under "Description of Credit Support"); and (d) the rights of the Trustee to any cash advance reserve fund or surety bond as described under "Advances"; (iv) if specified in the related Prospectus Supplement, the Reserve Fund and (v) any other assets as described in the related Prospectus Supplement. The Securities will be transferable and exchangeable for Securities of the same class and Series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of Securities on the Certificate Register maintained by the Certificate Registrar, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Series of Securities may consist of either (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which ("Senior Securities") will be senior in right of payment to one or more of the other classes ("Subordinate Securities") to the extent described in the related Prospectus Supplement (any such Series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Securities"); (iv) two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Securities ("Accrual Securities") with respect to which accrued interest will not be distributed but rather will be added to the Security Principal Balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. Credit support for each Series of Securities evidencing interests in a Trust Fund that includes Residential Loans will be provided by a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a letter of credit, a Reserve Fund or a similar credit support instrument as described under "Description of Credit Support", by the subordination of one or more classes of Securities as described under "Description of the Securities--Subordination", or by any combination of the foregoing.

     Each class of Securities (other than certain Strip Securities) will have a Security Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Security Interest Rate. See "Principal and Interest on the Securities" below. The Security Interest Rates of the various classes of Securities of each Series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a Trust Fund; however, the weighted average of the Security Interest Rates on the Securities based on their respective Security Principal Balances will not exceed the lowest Net Interest Rate. The specific percentage ownership interests of each class of Securities and the minimum denomination per Security will be set forth in the related Prospectus Supplement. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the Administration Fee Rate and the rate at which the Retained Interest, if any is calculated (the "Retained Interest Rate").

     If so provided in the related Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat the related Trust Fund, or designated portions thereof, as a "real estate mortgage investment conduit" (a "REMIC") as defined in the Code. If such an election is made with respect to a Series, one of the classes will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC as defined in the Code. As to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Trustee or the Master Servicer, if any, will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise specified in the related Prospectus Supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to
Certificateholders.       See       "Certain       Federal       Income      Tax
Consequences--REMIC--Prohibited Transactions and Other Possible REMIC Taxes".

Assignment of Trust Fund Assets

     At the time of issuance of each Series of Securities, the Depositor will cause the assets comprising the related Trust Fund or Mortgage Securities being included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to the Trust Fund Assets after the applicable Cut-off Date, other than principal and interest due on or before the applicable Cut-off Date and other than any Retained Interest. The Residential Loan or Agency Security documents described below will be delivered to the Trustee (or to the custodian hereinafter referred to). The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Fund Assets. Each Trust Fund Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the outstanding principal balance of each Trust Fund Asset after application of payments due on or before the Cut-off Date, the maturity of the Mortgage Note, Cooperative Note, Manufactured Housing Contract or Agency Securities, the Net Interest Rate, any Retained Interest, with respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, the pass-through rate on the Agency Securities, and with respect to a Series of Securities evidencing interests in Residential Loans, information respecting the Interest Rate, the current scheduled payment of principal and interest, the original Loan-to-Value Ratio and certain other information.

     Mortgage Loans and Multifamily Loans

     The Depositor will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities) and Multifamily Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the mortgage file for each Mortgage Loan, containing legal documents relating to such Mortgage Loan, including the Mortgage Note endorsed without recourse to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan or Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     Home Equity Loans and Home Improvement Contracts

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Home Equity Loan and Home Improvement Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the note endorsed to the order of the Trustee, with respect to Home Equity Loans and secured Home Improvement Contracts, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and, with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Home Equity Loan or Home Improvement Contract. With respect to unsecured Home Improvement Contracts, the Depositor or Unaffiliated Seller, under the related Agreement, will transfer physical possession of the Home Improvement Contracts to the Trustee or a designated custodian or, in the case of an Unaffiliated Seller, may retain possession of the Home Improvement Contracts as custodian for the Trustee. In addition, the Depositor will cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the Depositor, as the case may be, to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Cooperative Loans

     The Depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. The Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Cooperative Loan.

     Manufactured Housing Contracts

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Manufactured Housing Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the original Manufactured Housing Contract endorsed to the order of the Trustee and copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the Manufactured Home securing each Manufactured Housing Contract, together with a blanket assignment to the Trustee of the Manufactured Housing Contracts in the related Trust Fund and such documents and instruments. Unless otherwise provided in the related Prospectus Supplement, in order to give notice of the right, title and interest of the Securityholders to the Manufactured Housing Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the Trust Fund.

     Agency Securities

     Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

     Review of Residential Loans

     The Trustee (or the custodian) will review the Residential Loan documents within 45 days (or such other period specified in the Prospectus Supplement) after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect within 90 days (or such other period specified in the Prospectus Supplement) after receipt of such notice, the Unaffiliated Seller will be obligated to repurchase the related Residential Loan from the Trustee at the Purchase Price or, in certain cases, substitute for such Residential Loan. There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer or Trustee is obligated to enforce such obligation to the extent described above under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Residential Loan if the Unaffiliated Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation, if applicable, constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the Residential Loans as agent of the Trustee.

     Unless  otherwise  provided  in the  related  Prospectus  Supplement,  with respect to Residential Loans, except as to Mortgage Loans underlying any Mortgage Securities, in a Trust Fund, the Depositor will make representations and warranties as to the types and geographical distribution of such Residential Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Residential Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate and maturity). In addition, unless otherwise provided in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Residential Loan was currently more than 30 days delinquent as to payment of principal and interest and no Residential Loan was 30 days or more delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Residential Loan at the Purchase Price or, if provided in the related Prospectus Supplement, substitute for such Residential Loan.

     With respect to any Series of Securities evidencing interests in a Trust Fund including Residential Loans as to which credit support is provided by means of a pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the Unaffiliated Seller will, to the extent required by the Rating Agency or Agencies, represent and warrant to the Trustee for such Series of Securities that no action, inaction or event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Securities that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary credit insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Coverage" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. As described in the related Prospectus Supplement, upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor or the Unaffiliated Seller may be obligated either to cure the breach in all material respects or to purchase such Residential Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of the Depositor of its obligation to repurchase Residential Loans following a breach of its insurability representation will be ensured in the manner specified therein.

     The related Prospectus Supplement may provide that, the obligation to repurchase or, other than with respect to the insurability representation, if applicable, to substitute Residential Loans as described above constitutes the sole remedy available to the Securityholders or the Trustee for any breach of the Depositor's representations.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon the occurrence of an Event of Default under the related Pooling and Servicing Agreement for which the Master Servicer is responsible, the Master Servicer will be obligated to remedy such Event of Default within the time period set forth in the related Pooling and Servicing Agreement or be subject to termination pursuant thereto. See "Description of the Securities Events of Default" and "Rights Upon Event of Default" herein.

Deposits to the Trust Account

     The Master Servicer or the Trustee shall, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related Trust Fund Assets, which must either be (i) maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each Rating Agency rating the Securities of such Series at the time any amounts are held on deposit therein or
(ii) maintained with a federal or state chartered depository institution, the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and any uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Trust Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Trust Account is maintained. The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments ("Permitted Instruments"). A Trust Account may be maintained as an interest bearing or non-interest bearing account, or the funds held therein may be invested pending the distribution on each succeeding Distribution Date in Permitted Instruments. Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Master Servicer will be entitled to receive any such interest or other income earned on funds in the Trust Account as additional compensation for administration of the Trust Fund Assets. In respect of any Series of Securities having Distribution Dates occurring less frequently than monthly, the Master Servicer may obtain from an obligor named in the related Prospectus Supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each Rating Agency rating the Securities of such Series, a Trust Account may contain funds relating to more than one Series of Securities.

     In the event that a Sub-Servicer is servicing one or more Residential Loans in a Trust Fund, the Sub-Servicer will establish and maintain a separate account or accounts (a "Sub-Servicing Account"), which may be interest bearing or non-interest bearing and which shall comply with the standards for Trust Accounts set forth above, and which is otherwise acceptable to the Master Servicer. The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Residential Loans received by the Sub-Servicer, less its servicing compensation, its Retained Interest, if any, and unreimbursed expenses and advances to which it is entitled pursuant to the related Sub-Servicing Agreement. As specified in the related Prospectus Supplement, the Sub-Servicer shall remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to each Residential Loan and any amount required to be advanced pursuant to the related Sub-Servicing Agreement on a monthly basis.

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

Payments on Residential Loans

     The Master Servicer will deposit or cause to be deposited in the Trust Account for each Trust Fund including Residential Loans as and when received (or, in the case of Advances on or before the applicable Distribution Date), unless otherwise provided in the related Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Cut-off Date (unless otherwise specified in the related Prospectus Supplement, other than payments due on or before the Cut-off Date and exclusive of any amounts representing a Retained Interest):

          (i)  all  payments  on  account  of  principal,   including  principal
     prepayments, on the Residential Loans;

          (ii) all payments on account of interest on the Residential Loans, exclusive of any portion thereof representing interest in excess of the Net Interest Rate (unless such excess amount is required to be deposited pursuant to the related Agreement) and, if provided in the related Prospectus Supplement, prepayment penalties;

          (iii) all proceeds of any Primary Hazard Insurance Policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), any Primary Credit Insurance Policy, any

     FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy (as hereinafter defined) (collectively, "Insurance Proceeds"), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies, and all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Residential Loans included in the related Trust Fund ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of Securityholders by deed in lieu of foreclosure or repossession;

          (iv) any Advances made as described below under "Advances";

          (v) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "Subordination";

          (vi) all proceeds of any Residential Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Unaffiliated Seller as described under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Residential Loan, and all proceeds of any Residential Loan repurchased as described under "Termination" below;

          (vii) all payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies";

          (viii) any amount required to be deposited by the Trustee or the Master Servicer in connection with losses realized on investments of funds held in the Trust Account;

          (ix) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract;

          (x) any distributions received on any Mortgage Securities included in the related Trust Fund; and

          (xi) any other amount required to be deposited in the Trust Account pursuant to the Agreement.

Payments on Agency Securities

     The Agency Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Trust Account for each Trust Fund including Agency Securities as and when received, unless otherwise provided in the related Trust Agreement, all distributions received by the Trustee with respect to the related Agency Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).

Distributions

     Distributions of principal and interest on the Securities of each Series will be made by or on behalf of the Trustee or the Master Servicer on the dates (each, a "Distribution Date") and at the intervals (which may be monthly, quarterly, semi-annual or other intervals) specified in the related Prospectus Supplement, to the persons in whose names the Securities are registered at the close of business on the record date ("Record Date") specified in the Prospectus Supplement. The amount of each distribution will be determined as of the close of business on each Determination Date specified in the related Prospectus Supplement. Distributions will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Master Servicer and holds Securities in any requisite amount specified in the related Prospectus Supplement, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Security Registrar specified in the notice to Securityholders of such final distribution. Unless otherwise specified in the Prospectus Supplement, all distributions made to the holders of Securities of any Series on each Distribution Date will be made on a pro rata basis among the Securityholders of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate Percentage Interest represented by their respective Securities.

     Final Distribution Date

     With respect to any Series consisting of classes having sequential priorities for distributions of principal, the "Final Distribution Date" for each such class of Securities is the latest Distribution Date on which the Security Principal Balance thereof is expected to be reduced to zero, based on certain assumptions, including the assumption that no prepayments or defaults occur with respect to the related Trust Fund Assets, as further or as otherwise specified in the related Prospectus Supplement. Since the rate of distribution of principal of any such class of Securities will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Trust Fund Assets, the actual last Distribution Date for any class of Securities could occur significantly earlier than its Final Distribution Date. The rate of payments on the Trust Fund Assets for any Series of Securities will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Trust Fund Assets. See "Maturity and Prepayment Considerations". In addition, substantial losses on the Trust Fund Assets in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support", or by the Subordinate Securities in the case of a Senior/Subordinate Series, may cause the actual last Distribution Date of certain classes of Securities to occur after their Final Distribution Date.

     Special Distributions

     With respect to any Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, the Securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related Prospectus Supplement. If applicable, the Master Servicer will be required to make or cause to be made special distributions allocable to principal and interest on Securities of a Series out of, and to the extent of, the amount available therefor in the related Trust Account, on the day specified in the related Prospectus Supplement, in the amount described below if, as a result of substantial payments of principal on the Trust Fund Assets, low rates then available for reinvestment of payments on such Trust Fund Assets, substantial Realized Losses or some combination thereof, and based on the assumptions specified in the related Agreement, it is determined that the amount anticipated to be on deposit in the Trust Account on the next Distribution Date or on some intervening date as provided in the related Prospectus Supplement, together with, if applicable, the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the Securities of such Series on such Distribution Date or such intervening date as may be provided in the related Prospectus Supplement. The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next Distribution Date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related Prospectus Supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the Securities on a Distribution Date. Special distributions of principal with respect to Securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the Master Servicer or Trustee prior to the special distribution date.

Principal and Interest on the Securities

     Each class of Securities (other than certain classes of Strip Securities) may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related Prospectus Supplement will specify the Security Interest Rate for each class, or in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     As to each Series of Securities, with respect to each Distribution Date, interest accruing with respect to each Security (the "Accrued Security Interest"), other than a Strip Security, will be equal to interest on the outstanding Security Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, for a period of time corresponding to the intervals between the Distribution Dates for such Series. As to each Strip Security, the Stripped Interest with respect to any Distribution Date will equal the amount described in the related Prospectus Supplement for the related period. Unless otherwise specified in the related Prospectus Supplement, the Accrued Security Interest on each Security of a Series will be reduced, in the event of shortfalls in collections of interest resulting from prepayments of Residential Loans that are not covered by payments by the Master Servicer out of its servicing fees or by application of prepayment penalties, with such shortfall allocated among all of the Securities of that Series in proportion to the respective amounts of Accrued Security Interest that would have been payable thereon absent such reductions and absent any delinquencies or losses. See "Yield Considerations" and "Maturity and Prepayment Considerations". Unless otherwise provided in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Unless otherwise specified in the related Prospectus Supplement, distributions of Accrued Certificate Interest that would otherwise be payable on any class of Accrual Securities of a Series will be added to the Security Principal Balance thereof on each Distribution Date until the Security Principal Balance of the Securities of all other classes of such Series having a Final Distribution Date prior to the Final Distribution Date of such class of Accrual Securities has been reduced to zero, and actual payments of interest on the Accrual Securities will be made thereafter. See "Final Distribution Date".

     Unless the related Prospectus Supplement provides otherwise, each Security will have a "Security Principal Balance" that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Security, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Security Principal Balance of a Security will be reduced to the extent of distributions in respect of principal thereon, and in the case of Securities evidencing interests in a Trust Fund that includes Residential Loans, by the amount of any Realized Losses, as defined below, allocated thereto.

     Unless the related Prospectus Supplement provides otherwise, the initial aggregate Security Principal Balance of all classes of Securities of a Series will equal the aggregate outstanding principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Security Principal Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Alternatively, the initial Security Principal Balance for a Series of Securities may equal the initial aggregate "Cash Flow Value" of the related Trust Fund Assets as the applicable Cut-off Date. The aggregate Cash Flow Value of the Trust Fund Assets will be the Security Principal Balance of the Certificates of such Series which, based on certain assumptions (including the assumption that no defaults occur on the Trust Fund Assets), can be supported by either the future scheduled payments on the Trust Fund Assets (with the interest thereon adjusted to the Net Interest Rate), or the proceeds of the prepayment of such Trust Fund Assets, together with reinvestment earnings thereon, if any, at the applicable Assumed Reinvestment Rate, and amounts available to be withdrawn from any Reserve Fund for such Series, as further or as otherwise specified in the Prospectus Supplement relating to a Series of Securities. The "Assumed Reinvestment Rate" for a Series of Securities will be the highest rate permitted by the Rating Agency or Agencies, or a rate insured pursuant to a guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Agencies. If the Assumed Reinvestment Rate is so insured, the Prospectus Supplement relating to a Series of Securities will set forth the terms of such arrangement. The aggregate of the initial Cash Flow Values of the Trust Fund Assets included in the Trust Fund for a Series of Certificates will be at least equal to the aggregate
Security Principal Balance of the Securities of such Series at the date of initial issuance thereof.

     With respect to any Series as to which the initial Security Principal Balance is calculated on the basis of Cash Flow Values of the Trust Fund Assets, the amount of principal distributed for such Series on each Distribution Date will generally be calculated on the basis of (i) the decline in the aggregate Cash Flow Values of the Trust Fund Assets during the related Due Period, calculated in the manner prescribed in the related Agreement, minus (ii) with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit
Support", the portion of the Cash Flow Value of the Trust Fund Assets corresponding to such Realized Loss; or as otherwise provided in the related Prospectus Supplement as to any such Series which is a Senior/Subordinate Series. Unless the related Prospectus Supplement provides otherwise, the "Due Period" applicable to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or on the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, distributions in respect of principal will be made on each Distribution Date to the class or classes of Security entitled thereto until the Security Principal Balance of such class has been reduced to zero. In the case of a Series of Securities that include two or more classes of Securities, the timing, sequential order and amount of distributions (including distributions among multiple classes of Senior Securities or Subordinate Securities) in respect of principal on each such class shall be as provided in the related Prospectus
Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

Available Distribution Amount

     Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the following amounts (collectively, the "Available Distribution Amount"):

          (i) the total amount of all cash on deposit in the related Trust Account as of the corresponding Determination Date exclusive of:

               (a) all monthly payments collected but due during a Due Period subsequent to the applicable Due Period;

               (b) all prepayments and any related prepayment penalties, and other unscheduled recoveries of principal and related payments of interest thereon, received subsequent to the related Prepayment Period; and

               (c) all other amounts in the Trust Account which are payable or reimbursable to the Depositor, the Master Servicer or the Trustee with respect to such Distribution Date;

          (ii) if so provided in the related Prospectus Supplement, any Advances made with respect to such Distribution Date;

          (iii) if so provided in the related Prospectus Supplement, any payments in respect of interest shortfalls resulting from principal prepayments;

          (iv) if so provided in the related Prospectus Supplement, all net income received in connection with the operation of any Residential Property acquired on behalf of the Securityholders through deed in lieu of foreclosure or repossession; and

          (v) if the related Prospectus Supplement so provides, interest or reinvestment income on amounts on deposit in the Trust Account (which may include income provided under a guaranteed investment contract).

     On each Distribution Date for a Series of Securities, the Trustee or the Master Servicer will withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount and distribute the same or cause the same to be distributed to the related Securityholders in the manner set forth herein and in the Prospectus Supplement.

Subordination

     A Senior/Subordinate Series will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Series will be effected by either of the two following methods, or by any other alternative method as may be described in the related Prospectus Supplement.

     Shifting Interest Subordination

     With respect to any Series of Certificates as to which credit support is provided by shifting interest subordination, in the event of any Realized Losses on Residential Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Residential Loans will be subordinate to the rights of the Senior Certificateholders. With respect to any defaulted Residential Loan that is finally liquidated, through foreclosure sale, disposition of the related Residential Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, repossession, or otherwise, the amount of loss realized, if any (a "Realized Loss"), will equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered (net of amounts reimbursable to the Master Servicer for related expenses). With respect to certain Residential Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Security Principal Balance of the Subordinate Certificates thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such Series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement). With respect to certain Realized Losses resulting from physical damage to Residential Properties which are generally of the same type as are covered under a special hazard insurance policy ("Special Hazard Losses"), the amount thereof that may be allocated to the Subordinate Certificates of the related Series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. See "Description of Credit Support--Special Hazard Insurance Policies". If so, any Special Hazard Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related
Series, either on a pro rata basis in proportion to their outstanding Certificate Principal Balances, regardless of whether any Subordinate
Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Security Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss, the Senior Certificateholders may be entitled to receive a distribution in respect of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any, by which (i) the then applicable Senior Percentage (as defined below) times the Scheduled Principal Balance (as defined below) of the related Residential Loan exceeds
(ii) the total amount of the related unscheduled recovery which is allocable to principal (the "Unrecovered Senior Portion"). Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Residential Loans that were finally liquidated during the preceding Prepayment Period and will not be made as to any Special Hazard Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution in respect of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Security Principal Balance thereof. At any given time, the percentage corresponding to the ratio of the Security Principal Balance of the Senior Certificates to the Security Principal Balances of all of the Certificates is the "Senior Percentage", determined in the manner set forth in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Residential Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

     As set forth above, the rights of holders of the various classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Security Principal Balance of each such class. The Security Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances, which will have the effect (in the absence of offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Security Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund. If there were no Realized Losses or prepayments of principal on any of the Residential Loans, the respective rights of the holders of Certificates of any Series to future distributions would not change.

     Cash Flow Subordination

     With respect to any Series of Securities as to which credit support is provided by cash flow subordination, in the event of losses on the Residential Loans not in excess of the Available Subordination Amount, the rights of the Subordinate Securityholders to receive distributions of principal and interest with respect to the Residential Loans will be subordinate to the rights of the Senior Securityholders. The Available Subordination Amount at any time is equal to the difference between the then applicable Maximum Subordination Amount and the "Cumulative Subordination Payments" at such time. At the time of any determination, Cumulative Subordination Payments equal the aggregate of amounts paid to the Senior Securityholders that, but for the subordination provisions, would otherwise have been payable to the Subordinate Securityholders. The Available Subordination Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders
(including  amounts  withdrawn  from the  Reserve  Fund  and paid to the  Senior
Securityholders), and will increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur only when subordination payments in respect of delinquencies and certain other deficiencies have been recovered). The "Maximum Subordination Amount" initially will equal a fixed percentage amount specified in the related Prospectus Supplement of the aggregate initial principal balance of the Residential

Loans in the related Trust Fund, and will periodically be adjusted in accordance with a formula specified in the Prospectus Supplement.

     The   protection   afforded   to  the  Senior   Securityholders   from  the
subordination provisions described herein will be effected both by the preferential right of the Senior Securityholders to receive current distributions from the Trust Fund (subject to the limitations described herein) and by the establishment and maintenance of a cash reserve fund (the "Reserve Fund"). The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related Series of Securities (the "Initial Deposit") and by deposits of amounts otherwise due on the Subordinate Securities to the extent set forth in the related Prospectus Supplement.

     Amounts in the Reserve Fund (other than earnings thereon) will be withdrawn for distribution to Senior Securityholders as may be necessary to make full distributions to such holders on a particular Distribution Date, as described above. If on any Distribution Date, after giving effect to the distributions to the Senior Securityholders on such date, the amount of the Reserve Fund exceeds the amount required to be held therein (the "Specified Reserve Fund Balance"), such excess will be withdrawn and distributed in the manner specified in the related Prospectus Supplement.

     In  the  event  the  Reserve   Fund  is  depleted   before  the   Available
Subordination Amount is reduced to zero, the Senior Securityholders will nevertheless have a preferential right to receive current distributions from the Trust Fund to the extent of the then Available Subordination Amount. However, under these circumstances, should current distributions be insufficient, the Senior Securityholders could suffer shortfalls of amounts due to them. The
Senior Securityholders will bear their proportionate share of any losses realized on the Trust Fund in excess of the Available Subordination Amount.

     Amounts remaining in the Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the Senior Securityholders of such Series.

     Funds in the Reserve Fund may be invested as provided in the related Agreement in Permitted Instruments that mature according to a schedule set forth in the related Agreement. The earnings or losses on such investments will be applied in the manner described in the related Prospectus Supplement.

     The time necessary for the Reserve Fund to reach the Specified Reserve Fund Balance will be affected by the prepayment, foreclosure, and delinquency experience of the Residential Loans and therefore cannot accurately be predicted.

     Subordination and Cash Flow Values

     In the event that the Security Principal Balances of the various classes of Securities comprising a Senior/Subordinate Series are based upon the Cash Flow Value of the Residential Loans, a shortfall in amounts distributable to Senior Securityholders on any Distribution Date will occur to the extent that the Senior Percentage of the decline in the Cash Flow Value of the Residential Loans during the related Deposit Period exceeds all collections and, if so provided in the related Prospectus Supplement, Advances in respect of the Residential Loans, minus Accrued Security Interest on the Security Principal Balances of the Senior Securities for such Distribution Date. The loss attributable to any liquidated Residential Loan shall be equal to the excess, if any, of the Cash Flow Value of such Residential Loan over all net proceeds recovered and allocable to principal. The "Deposit Period" with respect to any Distribution Date is the period commencing on the day following the Determination Date immediately preceding the related Determination Date and ending on the related Determination Date.

     Because the Cash Flow Value of a Residential Loan will never exceed the outstanding principal balance thereof, prepayments in full and liquidations of the Residential Loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period (as such losses are described in the immediately preceding paragraph) in respect of other liquidated Residential Loans without affecting the remaining subordination, and such excess may, if so provided in the related Prospectus Supplement, be deposited in a Reserve Fund for future distributions.

Advances

     With respect to any Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to advance on or before each Distribution Date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date (any such advance, an "Advance"), in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Interest Rate) that were due during the related Due Period and that were delinquent (and not advanced by any Sub-Servicer) on the Determination Date. Any amounts held for future distribution and so used shall be replaced by the Master Servicer on or before any future Distribution Date to the extent that funds in the Trust Account on such Distribution Date shall be less than payments to Securityholders required to be made on such date. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, the obligation of the Master Servicer to make Advances will be subject to the good faith determination of the Master Servicer that such advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support". As specified in the related Prospectus Supplement with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations, if any, will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement.

     With respect to a Senior/Subordinate Series in which subordination is effected through the "shifting interest" method, previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will make an Advance on each Distribution Date from its own funds or from funds held in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Securities on such Distribution Date that remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Securityholders, and (b) the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period but were delinquent on the related Determination Date and were not advanced by any Sub-Servicer. With respect to a Senior/Subordinated Series in which subordination is effected through the "cash flow" method previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer may be obligated to make Advances in the manner provided in the preceding paragraph. In either case, so long as the Security Principal Balance of the Subordinate Securities in the case of subordination effected through the "shifting interest" method, or the Available Subordination Amount in the case of subordination effected through the "cash flow" method, has not been reduced to zero, the Master Servicer will be obligated to make such Advances regardless of recoverability from the related Residential Loans. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds, or otherwise, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Coverage" and "Description of Credit Support".

     If Distribution Dates for any Series of Securities occur less frequently than each month, Advances shall be made on the intervening dates specified in the related Prospectus Supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, Advances will be reimbursable to the Master Servicer, without interest, out of related recoveries on the Residential Loans respecting which such amounts were advanced, or, to the extent that the Master Servicer shall determine that any such Advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds (a "Nonrecoverable Advance"), from any cash available in the Trust Account. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor of, any such surety bond, will be set forth in the related Prospectus Supplement.

Statements to Securityholders

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Master Servicer or the Trustee will forward or cause to be forwarded to each Securityholder of the related Series and to the Depositor a statement including the following information (in the case of information furnished pursuant to (i), (ii) and (iii) below, the amounts shall be expressed as a dollar amount per minimum denomination Security):

          (i) the amount of such distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

          (ii) the amount of such distribution, if any, allocable to interest;

          (iii) the amount of administration and servicing compensation received by or on behalf of the Trustee, Master Servicer and any Sub-Servicer with respect to such Distribution Date and such other customary information as the Master Servicer or the Trustee deems necessary or desirable to enable Securityholders to prepare their tax returns or which a Securityholder reasonably requests for such purpose;

          (iv) if applicable, the aggregate amount of any Advances included in such distribution and the aggregate amount of any unreimbursed Advances as of the close of business on such Distribution Date;

          (v) the Security Principal Balance of a minimum denomination Security, and the aggregate Security Principal Balance of all of the Securities of that Series, after giving effect to the amounts distributed on such Distribution Date;

          (vi) the number and aggregate principal balance of any Residential Loans in the related Trust Fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

          (vii) with respect to any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related Residential Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

          (viii) the book value of any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

          (ix) the aggregate Scheduled Principal Balance and Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

          (x) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement relating to such Series;

          (xi) in the case of Securities with an adjustable Security Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted Certificate Interest Rate applicable to the next succeeding Distribution Date;

          (xii) as to any Series including one or more classes of Accrual Securities, the interest accrued on each such class with respect to such Distribution Date and added to the Security Principal Balance thereof;

          (xiii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

          (xiv) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date, after giving effect to distributions made on such Distribution Date;

          (xv) as to any Series that includes credit support, the amount of remaining coverage of each Insurance Instrument (as defined under "Collection and Other Servicing Procedures") included therein as of the close of business on such Distribution Date, or, in the case of a Senior/Subordinate Series, information as to the remaining amount of protection against losses afforded to the Senior Securityholders by the subordination provisions and information regarding any shortfalls in payments to the Senior Certificateholder which remain outstanding; and

          (xvi) with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement or Trust Agreement, as applicable.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will furnish or cause to be furnished a report to every person who was a holder of record of a Security at any time during such calendar year setting forth the aggregate of amounts reported pursuant to (i),
(ii) and (iii) above for such calendar year or in the event such person was a holder of record during a portion of such calendar year, for the applicable portion of such year.

     The related Prospectus Supplement may provide that additional information with respect to a Series of Securities will be included in such statements. In addition, the Master Servicer or the Trustee shall file with the Internal Revenue Service and furnish to holders of Securities such statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

Book-Entry Registration of Securities

     As described in the Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of Securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities to DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear  was  created  in 1968 to hold  securities  for its  participants
("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgium cooperative  corporation  (the  "Euroclear  Cooperative").  All  operations  are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences, Foreign Investors" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may by limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Unless otherwise specified in the related Prospectus Supplement, monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     It is the Depositor's understanding that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Collection and Other Servicing Procedures

     Residential Loans

     The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all required payments under the Residential Loans and will follow or cause to be followed such collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the Residential Loans and held for its own account, provided such procedures are consistent with the related Agreement and any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" (any such instrument providing, or insofar as it provides, coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing, or insofar as it provides, coverage as to credit or other risks, a "Credit Insurance Instrument", and collectively, an "Insurance Instrument"). With respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations, if any, will be pursuant to the terms of such Mortgage Securities.

     In any case in which a Residential Property has been, or is about to be, conveyed, or in the case of a multifamily Residential Property, encumbered, by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of such Residential Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer or Sub-Servicer reasonably believes it is unable under applicable law to enforce



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such  due-on-sale  or   due-on-encumbrance   clause,   the  Master  Servicer  or
Sub-Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been conveyed, encumbered or is proposed to be conveyed or encumbered, pursuant to which such
person  becomes  liable  under  the  Mortgage  Note,   Cooperative   Note,  Home
Improvement Contract or Manufactured Housing Contract and, to the extent permitted by applicable law, the borrower remains liable thereon and provided that coverage under any Insurance Instrument with respect to such Residential Loan is not adversely affected. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Mortgage Note, Cooperative Note or Contract. In connection with any such assumption, the Interest Rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the Residential Loan may not be changed. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional compensation for
administering  of  the  Trust  Fund  Assets.   See  "Certain  Legal  Aspects  of
Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments". The Master Servicer shall notify the Trustee and any custodian that any such assumption or substitution agreement has been completed.

     Agency Securities

     The Trust Agreement will require the Trustee, if it has not received a distribution with respect to any Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution thereof to Securityholders of the related Series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the Trust Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

Realization Upon Defaulted Residential Loans

     As servicer of the Residential Loans, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related Prospectus Supplement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Residential Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Residential Property or released to the borrower, are to be deposited in the Trust Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Residential Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted Residential Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Residential Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Residential Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, or for any other reason, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary, and appropriate for the type of defaulted Residential Loan, or advisable to realize upon the defaulted Residential Loan. If the proceeds of any liquidation of the property securing the defaulted Residential Loan are less than the outstanding principal balance of the defaulted Residential Loan (or the Cash Flow Value of such



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Mortgage Loan in the event that Security  Principal Balances are based upon Cash
Flow Values), the amount of any liens senior thereto plus interest accrued thereon at the Net Interest Rate plus, the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the related Agreement, the Trust Fund will realize a loss in the amount of such difference. If the Master Servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the outstanding principal balance of the defaulted Residential Loan together with accrued interest at the Net Interest Rate, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on such Residential Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Residential Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Residential Loan can be resold for an amount exceeding the outstanding principal balance of the related Residential Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support".

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans--Foreclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

     The Prospectus Supplement for a Series of Securities will specify whether there will be any Retained Interest in any of the Trust Fund Assets. If so, the Retained Interest will be established on a loan-by-loan or security-by-security basis and will be specified in the related Agreement or in an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from related payments as received and will not be part of the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any partial recovery of interest on a Residential Loan, after deduction of all applicable administration fees, will be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     Unless otherwise specified in the related Prospectus Supplement, the primary administration compensation of the Master Servicer (or in the case of a Trust Fund consisting of Agency Securities, the Trustee) with respect to a Series of Securities will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, at a rate equal to one-twelfth of the difference between the Interest Rate and the sum of the Net Interest Rate and the Retained Interest Rate, if any (the "Administration Fee Rate"), times the scheduled principal balance of such Trust Fund Asset. Notwithstanding the foregoing, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the compensation payable to the Master Servicer or Manager for servicing and administering such Mortgage Securities on behalf of the holders of such Securities may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Mortgage Securities and may be retained from distributions thereon, if so specified in the related Prospectus Supplement. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the Master Servicer (or the Trustee) are percentages of the outstanding principal balance of each Trust Fund Asset, such amounts will decrease as the Trust Fund Assets amortize.

     As additional compensation in connection with a Series of Securities relating to Residential Loans, the Master Servicer or the Sub-Servicers, if any, will retain all assumption fees and late payment charges, if any, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment fees collected from the borrowers and any excess recoveries realized upon liquidation of a defaulted Residential Loan. Unless otherwise provided in the related Prospectus Supplement, any interest or other income



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



that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be.

     With respect to a Series of Securities relating to Residential Loans, the Master Servicer will pay from its administration compensation certain expenses incurred in connection with its servicing of the Residential Loans, including, without limitation, amounts payable to any Sub-Servicer, payment of the premiums and fees associated with any Pool Insurance Policy, special hazard insurance policy, Bankruptcy Bond or, to the extent specified in the related Prospectus Supplement, other insurance policy or credit support, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses as described in the related Prospectus Supplement.

     It is anticipated that the administration compensation will in all cases exceed such expenses. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Residential Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Residential
Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Trust Account for Advances, if applicable. With respect to a Series of Securities relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.

Evidence as to Compliance

     Each Agreement will generally provide that on or before a specified date in each year, beginning with the first such date that occurs at least six months after the Cut-off Date, the Master Servicer, in the case of a Pooling and Servicing Agreement, or the Trustee, in the case of a Trust Agreement, at its expense shall cause a firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and, in the case of a Pooling and Servicing Agreement, to the Trustee, to the effect that such firm as part of their examination of the financial statements of the Master Servicer or the Trustee, as the case may be, has performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced and that their examination disclosed no exceptions that, in their opinion, were material. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Residential Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Depositor and, in the case of a Servicing Agreement, to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer, in the case of a Pooling and Servicing Agreement, or of the Trustee, in the case of a Trust Agreement, to the effect that, to the best of such officers' knowledge, the Master Servicer or the Trustee, as the case may be, has fulfilled its obligations under such Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

     The Master Servicer

     The Master Servicer under each Servicing Agreement will be identified in the related Prospectus Supplement. Each such Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the Servicing Agreement with the prior written approval of the Depositor and the Trustee and shall resign upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor master servicer meeting the eligibility requirements set forth in the Servicing Agreement has assumed, in writing, the Master Servicer's obligations and responsibilities under the Pooling and Servicing Agreement.

     Each Servicing Agreement will further provide that neither the Master Servicer nor any director, officer, employee, or agent of the Master Servicer shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such



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



person shall be protected against any liability for any breach of warranties or representations made in the Servicing Agreement or against any specific liability imposed on the Master Servicer by the terms of the Servicing Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Servicing Agreement. Each Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

     Any entity into which the Master Servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Servicing Agreement, provided that the successor or surviving entity meets the qualifications specified in the related Prospectus Supplement.

     If the Prospectus Supplement so provides, the Master Servicer's duties may be terminated upon payment of a termination fee as specified therein, and the Master Servicer may be replaced with a successor meeting the qualifications specified in the Prospectus Supplement.

     The Depositor

     Each Servicing Agreement, Owner Trust Agreement and Trust Agreement will provide that neither the Depositor nor any director, officer, employee, or agent of the Depositor shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Depositor nor any such person shall be protected against any liability for any breach of warranties or representations made in the Agreement or against any specific liability imposed on the Depositor by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Depositor and any director, officer, employee or agent of the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, or the Agency Securities, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under such Agreement and which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting



                                       57
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therefrom  will be expenses,  costs and  liabilities  of the Trust Fund, and the
Depositor will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

     Any entity into which the Depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Depositor is a party, or any entity succeeding to the business of the Depositor will be the successor of the Depositor under each Agreement.

     The Trustees

     The Trustee for any Series of Securities (or, Trustees, in the case of an issuance of Notes) will be a corporation possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and identified in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and the Master Servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the Depositor and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In such circumstances, the Depositor will be obligated to appoint a successor Trustee. The holders of Securities evidencing not less than 51% of the Percentage Interests of any Series of Securities may at any time remove the Trustee and appoint a successor Trustee by written instrument in accordance with additional procedures set forth in the related Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by a successor Trustee.

     Duties of the Trustees

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities, any Trust Fund Asset or related document other than the certificate of authentication, and does not assume any responsibility for their correctness. The Trustee under any Agreement is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer in respect of the Securities, the Trust Fund Assets, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the Depositor or the Master Servicer. If no Event of Default (as hereinafter defined) has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under an Agreement, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

     Each Agreement will further provide that neither the Trustee nor any director, officer, employee, or agent of the Trustee shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Trustee nor any such person shall be protected against specific liability imposed on the Trustee by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement, the Securities or the Agency Securities, if any other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.



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



Deficiency Events

     With respect to each Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, and with respect to each Series of Securities including two or more classes with sequential priorities for distribution of principal, the following provisions will apply unless otherwise specified in the related Prospectus Supplement.

     A deficiency event (a "Deficiency Event") with respect to the Securities of any such Series is the inability to distribute to holders of one or more classes of Securities of such Series, in accordance with the terms thereof and the related Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the Trustee or Master Servicer, as set forth in the related Prospectus Supplement, will be required to determine whether or not the application on a monthly basis (regardless of frequency of regular Distribution Dates) of all future scheduled payments on the Residential Loans included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Security Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

     The Trustee or Master Servicer will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Prior to making any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

     In the event that the Trustee or Master Servicer makes a positive determination, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses of the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee or Master Servicer may resume making distributions on such Securities expressly in accordance with their terms.

     If the Trustee or Master Servicer is unable to make the positive determination described above, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law, accrue interest at the highest Security Interest Rate borne by any Security of such Series, or in the event any class of such Series shall have an adjustable or variable Security Interest Rate, at the weighted average Security Interest Rate, calculated on the basis of the maximum Security Interest Rate applicable to the class having the initial Security Principal Balance of the Securities of that class. In such event, the holders of Securities evidencing a majority of the Voting Rights may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of any residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of the Trust Fund.

Events of Default

     Pooling and Servicing Agreements

     Events of default ("Events of Default") under each Pooling and Servicing Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the



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



Percentage Interests in the related Trust Fund; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

     So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Percentage Interests shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Residential Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Residential Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 25% of the Percentage Interests request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a residential loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the administration compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

     No Certificateholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless: (i) such holder previously has given to the Trustee written notice of an Event of Default or of a default by the Depositor or the Trustee in the performance of any obligation under the Pooling and Servicing Agreement, and of the continuance thereof; (ii) the holders of Certificates evidencing not less than 25% of the Percentage Interests have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby; and (iii) the Trustee for sixty days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Servicing Agreement

     Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Security Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such Series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such Series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Depositor or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing



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



compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     Indenture

     Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Issuer or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Indenture; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder



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



previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity, (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Each Agreement may be amended by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement, the Master Servicer, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement and
(iv) if such amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code (or any successor or mandatory statutes) or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, each without the consent of any of the Certificateholders of the related Series, provided that such action (other than an amendment described in (iv) above) will not adversely affect in any material respect the interests of any holder of the Certificates covered by the Agreement. Each Agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement the Master Servicer, with the consent of the holders of Certificates evidencing not less than 51% of the Percentage Interests of the related Series for any purpose; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (b) reduce the aforesaid percentage of Percentage Interests required for the consent to any such amendment without the consent of the holders of all Certificates of the related Series then outstanding.

     With respect to each Series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66 2/3% of the voting rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66 2/3% of the aggregate voting rights of such class or (iii) reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The voting rights evidenced by any Note will be the portion of the voting rights of all of the Notes in the related Series allocated in the manner described in the related Prospectus Supplement.

Termination

     The obligations created by the Agreement for each Series of Securities will terminate upon payment to the Securityholders of that Series of all amounts held in the Trust Account and required to be paid to the Securityholders pursuant to such Agreement, following the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last Trust Fund Asset remaining in the related Trust Fund or, the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement, whichever occurs first. In no event, however, will the trust created by the Agreement continue beyond the period specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each



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



Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such purchase of assets of the Trust Fund shall be made at a price equal to (a) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, the sum of (i) 100% of the unpaid principal balance of each outstanding Residential Loan (net of any unreimbursed Advances attributable to principal) as of the date of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, plus (ii) the appraised value of any property acquired in respect of any defaulted Residential Loan (but not more than the unpaid principal balance of that Residential Loan) together with accrued interest at the applicable Net Interest Rate to the first day of the month of such purchase less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, and (b) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Agency Securities or Mortgage Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of the right to purchase the assets of the Trust Fund as set forth in the preceding paragraph will effect early retirement of the Securities of that Series.

Voting Rights

     If so provided in the related Agreement, a provider of credit support may be entitled to direct certain actions of the Master Servicer and the Trustee or to exercise certain rights of the Master Servicer, the Trustee or the holders of Securities.


                  DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     If provided in the related Prospectus Supplement, each Residential Loan will be covered by a Primary Hazard Insurance Policy (as defined herein) and, if required as described in the related Prospectus Supplement, a Primary Credit Insurance Policy. In addition, if provided in the related Prospectus Supplement, a Trust Fund may include any combination of a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Residential Loans by the respective insurers.

Primary Credit Insurance Policies

     If provided in the related Prospectus Supplement and as set forth under "Description of the Certificates--Realization Upon Defaulted Residential Loans," the Master Servicer will maintain or cause to be maintained in accordance with the underwriting standards adopted by the Depositor a Primary Credit Insurance Policy with respect to each Residential Loan (other than Multifamily Loans, FHA Loans, and VA Loans) for which such insurance is required. While the terms and conditions of Primary Credit Insurance Policies differ, each Primary Credit Insurance Policy generally will cover losses up to an amount equal to the excess of the outstanding principal balance of a defaulted Residential Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Collateral Value of the related Residential Property.

     The Master Servicer will cause to be paid the premium for each Primary Credit Insurance Policy on a timely basis. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy will be deposited in the Trust Account. The Master Servicer will not cancel or refuse to renew any such Primary Credit Insurance Policy in effect at the time of the initial issuance of the Securities that is required to be kept in force under the related Agreement unless the Master Servicer uses its best efforts to obtain a replacement Primary Credit Insurance Policy for such canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the Rating Agency or Agencies for pass-through certificates having the same rating as the Securities on their date of issuance.



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     As conditions precedent to the filing or payment of a claim under a Primary
Credit Insurance Policy, the insured typically will be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes (if applicable), protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Residential Property, have the Residential Property restored to at least its condition at the effective date of the Primary Credit Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Residential Property.

FHA Insurance and VA Guarantees

     Residential Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain Residential Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

     The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Residential Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub- Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Residential Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any
Sub-Servicer in partial or full satisfaction of amounts due under the Residential Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or any Sub-Servicer of each FHA-insured single family Loan will be obligated to purchase any such debenture issued in satisfaction of such Residential Loan upon default for an amount equal to the principal amount of any such debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Residential Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Residential Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Residential Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the



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mortgage  and,  upon  assignment,  from  the date of  assignment  to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential  Loans  designated  in the  related  Prospectus  Supplement  as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Residential Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Residential Loan. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including VA Loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed Residential Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Residential Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Residential Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Residential Loan, interest accrued on the unpaid balance of the Residential Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Residential Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

     Unless otherwise provided in the Prospectus Supplement in respect of a Series, the related Servicing Agreement will require the Master Servicer to cause the borrower on each Residential Loan to maintain a hazard insurance policy (a "Primary Hazard Insurance Policy") providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Residential Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage in general will equal the lesser of the principal balance owing on such Residential Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Residential Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Residential Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Trust Account. Each Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Residential Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Trust Account all sums which would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Residential Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage



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resulting from the following: war, revolution,  governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Residential Property is located at origination in a federally designated flood area, each Servicing Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Residential Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Residential Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Residential Loans will decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, the effect of co-insurance in the event of partial loss may be that hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Residential Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Residential Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Residential Properties. The ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers. However, if provided in the related Prospectus Supplement, to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a Series, Certificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.


                          DESCRIPTION OF CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, the Trust Fund that includes Residential Loans for a Series of Securities may include credit support for such Series or for one or more classes of Securities comprising such Series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Residential Loans covered thereby or a specified dollar amount: a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a reserve fund, or a similar credit support instrument. Alternatively, if so specified in the Prospectus Supplement for a Series of Securities, credit support may be provided by subordination of one or more classes of Securities, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities--Subordination." The amount and type of credit support with respect to a Series of Securities or with respect to one or more classes of Securities comprising such Series, and the obligors on such credit support, will be set forth in the related Prospectus Supplement.

     To the extent provided in the related Prospectus Supplement and the Agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the Residential Loans covered thereby.



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Pool Insurance Policies

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Pool Insurance Policy for any Series of Securities will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, provide coverage in an amount equal to a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Residential Loans on the Cut-off Date. The Master Servicer will pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided. The Master Servicer will present or cause to be presented claims under each Pool Insurance Policy to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason therefor.

     Pool Insurance Policies in general provide that no claim may be validly presented thereunder with respect to a residential loan unless (i) an acceptable Primary Credit Insurance Policy, in the event that the initial Collateral Value of the Residential Loan exceeded 80%, has been kept in force until such Collateral Value is reduced to 80%; (ii) premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the Pool Insurer; (iii) if there has been physical loss or damage to the Residential Property, it has been restored to its physical condition at the time the Residential Loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and (iv) the insured has acquired good and merchantable title to the Residential Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the Pool Insurer, has sold the property with the approval of the Pool Insurer.

     Assuming the satisfaction of these conditions, the Pool Insurer typically has the option to either (i) acquire the property securing the defaulted Residential Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the Pool Insurer must be provided with good and merchantable title to the Residential Property (unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Residential Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceeds the proceeds received from a sale of the Residential Property that the Pool Insurer has approved. In both (i) and (ii), the amount of payment under a Pool Insurance Policy will be reduced by the amount of such loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the Pool Insurer, a claim under a Pool Insurance Policy generally must be filed (i) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the Pool Insurer, whichever is later, or (ii) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the Pool Insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, the amount of coverage under each Pool Insurance Policy will be reduced over the life of the Securities of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Residential Loans to the date of payment of the claim. However, Securityholders may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy, because the Pool Insurer is required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which such claim is paid. In addition, Securityholders may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the Master Servicer expends funds for the purpose of enabling it to make a



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claim under such Pool Insurance Policy.  Such expenditures could include amounts necessary to cover real estate taxes and to repair the related Residential Property. The Master Servicer will be reimbursed for such expenditures from amounts that otherwise would be distributed to Securityholders, and such expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure
on  Mortgages"  and  "--Repossession   with  respect  to  Manufactured   Housing
Contracts." Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by Securityholders of the related Series.

     In the event that a Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Pool Insurance Policy. However, in the event that the Pool Insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted Residential Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth above, the Primary Hazard Insurance Policies covering the Residential Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, a special hazard insurance policy will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by the Securityholders.

Special Hazard Insurance Policies

     If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a special hazard insurance policy for such Series, issued by the insurer specified in such Prospectus Supplement (the "Special Hazard Insurer") covering any Special Hazard Amount (as defined below). The Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer will be under no obligation to maintain such policy in the event that a Pool Insurance Policy covering such Series is no longer in effect or if otherwise provided in the related Prospectus Supplement. The Master Servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Claims under each special hazard insurance policy will generally be limited to (i) a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Residential Loans comprising the related Trust Fund,
(ii) twice the unpaid principal balance as of the Cut-off Date of the largest Residential Loan in the Trust Fund, or (iii) the greatest aggregate principal balance of Residential Loans secured by Residential Properties located in any one California postal zip code area, whichever is the greatest (the "Special Hazard Amount").

     As more specifically provided in the related Prospectus Supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of Securities of the related Series from (i) loss by reason of damage to Residential Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies. Special hazard insurance policies will typically not cover losses such as those occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain



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circumstances),  nuclear or chemical  reaction or  contamination,  flood (if the property is located in a federally designated flood area) and certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted Residential Loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Residential Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest at the Interest Rate to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Residential Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Residential Loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The sale of a Residential Property must typically be approved by the Special Hazard Insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the Residential Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the Special Hazard Insurer) must be refunded to such Special Hazard Insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by the Securityholders.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days (typically, 30 days) after a claim is accepted by the Special Hazard Insurer. Special hazard insurance policies generally provide that no claim may be paid unless Primary Hazard Insurance Policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the Special Hazard Insurer, real estate property taxes (if applicable), property protection and preservation expenses and foreclosure costs have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of such special hazard insurance policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such special hazard insurance policy.

     Since each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored, each Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the special hazard insurance policy.



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



Bankruptcy Bonds

     If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a Bankruptcy Bond for such Series. The obligor on, and the amount of coverage of, any such Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Residential Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Residential Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts."

Reserve Funds

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Instruments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each Mortgage Loan or of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a Series will be invested in Permitted Instruments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.

Cross-Support Provisions

     If so provided in the related Prospectus Supplement, the Residential Loans for a Series of Securities may be divided into separate groups, each supporting a separate class or classes of Securities of a Series, and credit support may be provided by cross-support provisions requiring that distributions be made on Securities evidencing interests in one group of Mortgage Loans prior to distributions on Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Letter of Credit

     If so provided in the Prospectus Supplement for a Series of Securities, the Residential Loans in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Residential Loans on the related Cut-off Date or one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.



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Insurance Policies and Surety Bonds

     If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Securities of such Series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

Excess Spread

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Mortgage Loan may be applied to reduce the principal balance of one or more classes of Securities to provide or maintain a cushion against losses on the related Residential Loans.


                  CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Residential Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Residential Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees."

General

     All of the Residential Loans, except as described below, are loans to homeowners and all of the Mortgage Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Residential Property is located. If specified in the Prospectus Supplement relating to a Series of Securities, a Trust Fund may also contain (i) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related Mortgaged Property (ii) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (iii) Manufactured Housing Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home or with respect to Land Contracts, a lien on the real estate (the "Mortgaged Property") to which the related Manufactured Homes are deemed to be affixed, and including in some cases a security interest in the related Manufactured Home, to secure repayment of such loan. Unless otherwise specified in the Prospectus Supplement, any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, the knowledge of the parties to such instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

     The Mortgage Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Mortgage Loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a



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land trust,  title to the property is held by a land trustee  under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who is the owner of the subject property and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

     The Cooperative owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance such a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.



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



Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder"  (as defined in Section 216(b)(2) of the
Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other than Land Contracts

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Manufactured Housing Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the



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



Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees or, in states where a security interest in manufactured homes is perfected pursuant to
Article 9 of the UCC, the filing of a financing statement will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as



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to  warrant a court of equity to  refuse  affirmative  relief to the  mortgagee.
Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the Mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with". For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior



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mortgages to the senior  mortgagees  prior to or at the time of the  foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous  wastes  or  hazardous  substances  released  or  disposed  of on  the property. Such a lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the event that title to a Residential Property was acquired on behalf of Securityholders and cleanup costs were incurred in respect of the Residential Property, such Securityholders might realize a loss if such costs were required to be paid by the related Trust Fund.

Foreclosure on Cooperative Shares

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.



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     The recognition  agreement  generally  provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation which requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those states where the debtor must receive notice of his right to cure his default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The Aself-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.



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          (ii)  Once  repossession  has  been  achieved,   preparation  for  the
     subsequent   disposition  of  the  manufactured  home  can  commence.   The
     disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Louisiana Law

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption with respect to Residential Properties

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect



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of a statutory  right of  redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during the bankruptcy proceeding. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 or Chapter 11 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Except with respect to arrearages and the right to judicial sale, with rare exception courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured only by property of the debtor that is the debtor's principal residence may not be modified if the borrower has filed a petition under Chapter 11 or 13. Courts may be able to modify the terms of a cooperative loan, but no case law exists on this point. In all cases, the secured creditor is entitled to the amount of its debt plus post-petition interest, attorney's fees and costs to the extent the value of the security equals or exceeds the debt.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific



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statutory  liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     For Cooperative Loans

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Junior Mortgages

     Some of the Mortgage Loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws with respect to Home Improvement and Manufactured Housing Contracts

     Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

     Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under an Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

     Courts have imposed  general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.



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     Most  of the  Manufactured  Housing  Contracts  and  certain  of  the  Home
Improvement Contracts in the Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Unaffiliated Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Unaffiliated Seller to repurchase the Contract because of a breach of its Unaffiliated Seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract. The Unaffiliated Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Unaffiliated Seller with respect to which the dealer would have been primarily liable to the obligor.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the Federal bankruptcy law, a court may prevent a lender from repossessing a home. In the case of an individual eligible for relief in a proceeding under Chapter 11 of the Federal bankruptcy law, as part of the rehabilitation plan under Chapter 11, a court may reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the payments due under a contract or change the rate of interest and time of repayment of the indebtedness pursuant to a Chapter 11 plan of reorganization. Generally, any plan filed in a proceeding under Chapter 13 of the Federal bankruptcy law must provide for the full payment of the claim of the lender without changing the terms of payment if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral.

Enforceability of Certain Provisions

     Unless the  Prospectus  Supplement  indicates  otherwise,  all the  related
Residential Loans, except for FHA Loans and VA Loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Mortgage Loans

     Exempted from this preemption pursuant to the Garn-St. Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed



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during the "window period",  which ended in all cases not later than October 15,
1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", three states (Michigan, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth eight specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be enforced upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a Series and the number of such Mortgage Loans which may be outstanding until maturity.

     Transfer of Manufactured Homes

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Prepayment Charges and Prepayments

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA Loans, may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     The laws of certain states may render prepayment fees unenforceable after a Mortgage Loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the Mortgage Loan, to a specified percentage of the outstanding principal balance of a Mortgage Loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a Residential Loan may not be enforceable against the related mortgagor or obligor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Subordinate Financing

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan.



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Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

Alternative Mortgage Instruments

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary,
(i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including without limitation state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office



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of Thrift  Supervision,  with respect to  origination  of  alternative  mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

Environmental Legislation

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Unless otherwise provided in the related Prospectus Supplement, the Mortgage Loan Seller with respect to any Mortgage Loan included in a Trust Fund for a particular Series of Securities will represent as to the material compliance of the related Residential Property with applicable environmental laws and regulations as of



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the date of transfer and  assignment of such  Mortgage  Loan to the Trustee.  In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer and any Special Servicer acting on behalf of the Trustee, may not acquire title to a Residential Property or take over its operation unless the Master Servicer (or Special Servicer) has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances present at the Residential Property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Residential Property and (b) that the Residential Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Certificates--Realization Upon Defaulted Mortgage Loans".

Formaldehyde Litigation with respect to Manufactured Housing Contracts

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Unaffiliated Seller, and the Securityholders would suffer a loss only to the extent that (i) the Unaffiliated Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Unaffiliated Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan or Contract (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of credit support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned thereby.



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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types: (i) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities ("Partnership Securities") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes, and (iv) securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable Prospectus Supplement, references to "Mortgage Loans" include Agency Securities and Private Mortgage-Backed Securities.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

REMICS

     Classification of REMICS

     Upon the issuance of each series of REMIC Securities, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may



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



nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than three years, with extensions granted by the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interests payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interests shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more classes of regular



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interests,  and  the  Residual  Securities  with  respect  to that  Series  will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities

     In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of such assets constituting "loans...secured by an interest in real property which is...residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures

     For certain series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes.



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Upon the issuance of any such series of REMIC Securities, Cadwalader, Wickersham
& Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

Taxation of Owners of Regular Securities

     General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

     Original Issue Discount

     Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable



                                       89
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at a  single  fixed  rate or a  qualified  variable  rate (as  described  below)
provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption   price  at  maturity  of  such  Regular   Securities   includes  all
distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.



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     Under the method  described  above,  the daily  portions of original  issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. As increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to



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different  timing  of  income  inclusion  that  would be the case  under the OID
Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

     Market Discount

     A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the then-current principal amount of the Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any



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accrued  market  discount  previously  reported  as  ordinary  income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.



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     Treatment of Losses

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take to position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

     Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income



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rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular
Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year but not more than eighteen months, and a still lower-maximum rate (20%) for capital assets held for more than eighteen months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Owners of Residual Securities

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a



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Residual  Holder's  taxable income during certain  periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset and income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Owners of Regular Securities--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the tome of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust.

     Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

     Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

     Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions

     Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of

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mortgages or  investments  that the REMIC Pool is  permitted to hold,  (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation., Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period).

     Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the



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aggregate,  do not  exceed  2% of  the  investor's  adjusted  gross  income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (as such amounts have been adjusted for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Securities. In general, such
allocable   portion  will  be  determined  based  on  the  ratio  that  a  REMIC
Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities
(either  directly  or  indirectly  through  a  grantor  trust,  partnership,   S
corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     Taxation of Certain Foreign Investors

     Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC



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Income." If the amounts paid to Residual  Holders who are  Non-U.S.  Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon
disposition  of  debt  instruments  that  have  original  issue  discount.   See
"Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

     Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence).

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

Grantor Trust Funds

     Classification of Grantor Trust Funds

     With respect to each series of Grantor Trust Securities, Cadwalader, Wickersham & Taft will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage



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pool" within the meaning of Code Section 7701(i).  Accordingly, each holder of a
Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

     General

     Where there is no Retained Interest with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Recharacterization of Servicing Fees," respectively.

     Tax Status

     Cadwalader, Wickersham & Taft has advised the Depositor that:

     1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property which is... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

     2. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an



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interest in real property"  within the meaning of Code Section  860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

     Premium and Discount

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "REMICs--Taxation of Owners of Residual Securities--Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See
"Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on



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a  weighted  average  or  loan-by-loan   basis.  If  a  loan-by-loan   basis  is
appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year but not more than eighteen months and a still lower maximum rate (20%) for capital assets held for more than eighteen months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Securities

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates



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retains (for its own account or for purposes of resale), in the form of Retained
Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or
retains)   servicing   compensation   in  an  amount  greater  than   reasonable
consideration    for    servicing    the   Mortgage    Loans   (see    "Standard
Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each
Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Securities--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

     Status of Stripped Securities

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code  Section  856(c)(5)(A),"obligation[s]  . ... .  principally  secured  by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code
Section  7701(a)(19)(C)(v),  and interest



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(including  original issue discount) income  attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Loans is uncertain. See "Standard Securities--Tax Status" above.

     Taxation of Stripped Securities

     Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of



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such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     Reporting Requirements and Backup Withholding

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "REMICs--Backup Withholding."

     Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

     Classification of Partnership Trust Funds

     With respect to each series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related



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documents will be complied with, and on counsel's  conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     Characterization   of  Investments  in  Partnership   Securities  and  Debt
     Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property which is...residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

     Taxation of Debt Securityholders

     Treatment of the Debt Securities as Indebtedness

     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "REMICs -- Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust Fund as a Partnership

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership or (ii) if a single beneficial owner owns all of the Partnership Securities in a Trust Fund, the Trust Fund will be ignored for federal income tax purposes and the assets and Debt Securities of the Trust Fund will be treated as assets and indebtedness of such owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.



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     Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds --Standard Securities--General", and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     All of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

     Discount and Premium

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

     Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. Such a termination would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

     Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.



                                      112
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     The use of such a Due Period  convention  may not be  permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Distributions

     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

     Section 754 Election

     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     Administrative Matters

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the
Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date



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on which the partnership  information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, except as otherwise provided in the applicable Prospectus Supplement, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. In such case, the Partnership Trust Fund would withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     If the Non-U.S. Person holder is treated as engaged in a trade or business within the United States as described in the foregoing paragraph, such Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.



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



                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements (including individual retirement accounts and annuities and Keogh plans) which are subject thereto and on bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest" within the meaning of Section 3(14) of ERISA and "Disqualified Persons" within the meaning of Section 4975(e)(2) of the Code, collectively referred to as "Parties in Interest") who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section
4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases the Securities if the Residential Loans, Agency Securities, Mortgage Securities and other assets included in such Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an equity interest in an entity (such as a Trust Fund), the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors," which include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth therein, neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If Notes of a particular Series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but would not, by reason of such purchase, include the underlying assets of the related Trust Fund. However, without regard to



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



whether such Notes are treated as an equity interest for such purposes, the purchase or holding of Notes by or on behalf of a Plan could be considered to result in a prohibited transaction if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan, or if the Depositor, the Master Servicer, the Indenture Trustee or the Owner Trustee has investment authority with respect to the assets of such Plan.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Residential Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a Trust Fund constitute Plan Assets, the purchase or holding of Securities by a Plan, as well as the operation of the related Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     Some of the transactions involving the Securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The DOL issued an individual exemption, Prohibited Transaction Exemption 90-36 (the "Exemption"), on June 25, 1990 to PaineWebber Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates, such as a senior class of Certificates, underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) PaineWebber Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the
Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the obligor on credit support and any mortgagor with respect to Trust Fund Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent that Certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, the Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related Prospectus Supplement are satisfied. Furthermore, any Certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the related Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase, sale and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of

Title I of ERISA,  including the prohibited  transaction provisions thereof, and
Section 4975 of the Code for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

     Any plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of the Exemption or any Class Exemption in connection therewith. There can be no assurance that the Exemption or any other individual or Class Exemption will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving the Trust Fund. The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby.


                                LEGAL INVESTMENT

     The Prospectus Supplements for each Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities qualifying as "Mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation.


     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(l) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security"  means,  in relevant  part,  "mortgage  related  security"  within the meaning of SMMEA. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. ss.ss. 703.5(f) - (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series or classes of Securities), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140.


     Any class of Securities offered hereby and by the related Prospectus Supplement that is not initially rated in one of the two highest rating categories by at least one Rating Agency or that represents an interest in a Trust Fund that includes junior Residential Loans will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Securities not qualifying as "mortgage related securities"("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series or classes of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

     Investors should consult their own legal advisors in determining whether and to what extent the Securities constitution legal investments for such investors.


                              PLANS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ("PaineWebber") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Securities, PaineWebber will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Residential Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that PaineWebber elects to purchase Securities as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, PaineWebber and the Depositor, or their affiliates, may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's residential loans pending the sale of such residential loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.


                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Security of the related Series.

                        INDEX OF SIGNIFICANT DEFINITIONS


                                     --4--
401(c) Regulations.........................................................118

                                      --A--
A "defective obligation.....................................................87
accessories.................................................................26
Accrual Securities.......................................................7, 38
Accrued Security Interest...................................................44
Administration Fee Rate.....................................................55
Advance.................................................................13, 48
Advances........................13, 30, 38, 42, 43, 46, 48, 49, 50, 56, 63, 70
Agency Securities............................................................1
Agreement................................................................5, 37
ARM Loans...................................................................22
Available Distribution Amount...............................................46

                                      --B--
BIF.........................................................................35
Book-Entry Securities.......................................................51
Buydown Funds...............................................................88
Buydown Loans...............................................................25
Buydown Period..............................................................25

                                      --C--
Cash Flow Value.....................................................45, 48, 54
CEDEL Participants..........................................................52
CERCLA..................................................................18, 84
Certificates..............................................................1, 5
Charter Act.................................................................27
Class Exemptions...........................................................117
Code.....................................................................8, 86
Collateral Value....................................................25, 63, 67
Commission...................................................................3
Conservation Act............................................................84
Cooperative.............................................................10, 21
Cooperative Loans.......................................................10, 21
Cooperative Notes...........................................................24
Cooperative Unit............................................................22
Corporate Trust Office......................................................37
Credit Insurance Instrument.............................................53, 54
Cumulative Subordination Payments...........................................47
Cut--off Date................................................................9

                                      --D--
Debt Securities.............................................................86
Deficiency Event............................................................59
Definitive Security.........................................................51
Deposit Period..............................................................48
Depositor....................................................................5
Description of Credit Support...............................................38
Description of Primary Insurance Coverage...................................38
Description of the Certificates..........................1, 30, 36, 43, 63, 85
Disqualified Organization...................................................98

Distribution Date........................................................8, 43
DOL........................................................................115
DOL Regulations............................................................115
DTC.....................................................................20, 51
Due Period..........................................................45, 46, 49

                                      --E--
EDGAR........................................................................3
Environmental Lien..........................................................84
Equity Certificates...................................................5, 6, 37
equity interest............................................................115
equity of redemption........................................................78
ERISA..................................................................14, 115
ERISA Considerations...................................................14, 116
Euroclear Cooperative.......................................................52
Euroclear Participants......................................................52
European Depositaries.......................................................51
Events of Default...........................................................59
excess servicing...........................................................106
Exemption..................................................................116
Exemption Rating Agencies..................................................116

                                      --F--
FDIC........................................................................35
FHA.........................................................................12
FHA Loans...................................................................23
FHLMC....................................................................1, 12
FHLMC Act...................................................................28
FHLMC Certificate Group.....................................................28
FHLMC Certificates......................................................12, 26
Final Distribution Date.............................................44, 45, 59
Financial Intermediary......................................................51
FNMA.....................................................................1, 12
FNMA Certificates.......................................................12, 26
FTC Rule....................................................................80
fully modified pass-through.............................................12, 26
Funding Period..............................................................21

                                      --G--
Garn-St. Germain Act........................................................81
GNMA.....................................................................1, 12
GNMA Certificates.......................................................12, 26
Grantor Trust Certificates..................................................14
Grantor Trust Fund..........................................................86
Grantor Trust Securities....................................................86

                                      --H--
Hazard Insurance Instrument.............................................53, 54
holder..................9, 16, 17, 18, 23, 27, 28, 45, 50, 60, 61, 62, 72, 73,
 ........................................................... 78, 80, 81, 85, 86
Holder in Due Course Rules..................................................19
Home Equity Loans...........................................................10
Home Improvement Contracts..............................................10, 21
Housing Act.................................................................25
HUD.........................................................................64

                                      --I--
Indenture.................................................................5, 6
Initial Deposit.............................................................48
insurability representation.................................................41
Insurance Instrument................................................50, 53, 54
Insurance Proceeds..........................................................43
Interest Rate...............................................................22
Issuer.......................................................................5

                                      --L--
L/C Bank....................................................................70
Land Contracts..........................................................10, 22
Liquidation Proceeds........................................................43
Loan-to-Value Ratio.................................................25, 39, 41
Lockout Period..............................................................23

                                      --M--
Manager.................................................................23, 55
manufactured home.......................................24, 73, 74, 77, 78, 81
Manufactured Housing Contracts..........................................10, 22
Manufacturer's Invoice Price................................................26
Mark to Market Regulations.................................................100
Master Servicer..............................................................5
Maximum Subordination Amount................................................47
Morgan......................................................................51
Mortgage Loans......................................................10, 21, 86
Mortgage Notes..............................................................23
Mortgage Securities.....................................................12, 22
Mortgaged Properties....................................................10, 21
Mortgaged Property..............................................10, 21, 22, 71
Mortgages...................................................................23
Multifamily Loans.......................................................10, 21

                                      --N--
Net Interest Rate...................................38, 39, 42, 45, 49, 55, 63
new  partnership...........................................................112
non-conforming credit...................................................20, 35
non-conforming credits..................................................20, 35
Non-Pro Rata Security.......................................................89
Nonrecoverable Advance......................................................49
Non-U.S. Person............................................................102
Noteholder..............................................................60, 61
Notes.....................................................................1, 5

                                      --O--
Obligor.....................................................................20
OID Regulations.........................................................86, 89
old partnership............................................................112
operator....................................................................18
Optional Termination........................................................14
OTS........................................................................119
owner............................5, 10, 18, 20, 22, 36, 52, 71, 74, 78, 79, 82
Owner Trust Agreement....................................................5, 37
Owner Trustee................................................................5

                                      --P--
PaineWebber................................................................119
Participants............................................................20, 51
Parties in Interest........................................................115
Partnership Securities......................................................86
Partnership Trust Fund......................................................86
Pass-Through Entity.........................................................98
Percentage Interest.........................................................38
Permitted Instruments.......................................................42
Plans....................................................2, 115, 116, 117, 118
Policy Statement...........................................................119
Pooling and Servicing Agreement..............................................5
Pre-Funded Amount...........................................................21
Pre-Funding Account......................................................9, 10
Prepayment Assumption.......................................................90
Prepayment Period...............................................31, 46, 47, 49
Primary Hazard Insurance Policy.............................................65
PTCE.......................................................................117
Purchase Price..........................................................36, 41

                                      --R--
Rating Agency..............................................................120
real estate mortgage investment conduit...............................1, 8, 39
Realized Loss...............................................................46
Record Date.................................................................43
Refinance Loans.............................................................25
regular interests....................................................4, 14, 39
Regular Securities..........................................................86
Regular Securityholder......................................................89
Relevant Depositary.........................................................51
Relief Act..................................................................85
REMIC................................................................1, 39, 86
REMIC Pool..................................................................86
REMIC Provisions............................................................86
REMIC Regular Certificates..................................................14
REMIC Regulations...........................................................86
REMIC Residual Certificates.................................................14
REMIC Securities............................................................86
Reserve Fund............................................................48, 70
Residential Loans............................................................1
Residential Properties..............................................10, 11, 22
Residual Holders............................................................95
residual interests............................................4, 8, 14, 39, 59
Residual Securities.........................................................86
Restricted Group......................................................116, 117
Retained Interest...........................................................38
Retained Interest Rate......................................................38
Riegle Act..................................................................19
Rules.......................................................................51

                                      --S--
SAIF........................................................................35
SBJPA of 1996...............................................................88
Scheduled Principal Balance.............................................47, 50
Securities................................................................1, 5
Security Interest Rate.......................................................6

Security Owners.............................................................51
Security Principal Balance......6, 7, 8, 9, 32, 38, 44, 45, 46, 47, 49, 50, 59
Securityholder..........................................43, 49, 50, 53, 63, 86
Securityholders......3, 8, 12, 16, 17, 19, 20, 21, 24, 30, 31, 36, 38, 40, 41,
 .......................... 42, 43, 46, 47, 48, 49, 50, 51, 53, 54, 56, 57, 58,
 ...................................... 62, 67, 68, 69, 70, 73, 74, 76, 85, 120
Senior Liens................................................................23
Senior Percentage.......................................................47, 48
Senior Securities........................................................6, 38
Senior/Subordinate Series...................................................38
Series.......................................................................1
Servicemen's Readjustment Act...............................................25
Servicing Agreement.........................................................30
Servicing Default...........................................................60
SMMEA..............................................................14, 15, 118
Special Hazard Amount.......................................................68
Special Hazard Insurer......................................................68
Special Hazard Losses.......................................................47
Special Hazard Subordination Amount.........................................47
Specified Reserve Fund Balance..............................................48
Standard Securities........................................................104
Startup Day.................................................................86
Stated Principal Balance................................................36, 50
Strip Securities.........................................................7, 38
Stripped Agency Securities..................................................29
Stripped Interest...........................................................31
Stripped Securities........................................................106
Subordinate Securities...................................................6, 38
Subordination...............................13, 36, 38, 43, 46, 47, 48, 49, 66
Subsequent Loans............................................................21
Sub-Servicer................................................................30
Sub-Servicing Account.......................................................42
Sub-Servicing Agreement.....................................................36

                                      --T--
Terms and Conditions........................................................52
thrift institutions.........................................................97
Tiered REMICs...............................................................88
Title V.....................................................................83
Title VIII..................................................................83
Trust Account...............................................................12
Trust Agreement..........................................................5, 37
Trust Fund...................................................................6
Trust Fund Asset.............................................................6
Trustee......................................................................5

                                      --U--
U.S. Person.................................................................99
Unaffiliated Sellers........................................................21
Underwriter...........................................................116, 117
Unrecovered Senior Portion..................................................47

                                      --V--
VA..........................................................................12
VA Guaranty Policy..........................................................65
VA Loans....................................................................23

                                      --W--
Window Period Loans.........................................................81

                   SUBJECT TO COMPLETION, DATED JULY __, 1997

PROSPECTUS SUPPLEMENT                                                [Version 1]
(To Prospectus dated ____________, 199__)

                       $___________________ (Approximate)
                 Asset-Backed Certificates, Series 199__-______
                             ____% Pass-Through Rate
                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                    Depositor


                          ----------------------------
                                 Master Servicer

     The Series 199__-____ Certificates offered hereby will consist of a single class of Certificates and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional one- to four-family [30-year, fixed interest rate] first mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of __________, 199__ of approximately $__________ (subject to a permitted variance as described herein under "Additional Information") to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). Principal and interest are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date"). There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORM UNDER "RISK FACTORS" ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ___ OF THE ACCOMPANYING PROSPECTUS.

     THESE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES EXCEPT AS SET FORTH HEREIN. NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================================================================
                                                     Aggregate Initial                     Underwriting      Proceeds to the
                                                        Certificate        Price to       Discounts and     Depositor (1)(2)
                                                     Principal Balance     Public(1)       Commissions
------------------------------------------------------------------------------------------------------------------------------

Series 199__-__ Certificates......................   $                               %                   %                  %
==============================================================================================================================

----------
(1)  Plus accrued interest from ______________, 199__.
(2) Before deducting expenses payable by the Depositor estimated to be $_____________.]

     [The Series 199__-___ Certificates offered hereby will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, estimated to be $___________, will be ____% of the aggregate of the initial Certificate Principal Balance of the Certificates, plus accrued interest at the Pass-Through Rate from ______________, 199__.]

     The Series 199__-__ Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Series 199__-__ Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.

                            PaineWebber Incorporated

                               ____________, 199__

     The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT..............................................4
RISK FACTORS..................................................................8
THE MORTGAGE POOL.............................................................8
ADDITIONAL INFORMATION.......................................................12
DESCRIPTION OF THE CERTIFICATES..............................................12
   Distributions.............................................................12
   Advances..................................................................14
   Example of Distributions..................................................14
DESCRIPTION OF CREDIT SUPPORT................................................15
   Pool Insurance Policy.....................................................15
   Special Hazard Insurance Policy...........................................15
   Bankruptcy Bond...........................................................16
YIELD ON THE CERTIFICATES AND PREPAYMENTS OF THE MORTGAGE LOANS..............16
   Delay in Payment of Interest..............................................16
   Prepayment Considerations and Risks.......................................16
POOLING AND SERVICING AGREEMENT..............................................17
   General...................................................................17
   The Master Servicer.......................................................17
   The Trustee...............................................................18
   Servicing and Other Compensation and Payment of Expenses..................18
   Voting Rights.............................................................19
   Termination...............................................................19
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................19
SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES.........20
PLAN OF DISTRIBUTION.........................................................21
LEGAL MATTERS................................................................22
RATING.......................................................................22

     Until __________________, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series......................   Asset-Backed    Certificates,     Series
                                        199__-__  ____%  Pass-Through  Rate (the
                                        "Certificates").

Description of Certificates..........   $___________     initial     Certificate
                                        Principal     Balance      (approximate)
                                        evidencing   100%   of   the   aggregate
                                        principal balance of the Mortgage Loans.
                                        The aggregate  principal  balance of the
                                        Mortgage Loans as of __________ 1, 199__
                                        (the    "Cut-off    Date")    will    be
                                        $____________ [(approximate, subject to a permitted variance of plus or minus
                                        ____%)].

Depositor............................   PaineWebber      Mortgage     Acceptance
                                        Corporation  IV, a wholly-owned  limited
                                        purpose     finance     subsidiary    of
                                        PaineWebber Group Inc., and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Trustee..............................   _______________________________________.
                                        See "Pooling and  Servicing  Agreement--
                                        The Trustee" herein.

Master Servicer......................   _______________________________________.
                                        See "Pooling and  Servicing  Agreement--
                                        The Master Servicer" herein.

Principal (including
  prepayments).......................   All   principal   payments    (including
                                        principal  prepayments)  with respect to
                                        the   Mortgage   Loans  will  be  passed
                                        through  on  each   Distribution   Date,
                                        commencing   ________________,    199__.
                                        Principal prepayments will not be passed
                                        through  until the month  following  the
                                        month    of    receipt.    Holders    of
                                        Certificates will be entitled to receive
                                        such principal  payments and prepayments
                                        on each  Distribution Date on a pro rata
                                        basis in accordance  with the Percentage
                                        Interest  evidenced by their  respective
                                        Certificates.  The  Percentage  Interest
                                        evidenced by any Certificate is equal to
                                        the   initial   Certificate    Principal
                                        Balance thereof divided by the aggregate
                                        initial Certificate Principal Balance of
                                        all    of    the    Certificates.    See
                                        "Description   of   the   Certificates--
                                        Distributions"   herein   and   in   the
                                        Prospectus.

Interest.............................   Holders of Certificates will be entitled
                                        to distributions of interest payments on
                                        the Mortgage Loans on each  Distribution
                                        Date based on the Pass-Through  Rate and
                                        the   then    outstanding    Certificate
                                        Principal Balance thereof.

                                        Shortfalls  in  collections  of interest
                                        resulting from principal  prepayments in
                                        full on Mortgage  Loans[,  to the extent
                                        not  covered  by  the   application   of
                                        concurrent servicing
                                        compensation  of  the  Master  Servicer]
                                        will be  allocated  pro rata  among  all
                                        Certificates   then   outstanding.   See
                                        "Description   of   the   Certificates--
                                        Distributions"   herein   and   in   the
                                        Prospectus   [and    "Yield    on    the
                                        Certificates   and  Prepayments  of  the
                                        Mortgage Loans" herein].

The Mortgage Pool....................   The   Mortgage   Pool  will  consist  of
                                        30-year,   fixed  interest  rate,  level
                                        monthly   payment,    fully   amortizing
                                        Mortgage   Loans   with   an   aggregate
                                        principal balance as of the Cut-off Date
                                        of approximately $_____________ (subject
                                        to a permitted variance of plus or minus
                                        ___%). [Include appropriate information,
                                        with    corresponding    changes,    for
                                        different  types  of  loans.]  See  "The
                                        Mortgage Pool" herein.

Denominations........................   The Certificates  offered hereby will be
                                        offered   in    registered    form,   in
                                        denominations     evidencing     initial
                                        Certificate    Principal   Balances   of
                                        $___________  and  multiples of $_______
                                        in excess thereof,  with one Certificate
                                        evidencing    the   remainder   of   the
                                        aggregate initial Certificate  Principal
                                        Balance.

Record Date..........................   All distributions  will be made by or on
                                        behalf of the  Trustee to the persons in
                                        whose   names   the   Certificates   are
                                        registered  at the close of  business on
                                        the  last  business  day  of  the  month
                                        preceding the month in which the related
                                        Distribution     Date    occurs.     See
                                        "Description            of           the
                                        Certificates--Distributions" herein.

Credit Support:

A.   Pool Insurance Policy...........   The  Master  Servicer  will  obtain  and
                                        exercise its best reasonable  efforts to
                                        cause  to be  kept  in  full  force  and
                                        effect a Pool Insurance Policy issued by
                                        ___________________,   in   an   initial
                                        amount equal to ______% of the aggregate
                                        principal  balance of the Mortgage Loans
                                        as of the Cut-off Date. See "Description
                                        of   Credit   Support--Pool    Insurance
                                        Policy"  herein  and   "Description   of
                                        Credit Support--Pool Insurance Policies" in the Prospectus.

B.   Special Hazard
       Insurance Policy..............   The  Master  Servicer  will  obtain  and
                                        exercise its best reasonable  efforts to
                                        cause  to be  kept  in  full  force  and
                                        effect a Special Hazard Insurance Policy
                                        issued by __________________________, in
                                        an initial  amount  equal to _______% of
                                        the aggregate  principal  balance of the
                                        Mortgage  Loans as of the Cut-off  Date.
                                        See      "Description      of     Credit
                                        Support--Special     Hazard    Insurance
                                        Policy"  herein  and   "Description   of
                                        Credit Support--Special Hazard Insurance
                                        Policies" in the Prospectus.

C.   Bankruptcy Bond.................   The  Master  Servicer  will  obtain  and
                                        exercise its best reasonable  efforts to
                                        cause  to be  kept  in  full  force  and
                                        effect  a  Bankruptcy   Bond  issued  by
                                        __________________________________,   in
                                        an initial amount equal to _______% of the aggregate principal balance of the

                                        Mortgage  Loans as of the Cut-off  Date.
                                        See      "Description      of     Credit
                                        Support--Bankruptcy   Bond"  herein  and
                                        "Description          of          Credit
                                        Support--Bankruptcy    Bonds"   in   the
                                        Prospectus.

Advances ............................   The Master Servicer will be obligated to
                                        make Advances to Certificateholders with
                                        respect  to   delinquent   payments   of
                                        principal  and  interest on the Mortgage
                                        Loans, to the extent  described  herein.
                                        See       "Description       of      the
                                        Certificates--Advances" herein and in the Prospectus.

Optional Termination.................   At its option,  the [Depositor]  [Master
                                        Servicer]  may  repurchase  all  of  the
                                        Mortgage  Loans  in the  Trust  Fund and
                                        thereby  effect early  retirement of the
                                        Certificates on any Distribution Date on
                                        which the aggregate principal balance of
                                        the  Mortgage  Loans  remaining  in  the
                                        Trust  Fund  is  less  than  __%  of the
                                        aggregate   principal   balance  of  the
                                        Mortgage  Loans as of the Cut-off  Date.
                                        See     "Pooling      and      Servicing
                                        Agreement--Termination"    herein    and
                                        "Description            of           the
                                        Certificates--Termination"     in    the
                                        Prospectus.

Special Prepayment
  Considerations.....................   The rate of  principal  payments  on the
                                        Certificates collectively will depend on
                                        the  rate  and   timing   of   principal
                                        payments     (including     prepayments,
                                        defaults  and   liquidations  )  on  the
                                        Mortgage  Loans.  As is  the  case  with
                                        mortgage-backed   securities  generally,
                                        the    Certificates   are   subject   to
                                        substantial      inherent      cash-flow
                                        uncertainties because the Mortgage Loans
                                        may be prepaid  at any time.  Generally,
                                        when   prevailing   interest  rates  are
                                        increasing, prepayment rates on mortgage
                                        loans tend to  decrease,  resulting in a
                                        reduced return of principal to investors
                                        at a  time  when  reinvestment  at  such
                                        higher   prevailing   rates   would   be
                                        desirable.  Conversely,  when prevailing
                                        interest rates are declining, prepayment
                                        rates   on   mortgage   loans   tend  to
                                        increase,  resulting in a greater return
                                        of principal to investors at a time when
                                        reinvestment  at  comparable  yields may
                                        not  be  possible.  See  "Yield  on  the
                                        Certificates   and  Prepayments  of  the
                                        Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the
                                        Prospectus.

Special Yield
  Considerations.....................   The   yield   to    maturity    on   the
                                        Certificates will depend on the rate and
                                        timing of principal payments  (including
                                        prepayments,  defaults, liquidations) on
                                        the  Mortgage  Loans,  as well as  other
                                        factors as described  herein.  The yield
                                        to investors on the Certificates will be
                                        adversely  affected  by  any  allocation
                                        thereto    of    prepayment     interest
                                        shortfalls on the Mortgage Loans,  which
                                        are   expected   to   result   from  the
                                        distribution  of  interest  only  to the
                                        date of  prepayment  (rather than a full
                                        month's  interest)  in  connection  with
                                        prepayments in full, and the lack of any
                                        distribution  of  interest on the amount
                                        of any partial  prepayments.  See "Yield
                                        on the  Certificates  and Prepayments of
                                        the Mortgage Loans" herein,
                                        and     "Maturity     and     Prepayment
                                        Considerations" in the Prospectus.

Certain Federal Income Tax
  Consequences.......................   Upon  the   issuance   of  the   Offered
                                        CertificatesCadwalader,   Wickersham   &
                                        Taft,  counsel  to the  Depositor,  will
                                        deliver the following opinion: [Assuming
                                        compliance  with the  provisions  of the
                                        Pooling  and  Servicing  Agreement,  for
                                        federal  income tax purposes,  the Trust
                                        Fund  will  qualify  as a  "real  estate
                                        mortgage investment conduit" (a "REMIC")
                                        within  the  meaning  of  Sections  860A
                                        through 860G (the "REMIC Provisions") of
                                        the  Internal  Revenue Code of 1986 (the
                                        "Code"),  and (i) the  Class A,  Class B
                                        and Class C  Certificates  will evidence
                                        "regular  interests"  in such  REMIC and
                                        (ii) the  Class R  Certificates  will be
                                        the sole class of  "residual  interests"
                                        in such  REMIC,  each within the meaning
                                        of the REMIC Provisions in effect on the
                                        date hereof.] [Assuming  compliance with
                                        the Pooling and Servicing Agreement, for
                                        federal  income tax purposes,  the Trust
                                        Fund  will be  classified  as a  grantor
                                        trust   under   Subpart  E,  part  I  of
                                        subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                        Under the REMIC Regulations, the Class R
                                        Certificates  will  not be  regarded  as
                                        having  "significant value" for purposes
                                        of  applying   the  rules   relating  to
                                        "excess  inclusions."  In addition,  the
                                        Class  R  Certificates   may  constitute
                                        "noneconomic"   residual  interests  for
                                        purposes   of  the  REMIC   Regulations.
                                        Transfers  of the  Class R  Certificates
                                        will be restricted under the Pooling and
                                        Servicing  Agreement  to  United  States
                                        Persons in a manner  designed to prevent
                                        a  transfer  of a  noneconomic  residual
                                        interest  from being  disregarded  under
                                        the  REMIC  Regulations.   See  "Certain
                                        Federal Income Tax Consequences--Special
                                        Tax  Considerations  Applicable to REMIC
                                        Residual    Certificates"   herein   and
                                        "Certain      Federal     Income     Tax
                                        Consequences--REMICs--Taxation of Owners
                                        of REMIC  Residual  Certificates--Excess
                                        Inclusions"  and  "--Noneconomic   REMIC
                                        Residual     Certificates"     in    the
                                        Prospectus.

                                        The  Class R  Certificateholders  may be
                                        required  to report an amount of taxable
                                        income  with  respect to the early years
                                        of   the   Trust    Fund's   term   that
                                        significantly  exceeds  distributions on
                                        the  Class R  Certificates  during  such
                                        years, with corresponding tax deductions
                                        or losses deferred until the later years
                                        of the Trust Fund's  term.  Accordingly,
                                        on  a  present  value  basis,   the  tax
                                        detriments   occurring  in  the  earlier
                                        years may  substantially  exceed the sum
                                        of any tax  benefits in the later years.
                                        As    a    result,     the    Class    R
                                        Certificateholders'  after-tax  rate  of
                                        return may be zero or negative,  even if
                                        their   pre-tax   rate  of   return   is
                                        positive.

                                        See "Yield and Maturity Considerations,"
                                        especially      "--Additional      Yield
                                        Considerations  Applicable Solely to the

                                        Class  R  Certificates",   and  "Certain
                                        Federal Income Tax Consequences--Special
                                        Tax  Considerations  Applicable to REMIC
                                        Residual Certificates" herein.

                                        For further  information  regarding  the
                                        Federal  income  tax   consequences   of
                                        investing  in the Offered  Certificates,
                                        see   "Certain    Federal   Income   Tax
                                        Consequences"    herein   and   in   the
                                        Prospectus.

Rating...............................   It is a condition to the issuance of the
                                        Certificates  offered  hereby  that  the
                                        Certificates  be rated  ________________
                                        by _______________  ___________________.
                                        A    security    rating    is    not   a
                                        recommendation  to  buy,  sell  or  hold
                                        securities   and  may  be   subject   to
                                        revision  or  withdrawal  at any time by
                                        the assigning rating organization.  Each
                                        security   rating  should  be  evaluated
                                        independently   of  any  other  security
                                        rating.   A  security  rating  does  not
                                        address the frequency of  prepayments of
                                        Mortgage  Loans,  nor the  corresponding
                                        effect on yield to investors. See "Yield
                                        on  the   Certificates"   and   "Rating"
                                        herein.

Legal Investment.....................   The    Certificates    will   constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market Enhancement Act of 1984 ("SMMEA")
                                        so long as they are  rated as  described
                                        herein,   and,   as  such,   are   legal
                                        investments for certain  entities to the
                                        extent  provided  in SMMEA.  See  "Legal
                                        Investment"   in  the   Prospectus   and
                                        "Rating" herein.


                                  RISK FACTORS

                                [To Be Provided]



                                THE MORTGAGE POOL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

     [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the Mortgaged Property initially would be owner-occupied as its primary residence.]

     [All Mortgage Loans will have Net Mortgage Rates of ____%.] [As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate.] The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%.  The Mortgage  Loans will have  Servicing  Fee Rates  ranging from ___% to
___%, with a weighted average Servicing Fee Rate as of the Cut-off Date of ___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

     The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

          No more than  ____% of the  Mortgage  Loans  will  have  Loan-to-Value
     Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

          At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. [Except as indicated in the preceding sentence, no more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.]

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

          No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.

     [The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.]

     [Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:


                                 MORTGAGE RATES

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
                 Mortgage Rates                                          Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
                                                                     $                              %
                                                                     ---------------   -----------------
         Total                                                       $                           100%
                                                                     ===============   =================

     As of the Cut-off Date, the weighted average Mortgage Rate was ______% per annum.

                       REMAINING TERMS TO STATED MATURITY

                                                                        Aggregate
               Remaining Terms to                                         Unpaid         Percentage of
                Stated Maturity                    Number of Loans      Principal       Aggregate Unpaid
                  (in Months)                                            Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
                                                                     $                              %


                                                                     ---------------   -----------------
         Total................................                       $                           100%
                                                                     ===============   =================

     As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately _______ months.


                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
         Original Loan-To-Value Ratios                                   Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
Up to 70.00%..................................                       $                              %
70.01%--80.00%................................
80.01%--90.00%................................
                                                     -------------   ---------------   -----------------
More than 90.00%..............................
                                                     -------------   ---------------   -----------------
         Total................................                       $                           100%
                                                     =============   ===============   =================

     As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was _____% per annum.


                              ORIGINAL LOAN AMOUNTS

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
             Original Loan Amounts                                       Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
Up to $50,000.00............................                         $                              %
$  50,000 -   $99,999.99....................
$ 100,000 -  $149,999.99....................
$ 150,000 -  $199,999.99....................
$ 200,000 -  $249,999.99....................
$ 250,000 -  $299,999.99....................
$ 300,000 -  $349,999.99....................
$ 350,000 -  $399,999.99....................
$ 400,000 -  $449,999.99....................
$ 450,000 -  $500,000.......................
                                                     -------------   ---------------   -----------------
         Total..............................                         $                           100%
                                                     =============   ===============   =================

     As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $______________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $___________ and $________________, respectively.

                                 TYPES OF LOANS

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
                     Types                                               Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
Conventional Loans secured by:                                       $                              %
     One-family detached
     Low-rise condominiums/2 family..........
     High-rise condominiums/3-4 family.......
                                                   ---------------   ---------------   -----------------
         Total...............................                        $                           100%
                                                   ===============   ===============   =================


                     YEARS OF ORIGINATION OF MORTGAGE LOANS

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
              Years of Origination                                       Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
199_ ........................................                        $                              %
199_ ........................................
199_ ........................................
199_ ........................................
199_ ........................................
                                                   ---------------   ---------------   -----------------
        Total................................                        $                           100%
                                                   ===============   ===============   =================


                        OCCUPANTS OF MORTGAGED PROPERTIES

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
                                                                         Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
Owner........................................                        $                              %
     Primary residence.......................
     Vacation/second home....................
     Non-owner occupied investment
       property..............................
                                                   ---------------   ---------------   -----------------
        Total................................                        $                           100%
                                                   ===============   ===============   =================

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                   Number of Loans      Principal       Aggregate Unpaid
                     States                                              Balance       Principal Balance
------------------------------------------------   ---------------   ---------------   -----------------
                                                                     $                              %
                                                   ---------------   ---------------   -----------------

         Total                                                       $                           100%
                                                   ===============   ===============   =================

     [The foregoing information will be modified to the extent necessary to describe different types of mortgage loans.]


                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.


                         DESCRIPTION OF THE CERTIFICATES

     The Series 199__-__ Certificates will consist of a single class of Certificates. The Certificates have an initial Certificate Principal Balance of $____________, evidencing 100% of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date.


Distributions

     On each Distribution Date, the Available Distribution Amount will be distributed to the holders of the Certificates, in each case to the extent of available funds:

          (i) the Accrued Certificate Interest thereon for such Distribution Date (plus any Accrued Certificate Interest remaining unpaid from a previous Distribution Date); and

          (ii) an amount equal to the sum of the following, to be applied to reduce the Certificate Principal Balance thereof:

               (A) the principal portion of all scheduled monthly payments on the related Mortgage Loans due during the related Due Period, whether or not received;

               (B) the sum of the following amounts: (a) all full and partial principal prepayments made by the respective mortgagors during the related Prepayment Period, (b) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, representing or allocable to recoveries of principal on the Mortgage Loans received during the related Prepayment Period, and (c) all proceeds of the repurchase [(or, in the case of a substitution, certain amounts representing a principal adjustment)] of any Mortgage Loan as required by the Agreement since the preceding Distribution Date; and

               (C) any amounts described in this clause (ii) for any previous Distribution Date which remain unpaid.

     For any Distribution Date, the Accrued Certificate Interest on the Certificates will be an amount equal to one month's interest at the Pass-Through Rate on the outstanding Certificate Principal Balance of such Certificates immediately prior to such Distribution Date, based on a year of twelve 30-day months, subject to reduction as follows.

     [The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation to cover any shortfalls in collections of a full month's interest resulting from principal prepayments in full of Mortgage Loans, to the extent of an aggregate amount equal to its total servicing compensation for the concurrent period.] For any Distribution Date, Accrued Certificate Interest on each Certificate will be reduced in the event of shortfalls in collections of interest resulting from principal prepayments in full of Mortgage Loans during the Prepayment Period [, to the extent not covered by the application of servicing compensation of the Master Servicer, as described above]. The aggregate amount of any such shortfalls will be allocated among all of the outstanding Certificates, in proportion to the respective amounts of Accrued Certificate Interest that would otherwise have been payable thereon absent such reductions and absent any delinquencies or losses.

     With respect to any Distribution Date, the Available Distribution Amount will equal the total amount of all cash on deposit in the Certificate Account as of the corresponding Determination Date, together with Advances made by the Master Servicer in respect of such Distribution Date, exclusive of:

          (a) all monthly payments collected but due on a date subsequent to the related Due Period,

          (b) all prepayments and other unscheduled recoveries of principal, and related payments of interest thereon, received subsequent to the related Prepayment Period, and

          (c) any amounts in the Certificate Account which are payable or reimbursable to the Master Servicer.

     All distributions will be made by the [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made [either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) at the request to the [Trustee] [Master Servicer] in writing by the Record Date immediately prior to such Distribution Date of any holder of Certificates having an initial Certificate Principal Balance in excess of $_______________, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request]. Distributions to holders of Certificates will be allocated among such holders in proportion to their respective Percentage Interests.

Advances

     Subject to the following limitations, the Master Servicer will be obligated to advance on or before each Distribution Date its own funds, or funds in the Certificate Account which are in excess of those included in the Available Distribution Amount for such Distribution Date, in an aggregate amount sufficient to assure payment to the holders of the Certificates of the total of all amounts required to be distributed thereon on such Distribution Date as described above under "Distributions" (after first applying towards such payment the entire Available Distribution Amount), but not more than the aggregate of payments of principal and interest (adjusted to the Net Mortgage Rate) which were due during the related Due Period and delinquent on the related Determination Date, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure. The obligation of the Master Servicer to make any such Advance is subject to the good faith determination by the Master Servicer that the Advance will be recoverable from late collections, Insurance Proceeds or Liquidation Proceeds. By operation of the foregoing provision, to the extent of remaining coverage under the Credit Support described below, the Master Servicer will generally be obligated to make Advances without regard to recoverability from the related mortgagor or Mortgaged Property. All Advances will be reimbursable to the Master Servicer from related late collections, Insurance Proceeds, Liquidation Proceeds from the Mortgage Loan or, if the Master Servicer determines that an Advance is not so recoverable, from cash otherwise distributable to the Certificateholders.


Example of Distributions

     The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates were issued in _________ 199__ and that distributions are made on the 25th of each month.

________ 1...........................   Cut-off  Date.  The  initial   principal
                                        balance  of the  Mortgage  Loans will be
                                        the aggregate  principal  balance of the
                                        Mortgage Loans as of _________ 1, 199__,
                                        after  deducting any principal  payments
                                        due  on  or  before   such   date.   Any
                                        principal  and interest  payments due on
                                        or  before  _________  1, as well as any
                                        Retained  Interest,  will not be part of
                                        the Trust Fund,  and the Depositor  will
                                        retain  such   amounts   when  they  are
                                        received.

_________ 2 through
     _________ 30....................   Prepayment Period.  Principal  payments,
                                        and  interest  thereon  to the  date  of
                                        prepayment  in  the  case  of  principal
                                        prepayments  in  full,  received  at any
                                        time   during   this   period   will  be
                                        deposited into the Certificate Account for distribution to Certificateholders on ___________ 25.

_________ 30.........................   Record    Date.     Distributions     on
                                        ___________   25   will   be   made   to
                                        Certificateholders   of  record  at  the
                                        close of business on the last business day of the month immediately preceding the month of distribution.

_________ 2 to
     ___________ 20..................   Collection  Period.  Payments due during
                                        the   related   Due  Period   (_________
                                        2--___________  1) from  mortgagors will
                                        be deposited in the Certificate  Account
                                        or  Sub-Servicing  account as  received,
                                        and  will  include  scheduled  principal
                                        payments  plus interest on the _________
                                        balances, less
                                        interest  from the date of prepayment of
                                        any  Mortgage  Loan  prepaid  in full in
                                        _________.

___________ 20.......................   Determination   Date.   The  amounts  of
                                        principal and interest that will be distributed on ___________ 25 will be determined by or on behalf of the Master
                                        Servicer.

___________ 25 ......................   Distribution  Date. On  ___________  25,
                                        the Master  Servicer will  distribute or
                                        cause   to   be   distributed   to   the
                                        Certificateholders      the      amounts
                                        determined  on  ___________   20.  If  a
                                        monthly  payment  due during the related
                                        Due Period is received  from a mortgagor
                                        after ___________ 20 and funds have been
                                        distributed with respect to such payment
                                        from  the  Certificate   Account,   such
                                        payment  will  be  deposited   into  the
                                        Certificate   Account  as  reimbursement
                                        therefor.  If an Advance  has been made,
                                        the  Master   Servicer  will   reimburse
                                        itself to the  extent  permitted  by the
                                        Agreement by  withdrawing  the amount of
                                        such   payment   from  the   Certificate
                                        Account.  If no such  Advance  has  been
                                        made,   such   late   payment   will  be
                                        distributed to the Certificateholders in
                                        October.

                                        Succeeding   months   follow  the  above
                                        pattern, except for the Cut-off Date.


                          DESCRIPTION OF CREDIT SUPPORT

[Pool Insurance Policy

     Subject to the limitations described under "Description of Credit Support--Pool Insurance Policies" in the Prospectus, the Master Servicer will obtain and exercise its best reasonable efforts to keep in full force and effect a Pool Insurance Policy. The initial amount available under the Pool Insurance Policy will be [equal to __%] [in a range from __% to __%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. [The precise amount of coverage will be determined by the exact Mortgage Pool characteristics, and will be included in the report on Form 8-K referred to in "The Mortgage Pool" herein.]

     The Pool Insurance Policy will be issued by ___________________________ (the "Pool Insurer"). [Include information regarding the Pool Insurer.] The information set forth above concerning the Pool Insurer has been obtained by the Depositor from the financial statements of the Pool Insurer.]


[Special Hazard Insurance Policy

     Subject  to  the  limitations   described  under   "Description  of  Credit
Support--Special Hazard Insurance Policies" in the Prospectus, the Master Servicer will obtain and exercise its best reasonable efforts to obtain and keep in full force and effect a Special Hazard Insurance Policy. The initial amount available under the Special Hazard Insurance Policy will equal [not less than] _________% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The Special Hazard Insurance Policy will be issued by _________________ (the "Special Hazard Insurer"). [Include information regarding the Special Hazard Insurer.] The information set forth above concerning the Special Hazard Insurer has been obtained by the Depositor from the financial statements of the Special Hazard Insurer.]

[Bankruptcy Bond

     Subject to the limitations described under "Description of Credit Support--Bankruptcy Bonds" in the Prospectus, the Master Servicer will obtain and exercise its best reasonable efforts to keep in full force and effect a Bankruptcy Bond. The initial amount available under the Bankruptcy Bond will be $____________.

     The Bankruptcy Bond will be issued by _____________________ (the "Bankruptcy Bond Issuer"). [Include information regarding the Bankruptcy Bond Issuer.] The information set forth above concerning the Bankruptcy Bond Issuer has been obtained by the Depositor from the financial statements of the Bankruptcy Bond Issuer.]


                    YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

Delay in Payment of Interest

     The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.


Prepayment Considerations and Risks

     The rate of principal payments on the Certificates, the aggregate amount of distributions on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Unaffiliated Seller, the Master Servicer and Depositor). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

     In general, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The Mortgage Loans are subject to assumption under circumstances described under "Description of the Certificates--Collection and other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions; Prepayment Charges and Prepayments" in the

Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

     Since  the  rate  of  principal  payments  (including  prepayments)  on the
Mortgage  Loans  will  significantly   affect  the  yield  to  maturity  on  the
Certificates,  prospective  investors  are  urged to  consult  their  investment advisors as to both the rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.


                         POOLING AND SERVICING AGREEMENT

General

     The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint ________________________ (the "Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office of
______________________________________________________,        located        in
________________________________,  which  will serve as  Certificate  Registrar.
____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corp. IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.


The Master Servicer

     _____________________________,   a   _____________________   (the   "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

     The following table summarized the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                         Year Ended December 31,
                                                         ------------------------------------------------------
                                                           199_           199_           199_            199_
                                                         --------       --------       --------        --------
                                                                     (Dollar Amounts in Thousands)
Principal Balance (end of period)...................     $              $              $               $
Total Number of Loans...............................
Total Number of Foreclosures........................
Percent Foreclosed by Number of Loans...............            %              %              %               %

     The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                       Year Ended December 31,
                                                         ------------------------------------------------------
                                                           199_           199_           199_            199_
                                                         --------       --------       --------        --------
                                                                    (Dollar Amounts in Thousands)
Period of Delinquency:
30-59 days                                               $              $              $               $
Principal Balance
Number of Loans
Percent of Delinquent by Number of Loans                        %              %              %               %

Period of Delinquency:
60-89 days                                               $              $              $               $
Principal Balance
Number of Loans
Percent of Delinquent by Number of Loans                        %              %              %               %

Period of Delinquency:
90 days or more                                          $              $              $               $
Principal Balance
Number of Loans
Percent of Delinquent by Number of Loans                        %              %              %               %

In foreclosure
Principal Balance                                        $              $              $               $
Number of Loans
Percent Delinquent by Number of Loans                           %              %              %               %

Total Delinquent and in Foreclosure
Principal Balance                                        $              $              $               $
Number of Loans
Percent Delinquent by Number of Loans                           %              %              %               %

     While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.


The Trustee

     ______________________________________________________________________,   a
___________________________________ (the "Trustee"), will act as Trustee for the
Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.


Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including compensation of any Sub-Servicers. The Master Servicer is also obligated to include in each distribution on the Certificates that portion of its servicing compensation equal to interest at the Net Mortgage Rate on the principal balance of any Mortgage Loan as to which a prepayment or liquidation occurs, such interest commencing on the date of the prepayment or liquidation and ending on the due date of the Mortgage Loan immediately following the date of the prepayment or other liquidation. See "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.


Voting Rights

     At all times, the Voting Rights will be allocated among the holders of the Certificates in proportion to the Percentage Interests evidenced thereby.


Termination

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the [Depositor] [Master Servicer] exercises such option, the repurchase price distributed with respect to each Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

     The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     ________________________,    a   _______________,   will   act   as   REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

     For further  information  regarding the Federal income tax  consequences of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the Prospectus.


      SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES

     The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC
Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income

Tax    Consequences--REMICs--Taxation    of    Owners    of    REMIC    Residual
Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

     Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity Considerations--Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Certificates. The Underwriter is obligated to purchase all Certificates offered hereby if any are purchased.]

     [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

     [Distribution of the Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

     The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATING

     [It is a condition to issuance that the Certificates offered hereby be rated in the second highest rating category by such nationally recognized statistical rating organization as the Depositor may designate]. [rating agency language] See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                   SUBJECT TO COMPLETION, DATED JULY __, 1997

PROSPECTUS SUPPLEMENT                                                [Version 2]
(To Prospectus dated ____________, 199__)

                 $___________________ initial Senior Certificate
                         Principal Balance (Approximate)
              Senior Asset-Backed Certificates, Series 199__-______
                           _______% Pass-Through Rate

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV

                                    Depositor


                         [----------------------------]
                                 Master Servicer

The Series 199__-__ Certificates will consist of a single class of Senior Certificates and [a single class] [two classes] of Subordinate Certificates. The Senior Certificates are designated as the Class A Certificates and the Subordinate Certificates are designated as the Class B[-1 and Class B-2] Certificates. Only the Senior Certificates are offered hereby.

The Series 199__-__ Certificates will represent in the aggregate the entire beneficial ownership in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional [one- to four-family [30-year, fixed interest rate] first mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of __________, 199_ of approximately $__________ (subject to a permitted variance as described herein under "Additional Information") to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). Principal and interest are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date").

Except under certain circumstances described herein, shortfalls in collections on the Mortgage Loans will be allocated first to the Subordinate Certificates. As further described herein, until the Distribution Date occurring in ___________________, or on any Distribution Date thereafter on which the Senior Percentage (as described herein) is greater than the initial Senior Percentage, all principal prepayments on the Mortgage Loans will be distributed solely to holders of the Senior Certificates.

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-____ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE ACCOMPANYING PROSPECTUS.

[An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================== =================== ============== =================== ==================
                                                     Aggregate Initial                     Underwriting      Proceeds to the
                                                        Certificate        Price to       Discounts and     Depositor (1)(2)
                                                     Principal Balance     Public(1)       Commissions
---------------------------------------------------- ------------------- -------------- ------------------- ------------------
Series 199__-__ Certificates......................   $                               %                   %                  %
==================================================== =================== ============== =================== ==================

(1)  Plus accrued interest from ______________, 199__.]

(2) Before deducting expenses payable by the Depositor estimated to be $_____________.]

[The Senior Certificates offered hereby will be [purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered by [the Underwriter] from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates, before deducting expenses payable by the Depositor estimated to be $___________, will be ____% of the aggregate of the initial Certificate Principal Balance of the Senior
Certificates, plus accrued interest at the Pass-Through Rate from ______________, 199__.]

The Senior Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Senior Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.

                            PaineWebber Incorporated
                               ____________, 199__

The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
 SUMMARY OF PROSPECTUS SUPPLEMENT...............................................................................S-4

 RISK FACTORS..................................................................................................S-10

 THE MORTGAGE POOL.............................................................................................S-10

 ADDITIONAL INFORMATION........................................................................................S-13

 DESCRIPTION OF THE CERTIFICATES...............................................................................S-13
      Distributions............................................................................................S-14
      Advances.................................................................................................S-17
      Allocation of Losses; Subordination......................................................................S-17
      Reserve Fund.............................................................................................S-18
      Example of Distributions.................................................................................S-18

 YIELD ON THE CERTIFICATES AND PREPAYMENTS  OF THE MORTGAGE LOANS..............................................S-19
      Delay in Payment of Interest.............................................................................S-19
      Prepayment Considerations and Risks......................................................................S-19

 POOLING AND SERVICING AGREEMENT...............................................................................S-20
      General..................................................................................................S-20
      The Master Servicer......................................................................................S-20
      The Trustee..............................................................................................S-22
      Servicing and Other Compensation and Payment of Expenses.................................................S-23
      Voting Rights............................................................................................S-23
      Termination..............................................................................................S-23

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................................................S-23

 SPECIAL TAX CONSIDERATIONS APPLICABLE  TO REMIC RESIDUAL CERTIFICATES.........................................S-24

 PLAN OF DISTRIBUTION..........................................................................................S-25

 LEGAL MATTERS.................................................................................................S-26

 RATING........................................................................................................S-26

Until _______________, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series......................   Asset-Backed    Certificates,     Series
                                        199__-__  ___% Pass-  Through  Rate (the
                                        "Certificates").

Senior Certificates..................   $_____________    initial    Certificate
                                        Principal  Balance  (approximate),  ___%
                                        Pass-Through      Rate,       evidencing
                                        approximately    _____%   (the   initial
                                        "Senior  Percentage")  of the  aggregate
                                        principal  balance of the Mortgage Loans
                                        as  of   ____________   1,   199__  (the
                                        "Cut-off Date").

Subordinate Certificates.............   As  to  Class   B[-1],   $______________
                                        initial  Certificate  Principal  Balance
                                        (approximate),  ____% Pass-Through Rate,
                                        evidencing  approximately  ____%  of the
                                        aggregate   principal   balance  of  the
                                        Mortgage  Loans as of the Cut-off  Date.
                                        [The Class B-2 Certificates,  which have
                                        no Certificate  Principal Balance and no
                                        Pass-Through  Rate,  represent the right
                                        to receive the amount, if any, remaining
                                        in  the  Trust  Fund  after  the  Senior
                                        Certificates    and   the    Class   B-1
                                        Certificates  have  been  retired.]  See
                                        "Description   of   the   Certificates--
                                        Distributions" herein.

                                        The  Subordinate  Certificates  are  not
                                        being offered hereby, and may be sold at
                                        any  time to one or  more  institutional
                                        investors in  accordance  with the terms
                                        of the Pooling and Servicing  Agreement,
                                        dated  as  of   ___________   1,  199__,
                                        pursuant  to which the  Series  199__-__
                                        Certificates   will   be   issued   (the
                                        "Agreement").

Depositor............................   PaineWebber      Mortgage     Acceptance
                                        Corporation  IV, a wholly-owned  limited
                                        purpose     finance     subsidiary    of
                                        PaineWebber Group Inc., and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Trustee..............................   ____________________________________.
                                        See "Pooling and Servicing  Agreement --
                                        The Trustee" herein.

Master Servicer......................   _____________________________.       See
                                        "Pooling and Servicing  Agreement -- The
                                        Master Servicer" herein.

Principal (including
  prepayments).......................   Principal on the Certificates is payable
                                        on the 25th  day of each  month  or,  if
                                        such day is not a business  day, then on
                                        the  next   succeeding   business   day,
                                        beginning in ____________  199_ (each, a
                                        "Distribution   Date")  Holders  of  the
                                        Senior  Certificates  and holders of the
                                        [Class   B-1[Subordinate]   Certificates
                                        will be entitled to receive on each Distribution

                                        Date principal  payments on the Mortgage
                                        Loans (including principal prepayments) in the respective amounts and order of priority as described herein and in the Prospectus.

                                        To  the  extent  of   available   funds,
                                        holders of the Senior  Certificates will
                                        be   entitled   to   receive   on   each
                                        Distribution    Date    (i)   the   then
                                        applicable   Senior  Percentage  of  all
                                        scheduled  principal payments due on the
                                        Mortgage   Loans   during   the   period
                                        commencing  on  the  second  day  of the
                                        month prior to the month of distribution
                                        and ending on the first day of the month
                                        of distribution (the "Due Period"), (ii)
                                        the then applicable Senior  [Prepayment]
                                        Percentage   of  all   prepayments   and
                                        certain  other   unscheduled   principal
                                        recoveries  received with respect to the
                                        Mortgage Loans in the month prior to the
                                        month of distribution  (the  "Prepayment
                                        Period"),  and (iii) as to any defaulted
                                        Mortgage    Loan    which   is   finally
                                        liquidated in the Prepayment  Period, an
                                        amount  representing  the net  amount of
                                        principal  recovered (plus an additional
                                        amount   representing   the  Unrecovered
                                        Senior Portion as defined herein), but not more than the then applicable Senior Percentage of the Scheduled Principal Balance thereof (as defined herein).

                                        The "Senior  Percentage"  initially will
                                        be  approximately  ____%,  and  on  each
                                        Distribution  Date will be  adjusted  to
                                        reflect  the  then   current   ownership
                                        interest in the Trust Fund  evidenced by
                                        the  Senior  Certificates.  [The  Senior
                                        Prepayment  Percentage initially will be
                                        100%;  starting on the Distribution Date
                                        occurring in _________________,  it will
                                        decline  annually in  accordance  with a
                                        schedule   described   herein  until  it
                                        equals   the  then   applicable   Senior
                                        Percentage;    however,    the    Senior
                                        Prepayment  Percentage  will be 100% for
                                        any Distribution  Date on which the then
                                        applicable  Senior Percentage is greater
                                        than the initial Senior Percentage. This
                                        will have the effect of accelerating the
                                        amortization of the Senior  Certificates
                                        while   increasing   the   proportionate
                                        interest in the Trust Fund  evidenced by
                                        the Subordinate Certificates. Increasing
                                        the   proportionate   interest   of  the
                                        Subordinate   Certificates  relative  to
                                        that  of  the  Senior   Certificates  is
                                        intended to preserve the availability of
                                        the   subordination   provided   by  the
                                        Subordinate      Certificates.       See
                                        "Description            of           the
                                        Certificates--Distributions"  herein and
                                        in  the  Prospectus.]   Holders  of  the
                                        Senior   Certificates  and  [Class  B-1]
                                        [Subordinate]   Certificates   will   be
                                        entitled  to  receive   such   principal
                                        payments  and  prepayments  allocated to
                                        that class on each  Distribution Date on
                                        a pro rata basis in accordance  with the
                                        Percentage  Interest  evidenced by their
                                        respective Certificates.  The Percentage
                                        Interest evidenced by any Certificate is
                                        equal   to   the   initial   Certificate
                                        Principal Balance thereof divided by the aggregate initial Certificate Principal Balance of all of the Certificates of the respective class.

Interest.............................   To  the  extent  of   available   funds,
                                        holders of  the Senior Certificates  and
                                        the    [Class     B-1]     [Subordinate]
                                        Certificates
                                        will be entitled to distributions of interest payments on the Mortgage Loans on each Distribution Date based on the applicable Pass-Through Rate and the then outstanding Certificate Principal
                                        Balance thereof.

                                        Shortfalls  in  collections  of interest
                                        resulting from principal  prepayments in
                                        full on Mortgage  Loans [, to the extent
                                        not  covered  by  the   application   of
                                        concurrent servicing compensation of the
                                        Master  Servicer]  will be allocated pro
                                        rata among all  classes of  Certificates
                                        then    outstanding.    Shortfalls    in
                                        collections  of interest  resulting from
                                        delinquencies   will  be  borne  by  the
                                        Subordinate Certificates so long as they
                                        remain outstanding.  See "Description of
                                        the Certificates --Distributions" herein
                                        and in the Prospectus [and "Yield on the
                                        Certificates   and  Prepayments  of  the
                                        Mortgage Loans" herein].

Allocation of Losses.................   Subject  to  the  limitations  described
                                        herein    [(including   the   limitation
                                        relating to allocation of Special Hazard
                                        Realized  Losses)],  losses of principal
                                        realized on the  Mortgage  Loans will be
                                        allocated     to     the     Subordinate
                                        Certificates  prior to allocation to the
                                        Senior Certificates. See "Description of
                                        the   Certificates   --   Allocation  of
                                        Losses; Subordination" herein.

[Reserve Fund........................   In order to preserve the availability of
                                        the subordination  provisions  described
                                        herein  the  [Master   Servicer]   shall
                                        establish  and maintain a Reserve  Fund.
                                        See  "Description of the  Certificates--
                                        Reserve Fund" herein and "Description of Credit Support-- Reserve Funds" in the
                                        Prospectus.]

The Mortgage Pool....................   The   Mortgage   Pool  will  consist  of
                                        30-year,   fixed  interest  rate,  level
                                        monthly   payment,    fully   amortizing
                                        Mortgage   Loans,   with  an   aggregate
                                        principal balance as of the Cut-off Date
                                        of approximately  $___________  (subject
                                        to a permitted variance of plus or minus
                                        _____%).       [Include      appropriate
                                        information, with corresponding changes, for different types of loans.] See "The
                                        Mortgage Pool" herein.

Denominations........................   The Senior  Certificates  offered hereby
                                        will be offered in  registered  form, in
                                        denominations     evidencing     initial
                                        Certificate    Principal   Balances   of
                                        $___________  and  multiples of $_______
                                        in excess thereof, with one Certificate evidencing an additional amount equal to the remainder of the aggregate initial
                                        Certificate Principal Balance.

Record Date..........................   All distributions  will be made by or on
                                        behalf of the  Trustee to the persons in
                                        whose   names   the   Certificates   are
                                        registered  at the close of  business on
                                        the  last  business  day  of  the  month
                                        preceding the month in which the related
                                        Distribution     Date    occurs.     See
                                        "Description   of   the   Certificates--
                                        Distributions" herein.

Advances.............................   The Master Servicer will be obligated to
                                        make  Advances  to holders of the Senior
                                        Certificates  in respect  of  delinquent
                                        payments of  principal  and  interest on
                                        the  Mortgage   Loans,   to  the  extent
                                        described herein. See "Description of the Certificates--Advances" herein and in the Prospectus.

Optional Termination.................   At its  option,  the  [Depositor][Master
                                        Servicer]  may  repurchase  all  of  the
                                        Mortgage  Loans  in the  Trust  Fund and
                                        thereby  effect early  retirement of the
                                        Certificates on any Distribution Date on
                                        which the aggregate principal balance of
                                        the  Mortgage  Loans  remaining  in  the
                                        Trust  Fund  is  less  than  __%  of the
                                        aggregate   principal   balance  of  the
                                        Mortgage  Loans as of the Cut-off  Date.
                                        See     "Pooling      and      Servicing
                                        Agreement--Termination"    herein    and
                                        "Description   of   the   Certificates--
                                        Termination" in the Prospectus.

Special Prepayment
  Considerations.....................   The rate of  principal  payments  on the
                                        Senior  Certificates  collectively  will
                                        depend   on  the  rate  and   timing  of
                                        principal      payments       (including
                                        prepayments, defaults and liquidations )
                                        on the  Mortgage  Loans.  As is the case
                                        with     mortgage-backed      securities
                                        generally,  the Senior  Certificates are
                                        subject    to    substantial    inherent
                                        cash-flow   uncertainties   because  the
                                        Mortgage  Loans  may be  prepaid  at any
                                        time.    Generally,    when   prevailing
                                        interest    rates    are     increasing,
                                        prepayment  rates on mortgage loans tend
                                        to  decrease,  resulting  in  a  reduced
                                        return of  principal  to  investors at a
                                        time when  reinvestment  at such  higher
                                        prevailing  rates  would  be  desirable.
                                        Conversely,   when  prevailing  interest
                                        rates are declining, prepayment rates on
                                        mortgage   loans   tend   to   increase,
                                        resulting   in  a   greater   return  of
                                        principal  to  investors  at a time when
                                        reinvestment  at  comparable  yields may
                                        not  be  possible.  See  "Yield  on  the
                                        Certificates   and  Prepayments  of  the
                                        Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the
                                        Prospectus.

Special Yield
  Considerations.....................   The  yield  to  maturity  on the  Senior
                                        Certificates will depend on the rate and
                                        timing of principal payments  (including
                                        prepayments,  defaults, liquidations) on
                                        the  Mortgage  Loans,  as well as  other
                                        factors as described  herein.  The yield
                                        to investors on the Certificates will be
                                        adversely  affected  by  any  allocation
                                        thereto    of    prepayment     interest
                                        shortfalls on the Mortgage Loans,  which
                                        are   expected   to   result   from  the
                                        distribution  of  interest  only  to the
                                        date of  prepayment  (rather than a full
                                        month's  interest)  in  connection  with
                                        prepayments in full, and the lack of any
                                        distribution  of  interest on the amount
                                        of any partial  prepayments.  See "Yield
                                        on the  Certificates  and Prepayments of
                                        the   Mortgage   Loans"   herein,    and
                                        "Maturity and Prepayment Considerations" in the Prospectus.

[Certain Federal Income Tax
  Consequences.......................   Upon  the   issuance   of  the   Offered
                                        Certificates,  Cadwalader,  Wickersham &
                                        Taft,  counsel  to the  Depositor,  will
                                        deliver the following opinion: [Assuming
                                        compliance  with the
                                        provisions  of the Pooling and Servicing
                                        Agreement,   for   federal   income  tax
                                        purposes, the Trust Fund will qualify as
                                        a  "real  estate   mortgage   investment
                                        conduit" (a "REMIC")  within the meaning
                                        of  Sections   860A  through  860G  (the
                                        "REMIC   Provisions")  of  the  Internal
                                        Revenue Code of 1986 (the  "Code"),  and
                                        (i) the  Class  A,  Class B and  Class C
                                        Certificates   will  evidence   "regular
                                        interests"  in such  REMIC  and (ii) the
                                        Class R  Certificates  will be the  sole
                                        class of  "residual  interests"  in such
                                        REMIC,  each  within the  meaning of the
                                        REMIC  Provisions  in effect on the date
                                        hereof.]  [Assuming  compliance with the
                                        Pooling  and  Servicing  Agreement,  for
                                        federal  income tax purposes,  the Trust
                                        Fund  will be  classified  as a  grantor
                                        trust   under   Subpart  E,  part  I  of
                                        subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                        Under the REMIC Regulations, the Class R
                                        Certificates  will  not be  regarded  as
                                        having  "significant value" for purposes
                                        of  applying   the  rules   relating  to
                                        "excess  inclusions."  In addition,  the
                                        Class  R  Certificates   may  constitute
                                        "noneconomic"   residual  interests  for
                                        purposes   of  the  REMIC   Regulations.
                                        Transfers  of the  Class R  Certificates
                                        will be restricted under the Pooling and
                                        Servicing  Agreement  to  United  States
                                        Persons in a manner  designed to prevent
                                        a  transfer  of a  noneconomic  residual
                                        interest  from being  disregarded  under
                                        the  REMIC  Regulations.   See  "Certain
                                        Federal  Income  Tax   Consequences   --
                                        Special Tax Considerations Applicable to
                                        REMIC Residual  Certificates" herein and
                                        "Certain      Federal     Income     Tax
                                        Consequences--REMICs--Taxation of Owners
                                        of REMIC  Residual  Certificates--Excess
                                        Inclusions"  and  "--Noneconomic   REMIC
                                        Residual     Certificates"     in    the
                                        Prospectus.

                                        The  Class R  Certificateholders  may be
                                        required  to report an amount of taxable
                                        income  with  respect to the early years
                                        of   the   Trust    Fund's   term   that
                                        significantly  exceeds  distributions on
                                        the  Class R  Certificates  during  such
                                        years, with corresponding tax deductions
                                        or losses deferred until the later years
                                        of the Trust Fund's  term.  Accordingly,
                                        on  a  present  value  basis,   the  tax
                                        detriments   occurring  in  the  earlier
                                        years may  substantially  exceed the sum
                                        of any tax  benefits in the later years.
                                        As    a    result,     the    Class    R
                                        Certificateholders'  after-tax  rate  of
                                        return may be zero or negative,  even if
                                        their   pre-tax   rate  of   return   is
                                        positive.

                                        See "Yield and Maturity Considerations,"
                                        especially      "--Additional      Yield
                                        Considerations  Applicable Solely to the
                                        Class  R  Certificates",   and  "Certain
                                        Federal  Income  Tax   Consequences   --
                                        Special Tax Considerations Applicable to
                                        REMIC Residual Certificates" herein.

                                        For further  information  regarding  the
                                        Federal  income  tax   consequences   of
                                        investing in the Offered Certificates, see

                                        "Certain      Federal     Income     Tax
                                        Consequences"    herein   and   in   the
                                        Prospectus.

Rating...............................   It is a condition to the issuance of the
                                        Certificates  offered  hereby  that  the
                                        Senior  Certificates  be  rated  ____ by
                                        ___________.  A security rating is not a
                                        recommendation  to  buy,  sell  or  hold
                                        securities   and  may  be   subject   to
                                        revision  or  withdrawal  at any time by
                                        the assigning rating organization.  Each
                                        security   rating  should  be  evaluated
                                        independently   of  any  other  security
                                        rating.   A  security  rating  does  not
                                        address the frequency of  prepayments of
                                        Mortgage  Loans,  or  the  corresponding
                                        effect on yield to investors. See "Yield
                                        on  the   Certificates"   and   "Rating"
                                        herein.

Legal Investment.....................   The Senior  Certificates will constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market Enhancement Act of 1984 ("SMMEA")
                                        so long as they are  rated as  described
                                        herein,   and,   as  such,   are   legal
                                        investments for certain  entities to the
                                        extent  provided  in SMMEA.  See  "Legal
                                        Investment"   in  the   Prospectus   and
                                        "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                                THE MORTGAGE POOL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

     [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the Mortgaged Property initially would be owner-occupied as its primary residence.]

     All Mortgage Loans will have Net Mortgage Rates of ____%. As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate. The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%. The Mortgage Loans will have Retained  Interest Rates ranging from ___% to
___%, with a weighted average  Retained  Interest Rate as of the Cut-off Date of
___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

     The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

          No more than  ____% of the  Mortgage  Loans  will  have  Loan-to-Value
     Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

          At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. Except as indicated in the preceding sentence, no more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

                  No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.

     The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.

                  Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:


                                                  MORTGAGE RATES

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
                 Mortgage Rates                        Loans             Balance       Principal Balance
---------------------------------------------       ----------       ---------------   -----------------
                                                                     $                              %
                                                    ----------       ---------------      ----------
         Total................................                       $                           100%
                                                    ==========       ===============      ==========


As of the Cut-off Date, the weighted average Mortgage Rate was ______% per annum.



                                        REMAINING TERMS TO STATED MATURITY

                                                                        Aggregate
               Remaining Terms to                                         Unpaid         Percentage of
                Stated Maturity                      Number of           Principal      Aggregate Unpaid
                  (in Months)                         Loans              Balance       Principal Balance
---------------------------------------------       ----------       ---------------   -----------------
                                                                     $                              %
                                                    ----------       ---------------      ----------
         Total................................                       $                           100%
                                                    ==========       ===============      ==========

As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately _______ months.




                                           ORIGINAL LOAN-TO-VALUE RATIOS

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
         Original Loan-To-Value Ratios                 Loans             Balance       Principal Balance
---------------------------------------------       -----------      ---------------   -----------------
Up to 70.00%..................................                       $                             %
70.01%--80.00%................................
80.01%--90.00%................................
                                                    ----------       ---------------      ----------
More than 90.00%..............................
                                                    ----------       ---------------      ----------
         Total................................                       $                          100%
                                                    ==========       ===============      ==========


As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was _____% per annum.

                                               ORIGINAL LOAN AMOUNTS

                                                                       Aggregate
                                                                         Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
             Original Loan Amounts                     Loans             Balance       Principal Balance
---------------------------------------------      -----------       -------------     -----------------
Up to $50,000.00............................                         $                              %
$    50,000 -   $99,999.99..................
$   100,000 -  $149,999.99..................
$   150,000 -  $199,999.99..................
$   200,000 -  $249,999.99..................
$   250,000 -  $299,999.99..................
$   300,000 -  $349,999.99..................
$   350,000 -  $399,999.99..................
$   400,000 -  $449,999.99..................
$   450,000 -  $500,000.....................
                                                    ----------       ---------------      ----------
         Total..............................                         $                           100%
                                                    ==========       ===============      ==========

As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $______________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $___________ and $________________, respectively.


                                                  TYPES OF LOANS
                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
                     Types                             Loans             Balance       Principal Balance
---------------------------------------------       ----------       -----------       -----------------
Conventional Loans secured by:                                       $                              %

     One-family detached
     Low-rise condominiums/2 family..........
     High-rise condominiums/3-4 family.......
                                                    ----------       ---------------      ----------
         Total...............................                        $                           100%
                                                    ==========       ===============      ==========


                                      YEARS OF ORIGINATION OF MORTGAGE LOANS

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
              Years of Origination                     Loans             Balance       Principal Balance
---------------------------------------------       ----------       --------------    -----------------
199_ ........................................                        $                              %
199_ ........................................
199_ ........................................
199_ ........................................
199_ ........................................
                                                    ----------       ---------------      ----------
        Total................................                        $                           100%
                                                    ==========       ===============      ==========

                                         OCCUPANTS OF MORTGAGED PROPERTIES

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
                                                       Loans             Balance       Principal Balance
                                                    ----------       -------------     -----------------
Owner

     Primary residence.......................                        $                              %
     Vacation/second home....................
     Non-owner occupied investment
       property..............................
                                                    ----------       ---------------      ----------
        Total................................                        $                           100%
                                                    ==========       ===============      ==========

                                 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                        Aggregate
                                                                          Unpaid         Percentage of
                                                     Number of          Principal       Aggregate Unpaid
                     States                            Loans             Balance       Principal Balance
---------------------------------------------       ----------       ---------------   -----------------
                                                                     $                              %
                                                    ----------       ---------------      ----------
         Total                                                       $                           100%
                                                    ==========       ===============      ==========

[The foregoing information will be modified to the extent necessary to describe different types of mortgage loans.]

                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.


                         DESCRIPTION OF THE CERTIFICATES

     The Series 199__-__ Certificates will consist of a single class of Senior Certificates and [a single class] [two classes] of Subordinate Certificates (the "Class B[-1" and "Class B-2]" Certificates). The Senior Certificates have an initial Certificate Principal Balance of $_______________ (approximate), evidencing approximately ____% (the initial Senior Percentage) of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B[-1] Certificates have an initial Certificate Principal Balance of $______________ evidencing ___% (the initial Subordinate Percentage) of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. [The Class B-2 Certificates, which have no Certificate Principal Balance and no Pass-Through Rate, represent the right to receive the balance of the Trust Fund after retirement of the Senior Certificates and the Class B-1 Certificates, as described herein.] The Class B[-1 and Class B-2] Certificates are not being offered hereby, and may be sold at any time to one or more institutional investors in accordance with the terms of the Agreement.

Distributions

     On each Distribution Date, the Available Distribution Amount will be distributed in the following order of priority, in each case to the extent of available funds:

          (i) to the holders of the Senior Certificates, the Accrued Certificate Interest thereon for such Distribution Date (plus any Accrued Certificate Interest remaining unpaid from a previous Distribution Date);

          (ii) to the holders of the Senior Certificates, an amount equal to the sum of the following, to be applied to reduce the Certificate Principal Balance thereof, but in no event greater than the outstanding Certificate Principal Balance of such Senior Certificates:

               (A) the then applicable Senior Percentage times the principal portion of all scheduled monthly payments on the related Mortgage Loans due during the related Due Period, whether or not received;

               (B) the product of (1) the then applicable Senior [Prepayment] Percentage times (2) the aggregate of the following amounts: (a) the principal portion of all full and partial prepayments made by the respective mortgagors during the related Prepayment Period, (b) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds (other than with respect to any Mortgage Loan which was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of the Mortgage Loans received during the related Prepayment Period, and (c) all proceeds of the repurchase [(or, in the case of a substitution, certain amounts representing a principal adjustment)] of any Mortgage Loan as required by the Agreement since the preceding Distribution Date;

               (C) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan which was finally liquidated during the related Prepayment Period, [other than Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount,] the lesser of (1) the full amount of such recovery and (2) the then applicable Senior Percentage times the Scheduled Principal Balance of the related Mortgage Loan immediately prior to such Distribution Date;

               [(D) with respect to any Special Hazard Realized Loss incurred during the related Prepayment Period in excess of the Special Hazard Subordination Amount, the then applicable Senior Percentage times the amount of the related recovery allocable to principal;] and

               (E) any amounts described in this clause (ii) for any previous Distribution Date which remain unpaid;

          (iii) to the Master Servicer, in reimbursement of any Advances which have been outstanding for [three] months or more;

          (iv) in the event of one or more Realized Losses incurred during the related Prepayment Period, [other than Special Hazard Realized Losses in excess of the Special Hazard Subordination

     Amount,] to the holders of the Senior Certificates, the amount equal to the aggregate of the related Unrecovered Senior Portions (as defined below), to be applied to reduce the Certificate Principal Balance of the Senior Certificates, but in no event greater than the outstanding Certificate Principal Balance of such Senior Certificates;

          [(v) to the Reserve Fund, up to an amount equal to the then applicable Subordinate Percentage times the aggregate amount described in clause
     (ii)(B)(2) above, but not more than the amount necessary to bring the balance on deposit in the Reserve Fund up to the then applicable Specified Reserve Fund Balance;]

          [(vi)] to the holders of the Class B[-1] Certificates, the Accrued Certificate Interest thereon for such Distribution Date (plus any Accrued Certificate Interest remaining unpaid from a previous Distribution Date);

          [(vii)] to the holders of the Class B[-1] Certificates, the balance, if any, of the Available Distribution Amount, applied to reduce the Certificate Principal Balance thereof, but in no event greater than the outstanding Certificate Principal Balance of such Class B[-1] Certificates; and

          [(viii)] to the holders of the Senior Certificates, on any Distribution Date after the Certificate Principal Balance of the Class B[-1] Certificates has been reduced to zero, the balance, if any, of the Available Distribution Amount, applied to reduce the Certificate Principal Balance thereof, but in no event greater than the outstanding Certificate Principal Balance of such Senior Certificates.

     For any Distribution Date, the Accrued Certificate Interest on the Senior Certificates and the [Subordinate] [Class B-1] Certificates will be an amount equal to one month's interest at the applicable Pass-Through Rate on the outstanding Certificate Principal Balance of such Certificates immediately prior to such Distribution Date, based on a year of twelve 30-day months, subject to reduction as described herein.

     [The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation to cover any shortfalls in collections of a full month's interest resulting from principal prepayments in full of Mortgage Loans, to the extent of an aggregate amount equal to its total servicing compensation for the concurrent period.] For any Distribution Date, Accrued Certificate Interest on each Certificate will be reduced in the event of shortfalls in collections of interest resulting from principal prepayments in full of Mortgage Loans during the Prepayment Period [, to the extent not covered by the application of servicing compensation of the Master Servicer, as described above]. The aggregate amount of any such shortfalls will be allocated among all of the outstanding Certificates, in proportion to the respective amounts of Accrued Certificate Interest that would otherwise have been payable thereon absent such reductions and absent any delinquencies or losses.

     With respect to any Distribution Date, the Available Distribution Amount will equal the total amount of all cash on deposit in the Certificate Account as of the corresponding Determination Date, together with Advances made by the Master Servicer in respect of each Distribution Date, exclusive of:

          (a) all monthly payments collected but due on a date subsequent to the related Due Period,

          (b) all prepayments and other unscheduled recoveries of principal, and related payments of interest thereon, received subsequent to the related Prepayment Period, and

          (c) all amounts in the Certificate Account which are payable or reimbursable to the Master Servicer.

     All distributions will be made by the [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made

[either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) at the request to the Trustee in writing by the Record Date immediately prior to such Distribution Date of any holder of Certificates having an initial Certificate Principal Balance in excess of $_____________, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request.] Distributions to holders of each respective class of Certificates will be allocated among such holders in proportion to their respective Percentage Interest in that class.

     [The Senior Prepayment Percentage for each Distribution Date is the percentage indicated below:

                    Distribution Date                                     Senior Prepayment Percentage
--------------------------------------------------------    -----------------------------------------------------
______ 199_________through __________...................    100%


___________________through __________...................    Senior Percentage, plus 70% of the difference between
                                                            the Senior Percentage and 100%

___________________through __________...................    Senior Percentage, plus 60% of the difference between
                                                            the Senior Percentage and 100%

___________________through __________...................    Senior Percentage, plus 40% of the difference between
                                                            the Senior Percentage and 100%

___________________through __________...................    Senior Percentage, plus 20% of the difference between
                                                            the Senior Percentage and 100%

___________________and thereafter.......................    Senior Percentage

provided, however, that if the Senior Percentage as of any Distribution Date is greater than the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date shall be 100%.]

     The "Senior Percentage" initially will be _____% and on each Distribution Date will be adjusted to reflect the then current ownership interest in the Trust Fund evidenced by the Senior Certificates, based on the aggregate
Certificate Principal Balance of the Senior Certificates and the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by the principal portion of all monthly payments due on or before the date of determination, whether or not received, and by all amounts allocable to unscheduled principal that were distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination. See "Allocation of Losses; Subordination" herein.

     For purposes of the foregoing, the "Unrecovered Senior Portion" with respect to a Realized Loss is the amount, if any, by which (i) the product of the then applicable Senior Percentage and the Scheduled Principal Balance of the related Mortgage Loan exceeds (ii) the total amount of the related unscheduled recovery which is allocable to principal. Payments to the holders of the Senior Certificates as described above on any Distribution Date in respect of any Unrecovered Senior Portion will be made only with respect to Realized Losses incurred in connection with Mortgage Loans that were finally liquidated during the related Prepayment Period.

Advances

     Subject to the following limitations, the Master Servicer will be obligated to advance on or before each Distribution Date its own funds, or funds in the Certificate Account which are in excess of the Available Distribution Amount for such Distribution Date, in an aggregate amount sufficient to assure payment to the holders of the Senior Certificates of the total of all amounts required to be distributed thereon on such Distribution Date as described above in clauses
(i) and (ii) under "Distributions" (after first applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Certificateholders), but not more than the aggregate of payments of principal and interest (adjusted to the Net Mortgage Rate) which were due during the related Due Period and delinquent on the related Determination Date, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure.

     The Master Servicer will be obligated to make Advances regardless of whether such Advances are deemed to be recoverable from the related Mortgage Loans, to the extent that the Class B[-1] Certificates remain outstanding. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds.

     All Advances will be reimbursable to the Master Servicer either (a) from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance which has been outstanding for [three] months or more, from any portion of the Available Distribution Amount remaining on any Distribution Date after payment to the Senior Certificateholders of the amounts described above in clauses (i) and (ii) under "Distributions". For purposes of the foregoing, all Advances when made shall be allocated to specific delinquent monthly payments, all reimbursements of Advances in the manner described in (b) above shall be allocated, to the extent practicable, to specific monthly payments which have been delinquent for the longest period of time, which allocations shall be conclusive for purposes of future reimbursements of Advances. In addition, if the Class B[-1] Certificates are no longer outstanding, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to distributions on the Senior Certificates.

Allocation of Losses; Subordination

     Any Realized Loss on a Mortgage Loan [(including any Special Hazard Realized Loss)] will be allocated first to the Class B[-1] Certificates, until the Certificate Principal Balance of the Class B[-1] Certificates has been reduced to zero; any additional Realized Losses will be allocated to the Senior Certificates. [However, as to Special Hazard Realized Losses, the total amount thereof that may be allocated in full to the Class B[-1] Certificates is limited to the Special Hazard Subordination Amount, which will be approximately $_________. Any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount will be allocated among the Senior Certificates and Class B[-1] Certificates in proportion to their outstanding Certificate Principal Balances.] Any allocation of a Realized Loss to a Senior Certificate or a Class B[-1] Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date following the Prepayment Period in which the Realized Loss was incurred. In addition, the Senior Percentage will be recalculated after each Distribution Date and will equal the then aggregate Certificate Principal Balance of the Senior Certificates divided by the then aggregate Scheduled Principal Balance of all of the Mortgage Loans which remain outstanding (but not more than 100%); and the corresponding percentage for the Class B[-1] Certificates (the "Subordinate Percentage") will equal 100% minus the Senior Percentage. Any allocation of Realized Losses to the Class B[-1] Certificates will have the effect of increasing the Senior Percentage and, accordingly, the portion of future distributions payable to the Senior Certificateholders relative to that payable to the Class B[-1] Certificateholders. Conversely, payments to the Senior Certificateholders of [(i) prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage and (ii)] payments with respect to Unrecovered Senior Portions, as described above in clause[s (ii)(B) and] (iv)[, respectively,] under "Distributions", will have the effect of accelerating the amortization of the Senior Certificates and therefore decreasing the Senior Percentage. In addition, [such payment to the Senior Certificateholders of prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage] [deposits in the Reserve Fund as described herein] will have the effect of preserving the availability of the subordination provided by the Subordinate Certificates.

Reserve Fund

     [In order to further effect the subordination provisions described herein, the [Master Servicer] shall establish and maintain for the benefit of the holders of the Senior Certificates a separate account (the "Reserve Fund"). The [Master Servicer] shall retain in the Reserve Fund the amounts described above in clause (v) under "Distributions" until the amount in the Reserve Fund equals $_____ (the "Specified Reserve Fund Balance"). [Insert Specified Reserve Fund Balance reduction formula.] Amounts held in the Reserve Fund on any Distribution Date will be available for distributions to the Senior Certificateholders of amounts described in clauses (i) and (ii) under "Distributions", for reimbursement to the Master Servicer of any Advance which has been outstanding for [___ month[s]] or more and for distribution to the holders of the Senior Certificates on such Distribution Date to the extent of the aggregate amount of any Unrecovered Senior Portions remaining after application of the Available Distribution Amount thereto. On each Distribution Date, any reinvestment income on amounts in the Reserve Fund, together with amounts in the Reserve Fund in excess of the Specified Reserve Fund Balance, will be released and distributed to the holders of the Class B Certificates. [Insert allocation provisions for multiple Subordinate classes, and modify to the extent funds otherwise distributable on Subordinate Certificates will be retained in Reserve Fund.]]

Example of Distributions

     The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates were issued in _________ 199__ and that distributions are made on the 25th of each month.

_________  1.........................   Cut-off  Date.  The  initial   principal
                                        balance  of the  Mortgage  Loans will be
                                        the aggregate  principal  balance of the
                                        Mortgage Loans as of _________ 1, 199__,
                                        after  deducting any principal  payments
                                        due  on  or  before   such   date.   Any
                                        principal  and interest  payments due on
                                        or before  _________  1[, as well as any
                                        Retained  Interest,] will not be part of
                                        the Trust Fund,  and the Depositor  will
                                        retain  such   amounts   when  they  are
                                        received.

_________  2 through
  _________ 31.......................   Prepayment Period.  Principal  payments,
                                        and  interest  thereon  to the  date  of
                                        prepayment  in  the  case  of  principal
                                        prepayments  in  full,  received  at any
                                        time   during   this   period   will  be
                                        deposited into the Certificate Account for distribution to Certificateholders on ___________ 25.

_________  31........................   Record    Date.     Distributions     on
                                        ___________   25   will   be   made   to
                                        Certificateholders   of  record  at  the
                                        close of business on the last business day of the month immediately preceding the month of distribution.

_________  2 to
  ___________ 20.....................   Collection  Period.  Payments due during
                                        the  related  Due  Period  (_________  2
                                        -__________ 1) from  mortgagors  will be
                                        deposited in the Certificate  Account or
                                        Sub-Servicing  account as received,  and
                                        will   include    scheduled    principal
                                        payments  plus interest on the _________
                                        balances, less
                                        interest  from the date of prepayment of
                                        any  Mortgage  Loan  prepaid  in full in
                                        _____________.

___________  20......................   Determination   Date.   The  amounts  of
                                        principal and interest that will be distributed on ___________ 25 will be determined by or on behalf of the Master
                                        Servicer.

___________  25......................   Distribution  Date. On  ___________  25,
                                        the Master  Servicer will  distribute or
                                        cause   to   be   distributed   to   the
                                        Certificateholders      the      amounts
                                        determined  on  ___________   20.  If  a
                                        monthly  payment  due during the related
                                        Due Period is received  from a mortgagor
                                        after ___________ 20 and funds have been
                                        distributed with respect to such payment
                                        from  the  Certificate   Account,   such
                                        payment  will  be  deposited   into  the
                                        Certificate   Account  as  reimbursement
                                        therefor.  If an Advance  has been made,
                                        the  Master   Servicer  will   reimburse
                                        itself to the  extent  permitted  by the
                                        Agreement by  withdrawing  the amount of
                                        such   payment   from  the   Certificate
                                        Account.  If no such  Advance  has  been
                                        made,   such   late   payment   will  be
                                        distributed to the Certificateholders in
                                        October.

Succeeding months follow the above pattern, except for the Cut-off Date.


                    YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

Delay in Payment of Interest

     The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.

Prepayment Considerations and Risks

     The rate of principal payments on the Senior Certificates, the aggregate amount of distributions on the Senior Certificates and the yield to maturity of the Senior Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Unaffiliated Seller, the Master Servicer and Depositor). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. [As described under "Description of the Certificates Distributions" herein, all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be distributed on the Senior Certificates during the first _________ years after the Cut-off Date.] Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

     In general, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The Mortgage Loans are subject to assumption under circumstances described under "Description of the Certificates--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions; Prepayment Charges and Prepayments" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgage Properties will affect the weighted average life of the Senior Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

     Since  the  rate  of  principal  payments  (including  prepayments)  on the
Mortgage  Loans  will  significantly   affect  the  yield  to  maturity  on  the
Certificates,  prospective  investors  are  urged to  consult  their  investment advisors as to both the rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.


                         POOLING AND SERVICING AGREEMENT

General

     The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint _________________________________________ (the
"Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office
of         __________________________________________,         located        in
___________________________________,  which will serve as Certificate Registrar.
____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.

The Master Servicer

     _____________________________,   a   _____________________   (the   "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

     The following table summarizes the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                    Year Ended December 31,
                                           ------------------ ------------------ ----------------- ------------------
                                                 199__              199__             199__              199__
                                           ------------------ ------------------ ----------------- ------------------
                                                                 (Dollar Amounts in Thousands)
Principal Balance
    (end of period).....................       $_________         $_________         $_________        $_________
Total Number of Loans...................
Total Number of
    Foreclosures........................
Percent Foreclosed
    by Number of Loans..................        _________%         _________%         _________%        _________%

     The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                    Year Ended December 31,
                                           ------------------ ------------------ ----------------- ------------------
                                                 199__              199__             199__              199__
                                           ------------------ ------------------ ----------------- ------------------
                                                                 (Dollar Amounts in Thousands)
Period of Delinquency:
   30-59 days
     Principal Balance                     $                  $                  $                 $
     Number of Loans
     Percent of Delinquent by Number of
       Loans                                               %                  %                 %                  %

Period of Delinquency:
   60-89 days
     Principal Balance                     $                  $                  $                 $
     Number of Loans
     Percent of Delinquent by Number of
       Loans                                               %                  %                 %                  %

Period of Delinquency:
   90 days or more
     Principal Balance                     $                  $                  $                 $
     Number of Loans
     Percent of Delinquent by Number of
       Loans                                               %                  %                 %                  %

In foreclosure
Principal Balance                          $                  $                  $                 $
Number of Loans
Percent of Delinquent by Number of Loans
                                                           %                  %                 %                  %

Total Delinquent and in Foreclosure

Principal Balance                          $                  $                  $                 $
Number of Loans
Percent of Delinquent by Number of Loans
                                                           %                  %                 %                  %

     While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.

The Trustee

     _______________________,    a   ___________________________________    (the
"Trustee"), will act as Trustee for the Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including compensation of any Sub-Servicers. The Master Servicer is also obligated to include in each distribution on the Certificates that portion of its servicing compensation equal to interest at the Net Mortgage Rate on the principal balance of any Mortgage Loan as to which a prepayment or liquidation occurs, such interest commencing on the date of the prepayment or liquidation and ending on the due date of the Mortgage Loan immediately following the date of the prepayment or other liquidation. See "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

Voting Rights

     At all times, [__]% of all Voting Rights will be allocated among all holders of the [Senior] Certificates [and the Class B-1 Certificates] in proportion to the then outstanding Certificate Principal Balances of their respective Certificates [, and [__]% of all Voting Rights will be allocated among holders of the Class B-2 Certificates in proportion to the percentage interests evidenced by their respective Certificates].

Termination

     The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the [Depositor] [Master Servicer] exercises such option, the purchase price distributed with respect to each Senior Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

     The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     ________________________,    a   _______________,   will   act   as   REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

     For further  information  regarding the Federal income tax  consequences of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the Prospectus.


                      SPECIAL TAX CONSIDERATIONS APPLICABLE
                         TO REMIC RESIDUAL CERTIFICATES

     The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC
Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax."

Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

     Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity Considerations--Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Senior Certificates. The Underwriter is obligated to purchase all Senior Certificates offered hereby if any are purchased.]

     [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Senior Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Senior Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Senior Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

     [Distribution of the Senior Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the

Depositor from the sale of the Senior Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Senior Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

     The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATING

     It is a condition to issuance that the Senior Certificates offered hereby be rated in the second highest rating category by such nationally recognized statistical rating organization as the Depositor may designate. [rating agency language] See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                  SUBJECT TO COMPLETION, DATED JULY __, 1997

PROSPECTUS SUPPLEMENT                                              [Version 3]
(To Prospectus dated ____________, 199__)

$___________________ initial Senior Certificate
Principal Balance (Approximate)

Senior Asset-Backed Certificates, Series 199__-______
_______% Pass-Through Rate

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
Depositor

------------------------------------
Master Servicer

     The Series 199__-__ Certificates will consist of a single class of Senior Certificates and [a single class] [two classes] of Subordinate Certificates. The Senior Certificates are designated as the Class A Certificates and the Subordinate Certificates are designated as the Class B[-1 and Class B-2] Certificates. Only the Senior Certificates are offered hereby.

     The Series 199__-__ Certificates will represent in the aggregate the entire beneficial ownership in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional one- to four-family [30 year, fixed interest rate] first mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of __________, 199_ of approximately $__________ (subject to a permitted variance as described herein under "Additional Information") to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). Principal and interest are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date").

     The Class A Certificates evidence beneficial ownership of ____% (the "Senior Percentage") of the Trust Fund, and are entitled to receive distributions equal to the Senior Distribution Amount (as defined herein). The Class B Certificates evidence in the aggregate a ____% beneficial ownership interest in the Trust Fund. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to the rights of the Class A Certificateholders to the extent described herein. See "Description of the Certificates--General".

     There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

Prospective investors should consider the information set forth under "Risk Factors" on page S-____ of this Prospectus Supplement and page ____ of the accompanying Prospectus.

     [An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS

SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[------------------------------------------------------------------------------

                   Aggregate                     Underwriting
                   Initial        Price to       Discounts and  Proceeds to
                   Certificate    Public (1)     Commissions    the
                   Principal                                    Depositor
                   Balance                                      (1) (2)

Class A            $              %              %              %
Certificates....
-------------------------------------------------------------------------------

(1) Plus accrued interest from ______________, 199__.
(2) Before deducting expenses payable by the Depositor estimated to be $______.]

     [The Senior Certificates offered hereby will be [purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered by [the Underwriter] from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates, before deducting expenses payable by the Depositor estimated to be $___________, will be ____% of the aggregate of the initial Certificate Principal Balance of the Senior
Certificates, plus accrued interest at the Pass-Through Rate from ______________, 199__.]

     The Senior Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Senior Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.



                                          -----------------------
                                          PaineWebber Incorporated

____________, 199__

     The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF PROSPECTUS SUPPLEMENT.............................................4


RISK FACTORS................................................................10


THE MORTGAGE POOL...........................................................10


ADDITIONAL INFORMATION......................................................14


DESCRIPTION OF THE CERTIFICATES.............................................14

      General...............................................................15
      Subordinate Certificates and Reserve Fund.............................15

YIELD ON THE CERTIFICATES AND PREPAYMENTS OF THE MORTGAGE LOANS.............16

      Delay in Payment of Interest..........................................16
      Prepayment Considerations and Risks...................................16

POOLING AND SERVICING AGREEMENT.............................................17

      General...............................................................17
      The Master Servicer...................................................18
      The Trustee...........................................................20
      Servicing and Other Compensation and Payment of Expenses..............20
      Voting Rights.........................................................20
      Termination...........................................................20

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................20

      Special Tax Considerations Applicable to REMIC Residual Certificates..21

PLAN OF DISTRIBUTION........................................................22


LEGAL MATTERS...............................................................23


RATING......................................................................23


     Until _______________, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series.....................Asset-Backed Certificates,  Series 199__-__,
                                    ___% Pass-Through Rate (the "Certificates").

Senior Certificates.................$_____________ initial Certificate Principal
                                    Balance  (approximate),   ___%  Pass-Through
                                    Rate,  evidencing  approximately _____% (the
                                    "Senior   Percentage")   of  the   aggregate
                                    principal  balance of the Mortgage  Loans as
                                    of   ____________  1,  199__  (the  "Cut-off
                                    Date"),  and which are  entitled  to receive
                                    distributions    equal    to   the    Senior
                                    Distribution Amount (as defined herein).

Subordinate Certificates ...........[As  to  Class  B-1],  $___________  initial
                                    Certificate Principal Balance (approximate),
                                    ____%    Pass-Through    Rate,    evidencing
                                    approximately    ____%   (the   "Subordinate
                                    Percentage")  of  the  aggregate   principal
                                    balance  of  the  Mortgage  Loans  as of the
                                    Cut-off Date,  and which are  subordinate to
                                    the Senior Certificates to the extent of the
                                    Available  Subordination  Amount (as defined
                                    herein). [The Class B-2 Certificates,  which
                                    have no Certificate Principal Balance and no
                                    Pass-Through  Rate,  represent  the right to
                                    receive the amount, if any, remaining in the
                                    Trust Fund after the Senior Certificates and
                                    the   Class  B-1   Certificates   have  been
                                    retired.]    See    "Description    of   the
                                    Certificates--Distributions" herein.

                                    The Subordinate  Certificates  are not being
                                    offered hereby,  and may be sold at any time
                                    in accordance  with the terms of the Pooling
                                    and   Servicing   Agreement,   dated  as  of
                                    ___________ 1, 199__,  pursuant to which the
                                    Series 199__-__  Certificates will be issued
                                    (the "Agreement").

Depositor...........................PaineWebber Mortgage Acceptance  Corporation
                                    IV, a wholly-owned  limited  purpose finance
                                    subsidiary of PaineWebber Group Inc., and an
                                    affiliate  of  the  Underwriter.   See  "The
                                    Depositor" in the Prospectus.

Trustee ............................______________________________________.  See
                                    "Pooling   and   Servicing    Agreement--The
                                    Trustee" herein.

Master Servicer ...................._____________________________.  See "Pooling
                                    and    Servicing    Agreement--The    Master
                                    Servicer" herein.

Interest ...........................Passed through monthly on each  Distribution
                                    Date, commencing on __________ 25, 199__.

Principal ..........................(including   prepayments)   Passed   through
                                    monthly   on   each    Distribution    Date,
                                    commencing on __________ 25, 199__.

Senior Distribution Amount .........On each Distribution  Date, to the extent of available funds and subject to the limits of
                                    the   subordination   provisions   described
                                    below,  the holders of Class A  Certificates
                                    will be entitled to receive an amount  equal
                                    to the  Senior  Percentage  times the sum of
                                    (i) all  scheduled  payments on the Mortgage
                                    Loans,  with  interest  at the Net  Mortgage
                                    Rate,  due  during  the  related  Due Period
                                    whether or not received,  (ii) all mortgagor
                                    prepayments  received  during the  preceding
                                    calendar   month,   and  (iii)  the   unpaid
                                    principal balance of each defaulted Mortgage
                                    Loan finally liquidated during the preceding calendar month.

Subordinate ........................Certificates  and Reserve Fund The rights of the Class B  Certificateholders  to  receive
                                    distributions  with  respect to the Mortgage
                                    Loans will be  subordinate to such rights of
                                    the Class A Certificateholders to the extent
                                    of the Available  Subordination  Amount,  as
                                    described  herein.   This  subordination  is
                                    intended  to  enhance  the   likelihood   of
                                    regular  receipt  in  full  by the  Class  A
                                    Certificateholders     of     the     Senior
                                    Distribution  Amount  and  to  protect  them
                                    against  losses.  The Maximum  Subordination
                                    Amount  initially  will equal  approximately
                                    $__________  (__%  of  aggregate   principal
                                    balance  of  the  Mortgage  Loans  as of the
                                    Cut-off Date). Commencing __________,  19__,
                                    the   Maximum   Subordination   Amount  will
                                    gradually  decline  annually  in  accordance
                                    with a schedule set forth in the  Agreement,
                                    and on __________,  19__ and each __________
                                    thereafter  will be  reduced  to  equal  the
                                    greater  of __% of the  aggregate  principal
                                    balance   of   the   Mortgage   Loans   then
                                    outstanding and the sum of the principal balances of the ____ largest Mortgage Loans outstanding.

                                    The  protection  afforded  to  the  Class  A
                                    Certificateholders  from  the  subordination
                                    provisions  will  be  effected  both  by the
                                    preferential  right  (limited to the portion
                                    of   the   Maximum    Subordination   Amount
                                    remaining   at  any  time  (the   "Available
                                    Subordination   Amount"))  of  the  Class  A
                                    Certificateholders    to   receive   current
                                    distributions  from the Mortgage  Pool equal
                                    to the Senior  Distribution  Amount,  and by
                                    the  establishment  of a  reserve  fund (the
                                    "Reserve  Fund").  [The  Reserve Fund is not
                                    part of the Trust  Fund.] The  Reserve  Fund
                                    will be  established  with an  initial  cash
                                    deposit   by   the   Master    Servicer   of
                                    $__________  (the  "Initial  Deposit"),  and
                                    will  be  augmented  by  the   retention  of
                                    distributions   of  principal  and  interest
                                    otherwise    payable    to   the   Class   B
                                    Certificateholders  until the  Reserve  Fund
                                    reaches the balance required pursuant to the
                                    Agreement  (the   "Specified   Reserve  Fund
                                    Balance").   Thereafter,   distributions  of
                                    principal  otherwise  payable to the Class B
                                    Certificateholders will be retained to the extent necessary to maintain the Reserve Fund at the Specified Reserve Fund Balance, as described herein. See

                                    "Description of the Certificates-Subordinate
                                    Certificates  and Reserve Fund" herein.

                                    The subordination provisions and the Reserve
                                    Fund are intended to enhance the  likelihood
                                    of timely  payment of principal and interest
                                    and    to     protect     the     Class    A
                                    Certificateholders  against losses; however,
                                    in certain  circumstances  the Reserve  Fund
                                    could  be  depleted  and  shortfalls   could
                                    result.  If on any  Distribution  Date,  the
                                    aggregate   amount  of  collections  on  the
                                    Mortgage  Loans,   Advances  by  the  Master
                                    Servicer (as described  below),  and amounts
                                    available in the Reserve Fund do not provide
                                    sufficient   funds   to   pay   the   Senior
                                    Distribution   Amount,  the  amount  of  the
                                    shortfall, plus interest at the Net Mortgage
                                    Rate,  will be added to the amount the Class
                                    A Certificateholders are entitled to receive
                                    on the next Distribution  Date. In the event
                                    the  Reserve  Fund is  depleted  before  the
                                    Available Subordination Amount is reduced to
                                    zero,  the Class A  Certificateholders  will
                                    nevertheless  have a  preferential  right to
                                    receive  current   distributions   from  the
                                    Mortgage Pool, limited by the then Available
                                    Subordination    Amount.    The    Class   A
                                    Certificateholders     will    bear    their
                                    proportionate  share of any losses  realized
                                    on  the   Mortgage   Loans   following   the
                                    depletion   of  the  Reserve  Fund  and  the
                                    reduction  of  the  Available  Subordination
                                    Amount to zero.

Advances............................In the event  that the amount  eligible  for
                                    distribution      to     the     Class     A
                                    Certificateholders  on any Distribution Date
                                    is less than the Senior Distribution Amount,
                                    the  Master   Servicer   may,   but  is  not
                                    obligated  to,  make  voluntary  advances of
                                    cash  (the   "Advances")   to  the  Class  A
                                    Certificateholders  in respect of delinquent
                                    scheduled  payments  to the extent  that the
                                    Master  Servicer  determines  such  advances
                                    will be recoverable from future payments and
                                    collections   on  the   Mortgage   Loans  or
                                    otherwise.    See    "Description   of   the
                                    Certificates--Advances" in the Prospectus.

The Mortgage Pool ..................The  Mortgage  Pool will consist of 30-year, fixed rate,  level  monthly  payment,  fully
                                    amortizing Mortgage Loans, with an aggregate
                                    principal  balance as of the Cut-off Date of
                                    approximately  $___________  (subject  to  a
                                    permitted variance of plus or minus _____%).
                                    [Include   appropriate   information,   with
                                    corresponding changes, for different types of loans.] See "The Mortgage Pool" herein.

Denominations ......................The Senior Certificates  offered hereby will
                                    be   offered   in   registered    form,   in
                                    denominations evidencing initial Certificate
                                    Principal   Balances  of  $___________   and
                                    multiples  of  $_______  in excess  thereof,
                                    with   one    Certificate    evidencing   an
                                    additional amount equal to the remainder of the aggregate initial Certificate Principal Balance.

Record Date ........................All  distributions  will  be  made  by or on behalf  of the  Trustee  to the  persons  in
                                    whose names the Certificates are registered
                                    at  the  close  of   business  on  the  last
                                    business  day of  the  month  preceding  the
                                    month in which the related Distribution Date
                                    occurs.     See    "Description    of    the
                                    Certificates--Distributions" herein.

Optional Termination ...............At  its   option,   the   [Depositor][Master
                                    Servicer] may repurchase all of the Mortgage
                                    Loans in the Trust Fund and  thereby  effect
                                    early  retirement of the Certificates on any
                                    Distribution  Date on  which  the  aggregate
                                    principal  balance  of  the  Mortgage  Loans
                                    remaining in the Trust Fund is less than __%
                                    of the  aggregate  principal  balance of the
                                    Mortgage  Loans as of the Cut-off Date.  See
                                    "Pooling            and            Servicing
                                    Agreement--Termination"      herein      and
                                    "Description              of             the
                                    Certificates--Termination"       in      the
                                    Prospectus.

Special Prepayment Considerations...The rate of principal payments on the Senior
                                    Certificates collectively will depend on the
                                    rate  and  timing  of   principal   payments
                                    (including    prepayments,    defaults   and
                                    liquidations)  on the Mortgage  Loans. As is
                                    the  case  with  mortgage-backed  securities
                                    generally,   the  Senior   Certificates  are
                                    subject to  substantial  inherent  cash-flow
                                    uncertainties because the Mortgage Loans may
                                    be  prepaid  at any  time.  Generally,  when
                                    prevailing  interest  rates are  increasing,
                                    prepayment  rates on mortgage  loans tend to
                                    decrease,  resulting in a reduced  return of
                                    principal   to  investors  at  a  time  when
                                    reinvestment at such higher prevailing rates
                                    would   be   desirable.   Conversely,   when
                                    prevailing  interest  rates  are  declining,
                                    prepayment  rates on mortgage  loans tend to
                                    increase,  resulting in a greater  return of
                                    principal   to  investors  at  a  time  when
                                    reinvestment at comparable yields may not be possible. See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield Considerations. ......The  yield  to   maturity   on  the   Senior
                                    Certificates  will  depend  on the  rate and
                                    timing  of  principal  payments   (including
                                    prepayments,  defaults, liquidations) on the
                                    Mortgage  Loans, as well as other factors as
                                    described herein.  The yield to investors on
                                    the Certificates will be adversely  affected
                                    by  any  allocation  thereto  of  prepayment
                                    interest  shortfalls on the Mortgage  Loans,
                                    which  are   expected  to  result  from  the
                                    distribution of interest only to the date of
                                    prepayment   (rather  than  a  full  month's
                                    interest) in connection with  prepayments in
                                    full,  and the lack of any  distribution  of
                                    interest   on  the  amount  of  any  partial
                                    prepayments.

                                    See   "Yield   on   the   Certificates   and
                                    Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

[Certain Federal  Income
  Tax Consequences .................Upon   the    issuance    of   the   Offered
                                    Certificates, Cadwalader, Wickersham & Taft,
                                    counsel to the  Depositor,  will deliver the
                                    following opinion: [Assuming compliance with
                                    the  provisions of the Pooling and Servicing
                                    Agreement,  for
                                    federal income tax purposes,  the Trust Fund
                                    will  qualify  as a  "real  estate  mortgage
                                    investment  conduit" (a "REMIC")  within the
                                    meaning of Sections  860A  through 860G (the
                                    "REMIC  Provisions") of the Internal Revenue
                                    Code of 1986 (the "Code"), and (i) the Class
                                    A,  Class B and  Class C  Certificates  will
                                    evidence  "regular  interests" in such REMIC
                                    and (ii) the  Class R  Certificates  will be
                                    the sole class of  "residual  interests"  in
                                    such  REMIC,  each within the meaning of the
                                    REMIC  Provisions  in  effect  on  the  date
                                    hereof.]   [Assuming   compliance  with  the
                                    Pooling and Servicing Agreement, for federal
                                    income tax purposes,  the Trust Fund will be
                                    classified  as a grantor trust under Subpart
                                    E, part I of  subchapter J of the Code,  and
                                    not   as  an   association   taxable   as  a
                                    corporation or as a partnership.]

                                    Under  the  REMIC  Regulations,  the Class R
                                    Certificates  will not be regarded as having
                                    "significant value" for purposes of applying
                                    the rules  relating to "excess  inclusions."
                                    In addition,  the Class R  Certificates  may
                                    constitute "non-economic" residual interests
                                    for  purposes  of  the  REMIC   Regulations.
                                    Transfers of the Class R  Certificates  will
                                    be   restricted   under  the   Pooling   and
                                    Servicing Agreement to United States Persons
                                    in a manner  designed  to prevent a transfer
                                    of a  non-economic  residual  interest  from
                                    being    disregarded    under    the   REMIC
                                    Regulations. See "Certain Federal Income Tax
                                    Consequences--Special   Tax   Considerations
                                    Applicable to REMIC  Residual  Certificates"
                                    herein  and  "Certain   Federal  Income  Tax
                                    Consequences--REMICs--Taxation  of Owners of
                                    REMIC     Residual      Certificates--Excess
                                    Inclusions"   and    "--Noneconomic    REMIC
                                    Residual Certificates" in the Prospectus.

                                    The  Class  R   Certificateholders   may  be
                                    required  to report  an  amount  of  taxable
                                    income  with  respect to the early  years of
                                    the Trust  Fund's  term  that  significantly
                                    exceeds   distributions   on  the   Class  R
                                    Certificates   during   such   years,   with
                                    corresponding   tax   deductions  or  losses
                                    deferred  until the later years of the Trust
                                    Fund's term.

                                    Accordingly,  on a present value basis,  the
                                    tax  detriments  occurring  in  the  earlier
                                    years may  substantially  exceed  the sum of
                                    any tax  benefits in the later  years.  As a
                                    result,  the  Class  R   Certificateholders'
                                    after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                    See  "Yield  and  Maturity  Considerations,"
                                    especially        "--Additional        Yield
                                    Considerations   Applicable  Solely  to  the
                                    Class R Certificates",  and "Certain Federal
                                    Income   Tax    Consequences--Special    Tax
                                    Considerations  Applicable to REMIC Residual
                                    Certificates" herein.

                                    For  further   information   regarding   the
                                    Federal income tax consequences of investing in the Offered Certificates, see

                                    "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Rating..............................It is a  condition  to the  issuance  of the
                                    Certificates  offered hereby that the Senior
                                    Certificates be rated ____ by ___________. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Rating" herein.

Legal Investment ...................The  Senior   Certificates  will  constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated as described herein, and, as such, are legal investments for certain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus and "Rating" herein

                                  RISK FACTORS

                                [To be Provided]


                                THE MORTGAGE POOL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

     [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the Mortgaged Property initially would be owner-occupied as its primary residence.] [Insert alternate description of loan features if applicable.]

     All Mortgage Loans will have Net Mortgage Rates of ____%. As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate. The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

     The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

          No more than  ____% of the  Mortgage  Loans  will  have  Loan-to-Value
     Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

          At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. Except as indicated in the preceding sentence, no more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

          No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.

     [The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.]

     [Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:]


                                 MORTGAGE RATES

                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
                                        Number of     Principal    Principal
Mortgage Rates                          Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------

                                                      $                    %
                                        ---------     ---------    -------------

      Total ........................                  $                 100%
                                        =========     =========    =============

As of the Cut-off Date, the weighted average Mortgage Rate was _____% per annum.



                       REMAINING TERMS TO STATED MATURITY



                                                                   Percentage of
Remaining                                             Aggregate    Aggregate
Terms Stated                                          Unpaid       Unpaid
Maturity (in                            Number of     Principal    Principal
Months)                                 Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------

                                                      $                    %
                                        ---------     ---------    -------------

      Total ........................                  $                 100%
                                        =========     =========    =============

As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately _______ months.

                          ORIGINAL LOAN-TO-VALUE RATIOS


                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
                                        Number of     Principal    Principal
Original Loan-to-Value Ratios           Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------
Up to 70.00% .......................                  $                    %

70.01% - 80.00% ....................

80.01% - 90.00% ....................
                                        ---------     ---------    -------------

More than 90.00% ...................
                                        ---------     ---------    -------------

      Total ........................                  $                 100%
                                        =========     =========    =============

As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was ______% per annum.



                              ORIGINAL LOAN AMOUNTS



                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
                                        Number of     Principal    Principal
Original Loan Amounts                   Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------
Up to $50,000.00 ...................                  $                    %

$50,000.00 - $99,000.00 ............

$100,000.00 - $149,999.99 ..........

$150,000.00 - $199,999.99 ..........

$200,000.00 - $249,999.99 ..........

$250,000.00 - $299,999.99 ..........

$300,000.00 - $349,999.99 ..........

$350,000.00 - $399,999.99 ..........

$400,000.00 - $449,999.99 ..........

$450,000.00 - $500,000.00 ..........
                                        ---------     ---------    -------------

      Total                                           $                 100%
                                        =========     =========    =============

As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $___________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $____________ and $____________, respectively.

                                 TYPES OF LOANS



                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
                                        Number of     Principal    Principal
Types                                   Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------

Conventional Loans secured by:                        $                    %

    One-family detached................

    Low-rise condominiums/2 family.....

    High-rise condominiums/3-4 family..
                                        ---------     ---------    -------------

        Total..........................               $                 100%
                                        =========     =========    =============



                     YEARS OF ORIGINATION OF MORTGAGE LOANS



                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
Years of                                Number of     Principal    Principal
Origination                             Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------
199_...................................               $                    %

199_...................................

199_...................................

199_...................................

199_...................................
                                        ---------     ---------    -------------

        Total..........................               $                 100%
                                        =========     =========    =============



                        OCCUPANTS OF MORTGAGED PROPERTIES



                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
                                        Number of     Principal    Principal
Owner                                   Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------

      Primary Residence................               $                    %

      Vacation/second home.............

      Non-owner occupied investment
      property.........................
                                        ---------     ---------    -------------

        Total..........................               $                 100%
                                        =========     =========    =============

              GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES



                                                                   Percentage of
                                                      Aggregate    Aggregate
                                                      Unpaid       Unpaid
                                        Number of     Principal    Principal
States                                  Loans         Balance      Balance
------------------------------------    ---------     ---------    -------------

                                                      $                    %




                                        ---------     ---------    -------------

        Total..........................               $                 100%
                                        =========     =========    =============

     [The foregoing information will be modified to the extent necessary to describe different types of mortgage loans].


                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.


                         DESCRIPTION OF THE CERTIFICATES

     The Series 199__-__ Certificates will consist of a single class of Senior Certificates (the "Class A Certificates") and [a single class] [two classes] of Subordinate Certificates (the "Class B[-1" and "Class B-2]" Certificates). The Class A Certificates have an initial Certificate Principal Balance of $_______________ (approximate), evidencing approximately ____% (the "Senior Percentage") of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B[-1] Certificates have an initial Certificate Principal Balance of $______________ evidencing ___% (the "Subordinate Percentage") of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. [The Class B-2 Certificates, which have no Certificate Principal Balance and no Pass-Through Rate, represent the right to receive the balance of the Trust Fund after retirement of the Senior Certificates and the Class B-1 Certificates, as described herein.] The Class B[-1 and Class B-2] Certificates are not being offered hereby, and may be sold at any time to one or more institutional investors in accordance with the terms of the Agreement.

General

     The Class A Certificates will evidence beneficial ownership of the Senior Percentage of the Mortgage Loans and the other assets included in the Trust Fund, and will be entitled to receive distributions equal to the entire Senior Distribution Amount. The Subordinate Percentage in the Trust Fund will be evidenced by Class B Certificates, which will be subordinate to the Class A Certificates to the extent of the Available Subordination Amount. The Class B Certificates are not being offered hereby. The Class A Certificates will be offered in registered form, in minimum denominations of approximately $__________ and integral multiples thereof.

     On each Distribution Date, to the extent of available funds and subject to the limits of the subordination provisions described below, the holders of Class A Certificates will be entitled to receive an amount equal to the Senior Percentage times the sum of (i) all scheduled payments on the Mortgage Loans, with interest at the Net Mortgage Rate, due during the related Due Period whether or not received, (ii) all mortgagor prepayments received during the preceding calendar month, and (ii) the unpaid principal balance of each defaulted Mortgage Loan finally liquidated during the preceding calendar month.

     The Certificates will be issued in fully registered form only. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department. No service charge will be made for any registration of exchange or transfer of Class A Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Distributions of principal and interest on the Certificates will be made on each Distribution Date beginning __________, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (the "Record Date"). Distributions will be made by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Subordinate Certificates and Reserve Fund

     The Class B Certificates are Subordinate Certificates, and the rights of the holders thereof to receive distributions on the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent of the Available Subordination Amount. This subordination is intended to enhance the likelihood of regular receipt in full by the Class A Certificateholders of the Senior Distribution Amount and to protect them against losses. The Maximum Subordination Amount initially will equal approximately $__________ (__% of aggregate principal balance of the Mortgage Loans as of the Cut-off Date). Commencing __________, 19__, the Maximum Subordination Amount will gradually decline annually in accordance with a schedule set forth in the Agreement, and on __________, 19__ and each ____________ thereafter will be reduced to equal the greater of ___% of the aggregate principal balance of the Mortgage Loans then outstanding or the sum of the principal balances of the three largest Mortgage Loans outstanding. The Available Subordination Amount as of any Distribution Date is equal to the Maximum Subordination Amount less the Cumulative Subordination Payments as of the preceding Distribution Date. As of any Distribution Date, Cumulative Subordination Payments will equal (i) the total of all amounts distributed to the Class A Certificateholders over the term of the Agreement, minus (ii) the Senior Percentage times the sum of all Available Distribution Amounts for all Distribution Dates up to and including such Distribution Date plus all Late Collections (all amounts received which represent late payments or collections of scheduled payments which were delinquent) previously applied to reimburse Advances made by the Master Servicer, minus (iii) the total amount of unreimbursed Advances then outstanding.

     The protection afforded to the Class A Certificateholders from the subordination provisions will be effected both by the preferential right (limited to the Available Subordination Amount) of the Class A Certificateholders to receive current distributions from the Mortgage Pool equal to the Senior Distribution Amount and by the establishment of a reserve fund (the "Reserve Fund"). [The Reserve Fund is not part of the Trust Fund.] The Reserve Fund will be established with an initial cash deposit by the Master Servicer of $__________ (the "Initial Deposit") and will be augmented by the retention of distributions of principal and interest otherwise payable to the Class B Certificateholders until the Reserve Fund reaches the required balance (the "Specified Reserve Fund Balance"). Thereafter, distributions of principal otherwise payable to the Class B Certificateholders will be retained to the extent necessary to maintain the Reserve Fund at the Specified Reserve Fund Balance.

     As of any Distribution Date until __________ 1, 19__, the Specified Reserve Fund Balance will be the sum of (i) the Initial Deposit and (ii) the greater of
(x) ___% of the aggregate principal balance of the Mortgage Loans on the Cut-off Date and (y) the Available Subordination Amount as of the related Determination Date less the outstanding principal balance of the Mortgage Loans represented by the Class B Certificates as of the related Determination Date. As of each Distribution Date following __________ 1, 19__, the Specified Reserve Fund Balance will be the sum of (i) the Initial Deposit and (ii) the greater of (x) ___% of the aggregate principal balance of the Mortgage Loans as of the related Determination Date and (y) the Available Subordination Amount as of the related Determination Date less the outstanding principal balance represented by the Class B Certificates as of the related Determination Date. However, the amount determined pursuant to each clause (ii) above will not be less than the lesser of (a) the sum of the outstanding principal balances of the three largest
Mortgage Loans as of the related Determination Date and (b) the Available Subordination Amount. See "Subordination" in the Prospectus.

     The subordination provisions and the Reserve Fund are intended to enhance the likelihood of timely payment of principal and interest and to protect the Class A Certificateholders against losses; however, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If on any Distribution Date the aggregate amount of collections on the Mortgage Loans, Advances by the Master Servicer (as described below), and amounts available in the Reserve Fund do not provide sufficient funds to make full distributions to the Class A Certificateholders, the amount of the shortfalls, plus interest thereon at the applicable Pass-Through Rate, will be added to the amount the Class A Certificateholders are entitled to receive on the next Distribution Date. In the event the Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the Class A Certificateholders will nevertheless have a preferential right to receive current distributions from the Mortgage Pool, limited by the then Available Subordination Amount. The Class A Certificateholders will bear their proportionate share of any losses realized on the Mortgage Loans following the depletion of the Reserve Fund and the reduction of the Available Subordination Amount to zero. The Class A Certificateholders will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the Available Subordination Amount.


                  YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

Delay in Payment of Interest

     The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.

Prepayment Considerations and Risks

     The rate of principal payments on the Senior Certificates, the aggregate amount of distributions on the Senior Certificates and the yield to maturity of the Senior Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon

(including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Unaffiliated Seller, the Master Servicer and Depositor). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

     In general, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The Mortgage Loans are subject to assumption under circumstances described under "Description of the Certificates--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions; Prepayment Charges and Prepayments" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgage Properties will affect the weighted average life of the Senior Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

     Since  the  rate  of  principal  payments  (including  prepayments)  on the
Mortgage  Loans  will  significantly   affect  the  yield  to  maturity  on  the
Certificates,  prospective  investors  are  urged to  consult  their  investment advisors as to both the rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.


                         POOLING AND SERVICING AGREEMENT

General

     The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint ___________________ (the "Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office of
_________________________________________,               located              in
________________________________,  which  will serve as  Certificate  Registrar.
____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.

The Master Servicer

     _____________________________,   a   _____________________   (the   "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

     The following table summarizes the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                        Year Ended December 31,
                         -------------------------------------------------------

                             199_          199_         199_          199_
                         -------------------------------------------------------

                                     (Dollar Amounts in Thousands)
   Principal Balance
   (end of period)........  $             $            $             $
                            ---------     ---------    ---------     ---------
   Total Number of Loans..
                            ---------     ---------    ---------     ---------
   Total Number of
      Foreclosures........
                            ---------     ---------    ---------     ---------

   Percent Foreclosed by
      Number of Loans.....          %             %            %             %
                            ---------     ---------    ---------     ---------

     The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:



------------------------------------------------------------------------------

                                        Year Ended December 31,
                         -------------------------------------------------------

                             199_          199_         199_          199_
                         -------------------------------------------------------

                                     (Dollar Amounts In Thousands)

Period of Delinquency
   30-59 days               $             $            $             $

   Principal Balance

   Number of Loans

   Percent of
      Delinquent by
      Number of Loans               %             %            %             %

Period of Delinquency:
   60-89 days               $             $            $             $

   Principal Balance

   Number of Loans

   Percent of
      Delinquent by
      Number of Loans               %             %            %             %

Period of Delinquency:
   90 days or more          $             $            $             $

   Principal Balance

   Number of Loans

   Percent of
      Delinquent by
      Number of Loans               %             %            %             %

In Foreclosure              $             $            $             $

   Principal Balance

   Number of Loans

   Percent of
      Delinquent by
      Number of Loans               %             %            %             %

Total Delinquent and in
   Foreclosure

   Principal Balance        $             $            $             $

   Number of Loans

   Percent of
      Delinquent by
      Number of Loans               %             %            %             %

     While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.

The Trustee




     ______________________________________________________________________,   a
___________________________________ (the "Trustee"), will act as Trustee for the
Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including compensation of any Sub-Servicers. The Master Servicer is also obligated to include in each distribution on the Certificates that portion of its servicing compensation equal to interest at the Net Mortgage Rate on the balance of any Mortgage Loan as to which a prepayment or liquidation occurs, such interest commencing on the date of the prepayment or liquidation and ending on the due date of the Mortgage Loan immediately following the date of the prepayment or liquidation. See "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

Voting Rights

     At all times, [__]% of all Voting Rights will be allocated among all holders of the [Senior] Certificates [and the Class B-1 Certificates] in proportion to the then outstanding Certificate Principal Balances of their respective Certificates[, and [__]% of all Voting Rights will be allocated among holders of the Class B-2 Certificates in proportion to the percentage interests evidenced by their respective Certificates].

Termination

     The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the [Depositor] [Master Servicer] exercises such option, the purchase price distributed with respect to each Senior Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

     The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     ________________________,    a   _______________,   will   act   as   REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

     For further  information  regarding the Federal income tax  consequences of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the Prospectus.

Special Tax Considerations Applicable to REMIC Residual Certificates

     The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "non-economic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC
Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain

Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "non-economic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute non-economic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

     Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity Considerations--Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Senior Certificates. The Underwriter is obligated to purchase all Senior Certificates offered hereby if any are purchased.]

     [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Senior Certificates to the public at the public offering prices set forth on the cover page of this Prospectus

Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Senior Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Senior Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

     [Distribution of the Senior Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Senior Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

     The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATING

     [It is a condition to issuance that the Senior Certificates offered hereby be rated in the second highest rating category by a nationally recognized statistical rating organization as the Depositor may designate.] [rating agency language] See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                   SUBJECT TO COMPLETION, DATED JULY __, 1997


PROSPECTUS SUPPLEMENT                                                [Version 4]
(To Prospectus dated ____________, 199__)

$___________________ (Approximate)

Mortgage Asset-Backed Certificates, Series 199__-__

PaineWebber Mortgage Acceptance Corporation IV
Depositor

---------------------------------------------
Master Servicer


Class A-1:                $__________ initial Certificate Principal Balance
                          (approximate), ____% Certificate Interest Rate

Class A-2:                $__________ initial Certificate Principal Balance
                          (approximate), ____% Certificate Interest Rate

Class A-3:                $__________ initial Certificate Principal Balance
                          (approximate), ____% Certificate Interest Rate

Class A-4:                $__________ initial Certificate Principal Balance
                          (approximate), ____% Certificate Interest Rate

The Series 199__-__ Certificates will consist of four classes of Senior Certificates and two classes of Subordinate Certificates. The Senior Certificates will consist of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, the latter of which is a class of Accrual Certificates. The Subordinate Certificates will consist of Class B-1 and Class B-2 Certificates. Only the Senior Certificates are offered hereby.

Interest on the Senior Certificates will be distributed, to the extent of available funds, [quarterly on each ____________ 25, ____________25,
_______________25  and  ____________  25,] or, if any such day is not a business day, then on the next succeeding business day, beginning in ____________, 199__ (each, a "Distribution Date"), in an amount equal to the interest accrued during the period since the immediately preceding Distribution Date (the "Interest Accrual Period"). [Quarterly] distributions of interest on the Class A-4 Certificates will commence only upon the retirement of the Class A-1, Class A-2 and Class A-3 Certificates. Prior to that time interest will accrue on the Class A-4 Certificates and the amount so accrued during each Interest Accrual Period will be added to the Certificate Principal Balance thereof on the following Distribution Date.

Distributions in respect of principal on the Senior Certificates will be made on each Distribution Date in the order of their respective Final Scheduled Distribution Dates, so that no payment of principal will be made with respect to any class of Senior Certificates until all classes of Senior Certificates having an earlier Final Scheduled Distribution Date have been retired. Principal payments on the Certificates of a particular class will be made on a pro rata basis among the Certificates of that class.

Certain unscheduled distributions (each, a "Special Distribution") shall be made solely to Senior Certificateholders as provided herein on the 25th day of any calendar month in which no Distribution Date occurs, or if such day is not a business day, then on the next succeeding business day (each, a "Special Distribution Date"), in the event that the Master Servicer projects that the amount which will be on deposit in the Certificate Account and which would be available for distribution in the succeeding calendar month would be insufficient to pay Senior Certificateholders the optimal amount of principal and interest to which they will be entitled as of such future date.

The Series 199__-___ Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional one- to four-family 30-year, fixed interest rate first mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of _______________, 199_ of approximately $_______________ and an aggregate Cash Flow Value (as defined herein) as of such date of approximately $_____________ (subject in each case to a permitted variance as described herein under "Additional Information"), to be acquired by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"), together with other assets described herein.

Except under certain circumstances described herein, losses realized on the Mortgage Loans will be allocated first to the Class B-1 Certificates. As further described herein, until ___________, _____, or on any Distribution Date thereafter on which the Senior Percentage (as described herein) is greater than the initial Senior Percentage, the Cash Flow Value decline resulting from all mortgagor prepayments on the Mortgage Loans will be distributed solely to holders of the Senior Certificates in the sequential order described above.

The yield to maturity on the Certificates will be affected by the rate of principal payments (including prepayments) on the Mortgage Loans. [The Mortgage Loans may be prepaid at any time without penalty]. See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-____ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE ACCOMPANYING PROSPECTUS.

An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior Certificates and Class B-1 Certificates will constitute the "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=====================================================================================================================

                            Final Scheduled        Price to Public          Underwriting          Proceeds to the
                           Distribution Date             (2)               Discounts and         Depositor (2)(3)
                                  (1)                                       Commissions
---------------------------------------------------------------------------------------------------------------------

Class A-1............                                  ______%                ______%                 ______%
---------------------------------------------------------------------------------------------------------------------

Class A-2............                                  ______%                ______%                 ______%
---------------------------------------------------------------------------------------------------------------------

Class A-3............                                  ______%                ______%                 ______%
---------------------------------------------------------------------------------------------------------------------

Class A-4............                                  ______%                ______%                 ______%
---------------------------------------------------------------------------------------------------------------------

Total................                                $_________              $_________             $_________
=====================================================================================================================

----------
(1) Determined on the assumption that there are no prepayments on the Mortgage Loans and on the other assumptions herein.
(2)  Plus accrued interest from ________ 1, 199__.
(3) Before deducting expenses payable by the Depositor estimated to be $___________.

The Senior Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Senior Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.

                                   ----------

____________, 199__

The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT...............................................5

RISK FACTORS..................................................................16

THE MORTGAGE POOL.............................................................16

ADDITIONAL INFORMATION........................................................20

DESCRIPTION OF THE CERTIFICATES...............................................20
   Interest on the Senior Certificates........................................21
   Principal of the Senior Certificates.......................................21
   Cash Flow Value............................................................22
   Distributions..............................................................23
   Special Distributions......................................................24
   Advances...................................................................24
   Allocation of Losses; Subordination........................................25
   Example of Distributions...................................................25

YIELD ON THE CERTIFICATES AND  PREPAYMENTS OF THE MORTGAGE LOANS..............27
   Delay in Payment of Interest...............................................27
   Prepayment Considerations and Weighted Average Life........................27

POOLING AND SERVICING AGREEMENT...............................................31
   General....................................................................31
   The Master Servicer........................................................31
   The Trustee................................................................33
   Servicing and Other Compensation and Payment of Expenses...................33
   Voting Rights..............................................................33
   Termination................................................................33

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................34
   Special Tax Considerations Applicable to REMIC Residual Certificates.......35

PLAN OF DISTRIBUTION..........................................................36

LEGAL MATTERS.................................................................36

RATING........................................................................37


Until _______________, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series.......................  Asset-Backed    Certificates,     Series
                                        199__-__ (the "Certificates").

Senior Certificates...................  Class  A-1,  Class  A-2,  Class  A-3 and
                                        Class  A-4   Certificates,   having  the
                                        aggregate initial Certificate  Principal
                                        Balances and Certificate  Interest Rates
                                        respectively set forth on the cover page
                                        hereof,    and   constituting    "Senior
                                        Certificates"   as   described   in  the
                                        Prospectus.   The  Senior   Certificates
                                        collectively   will   have  an   initial
                                        Certificate  Principal  Balance equal to
                                        ____% (the initial "Senior Percentage") of the aggregate Cash Flow Value of the Mortgage Loans as of ________ 1, 199__ (the "Cut-off Date").

Subordinate Certificates..............  As to Class B-1, $______________ initial
                                        Certificate       Principal      Balance
                                        (approximate),     ____%     Certificate
                                        Interest Rate, evidencing  approximately
                                        ____% of the  aggregate  Cash Flow Value
                                        of the Mortgage  Loans as of the Cut-off
                                        Date. The Class B-2 Certificates,  which
                                        have no  Certificate  Principal  Balance
                                        and  no   Certificate   Interest   Rate,
                                        represent  the right to receive  [(i) on
                                        any  Distribution  Date, the excess,  if
                                        any,  of the  amount of funds  available
                                        for  distribution  on such  Distribution
                                        Date  over  the   optimal   amounts   of
                                        principal  and  interest  payable to the
                                        Senior  Certificateholders and Class B-1
                                        Certificateholders  on such Distribution
                                        Date  and  (ii)]  the  amount,  if  any,
                                        remaining  in the Trust  Fund  after the
                                        Senior  Certificates  and the  Class B-1
                                        Certificates  have  been  retired.   See
                                        "Description            of           the
                                        Certificates--Distributions" herein.

                                        The  Subordinate  Certificates  are  not
                                        being offered hereby, and may be sold at
                                        any time in accordance with the terms of
                                        the  Pooling  and  Servicing  Agreement,
                                        dated  as  of   ___________   1,  199__,
                                        pursuant  to which the  Series  199__-__
                                        Certificates   will   be   issued   (the
                                        "Agreement").

Depositor............................   PaineWebber      Mortgage     Acceptance
                                        Corporation IV, a direct wholly-owned limited purpose finance subsidiary of
                                        PaineWebber Group Inc. and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Trustee..............................   ___________________________________. See
                                        "Pooling  and  Servicing  Agreement--The
                                        Trustee"
                                        herein.

Master Servicer......................   ____________________________.        See
                                        "Pooling  and  Servicing  Agreement--The
                                        Master Servicer" herein.

Interest.............................   The   Senior   Certificates   will  bear
                                        interest at the  respective  Certificate
                                        Interest  Rates  specified  on the cover
                                        page   hereof.    Accrued    Certificate
                                        Interest on the Class A-1, Class A-2 and
                                        Class A-3 Certificates  will be paid, to
                                        the   extent   of    available    funds,
                                        [quarterly on each ______ 25, ______ 25,
                                        ______ 25 and ______ 25], or if such day
                                        is not a business  day, the business day
                                        immediately     following    (each,    a
                                        "Distribution Date"),  commencing ______
                                        25,  199__,  in an  amount  equal to the
                                        interest   accrued  during  the  related
                                        Interest Accrual Period. Interest on the
                                        Class A-4  Certificates  will accrue but
                                        will not be paid thereon until the Class
                                        A-1,    Class    A-2   and   Class   A-3
                                        Certificates have been retired. Prior to
                                        that time, interest accrued on the Class
                                        A-4  Certificates  during the  preceding
                                        Interest Accrual Period will be added to
                                        the   Certificate    Principal   Balance
                                        thereof  on  each   Distribution   Date.
                                        Interest  accruing  on  the  Certificate
                                        Principal  Balances  of the  Class  A-1,
                                        Class  A-2 and  Class  A-3  Certificates
                                        during any Interest  Accrual  Period but
                                        unpaid on the related  Distribution Date
                                        shall be due and owing on the subsequent
                                        Distribution Date together with interest
                                        at   the   weighted   average   of   the
                                        Certificate Interest Rates for the Class
                                        A-1,    Class    A-2   and   Class   A-3
                                        Certificates.   With   respect   to  any
                                        Distribution   Date,   all  such  unpaid
                                        Accrued   Certificate    Interest   from
                                        previous  Distribution  Dates,  together
                                        with compounded interest thereon,  shall
                                        constitute   the   "Outstanding   Senior
                                        Interest Shortfall" for the Distribution
                                        Date.

                                        Shortfalls  in  collections  of one full
                                        month's    interest    resulting    from
                                        principal  prepayments in full (or other
                                        liquidations)  on Mortgage Loans will be
                                        covered  by   payments   by  the  Master
                                        Servicer,  but only to the extent of its
                                        servicing     compensation    for    the
                                        concurrent  period;  any such  shortfall
                                        not so  covered  will  be  allocated  to
                                        reduce the Accrued Certificate  Interest
                                        on all Certificates as described herein.
                                        Shortfalls  in  collections  of interest
                                        resulting  from  delinquencies  will  be
                                        borne by the Subordinate Certificates so
                                        long as  they  remain  outstanding.  See
                                        "Description            of           the
                                        Certificates--Accrued        Certificate
                                        Interest" herein.

Principal (including prepayments)....   The   initial   aggregate    Certificate
                                        Principal  Balance  of the  Certificates
                                        (including the Subordinate Certificates)
                                        will equal the aggregate Cash Flow Value
                                        of the Mortgage  Loans as of the Cut-off
                                        Date.    See    "Description    of   the
                                        Certificates--Cash  Flow Value"  herein.
                                        Distributions  in respect  of  principal
                                        will be
                                        made on each  Distribution  Date, to the
                                        extent  of  available   funds,   to  the
                                        holders  of  Senior  Certificates  in an
                                        aggregate amount equal to (i) the amount
                                        of  interest,  if  any,  accrued  on the
                                        Class A-4  Certificates  for the related
                                        Interest  Accrual  Period  but not  then
                                        payable  thereon,  plus (ii) the decline
                                        in the aggregate  Cash Flow Value of the
                                        Mortgage Loans over the related  Deposit
                                        Period  (as  defined  herein)  times the
                                        applicable Senior Percentage or, as such
                                        decline     relates     to     mortgagor
                                        prepayments,   the   Senior   Prepayment
                                        Percentage,  minus  (iii) the  principal
                                        portion  of  any  Special  Distributions
                                        since    the    immediately    preceding
                                        Distribution Date.

                                        The Senior  Prepayment  Percentage  will
                                        initially    be   100%;    starting   on
                                        __________, it will decline gradually in
                                        accordance  with  a  schedule  until  it
                                        equals the Senior  Percentage,  but will
                                        be  100%  for any  Distribution  Date on
                                        which the Senior Percentage is less than
                                        the  initial  Senior   Percentage.   See
                                        "Description            of           the
                                        Certificates--Principal  of  the  Senior
                                        Certificates" herein.

                                        Distributions in respect of principal of
                                        the   Senior    Certificates   will   be
                                        allocated   first  to  the   Class   A-1
                                        Certificates,   then   the   Class   A-2
                                        Certificates,   then   the   Class   A-3
                                        Certificates,  and finally the Class A-4
                                        Certificates,  in each  case  until  the
                                        Certificate  Principal  Balance  of  the
                                        respective  class  has been  reduced  to
                                        zero.  Based  upon the  assumptions  set
                                        forth  herein,   each  class  of  Senior
                                        Certificates is projected to be retired,
                                        and the  Certificate  Principal  Balance
                                        thereof  reduced to zero, not later than
                                        its Final Scheduled  Distribution  Date.
                                        See       "Description       of      the
                                        Certificates--Cash Flow Value" herein.

                                        The Mortgage Loans shall be divided into
                                        Cash Flow Value  Groups for  purposes of
                                        determining  Cash Flow  Value.  The Cash
                                        Flow Value of any Cash Flow Value  Group
                                        is  equal  to  the  lesser  of  (i)  the
                                        present  value of the  future  scheduled
                                        payments  thereon,   [plus  reinvestment
                                        income,]  discounted  [quarterly] at the
                                        highest   Certificate    Interest   Rate
                                        applicable  to  any  class  of  [Senior]
                                        Certificates then outstanding,  and (ii)
                                        ___%  (the   "Maximum  Cash  Flow  Value
                                        Percentage")  of  the  aggregate  Stated
                                        Principal Balance (as defined herein) of the Mortgage Loans comprising such Cash Flow Value Group.

                                        The Cash  Flow  Value  of any Cash  Flow
                                        Value Group is based upon the assumption
                                        that all the Mortgage  Loans  comprising
                                        such Cash Flow Value Group  constitute a
                                        single,   fully-amortizing   fixed  rate
                                        mortgage loan (a) bearing  interest at a
                                        fixed  rate  equal to the  highest  rate
                                        borne  by  any  of  the  Mortgage  Loans
                                        comprising
                                        such Cash Flow Value  Group;  (b) having
                                        an outstanding  principal  balance equal
                                        to the aggregate of the Stated Principal
                                        Balances  of  all  the  Mortgage   Loans
                                        comprising  such Cash Flow Value  Group;
                                        (c)   maturing   in  the  month  of  the
                                        scheduled  maturity  date of the  latest
                                        maturing  Mortgage Loan included in such
                                        Cash  Flow  Value  Group;  and (d)  that
                                        provides  for  fixed,   level,   monthly
                                        payments.

Special Distributions................   The Senior  Certificates will be subject
                                        to special distributions on the 25th day
                                        of each month (or,  if such day is not a
                                        business  day,  on the  next  succeeding
                                        business  day)  other  than a  month  in
                                        which a  Distribution  Date falls  (each
                                        such  date,   a  "Special   Distribution
                                        Date"), under the limited circumstances described herein. See "Description of the Certificates--Special Distributions" herein and in the Prospectus.

Allocation of Losses.................   Subject  to  the  limitations  described
                                        herein,  the  decline in Cash Flow Value
                                        resulting   from  losses  of   principal
                                        realized on the  Mortgage  Loans will be
                                        allocated     to     the     Subordinate
                                        Certificates prior to allocation to the Senior Certificates. See "Description of the Certificates--Allocation of Losses;
                                        Subordination" herein.

The Mortgage Pool....................   The   Mortgage   Pool  will  consist  of
                                        [30-year,]  fixed  rate,  level  monthly
                                        payment,   fully   amortizing   Mortgage
                                        Loans,   with  an  aggregate   principal
                                        balance  as  of  the  Cut-off   Date  of
                                        approximately $___________ (subject to a
                                        permitted  variance  of  plus  or  minus
                                        _____%) and an aggregate Cash Flow Value
                                        as of the Cut-off Date of  approximately
                                        $_________   (subject   to  a  permitted
                                        variance  of plus or  minus  ________%).
                                        [Include appropriate  information,  with
                                        corresponding   changes,  for  different
                                        types of loans.] See "The Mortgage Pool" herein.

Denominations........................   The  Senior  Certificates  of each class
                                        will be offered in  registered  form, in
                                        denominations     evidencing     initial
                                        Certificate    Principal   Balances   of
                                        $_______ and multiples of $_______ in excess thereof, with one Certificate evidencing an additional amount equal to the remainder of the aggregate initial
                                        Certificate  Principal  Balance  of such
                                        Class.

Record Date..........................   All  distributions  will  be made by the
                                        [Trustee]   [Master   Servicer]  to  the
                                        persons in whose names the  Certificates
                                        are  registered at the close of business
                                        on the last  business  day of the  month
                                        preceding the month in which the related
                                        Distribution     Date    occurs.     See
                                        "Description            of           the
                                        Certificates--Distributions" herein.

Advances.............................   The Master Servicer will be obligated to
                                        make

                                        Advances to holders of the  Certificates
                                        in respect  of  delinquent  payments  of
                                        principal  and  interest on the Mortgage
                                        Loans and in respect of certain  amounts
                                        representing  interest  not  covered  by
                                        current   net   income   on    Mortgaged
                                        Properties   acquired   on   behalf   of
                                        Certificateholders   by  foreclosure  or
                                        deed  in  lieu   of   foreclosure.   See
                                        "Description            of           the
                                        Certificates--Advances" herein and in the Prospectus.

Optional Termination.................   At its option,  the Master  Servicer may
                                        repurchase  all of the Mortgage Loans in
                                        the Trust Fund and thereby  effect early
                                        retirement  of the  Certificates  on any
                                        Distribution Date on which the aggregate
                                        principal  balance of the Mortgage Loans
                                        remaining in the Trust Fund is less than
                                        __% of the aggregate  principal  balance
                                        of the Mortgage  Loans as of the Cut-off
                                        Date.   See   "Pooling   and   Servicing
                                        Agreement--Termination"    herein    and
                                        "Description            of           the
                                        Certificates--Termination"     in    the
                                        Prospectus.

Special Prepayment Considerations....   The rate of  principal  payments  on the
                                        Senior  Certificates  collectively  will
                                        depend   on  the  rate  and   timing  of
                                        principal      payments       (including
                                        prepayments,  defaults and liquidations)
                                        on the  Mortgage  Loans.  As is the case
                                        with     mortgage-backed      securities
                                        generally,  the Senior  Certificates are
                                        subject    to    substantial    inherent
                                        cash-flow   uncertainties   because  the
                                        Mortgage  Loans  may be  prepaid  at any
                                        time.    Generally,    when   prevailing
                                        interest    rates    are     increasing,
                                        prepayment  rates on mortgage loans tend
                                        to  decrease,  resulting  in  a  reduced
                                        return of  principal  to  investors at a
                                        time when  reinvestment  at such  higher
                                        prevailing  rates  would  be  desirable.
                                        Conversely,   when  prevailing  interest
                                        rates are declining, prepayment rates on
                                        mortgage   loans   tend   to   increase,
                                        resulting   in  a   greater   return  of
                                        principal to investors at a time when reinvestment at comparable yields may not be possible.

                                        [The  multiple  class  structure  of the
                                        Senior   Certificates   results  in  the
                                        allocation of prepayments among certain classes as follows (to be included as appropriate):]

                                        [Sequentially   paying  classes:   (All)
                                        classes of the Senior  Certificates  are
                                        subject   to  various   priorities   for
                                        payment  of   principal   as   described
                                        herein.  Distributions on classes having
                                        an earlier  priority of payment  will be
                                        immediately  affected by the  prepayment
                                        speed of the Mortgage Loans early in the
                                        life of the Mortgage Pool. Distributions
                                        on  classes  with a  later  priority  of
                                        payment will not be directly affected by
                                        the   prepayment   until  such  time  as
                                        principal  is   distributable   on  such
                                        classes;    however,   the   timing   of
                                        commencement of principal  distributions
                                        and the weighted  average  lives of such
                                        classes   will   be   affected   by  the
                                        prepayment speed
                                        experienced both before and after the commencement of principal distributions on such classes.]

                                        [PAC       Certificates:       Principal
                                        distributions  on the  PAC  Certificates
                                        will be payable  in  amounts  determined
                                        based on schedules as described  herein,
                                        provided  that the  prepayment  speed of
                                        the  Mortgage  Loans each month  remains
                                        between   approximately  ____%  SPA  and
                                        ____% SPA. However, as discussed herein,
                                        actual  principal  distributions  may be
                                        greater  or  less  than  the   described
                                        amounts.  If the prepayment speed of the
                                        Mortgage  Loans is  consistently  higher
                                        than  ____% of SPA,  then the  Companion
                                        Certificates  will be  retired,  and the
                                        rate of principal  distributions and the
                                        weighted  average lives of the remaining
                                        PAC     Certificates     will     become
                                        significantly  more sensitive to changes
                                        in the prepayment  speed of the Mortgage
                                        Loans   and   principal    distributions
                                        thereon will be more likely to deviate from the described amounts.]

                                        [TAC       Certificates:       Principal
                                        distributions  on the  TAC  Certificates
                                        would be payable  in amounts  determined
                                        based on schedules as described  herein,
                                        if the prepayment  speed of the Mortgage
                                        Loans were to remain at a constant level
                                        of approximately  ___% SPA. However,  as
                                        discussed   herein,   actual   principal
                                        distributions are likely to deviate from
                                        the  described  amounts,  because  it is
                                        highly    unlikely   that   the   actual
                                        prepayment  speed of the Mortgage  Loans
                                        each month will  remain at ___% SPA.  If
                                        the Companion  Certificates  are retired
                                        before all of the TAC  Certificates  are
                                        retired,    the   rate   of    principal
                                        distributions  and the weighted  average
                                        lives of the remaining TAC  Certificates
                                        will become significantly more sensitive
                                        to  changes in the  prepayment  speed of
                                        the  Mortgage   Loans,   and   principal
                                        distributions   thereon   will  be  more
                                        likely to deviate from the described amounts.]

                                        [Companion Certificates:  Because of the
                                        application  of  amounts  available  for
                                        principal distributions among the Senior
                                        Certificates  in any given month,  first
                                        to the (PAC)  (TAC)  Certificates  up to
                                        the  described  amounts  and then to the
                                        Companion  Certificates,   the  rate  of
                                        principal distributions and the weighted
                                        average    lives   of   the    Companion
                                        Certificates will be extremely sensitive
                                        to  changes in the  prepayment  speed of
                                        the Mortgage Loans. The weighted average
                                        lives of the Companion Certificates will
                                        be   significantly   more  sensitive  to
                                        changes  in the  prepayment  speed  than
                                        that   of   either   the   (PAC)   (TAC)
                                        Certificates or a fractional undivided interest in the Mortgage Loans.]

                                        [Subordination  features:  As  described
                                        herein, during
                                        certain     periods     all     or     a
                                        disproportionately  large  percentage of
                                        principal  prepayments  on the  Mortgage
                                        Loans will be allocated among the Senior
                                        Certificates, and during certain periods
                                        none  or  a   disproportionately   small
                                        percentage (or, as compared to the Class
                                        (B) Certificates during certain periods,
                                        a  disproportionately  large percentage)
                                        of such  prepayments will be distributed
                                        on  the  Class  (M)  Certificates.  As a
                                        result,  the weighted  average  lives of
                                        the  Class  (M)  Certificates   will  be
                                        extended and, as a relative matter,  the
                                        subordination   afforded   the  [Senior]
                                        Certificates    by   the    Class    (M)
                                        Certificates  (together  with the  Class
                                        (B)  Certificates)  will  be  increased.
                                        (Similar  descriptions  to be  added  to
                                        other    classes   with    subordination
                                        features.)]

                                        See       "Description       of      the
                                        Certificates--Principal  of  the  Senior
                                        Certificates,"     "Yield     on     the
                                        Certificates   and  Prepayments  of  the
                                        Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield Considerations.........   The yield to maturity on each respective
                                        class of the  Senior  Certificates  will
                                        depend   on  the  rate  and   timing  of
                                        principal      payments       (including
                                        prepayments,  defaults and liquidations)
                                        on the Mortgage Loans and the allocation
                                        thereof   (and  of  any  losses  on  the
                                        Mortgage    Loans)   to    reduce    the
                                        Certificate    Principal   Balance   (or
                                        Notional  Amount) of such class, as well
                                        as   other    factors    such   as   the
                                        Pass-Through  Rate (and any  adjustments
                                        thereto) and the purchase price for such
                                        Certificates.  The yield to investors on
                                        any class of Senior Certificates will be
                                        adversely  affected  by  any  allocation
                                        thereto    of    prepayment     interest
                                        shortfalls on the Mortgage Loans,  which
                                        are   expected   to   result   from  the
                                        distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

                                        In   general,   if  a  class  of  Senior
                                        Certificates  is  purchased at a premium
                                        and  principal   distributions   thereon
                                        occur at a rate faster than  anticipated
                                        at the time of purchase,  the investor's
                                        actual  yield to maturity  will be lower
                                        than  that   assumed   at  the  time  of
                                        purchase.  Conversely,  if  a  class  of
                                        Senior  Certificates  is  purchased at a
                                        discount  and  principal   distributions
                                        thereon occur at a rate slower than that
                                        assumed  at the  time of  purchase,  the
                                        investor's actual yield to maturity will
                                        be   lower    than    that    originally
                                        anticipated.

                                        The Senior  Certificates were structured
                                        based  on  a  number   of   assumptions,
                                        including  a  prepayment  assumption  of
                                        ___% SPA and weighted average lives
                                        corresponding   thereto   as  set  forth
                                        herein   under    "Special    Prepayment
                                        Considerations."  The yield  assumptions
                                        for the  respective  classes that are to
                                        be  offered   hereunder   will  vary  as
                                        determined at the time of sale.

                                        [The  multiple  class  structure  of the
                                        Senior  Certificates causes the yield of
                                        certain   classes  to  be   particularly
                                        sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows (to be included as appropriate):]

                                        [Interest   strip  and  inverse  floater
                                        classes:  The yield to  investors on the
                                        (identify  classes)  will  be  extremely
                                        sensitive  to the  rate  and  timing  of
                                        principal payments on the Mortgage Loans
                                        (including  prepayments,   defaults  and
                                        liquidations),   which   may   fluctuate
                                        significantly over time. A rapid rate of
                                        principal payments on the Mortgage Loans
                                        could result in the failure of investors
                                        in  the  (identify  interest  strip  and
                                        inverse   floater   strip   classes)  to
                                        recover their initial investments, and a
                                        slower   than    anticipated   rate   of
                                        principal payments on the Mortgage Loans could adversely affect the yield to investors on the (identify non-strip inverse floater classes).]

                                        [Variable   Strip    Certificates:    In
                                        addition to the foregoing,  the yield on
                                        the Variable Strip  Certificates will be
                                        materially   adversely   affected  to  a
                                        greater  extent  than the  yields on the
                                        other   Senior   Certificates   if   the
                                        Mortgage  Loans  with  higher   Mortgage
                                        Rates  prepay  faster than the  Mortgage
                                        Loans with lower Mortgage Rates, because
                                        holders    of   the    Variable    Strip
                                        Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.]

                                        [Adjustable   rate  (including   inverse
                                        floater)  classes:   The  yield  on  the
                                        (identify floating rate classes) will be
                                        sensitive,   and   the   yield   on  the
                                        (identify  inverse floater classes) will
                                        be extremely sensitive,  to fluctuations
                                        in  the  level  of  [the   index].   The
                                        Pass-Through   Rate  on  the   (identify
                                        inverse   floater   classes)  will  vary
                                        inversely with, and at a multiple of, (the index).]

                                        [Inverse floater companion  classes:  In
                                        addition to the foregoing,  in the event
                                        of relatively  low  prevailing  interest
                                        rates   (including   (the   index))  and
                                        relatively   high  rates  of   principal
                                        prepayments  over  an  extended  period,
                                        while investors in the (identify inverse
                                        floater  companion  classes) may then be
                                        experiencing  a high  current  yield  on
                                        such  Certificates,  such  yield  may be
                                        realized  only over a  relatively  short
                                        period,  and it is  unlikely  that  such
                                        investors would be able to reinvest
                                        such   principal   prepayments  on  such
                                        Certificates at a comparable yield.]

                                        [Subordination  features:  The  yield to
                                        maturity  on the Class (M)  Certificates
                                        will be  extremely  sensitive  to losses
                                        due to  defaults on the  Mortgage  Loans
                                        (and the timing thereof),  to the extent
                                        such losses are not covered by the Class
                                        (B)  Certificates,  because  the  entire
                                        amount of such losses (rather than a pro
                                        rata portion  thereof) will be allocable
                                        to  the  Class  (M)   Certificates,   as
                                        described herein. (Similar descriptions to be added for other classes with subordination features.)]

                                        [Residual  Certificates:  Holders of the
                                        Residual Certificates are entitled to receive distributions of principal and interest as described herein; however, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of their term that substantially exceed the principal and interest payable thereon during such periods. (In addition, such distributions will be reduced to the extent that they are subject to United States federal income tax withholding.)]

                                        See  "Yield  on  the   Certificates  and
                                        Prepayments  of  the  Mortgage   Loans",
                                        (especially     "--____________    Yield
                                        Considerations,"      "--_______________
                                        Yield  Considerations" and "--Additional
                                        Yield  Considerations  Applicable Solely
                                        to  the   Residual   Certificates"   and
                                        "Certain      Federal     Income     Tax
                                        Consequences")    herein,   and   "Yield
                                        Considerations" in the Prospectus.

Certain Federal Income
  Tax Consequences...................   Upon  the   issuance   of  the   Offered
                                        Certificates,  Cadwalader,  Wickersham &
                                        Taft, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust
                                        Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the
                                        "Code"), and (i) the Class A, Class B and Class C Certificates will evidence
                                        "regular  interests"  in such  REMIC and
                                        (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                        Under the REMIC Regulations, the Class R
                                        Certificates  will  not be  regarded  as
                                        having  "significant value" for purposes
                                        of  applying   the  rules   relating  to
                                        "excess  inclusions."  In addition,  the
                                        Class  R  Certificates   may  constitute
                                        "noneconomic"   residual  interests  for
                                        purposes   of  the  REMIC   Regulations.
                                        Transfers  of the  Class R  Certificates
                                        will be restricted under the Pooling and
                                        Servicing  Agreement  to  United  States
                                        Persons in a manner  designed to prevent
                                        a  transfer  of a  noneconomic  residual
                                        interest  from being  disregarded  under
                                        the  REMIC  Regulations.   See  "Certain
                                        Federal Income Tax Consequences--Special
                                        Tax  Considerations  Applicable to REMIC
                                        Residual    Certificates"   herein   and
                                        "Certain      Federal     Income     Tax
                                        Consequences--REMICs--Taxation of Owners
                                        of REMIC  Residual  Certificates--Excess
                                        Inclusions"  and  "--Noneconomic   REMIC
                                        Residual     Certificates"     in    the
                                        Prospectus.

                                        The  Class R  Certificateholders  may be
                                        required  to report an amount of taxable
                                        income  with  respect to the early years
                                        of   the   Trust    Fund's   term   that
                                        significantly  exceeds  distributions on
                                        the  Class R  Certificates  during  such
                                        years, with corresponding tax deductions
                                        or losses deferred until the later years
                                        of the Trust Fund's  term.  Accordingly,
                                        on  a  present  value  basis,   the  tax
                                        detriments   occurring  in  the  earlier
                                        years may  substantially  exceed the sum
                                        of any tax  benefits in the later years.
                                        As    a    result,     the    Class    R
                                        Certificateholders'  after-tax  rate  of
                                        return may be zero or negative, event if
                                        their   pre-tax   rate  of   return   is
                                        positive.

                                        See "Yield and Maturity Considerations,"
                                        especially      "--Additional      Yield
                                        Considerations  Applicable Solely to the
                                        Class  R  Certificates",   and  "Certain
                                        Federal Income Tax Consequences--Special
                                        Tax  Considerations  Applicable to REMIC
                                        Residual Certificates" herein.

                                        For further  information  regarding  the
                                        Federal  income  tax   consequences   of
                                        investing  in the Offered  Certificates,
                                        see   "Certain    Federal   Income   Tax
                                        Consequences"    herein   and   in   the
                                        Prospectus.

Rating...............................   It is a condition to the issuance of the
                                        Certificates  offered  hereby  that  the
                                        Senior  Certificates  be  rated  ____ by
                                        ________.  A  security  rating  is not a
                                        recommendation  to  buy,  sell  or  hold
                                        securities   and  may  be   subject   to
                                        revision  or  withdrawal  at any time by
                                        the assigning rating organization.  Each
                                        security   rating  should  be  evaluated
                                        independently   of  any  other  security
                                        rating.   A  security  rating  does  not
                                        address the frequency of  prepayments of
                                        Mortgage  Loans,  or  the  corresponding
                                        effect on yield to investors. See "Yield
                                        on  the   Certificates"   and   "Rating"
                                        herein.

Legal Investment.....................   The Senior  Certificates will constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market Enhancement Act of 1984 ("SMMEA")
                                        so long as they are  rated as  described
                                        herein,   and,   as  such,   are   legal
                                        investments for certain  entities to the
                                        extent  provided  in SMMEA.  See  "Legal
                                        Investment"   in  the   Prospectus   and
                                        "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                                THE MORTGAGE POOL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

     [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the property securing such Mortgage Loan (the "Mortgaged Property") initially would be owner-occupied as its primary residence.]

     All Mortgage Loans will have Net Mortgage Rates of ____%. As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate. The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%.  The Mortgage  Loans will have  Servicing  Fee Rates  ranging from ___% to
___%, with a weighted average Servicing Fee Rate as of the Cut-off Date of ___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

     The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

          No more than  ____% of the  Mortgage  Loans  will  have  Loan-to-Value
     Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

          At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. Except as indicated in the preceding sentence, no more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

          No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

          No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.

     [The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.]

     [Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:


                                 MORTGAGE RATES

                                                                                 Aggregate        Percentage of
                                                                                  Unpaid            Aggregate
                                                                Number of        Principal       Unpaid Principal
          Mortgage Rates                                          Loans           Balance            Balance
-------------------------------------------------------------   ---------        ---------       ----------------
                                 %                                           $                               %



                                                                ---------        ---------       ----------------

                               Total..............                                                        100%
                                                                =========        =========       ================

As of the Cut-off Date, the weighted average Mortgage Rate was ___% per annum.


                       REMAINING TERMS TO STATED MATURITY

                                                                                 Aggregate        Percentage of
                                                                                  Unpaid            Aggregate
                                                                Number of        Principal       Unpaid Principal
    Remaining Terms to Stated Maturity (in ____ Months)           Loans           Balance            Balance
-------------------------------------------------------------   ---------        ---------       ----------------
                                                                             $                               %



                                                                ---------        ---------       ----------------

                               Total.......................                                               100%
                                                                =========        =========       ================

As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately ______ months.

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                 Aggregate        Percentage of
                                                                                  Unpaid            Aggregate
                                                                Number of        Principal       Unpaid Principal
                   Original Loan Amounts                          Loans           Balance            Balance
-------------------------------------------------------------   ---------        ---------       ----------------
Up to 70.00%..............................................                   $                               %

70.01% - 80.00%...........................................

80.01% - 90.00%...........................................

More than 90.00%..........................................
                                                                ---------        ---------       ----------------

                               Total.......................                                               100%
                                                                =========        =========       ================

As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was ___% per annum.


                              ORIGINAL LOAN AMOUNTS

                                                                                 Aggregate        Percentage of
                                                                                  Unpaid            Aggregate
                                                                Number of        Principal       Unpaid Principal
                   Original Loan Amounts                          Loans           Balance            Balance
-------------------------------------------------------------   ---------        ---------       ----------------
Up to 50,000.00..........................................                    $                               %

$50,000 - $ 99,999.00....................................

$100,000 - $149,999.00...................................

$150,000 - $199,999.99...................................

$200,000 - $249,999,99...................................

$250,000 - $299,999.99...................................

$300,000 - $349,999.99...................................

$350,000 - $399,999.99...................................

$400,000 - $449,999,99...................................

$450,000 - $499,999.99...................................
                                                                ---------        ---------       ----------------

                               Total.......................                                               100%
                                                                =========        =========       ================

As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $________ and $_________, respectively.

                                 TYPES OF LOANS

                                                                                   Aggregate
                                                                                    Unpaid            Percentage of
                                                                Number of          Principal        Aggregate Unpaid
                           Types                                  Loans             Balance         Principal Balance
-------------------------------------------------------------   ---------        ---------       ----------------
Conventional Loans secured by                                                 $                               %
     One-Family detached..................................

     Low-rise condominiums/2 family.......................

     High-rise condominiums/3-4 family....................
                                                                ---------        ---------       ----------------

                  Total...................................                                                 100%
                                                                =========        =========       ================


                     YEARS OF ORIGINATION OF MORTGAGE LOANS

                                                                                 Aggregate
                                                                                   Unpaid          Percentage of
                                                                Number of        Principal        Aggregate Unpaid
                    Years of Origination                          Loans           Balance        Principal Balance
-------------------------------------------------------------   ---------        ---------       ----------------
199_......................................................                    $                                %

199_......................................................

199_......................................................

199_......................................................

199_......................................................
                                                                ---------        ---------       ----------------

                  Total...................................                                                  100%
                                                                =========        =========       ================


                        OCCUPANTS OF MORTGAGED PROPERTIES

                                                                                 Aggregate         Percentage of
                                                                                   Unpaid         Aggregate Unpaid
                                                                Number of        Principal           Principal
                                                                  Loans           Balance             Balance
-------------------------------------------------------------   ---------        ---------       ----------------
Owner                                                                         $                              %

   Primary residence......................................

   Vacation/second home...................................
                                                                ---------        ---------       ----------------
Non-owner occupied investment
property..................................................
                                                                ---------        ---------       ----------------

                  Total...................................                                                100%
                                                                =========        =========       ================

                 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTY

                                                                                 Aggregate         Percentage of
                                                                                   Unpaid         Aggregate Unpaid
                                                                Number of        Principal           Principal
                           States                                 Loans           Balance             Balance
-------------------------------------------------------------   ---------        ---------       ----------------
                                                                              $                              %



                                                                ---------        ---------       ----------------

                  Total...................................                                                100%
                                                                =========        =========       ================

[The foregoing information will be modified to the extent necessary to describe different types of mortgage loans].


                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.


                         DESCRIPTION OF THE CERTIFICATES

     The Series 199__-__ Certificates will consist of four classes of Senior Certificates (the "Class A-1, Class A-2, Class A-3 and Class A-4 Certificates") and two classes of Subordinate Certificates (the "Class B-1" and "Class B-2" Certificates). The Senior Certificates have an initial aggregate Certificate Principal Balance of $_______________ (approximate), evidencing approximately ____% (the initial Senior Percentage) of the aggregate Cash Flow Value of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B-1 Certificates have an initial Certificate Principal Balance of $______________ evidencing ___% (the initial Subordinate Percentage) of the aggregate Cash Flow Value of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B-2 Certificates, which have no Certificate Principal Balance and no Certificate Interest Rate, represent the right to receive [(i) on any Distribution Date, the excess, if any, of the Available Distribution Amount (as defined herein) for such Distribution Date over the optimal amounts of principal and interest payable to the Senior Certificateholders and Class B-1 Certificateholders on such Distribution Date, and (ii)] the balance of the Trust Fund after retirement of the Senior Certificates and the Class B-1 Certificates, as described herein. The Class B-1 and Class B-2 Certificates are not being offered hereby, and may be sold at any time in accordance with the terms of the Agreement.

Interest on the Senior Certificates

     The Certificates will bear interest at the respective Certificate Interest Rates specified on the cover page hereof. Accrued Certificate Interest on the Class A-1, Class A-2 and Class A-3 Certificates will be paid [quarterly on each ______ 25, ______ 25, ______ 25 and ______ 25,] or if such day is not a business day on the business day immediately following (each, a "Distribution Date") in an amount equal to the interest accrued during the period following the immediately preceding Distribution Date (each, an "Interest Accrual Period"). Interest on the Class A-4 Certificates will accrue but will not be paid thereon until the Class A-1, Class A-2 and Class A-3 Certificates have been retired. Prior to that time, interest accrued on the Class A-4 Certificates during the preceding Interest Accrual Period will be added to the Certificate Principal Balance thereof on each Distribution Date. All calculations of Accrued Certificate Interest shall be based on a year of twelve 30-day months and will be subject to reduction as provided herein.

     Any unpaid Accrued Certificate Interest on the Certificate Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates (and, following the retirement of the Class A-3 Certificates, the Class A-4 Certificates) from previous Distribution Dates, together with compounded interest thereon, shall constitute the "Outstanding Senior Interest Shortfall" for the current Distribution Date and shall be due and payable on the current Distribution Date.

     The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments in full (or other liquidations) of Mortgage Loans, to the extent of an aggregate amount equal to its total servicing compensation for the concurrent period. For any Distribution Date, Accrued Certificate Interest on each Certificate will be reduced in the event of such shortfalls in collections of one full month's interest resulting from principal prepayments in full (or other liquidations) of Mortgage Loans during the Prepayment Period, to the extent not covered by the application of servicing compensation of the Master Servicer. The aggregate amount of any such shortfalls will be allocated among all of the outstanding Senior Certificates and the Class B-1 Certificates, in proportion to the respective amounts of Accrued Certificate Interest that would otherwise have been payable thereon absent such reductions and absent any delinquencies or losses.


Principal of the Senior Certificates

     On each Distribution Date, the [Master Servicer] [Trustee] will make distributions in respect of principal to the Senior Certificateholders in the amounts described below. All distributions in respect of principal will be allocated first to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, principal distributions will be allocated to the Class A-2 Certificates, then the Class A-3 Certificates, and finally the Class A-4 Certificates, in each case until the Certificate Principal Balance of each class has been reduced to zero and such class of Senior Certificates has been retired. Based upon the assumptions that [set forth applicable assumptions], it is projected that each class of Senior Certificates will be retired and the Certificate Principal Balance thereof reduced to zero not later than Final Scheduled Distribution Date of such class. Principal distributions on any class of Certificates will be allocated on a pro rata basis among the Certificates of such class. [Insert alternative language for programmed amortization classes or other variations, if applicable.]

     Distributions in respect of principal on the Senior Certificates will be made on each Distribution Date in an aggregate amount equal to the sum of (i) the amount of Accrued Certificate Interest on the Class A-4 Certificates for the related Interest Accrual Period which is not then payable thereon (if any), and
(ii) the Senior Principal Distribution Amount as described below; provided, that the aggregate distribution in respect of principal on any Distribution Date will not exceed the amount by which the Available Distribution Amount exceeds the sum of (i) the amount of Accrued Certificate Interest then payable on all of the Senior Certificates and (ii) the Outstanding Senior Interest Shortfall for such Distribution Date.

     For any Distribution Date, the "Senior Principal Distribution Amount" is an amount equal to (i) the then applicable Senior Percentage times the decline in the aggregate Cash Flow Values of the Mortgage

Loans over the [three-month] period ending on the Determination Date immediately preceding the Distribution Date (each such period, a "Deposit Period"), exclusive of the portion of such Cash Flow Value decline which is attributable to prepayments by mortgagors, plus (ii) the then applicable Senior Prepayment Percentage times the portion of such Cash Flow Value decline over the Deposit Period which is attributable to full and partial prepayments by mortgagors, minus (iii) the principal portion of any Special Distributions since the immediately preceding Distribution Date.

     The Senior Prepayment Percentage for each Distribution Date is the percentage indicated below:

                    Distribution Date                                   Senior Prepayment Percentage
                    -----------------                                   ----------------------------
__________________ through ______________...............    100%

                                                            Senior Percentage, plus ___% of the difference
__________________ through ______________...............    between the Senior Percentage and 100%

                                                            Senior Percentage, plus ___% of the difference
__________________ through ______________...............    between the Senior Percentage and 100%

                                                            Senior Percentage, plus ___% of the difference
__________________ through ______________...............    between the Senior Percentage and 100%

                                                            Senior Percentage plus ___% of the difference
__________________ through ______________...............    between the Senior Percentage and 100%

__________________ and thereafter.......................    Senior Percentage

provided, however, that if the Senior Percentage as of any Distribution Date is greater than the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date shall be 100%.


Cash Flow Value

     The initial aggregate Certificate Principal Balance of the Certificates (including the Subordinate Certificates) will equal the aggregate Cash Flow Value of the Mortgage Loans as of the Cut-off Date. For purposes of calculating Cash Flow Values, each Mortgage Loan will be considered to be included in a group (a "Cash Flow Value Group") of Mortgage Loans having the same Net Mortgage Rate [describe any other characteristics of such groups]. As of the date of any determination, the "Cash Flow Value" of any Cash Flow Value Group will be the lesser of (i) the present value on such date of the assumed future scheduled payments on such Cash Flow Value Group (each, a "Scheduled Cash Flow Value Deposit"), [together with reinvestment income thereon, to the Distribution Date immediately following the date on which any such Scheduled Cash Flow Value Deposit is assumed to have been received,] discounted [quarterly] at the highest Certificate Interest Rate of any class of Certificates then outstanding, and
(ii) the applicable Maximum Cash Flow Value Percentage times the Stated Principal Balance of the Mortgage Loans comprising such Cash Flow Value Group as of such date. [Specify or describe Maximum Cash Flow Value Percentage for any Cash Flow Value Group.] The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the outstanding principal balance thereof as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus the principal portion of all monthly payments due on or before such date of determination which were received or with respect to which Advances were made, minus all unscheduled collections of principal with respect to such Mortgage Loan, minus any reduction in the outstanding principal balance of the Mortgage Loan after the Cut-off Date resulting from a bankruptcy proceeding involving the related mortgagor. The Cash Flow Value of any Mortgage Loan is equal to the portion of the Cash Flow Value of the related Cash Flow Value Group allocated to such Mortgage Loan in the same proportion which the Stated Principal Balance of such Mortgage Loan bears to the aggregate Stated Principal Balance of all the Mortgage Loans in such Cash Flow Value Group.

     The Cash Flow Value of each Cash Flow Value Group is determined on the assumptions that (A) such Cash Flow Value Group constitutes a single, fully-amortizing, fixed-rate mortgage loan (i) bearing interest at a fixed rate equal to the highest Mortgage Rate borne by any of the Mortgage Loans comprising such Cash Flow Value Group, (ii) having an outstanding principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans comprising such Cash Flow Value Group, (iii) maturing in the month of the scheduled maturity date of the latest maturing Mortgage Loan included in such Cash Flow Value Group, and (iv) that provides for fixed, level, monthly payments (each a "Scheduled Cash Flow Value Group Deposit")[; and (B) each Scheduled Cash Flow Value Group Deposit is (i) received on the assumed date of receipt (which shall be the Master Servicer Advance Date (as defined below) in any month) and (ii) is reinvested at the Assumed Reinvestment Rate pending distribution. The "Assumed Reinvestment Rate" is an assumed annual rate of return, compounded quarterly of ____% to _____________, 199__, _____% to ____________, 199_ and ____%
thereafter].


Distributions

     With respect to any Distribution Date, the Available Distribution Amount will equal the total amount of all cash on deposit in the Certificate Account as of the corresponding Determination Date, together with Advances made by the Master Servicer for the concurrent Master Servicer Advance Date and together with interest and investment income earned on amounts held in the Certificate Account, exclusive of:

          (a) all monthly payments collected but due on a date subsequent to the latest Due Period, together with interest and investment income earned thereon after receipt,

          (b) all prepayments and other unscheduled recoveries of principal, and related payments of interest thereon, received subsequent to the related Prepayment Period, together with interest and investment income earned thereon after receipt, and

          (c) all amounts in the Certificate Account which are payable or reimbursable to the Master Servicer.

     On each Distribution Date, the Available Distribution Amount will be distributed in the following order of priority, in each case to the extent of available funds:

          (i) to the holders of the Senior Certificates, the amounts described above under "Interest on the Senior Certificates" and "Principal of the Senior Certificates"; and

          (ii) to the holders of the Class B-1 Certificates,  an amount equal to
     (a) Accrued Certificate Interest on the Certificate Principal Balance of the Class B-1 Certificates for such Distribution Date, and (b) unpaid Accrued Certificate Interest from prior Distribution Dates together with compounded interest thereon (the "Outstanding Subordinate Interest Shortfall"), and (c) as a distribution in respect of principal, the lesser of (i) the outstanding Certificate Principal Balance thereof and (ii) the difference between the decline in the aggregate Cash Flow Values of the Mortgage Loans during the related Deposit Period and the sum of (x) the Senior Principal Distribution Amount and (y) the principal portion of any Special Distributions since the immediately preceding Distribution Date; and

          (iii) to the holders of the Class B-2 Certificates, any remaining portion of the Available Distribution Amount.

     All distributions will be made by or on behalf of the [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made [either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) at the request to the Trustee in writing by the Record Date immediately prior to such Distribution

Date of any  holder of  Certificates  having an  initial  Certificate  Principal
Balance in excess of $_____________, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request.] Distributions to holders of each respective class of Certificates will be allocated among such holders in proportion to their respective Percentage Interest in that class.


Special Distributions

     The Senior Certificates will be subject to special distributions (each, a "Special Distribution") on the 25th day of each month (or, if such day is not a business day, on the next succeeding business day) other than a month in which a Distribution Date falls (each such date, a "Special Distribution Date"). On the ___ business day before each Special Distribution Date (each such date, a "Special Distribution Date"). On the business day before each Special Distribution Date (each such date a "Special Determination Date") the Master Servicer shall determine whether the Projected Distribution Amount for the Distribution Date or Special Distribution Date, as the case may be, in the following calendar month will equal or exceed the Optimal Senior Distribution Amount for such date. The "Optimal Senior Distribution Amount" is the amount which the Master Servicer projects would be distributable on the Distribution Date or Special Distribution Date, as the case may be, in the calendar month following such Special Determination Date, assuming a distribution thereon to the Senior Certificateholders equal to (i) Accrued Certificate Interest on the aggregate Certificate Principal Balance of the Senior Certificates, plus (ii) the Senior Principal Distribution Amount, plus (iii) the Outstanding Senior Interest Shortfall. As of each Special Determination Date, the "Projected Distribution Amount" is the amount which the Master Servicer projects would be available for distribution on the Distribution Date or Special Distribution Date, as the case may be, in the immediately succeeding calendar month, based upon (i) collections on the Mortgage Loans, together with any interest and investment income with respect thereto, as of such Special Determination Date,
(ii) Advances to be made by the Master Servicer on the Master Servicer Advance Date (as defined below) in the same calendar month as such Special Determination Date, (iii) reinvestment of the amounts described in (i) and (ii) in permitted instruments having the then highest available yield for such investments of similar maturity, and (iv) projected collections and Advances with respect to the Mortgage Loans following such Special Determination Date through the Determination Date or Special Determination Date, as the case may be, in the immediately succeeding calendar month. The calculations described in each of the two immediately preceding sentences are based upon the assumption that during the period following the Special Determination Date on which such calculations are made, there shall be no defaults in monthly payments on the Mortgage Loans, no Principal Prepayments or final liquidations with respect to the Mortgage Loans, and no acquisitions of Mortgaged Properties through foreclosure or deed-in-lieu foreclosure or dispositions of Mortgaged Properties already so acquired.

     In the event that the Projected Distribution Amount calculated as of any Special Determination Date with respect to any Distribution Date or Special Distribution Date, as the case may be, in the following calendar month is less than the Optimal Senior Distribution Amount calculated for such date, the Master Servicer shall make or cause to be made on the immediately succeeding Special Distribution Date, to the extent of available funds, a Special Distribution to Senior Certificateholders. The amount of such Special Distribution shall be the minimum amount necessary to eliminate the deficit described in the foregoing sentence, in light of such Special Distribution. All Special Distributions shall be made on the class of outstanding Senior Certificates with the earliest Final Scheduled Distribution Date and shall be allocated, without priority, to reduce the Certificate Principal Balance of such class of Senior Certificates and to pay interest at the applicable Certificate Interest Rate on the amount of such reduction. No portion of any Special Distribution shall be made on any class of Senior Certificates until all classes of Senior Certificates with earlier Final Scheduled Distribution Dates have been retired.


Advances

     Subject to the following limitations, the Master Servicer will be obligated to advance on or before the 25th day of each month, or if such 25th day is not a business day then on the business day immediately following (each, a "Master Servicer Advance Date"), out of its own funds, the aggregate of payments of principal and interest (adjusted to the Net Mortgage Rate) which were due during the related Due Period and delinquent as of the Determination Date in such calendar month, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure.

     The Master Servicer will be obligated to make Advances regardless of whether such Advances are deemed to be recoverable from the related Mortgage Loans.

     All Advances will be reimbursable to the Master Servicer either (a) from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance with respect to which the Master Servicer cannot reimburse itself out of the liquidation proceeds for the related Mortgaged Loan or REO Property (an "Unrecovered Advance"), out of any funds in the Certificate Account prior to the distributions on the Senior Certificate.


Allocation of Losses; Subordination

     Any liquidation loss on a Mortgage Loan, to the extent that the proceeds of such liquidation are less than the Cash Flow Value of such Mortgage Loan, will be allocated first to the Class B-1 Certificates, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero; any additional liquidation losses, to the same extent, will be allocated to the Senior Certificates. Allocation of any such losses to the Subordinate Certificates will be effected as follows. Immediately after each Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates will be recalculated as equal to the excess, if any, of the then aggregate Cash Flow Value of all of the Mortgage Loans which remain outstanding over the aggregate Certificate Principal Balance of the Senior Certificates immediately after such Distribution Date. In addition, the Senior Percentage will be recalculated after each Distribution Date and will equal the then aggregate Certificate Principal Balance of the Senior Certificates divided by the then aggregate Cash Flow Value of all of the Mortgage Loans which remain outstanding (but not more than 100%); and the corresponding percentage for the Subordinate Certificates (the "Subordinate Percentage") will equal 100% minus the Senior Percentage. Any allocation of losses to the Subordinate Certificates will have the effect of increasing the Senior Percentage and, accordingly, the portion of future distributions payable to the Senior Certificateholders relative to that payable to the Subordinate Certificateholders. Conversely, payments to the Senior Certificateholders with respect to the Cash Flow Value decline resulting from mortgagor prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage will have the effect of decreasing the Senior Percentage and accelerating the amortization of the Senior Certificates. In addition, such payment to the Senior Certificateholders of mortgagor prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage will have the effect of preserving the availability of the subordination provided by the Subordinate Certificates. In the event that the Certificate Principal Balance of the Subordinate Certificates is reduced to zero while one or more classes of Senior Certificates remain outstanding and additional losses cause the Certificate Principal Balance of the Senior Certificates to exceed the aggregate Cash Flow Value of the Mortgage Loans, the Certificate Principal Balance of each remaining Senior Class will be reduced by such class's pro rata share of such excess.


Example of Distributions

     The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates were issued in _________ 199__ and that distributions are made on the 25th of ___________,
___________, _________ and ____________.

_________ 1..........................   Cut-off  Date.  The  initial   principal
                                        balance  of the  Mortgage  Loans will be
                                        the aggregate  principal  balance of the
                                        Mortgage Loans as of _________ 1, 199__,
                                        after  deducting any principal  payments
                                        due  on  or  before   such   date.   Any
                                        principal and interest payments due on or before _________ 1, will not be part of the Trust Fund, and the Depositor will retain such amounts when they are received.

_________ 2 through
     _______ 31......................   Prepayment       Period.       Principal
                                        prepayments, and interest thereon to the
                                        date of prepayment, received at any time
                                        during  this  period  will be  deposited
                                        into   the   Certificate   Account   for
                                        distribution on ________ 25.

____________ 25
     ________ 25 and
     ________ 25.....................   With respect to any Principal Prepayment
                                        in full of a Mortgage  Loan,  during the
                                        prior   calendar   month,   the   Master
                                        Servicer    will    deposit   into   the
                                        Certificate  Account,  to the  extent of
                                        servicing  compensation  earned  for the
                                        concurrent   period,  an  amount  which,
                                        together    with   interest   from   the
                                        mortgagor  [and  reinvestment  income in
                                        such  calendar  month on the proceeds of
                                        such  liquidation or  prepayment],  will
                                        constitute  one month's  interest at the
                                        Net   Mortgage   Rate   on  the   Stated
                                        Principal   Balance   of  such   prepaid
                                        Mortgage Loan.

________ 31..........................   Record Date.  Distributions  on ________
                                        25 will be made to Certificateholders of
                                        record at the close of  business  on the
                                        last   business   day   of   the   month
                                        immediately   preceding   the  month  of
                                        distribution.

_______ 2 to
     _________ 20....................   Deposit Period.  Payments due during the
                                        three related Due Periods  (_________ 2-
                                        ____________ 1,  ____________ 2- _______
                                        1,   _______   2-   ________   1)   from
                                        mortgagors  will  be  deposited  in  the
                                        Certificate  Account  as  received,  and
                                        will   include    scheduled    principal
                                        payments plus interest on the _________, ____________ and October balances, less interest from the date of prepayment of any Mortgage Loan prepaid in full during the Prepayment Period.

____________ 20,
     ________ 20 and
     ________ 20.....................   Advance   Determination   Date.   Master
                                        Servicer determines aggregate amount of delinquent monthly payments due for the immediately preceding Due Period.

____________ 25,
     ________ 25 and
     ________ 25.....................   Master  Servicer  Advance  Date.  Master
                                        Servicer deposits in Certificate Account the aggregate amount determined on the related Advance Determination Date.

____________ 20 and
     ________ 20.....................   Special   Determination   Date.   Master
                                        Servicer      calculates       Projected
                                        Distribution  Amount and Optimal  Senior
                                        Distribution   Amount  with  respect  to
                                        _______    25    and     ________    25,
                                        respectively.

____________ 25 and
     ________ 25.....................   If   Projected    Distribution    Amount
                                        calculated  on   immediately   preceding
                                        Special  Determination Date with respect
                                        to   Distribution    Date   or   Special
                                        Distribution  Date,  as the case may be,
                                        in following  month is less than Optimal
                                        Senior  Distribution  Amount  calculated
                                        for   such   date,   [Master   Servicer]
                                        [Trustee]    shall    make   a   Special
                                        Distribution in minimum amount necessary to eliminate such deficit, in light of such Special Distribution.

________ 20..........................   Determination   Date.   Master  Servicer
                                        calculates   amounts  of  principal  and
                                        interest to be  distributed  on ________
                                        25.

________ 25..........................   Distribution  Date.  On ________ 25, the
                                        [Master    Servicer]    [Trustee]   will
                                        distribute or cause to be distributed to
                                        the   Certificateholders   the   amounts
                                        determined on ________ 20.

     Succeeding [three month] periods follow the above pattern, except for the Cut-off Date.


                          YIELD ON THE CERTIFICATES AND
                        PREPAYMENTS OF THE MORTGAGE LOANS

Delay in Payment of Interest

     The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the Certificate Interest Rate and purchase price because [quarterly] interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the Interest Accrual Period (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates--Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.


Prepayment Considerations and Weighted Average Life

     Because the Cash Flow Value decline resulting from principal payments on the Mortgage Loans will be distributed to the holders of the Certificates (to the extent collected or advanced), and because, as described above, the Senior Prepayment Percentage of the Cash Flow Value decline resulting from prepayments initially will be distributed solely to the holders of Senior Certificates, the rate of payment of principal of the Senior Certificates, the weighted average life of each class of the Senior Certificates and the aggregate amount of distributions on the Senior Certificates will be directly related to the rate of payment of principal of the Mortgage Loans. The rate of principal payments on the underlying Mortgage Loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations, and repurchases by the Depositor, the Master Servicer or Unaffiliated Sellers). [The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty.] The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgages at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the Mortgaged Properties and the extent of the mortgagors' equity in real property securing the loans, and changes in the mortgagors' housing needs, job transfers, unemployment and servicing decisions. Generally, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. See "Maturity and Prepayment Considerations" in the Prospectus.

     The yield to maturity of any class of the Senior Certificates will depend on the rate of payment of principal on the Mortgage Loans and the price paid by the purchaser. [Specifically, since the Class __ Certificates are being offered at discounts from their original Certificate Principal Balances, if the purchaser of a Class __ Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually realized on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.] The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on an investor's yield to maturity, inasmuch as the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The Final Scheduled Distribution Date for each class of Senior Certificates is the latest Distribution Date on which the Certificate Principal Balance thereof is expected to be reduced to zero, based on the assumptions used for determining the Cash Flow Values of the Mortgage Loans which are [expected to be] included in the Mortgage Pool, as described above, including the assumption that no prepayments or defaults occur with respect to the Mortgage Loans. However, [many of the Mortgage Loans included in a Cash Flow Value Group may have original terms, maturity dates or Mortgage Rates shorter or less than indicated under those assumptions. For these reasons, and] because of the likelihood of prepayments, the weighted average life for each class of Senior Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the above described assumptions, and the actual last Distribution Date for any class of Senior Certificates could occur significantly earlier than the Final Scheduled Distribution Date.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the _____________________________ ("_______") assumes that each Mortgage Loan
(regardless of interest rate, principal amount, original term to maturity or geographic location) prepays at a rate of 0.2% per annum of its outstanding principal balance in the first month after origination, that this prepayment rate increases by 0.2% per annum in each month through the 30th month after origination and remains constant at 6% per annum in each month thereafter. The __________________________ does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The following table indicates the projected weighted average life of each class of Senior Certificates and sets forth the percentage of the initial Certificate Principal Balance of each class of Senior Certificates that would be outstanding after each of the dates shown, at various percentages of the ____________ model. The column headed 0% ___ assumes that no Mortgage Loans are prepaid. The other columns assume prepayments at rates equal to _______%, ______% and ________% of the _______________ model. The table has been prepared based on the characteristics of the Mortgage Loans as described below under "The Mortgage Pool" [and on the specific characteristics of the Mortgage Loans expected to be included in the Mortgage Pool]. For the 0% prepayment case, the table has been prepared based on the assumptions used for determining the Cash Flow Values of the Mortgage Loans, as described above. For all other prepayment cases, the table has been prepared based on the same assumptions except (i) that the Mortgage Loans included in each Cash Flow Value Group are each assumed to have a Mortgage Rate, maturity date and original term equal to the weighted average Mortgage Rate, maturity date and original term, respectively, of all Mortgage Loans expected to be included in each Cash Flow Value Group, and (ii) that all such Mortgage Loans are prepaid at the indicated percentage of the

__________________ model. There is no assurance [that the actual characteristics of such Mortgage Loans will not differ from those assumed in preparing the following table, and there is no assurance] that the prepayments of the Mortgage Loans will conform to any of the assumed prepayment rates. [To the extent there are changes in the weighted average original and remaining terms to maturity of or Mortgage Rates on the Mortgage Loans actually included in the Mortgage Pool from the assumptions used in the following table, distributions of principal of the Certificates may occur earlier or later than indicated by the table, but the final distribution of principal of each class of Certificates will in no event be later than its Final Scheduled Distribution Date as shown on the cover page of this Prospectus Supplement.]

                Percent of Initial Certificate Principal Balance

                     Date                        CLASS A-1      CLASS A-2      CLASS A-3       CLASS A-4      CLASS B-1
---------------------------------------------    ---------      ---------      ---------       ---------      ---------

_______________, 199__ ......................

_____________ 25, 1994 ......................

_____________ 25, 1995 ......................

_____________ 25, 1996 ......................

_____________ 25, 1997 ......................

_____________ 25, 1998 ......................

_____________ 25, 1999 ......................

_____________ 25, 2000 ......................

_____________ 25, 2001 ......................

_____________ 25, 2002 ......................

_____________ 25, 2003 ......................

_____________ 25, 2004 ......................

_____________ 25, 2005 ......................

_____________ 25, 2006 ......................

_____________ 25, 2007 ......................

_____________ 25, 2008 ......................

_____________ 25, 2009 ......................

_____________ 25, 2010 ......................

_____________ 25, 2011 ......................

_____________ 25, 2012 ......................

_____________ 25, 2013 ......................

_____________ 25, 2014 ......................

_____________ 25, 2015 ......................

_____________ 25, 2016 ......................

_____________ 25, 2017 ......................

_____________ 25, 20___ .....................

Weighted Average Life
   (years) (1)...............................

----------

     (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal distribution by the number of years from the date of issuance to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distributed on the Certificate.

     The percentages of ___ in the table above illustrate the changes in weighted average life for prepayment scenarios both slower and faster than recent historical rates. The Depositor believes that the historical prepayment experience on mortgage loans is not necessarily indicative of the future prepayment experience of any mortgage loans, including the Mortgage Loans. In addition, it is not likely that the Mortgage Loans will prepay at a constant percentage of ___ until maturity or that all of the Mortgage Loans will prepay at the same percentage.

     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the table set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates. Since unanticipated events and circumstances are likely to occur, it is probable that principal reductions on the Certificates will be significantly different from the hypothetical principal reductions shown. The actual return to an investor also will be affected by the price paid by such investor for its Certificates and such investor's individual tax situation.


                         POOLING AND SERVICING AGREEMENT

General

     The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint ________________________________________ (the "Custodian"),
to serve as Custodian in connection  with the  Certificates.]  The  Certificates will  be  transferable  and  exchangeable  at  the  corporate  trust  office  of
___________________________________________,              located             in
________________________________,  which  will serve as  Certificate  Registrar.
____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corp. IV, 1285 Avenue of the Americas, New York, New York ______, Attention: ________________.


The Master Servicer

     _____________________________,   a   _____________________   (the   "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

     The following table summarizes the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                    Year Ended December 31,
                                             -------------------------------------------------------------------
                                                  199__              199__             199__             199__
                                             ------------      ------------       ------------      ------------
                                                                 (Dollar Amounts in Thousands)
Principal Balance (end of period).........   $___________      $___________       $___________      $___________

Total Number of Loans.....................   ____________      ____________       ____________      ____________

Total Number of Foreclosures..............   ____________      ____________       ____________      ____________

Percent Foreclosed
    by Number of Loans....................   ___________%      ___________%       ___________%      ___________%

     The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                       Year Ended December 31,
                                             -------------------------------------------------------------------
                                                  199__              199__             199__             199__
                                             ------------      ------------       ------------      ------------
                                                                 (Dollar Amounts in Thousands)
Period of Delinquency:
  30-59 days                                 $                 $                  $                 $
   Principal Balance
   Number of Loans
   Percent of Delinquent by
     Number of Loans                                    %                 %                  %                 %

Period of Delinquency:
  60-89 days                                 $                 $                  $                 $
   Principal Balance
   Number of Loans
   Percent of Delinquent by
     Number of Loans                                    %                 %                  %                 %

Period of Delinquency:
  90 days or more                            $                 $                  $                 $
   Principal Balance
   Number of Loans
   Percent of Delinquent by
     Number of Loans                                    %                 %                  %                 %

In foreclosure
Principal Balance                            $                 $                  $                 $
Number of Loans
Percent Delinquent by
  Number of Loans
                                                        %                 %                  %                 %

Total Delinquent and in
  Foreclosure                                $                 $                  $                 $
Principal Balance
Number of Loans
Percent Delinquent by
Number of Loans                                         %                 %                  %                 %

     While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.


The Trustee

     ________________________________________________________________________, a
___________________________________ (the "Trustee"), will act as Trustee for the
Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.


Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. The "Scheduled Principal Balance" of any Mortgage Loan is equal to the outstanding principal balance thereof minus the principal portion of all delinquent scheduled monthly payments. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage  Pool and  incurred  by the  Master  Servicer  in  connection  with its responsibilities under the Agreement. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.


Voting Rights

     At all times, __% of all Voting Rights will be allocated among all holders of the Senior Certificates and the Class B-1 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, and __% of all Voting Rights will be allocated among holders of the Class B-2 Certificates in proportion to the percentage interests evidenced by their respective Certificates.


Termination

     The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such

Mortgage Loans as of the Cut-off Date. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Senior Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Certificate Interest Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond
_________.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

     The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     ________________________,    a   _______________,   will   act   as   REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

     For further  information  regarding the Federal income tax  consequences of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the Prospectus.

Special Tax Considerations Applicable to REMIC Residual Certificates

     The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC
Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

     Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity Considerations--Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Senior Certificates. The Underwriter is obligated to purchase all Senior Certificates offered hereby if any are purchased.]

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Senior Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of the amount set forth below for each class. The Underwriter may allow and such dealers may reallow concessions not in excess of the amount set forth below for each class. After the initial public offering, the public offering price and such concessions may be changed.

                                                            Concession                 Reallowance
                                                            (Percent of                (Percent of
                                                            Certificate                Certificate
                                                            Principal Balance)         Principal Balance)
                                                            -----------------------    -------------------
Class A-1 Certificates...........................
Class A-2 Certificates...........................
Class A-3 Certificates...........................
Class A-4 Certificates...........................

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

     The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be monthly statements discussed in the Prospectus under "Description of the Certificates--Statements to the Certificateholders," which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates becomes available.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

     There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Statements to Certificateholders," which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates become available.


                                     RATING

     [It is a condition to issuance that the Senior Certificates offered hereby be rated in the second highest rating category by a nationally recognized rating organization as the Depositor may designate.] [rating agency language]

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                   SUBJECT TO COMPLETION, DATED JULY __, 1997

PROSPECTUS SUPPLEMENT                                                [Version 5]
(To Prospectus dated ___________, 199__)

$_____________ (Approximate)

Asset-Backed Certificates, Series 199__

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
Depositor




Class A: $_______ Initial Certificate Principal Balance (approximate) ___% Pass-Through Rate on Class A Principal Amount

Class B: No Initial Certificate Principal Balance ____% Pass-Through Rate on Class B Notional Amount

The Series 199__-____ Certificates offered hereby will consist of Class A Certificates and Class B Certificates. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a segregated pool of [_____] Securities having an aggregate principal balance as of __________, 199_ of approximately $__________ (subject to a permitted variance described herein under "Substitution of Trust Fund
Assets") and as further described herein to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor") pursuant to a Trust Agreement between the Depositor and ______, as trustee (the "Trustee"). The [____] Securities will evidence ownership interests in segregated pools of [one- to four- family first mortgage loans] (the "Mortgage Loans"). The Class A Certificates evidence ownership of all principal payments and ___% of each interest payment on the [_____] Securities, after deduction of the Trust Administration Fee specified herein, which corresponds to interest at the above-specified Pass-Through Rate on the outstanding Class A Certificate Principal Balance for the [second] preceding month. The Class B Certificates evidence ownership of ___% of each interest payment on the [_____] Securities, after deduction of the Trust Administration Fee, which corresponds to interest at the above-specified Pass-Through Rate on the outstanding Class B Notional Amount for the [second] preceding month. The Notional Amount is used solely for purposes of the determination of interest payments and certain other rights of holders of Class B Certificates and does not represent an interest in principal payments on the [______] Securities.

Principal and interest are payable on the ____ day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date"). The Certificates offered hereby will constitute a separate series of Certificates being offered by the Depositor from time to time pursuant to the Prospectus dated ___________, 199__ which accompanies this Prospectus Supplement and of which this Prospectus Supplement is a part.

The yield to maturity on the Certificates will be affected by the rate of principal payments (including prepayments) on the Mortgage Loans. [The Mortgage Loans may be prepaid at any time without penalty.] The yield to maturity on the Class B Certificates will be extremely sensitive to the rate of principal payments on the Mortgage Loans and may fluctuate significantly from time to time. The Class B Certificates will be adversely affected in the event of higher than anticipated levels of prepayments. In addition, in the case of Class B Certificates, a rapid rate of principal payments could result in the failure of investors to recover their initial investment. See "Yield on the Certificates and Prepayments on the [_____] Securities" herein.

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

Prospective investors should consider the information set forth under "Risk Factors" on page S-____ of this Prospectus Supplement and page ____ of the accompanying Prospectus.

ALTHOUGH DISTRIBUTIONS ON THE [_____] SECURITIES ARE GUARANTEED BY [______], THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT GUARANTEED BY [___], OR ANY OTHER PERSON, AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_____], THE DEPOSITOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE GUARANTEE OF [_____] IS [NOT] BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. DISTRIBUTIONS WILL BE MADE ON THE CERTIFICATES ONLY IF, AND TO THE EXTENT THAT, THE TRUSTEE RECEIVES DISTRIBUTIONS ON THE [_____] SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------
                                             Aggregate
                                             Initial
                                             Certificate                          Underwriting      Proceeds to the
                                             Principal         Price to           Discounts and     Depositor
                 Depositor                   Balance           Public (1)         Commissions       (1)(2)
-----------------------------------------    -------------     ----------------   -------------     -----------------
Class A Certificates.......                  $                           %                  %                %
Class B Certificates.......                  None                        % (3)              %(3)             %(3)
Total......................                  $                           %                  %                %

----------

(1)  Plus accrued interest from ________________, 199__.

(2) Before deducting expenses payable by the Depositor estimated to be $_________.]

(3)  Stated as a percentage of the Class B Notional Amount.

[The Class A and Class B Certificates offered hereby will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, estimated to be $___________, will be ____% of the aggregate initial Class A Certificate Principal Balance, plus accrued interest at the Class A Pass-Through Rate from ______________, 199__.]

The Class A and Class B Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Series 199__-__ Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or through the facilities of The Depository Trust Company on or about ___________________, 199__.

                            PaineWebber Incorporated

________________, 199__

The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SUBJECT TO COMPLETION, DATED JULY __, 1997........................................................................1


SUMMARY OF PROSPECTUS SUPPLEMENT..................................................................................5


RISK FACTORS.....................................................................................................10


DESCRIPTION OF THE CERTIFICATES..................................................................................10


THE [_______] SECURITIES.........................................................................................11

         [Substitution of Trust Fund Assets......................................................................12

YIELD ON THE CERTIFICATES AND PREPAYMENT  ON THE [__________] SECURITIES.........................................12

         Payment Delay...........................................................................................12
         Prepayment Considerations and Risks.....................................................................12

TRUST AGREEMENT..................................................................................................15

         General.................................................................................................15
         The Trustee.............................................................................................16
         Voting Rights...........................................................................................16
         Transfer to ERISA Plans.................................................................................16
         Termination.............................................................................................16

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................16


SPECIAL TAX CONSIDERATIONS APPLICABLE  TO REMIC RESIDUAL CERTIFICATES............................................17


PLAN OF DISTRIBUTION.............................................................................................18


LEGAL MATTERS....................................................................................................19


RATING...........................................................................................................19


Until ________________, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.


Title of Series. .....................  Asset-Backed    Certificates,     Series
                                        199__-__ (the "Certificates").

Class A Certificates .................  $_________________  initial  Certificate
                                        Principal  Balance  (approximate),  ___%
                                        Pass-Through  Rate on such balance.  The
                                        initial Class A  Certificate  Balance is
                                        equal to the aggregate principal balance
                                        of  the   [______]   Securities   as  of
                                        _______________  1, 199__ (the  "Cut-off
                                        Date").

Class B Certificates .................  No Certificate Principal Balance,  ____%
                                        Pass-Through  Rate on an amount equal to
                                        the   Class  A   Certificate   Principal
                                        Balance  outstanding  from  time to time
                                        (with    respect    to   the   Class   B
                                        Certificates,  the  "Notional  Amount").
                                        [To  be  revised,   with   corresponding
                                        changes, if Class B Certificates have a Certificate Principal Balance.]

Depositor ............................  PaineWebber  Mortgage  Acceptance  Corp.
                                        IV,  a  wholly-owned   limited   purpose
                                        finance  subsidiary of PaineWebber Group
                                        Inc.,    and   an   affiliate   of   the
                                        Underwriter.  See "The Depositor" in the
                                        Prospectus.

Trustee ..............................  _____________________________
                                        __________.  See  "Trust  Agreement--The
                                        Trustee" herein.

Principal (including
    prepayments)......................  All   principal   payments    (including
                                        principal  prepayments)  with respect to
                                        the [_______]  Securities will be passed
                                        through  on  each  Distribution  Date to
                                        holders  of the  Class  A  Certificates,
                                        commencing    ________________,    199_.
                                        Holders of Class A Certificates  will be
                                        entitled  to  receive   such   principal
                                        payments on each  Distribution Date on a
                                        pro rata  basis in  accordance  with the
                                        Percentage  Interest  evidenced by their
                                        respective Certificates.  The Percentage
                                        Interest   evidenced   by  any  Class  A
                                        Certificate  is  equal  to  the  initial
                                        Certificate  Principal  Balance  thereof
                                        divided   by   the   aggregate   initial
                                        Certificate Principal Balance of all of the Class A Certificates.

                                        Holders of the Class B Certificates will
                                        not receive any of principal payments on
                                        the    [________]

                                        Securities.   See  "Description  of  the
                                        Certificates"    herein   and   in   the
                                        Prospectus.

Interest .............................  Holders of the Class A Certificates will be entitled to distributions of interest
                                        payments  on the  [____]  Securities  on
                                        each  Distribution  Date  based  on  the
                                        Pass-Through    Rate    and   the   then
                                        outstanding     Certificate    Principal
                                        Balance thereof.

                                        Holders of the Class B Certificates will
                                        be entitled to distributions of interest
                                        payments on the [______]  Securities  on
                                        each  Distribution  Date  based  on  the
                                        Pass-Through    Rate    and   the   then
                                        outstanding Notional Amount thereof.

[_____] Securities ...................  ____%  [_____]   Securities   having  an
                                        aggregate  unpaid  principal  balance of
                                        approximately  $_____ as of the  Cut-off
                                        Date  and  guaranteed  as to the  timely
                                        distribution   of   interest   and  [the
                                        ultimate  distribution  of] principal by
                                        [________].  Such  guarantee of [______]
                                        is [not] backed by the full faith and credit of the United States of America.
                                        See "The Trust Funds--Agency Securities" in the Prospectus.

Denominations ........................  The Class A Certificates  offered hereby will be offered in  registered  form, in
                                        denominations     evidencing     initial
                                        Certificate    Principal   Balances   of
                                        $___________  and  multiples of $_______
                                        in excess thereof,  with one Certificate
                                        evidencing    the   remainder   of   the
                                        aggregate  initial  Class A  Certificate
                                        Principal Balance.

                                        The Class B Certificates  offered hereby
                                        will be offered in  registered  form, in
                                        denominations     evidencing     initial
                                        Notional  Amounts  of  $___________  and
                                        integral  multiples of $______ in excess
                                        thereof, with one Certificate evidencing
                                        an   additional   amount  equal  to  the
                                        remainder  of  the   aggregate   initial
                                        Notional Amount.

Record Date ..........................  All distributions  will be made by or on behalf of the  Trustee to the persons in
                                        whose   names   the   Certificates   are
                                        registered  at the close of  business on
                                        the last  business  day of the  [second]
                                        month  preceding  the month in which the
                                        related  Distribution  Date occurs.  See
                                        "Description   of   the    Certificates"
                                        herein.

Optional Termination .................  At  its  option,   the   Depositor   may
                                        repurchase all of the [____]  Securities
                                        in the  Trust  Fund and  thereby  effect
                                        early  retirement of the Certificates on
                                        any  Distribution   Date  on  which  the
                                        aggregate   principal   balance  of  the
                                        [____] Securities remaining in the Trust
                                        Fund is less  than __% of the  aggregate
                                        principal    balance   of   the   [____]
                                        Securities as of the Cut-off  Date.  See
                                        "Trust   Agreement--Termination"  herein
                                        and       "Description       of      the
                                        Certificates--Termination"     in    the
                                        Prospectus.

Yield Considerations and
     Risks............................  The rate of payment of principal of each
                                        Class  A   Certificate,   the  aggregate
                                        amount of each  distribution  on and the
                                        yield to  maturity  of all  Certificates
                                        will  depend on the rate of  payment  of
                                        principal (including prepayments) of the
                                        mortgage  loans  underlying  the [_____]
                                        Securities (the "Mortgage Loans").  [The
                                        Mortgage  Loans  can be  prepaid  at any
                                        time,  without  penalty.]  The  rate  of
                                        payment     of     principal      varies
                                        significantly from time to time and between pools of mortgage loans at any time and will be affected by a variety of factors. The rate of payment of principal may also be affected by any repurchase by the issuer or guarantor of the Mortgage Loans. In such event the repurchase price paid by the issuer or guarantor would be passed through to the Certificateholders as a prepayment of principal.

                                        The yield on Class B Certificates, which
                                        are being offered  without any principal
                                        amount, will be especially  sensitive to
                                        the rate of  principal  payments  on the
                                        Mortgage   Loans   and   may   fluctuate
                                        significantly   from   time   to   time.
                                        Investors   should  fully  consider  the
                                        associated risks, including the risk that if the rate of principal payments is rapid the investors may not recover their initial investment.

                                        The effective yield of each  Certificate
                                        will be lower  than the yield  otherwise
                                        produced by the applicable  Pass-Through
                                        Rate   and   purchase   price   of  such
                                        Certificate because, although interest will accrue from the first day through the last day of each month, principal and interest distributions with respect to such month will not be passed through to holders of the Certificates until on or after the [_______]th day of the month following the month of accrual.

[Certain Federal Income Tax
     Consequences.....................  Upon  the   issuance   of  the   Offered
                                        Certificates,  Cadwalader,  Wickersham &
                                        Taft,  counsel  to the  Depositor,  will
                                        deliver the following opinion: [Assuming
                                        compliance  with the  provisions  of the
                                        Pooling  and  Servicing  Agreement,  for
                                        federal  income tax purposes,  the Trust
                                        Fund  will  qualify  as a  "real  estate
                                        mortgage investment conduit" (a "REMIC")
                                        within  the  meaning  of  Sections  860A
                                        through 860G (the "REMIC Provisions") of
                                        the  Internal  Revenue Code of 1986 (the
                                        "Code"),  and (i) the  Class A,  Class B
                                        and Class C  Certificates  will evidence
                                        "regular  interests"  in such  REMIC and
                                        (ii) the  Class R  Certificates  will be
                                        the sole class of  "residual  interests"
                                        in such  REMIC,  each within the meaning
                                        of the REMIC Provisions in effect on the
                                        date hereof.] [Assuming  compliance with
                                        the Pooling and Servicing Agreement, for
                                        federal  income tax purposes,  the Trust
                                        Fund  will be  classified  as a  grantor
                                        trust   under   Subpart  E,  part  I  of
                                        subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                        Under the REMIC Regulations, the Class R
                                        Certificates  will  not be  regarded  as
                                        having  "significant value" for purposes
                                        of  applying   the  rules   relating  to
                                        "excess  inclusions."  In addition,  the
                                        Class  R  Certificates   may  constitute
                                        "noneconomic"   residual  interests  for
                                        purposes   of  the  REMIC   Regulations.
                                        Transfers  of the  Class R  Certificates
                                        will be restricted under the Pooling and
                                        Servicing  Agreement  to  United  States
                                        Persons in a manner  designed to prevent
                                        a  transfer  of a  noneconomic  residual
                                        interest  from being  disregarded  under
                                        the  REMIC  Regulations.   See  "Certain
                                        Federal Income Tax Consequences--Special
                                        Tax  Considerations  Applicable to REMIC
                                        Residual    Certificates"   herein   and
                                        "Certain      Federal     Income     Tax
                                        Consequences--REMICs--Taxation of Owners
                                        of REMIC  Residual  Certificates--Excess
                                        Inclusions"  and  "--Noneconomic   REMIC
                                        Residual     Certificates"     in    the
                                        Prospectus.

                                        The  Class R  Certificateholders  may be
                                        required  to report an amount of taxable
                                        income  with  respect to the early years
                                        of   the   Trust    Fund's   term   that
                                        significantly  exceeds  distributions on
                                        the  Class R  Certificates  during  such
                                        years, with corresponding tax deductions
                                        or losses deferred until the later years
                                        of the Trust Fund's  term.  Accordingly,
                                        on  a  present  value  basis,   the  tax
                                        detriments   occurring  in  the  earlier
                                        years may  substantially  exceed the sum
                                        of any tax  benefits in the later years.
                                        As    a    result,     the    Class    R
                                        Certificateholders'  after-tax  rate  of
                                        return may be zero or negative,  even if
                                        their   pre-tax   rate  of   return   is
                                        positive.

                                        See "Yield and Maturity Considerations,"
                                        especially      "--Additional      Yield
                                        Considerations  Applicable Solely to the
                                        Class  R  Certificates",   and  "Certain
                                        Federal Income Tax Consequences--Special
                                        Tax

                                        Considerations   Applicable   to   REMIC
                                        Residual Certificates" herein.

                                        For further  information  regarding  the
                                        Federal  income  tax   consequences   of
                                        investing  in the Offered  Certificates,
                                        see   "Certain    Federal   Income   Tax
                                        Consequences"    herein   and   in   the
                                        Prospectus.

Rating ...............................  It is a condition to the issuance of the
                                        Certificates  offered  hereby  that  the
                                        Certificates   be  rated   ________   by
                                        __________________. A security rating is
                                        not a  recommendation  to  buy,  sell or
                                        hold  securities  and may be  subject to
                                        revision  or  withdrawal  at any time by
                                        the assigning rating organization.  Each
                                        security   rating  should  be  evaluated
                                        independently   of  any  other  security
                                        rating.   A  security  rating  does  not
                                        address the frequency of prepayments on the [_____] Securities or the underlying Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the Certificates and Prepayments on the [________] Securities" and "Rating" herein.

Legal Investment. ....................  The    Certificates    will   constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market Enhancement Act of 1984 ("SMMEA")
                                        so long as they are  rated as  described
                                        herein,   and,   as  such,   are   legal
                                        investments for certain  entities to the
                                        extent  provided  in SMMEA.  See  "Legal
                                        Investment"   in  the   Prospectus   and
                                        "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                         DESCRIPTION OF THE CERTIFICATES

     The Series 199__-__ Certificates are to be issued as Class A Certificates and Class B Certificates. The Class A Certificates evidence the holders' beneficial ownership of an undivided interest in all principal payments on the [_______] Securities and ___% of each interest payment on the [ ] Securities, after deduction of the Trust Administration Fee (as defined herein). The interest allocated to the Class A Certificates will be passed through monthly to each holder thereof at a ___% Pass-Through Rate on the outstanding Certificate Principal Balance thereof for the [second] month preceding the month in which the distribution of interest is to be made. The Class B Certificates evidence the holders' beneficial ownership of an undivided interest in ___% of each interest payment on the [______] Securities, after deduction of the Trust Administration Fee. The interest allocated to the Class B Certificates will be passed through to each holder thereof at a ___% Pass-Through Rate on the outstanding Notional Amount thereof for the [second] month preceding the month in which the distribution of interest is to be made.

     The aggregate Notional Amount for the Class B Certificates for any month will be equal to the outstanding Certificate Principal Balance of the Class A Certificates for that month. The Notional Amount is used solely for purposes of the determination of interest payments and certain other rights of holders of Class B Certificates and holders of Class B Certificates shall not have any interest in, or be entitled to any payment with respect to, principal payments on the [______] Securities. The aggregate initial Certificate Principal Balance of the Class A Certificates and the aggregate initial Notional Amount of the Class B Certificates shall each be approximately $___________ at the Cut-off Date. The outstanding Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Certificates for any month will equal the unpaid principal balance of the [_______] Securities for that month calculated based on the applicable pool factors for the [______] Securities.

     The Trust Administration Fee is payable out of interest payments on the [______] Securities before calculating the amount of such interest which is to be allocated to each Class of Certificates and is equal to ___% per annum, payable monthly, on the aggregate unpaid principal balance of the [_______] Securities for the [second] month preceding the month in which the distribution of interest is to be made.

     Pursuant to the [_____] program, principal and interest at a ___% pass-through rate in respect of the [______] Securities is required to be paid directly to the Trustee on the [_____]th of each month or, if such [_____]th day is not a business day, on the next succeeding business day [by check] [in next-day funds]. Payments of principal and interest will be collected by the Trustee and held in a segregated [non]interest-bearing trust account in the name of and for the benefit of the Certificateholders [and invested in Permitted Investments for the benefit of the Trustee]. Assuming timely receipt thereof by the Trustee by 1:00 p.m. on the [_____] distribution date, principal and interest on the Certificates, at the applicable Pass-Through Rate, will be distributed on the day of receipt; if payment on the [______] Securities is received by the Trustee after 1:00 p.m. or the [_______] distribution date, principal and interest at the applicable Pass-Through Rate will be distributed on the next business day (the "Distribution Date"). In each case distributions will be made to the holders of record of the Certificates on the last business day of the [second] preceding month (the "Record Date"). The first Distribution Date will be ____.

     Distributions on the Certificates will be made by check mailed to the registered holders entitled thereto or, upon written request to the Trustee made at any time at least five business days prior to the related Distribution Date of a holder of one or more Certificates by wire transfer in immediately available funds to the account of such holder; provided, however, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee (as defined herein). Wire transfers will be made at the expense of the Certificateholder requesting such wire transfer by deducting such expense from the related transfer. The Corporate Trust Office of the Trustee is presently located at ___________________________, but such address may be changed by the Trustee with prior written notice to registered Certificateholders.

     Distributions will be made to the holders of the Certificates entitled thereto only if, and to the extent that, the Trustee receives payments on the [_______] Securities. The Trustee will be required to apply all payments received in respect of the [_______] Securities accruing after the Cut-off Date to the Certificates without making any deduction, other than deduction of the Trust Administration Fee, certain expenses of the Trustee, if any, in connection with any legal actions relating to the Trust Agreement or the Certificates, and any applicable tax withholding. Although payment of principal and interest on the [________] Securities is guaranteed by [______], the Certificates are not guaranteed by [______] or any other person and do not represent interests in or obligations of the Depositor, the Trustee or any of their respective affiliates.


                            THE [_______] SECURITIES

     The [_______] Securities are ________% [________] Securities, each of which is guaranteed as to the timely distribution of interest and [the ultimate distribution of] principal by [_______]. The guarantee of [_______] is [an obligation solely of ________________ and is not] backed by the full faith and credit of the United States of America.

     [All] [None] of the Mortgage Loans are insured by the Federal Housing Administration ("FHA Loans") or are partially guaranteed by the Veterans Administration ("VA Loans"). All the Mortgage Loans have maximum original stated maturities of approximately [30] years and are [fixed-rate, level payment, fully amortizing] mortgage loans secured by first liens on [one- to four-] family residential units. See "The Trust Funds--Agency Securities" in the Prospectus.

     The aggregate outstanding principal balance of the [_____] Securities at the Cut-off Date will be approximately $__________ [(subject to a permitted variance of plus or minus 5%)]. The pass-through rate on each [_______] Security is ______%. The maximum remaining term to maturity at the Cut-off Date of any Mortgage Loan will be no greater than [______] months and it is expected that at such Cut-off Date the weighted average remaining term to maturity ("WAM") of the Mortgage Loans will be between [_______] and [_______] months, based on information provided by [______] as of the issue date of the [_______] Securities [, adjusted to reflect the number of months elapsed from such issue date to the Cut-off Date]. It is also expected that the weighted average coupon ("WAC") of the Mortgage Loans will have been no less than ___% and no greater than ___% as of the issue date of such [______] Securities. The information with respect to weighted average remaining term to maturity and weighted average coupon does not reflect the effect of payments (including prepayments) on the Mortgage Loans subsequent to the issuance of such [______] Securities.
Consequently, actual pool characteristics at the Cut-off Date may differ significantly from the parameters stated above.

     [The schedule below is based on the _______________ dated _____________, 199__, as published in The Bond Buyer, and provides certain information as to the issue dates of such [ ] Securities and their __________________, 199__ principal balances. It also gives information as to the WAC, WAM, and latest maturity date of the Mortgage Loans, in each case as of the issue date of the related [______] Securities.


                                        Latest Loan      Principal Balance at        WAC at           WAM at
      Pool Number      Issue Date      Maturity Date        ________, 199_         Issue Date       Issue Date
      -----------      ----------      -------------        --------------         ----------       ----------


     The WAC of such [______] Securities as of their issue dates was ___%. The WAM of such [_______] Securities as of _____________, 199__ was ____ months, computed by reducing the WAM of each

[______] Security by the number of months that elapsed from its issue date to _____________, 199__. The information with respect to the WAC and the WAM does not reflect the effect of payments (including prepayments) on the Mortgage Loans subsequent to the issuance of the [______] Securities. The current WAC and WAM may, as a result, differ significantly from those stated above.]

     [The Depositor will acquire the [______] Securities from PaineWebber Incorporated, an affiliate of the Depositor, in a negotiated transaction.] Since all of the [______] Securities have not been identified by the Depositor at the date of this Prospectus Supplement, there may be discrepancies between the actual [______] Securities and the [______] Securities which the Depositor currently expects to deposit with the Trustee pursuant to the Trust Agreement. Any discrepancy may have a substantial effect on the yields obtained by investors in the Certificates.

     Specific information with respect to the actual [______] Securities (including the unpaid principal balance and the approximate WAC and WAM of the Mortgage Loans based on the information provided by [______] as of the issue date of the [______] Securities) will be available to the underwriter[s] at the Closing Date and will be set forth in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission as soon as practicable following the Closing Date.

[Substitution of Trust Fund Assets

     If a portion of the [______] Securities expected to be included in the Trust Fund is not delivered on or prior to the Cut-off Date, the Depositor will deposit in the Trust Fund, on an interim basis, cash or cash equivalents, or will deliver other [______] Securities without regard to pass-through rates or maturities, such that the aggregate assets included in the Trust Fund have a principal amount at least equal to the principal amount of the [_______] Securities expected to be included in the Trust Fund. In such event, no later than the first Distribution Date, the Depositor will deliver to the Trustee the [_______] Securities described herein in substitution for any cash or cash equivalents deposited in the Trust Fund or other [_______] Securities previously delivered to the Trustee.]


                    YIELD ON THE CERTIFICATES AND PREPAYMENT
                         ON THE [__________] SECURITIES

Payment Delay

     The effective yield of each Certificate will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, although interest will accrue from the first day of each month, principal and interest distributions with respect to such month will not be made to Certificateholders until on or about the _______ day of the month following the month of accrual (or if such day is not a business day, then on the next succeeding business day), resulting in a delay of approximately _______ days.

Prepayment Considerations and Risks

     The rate of principal distributions on the Certificates is directly related to the rate of payments of principal on the Mortgage Loans. Principal payments on the Mortgage Loans will be passed through to the Certificateholders. The rate of principal payments on the Mortgage Loans will be affected by the rate of principal prepayments thereon (including for this purpose prepayments resulting from liquidations due to defaults, casualties, condemnations and other dispositions). [Mortgagors may prepay the Mortgage Loans at any time without penalty.] If prevailing interest rates vary significantly from the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher or lower prepayment rates than if prevailing interest rates are at or near the interest rates on the Mortgage Loans. In general, when the level of prevailing interest rates declines significantly below the interest rates on the Mortgage Loans, the rate of prepayments is likely to increase, and, when the level of prevailing interest rates rises significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decline. Prepayment rates are influenced by a number of other factors, including the age and assumability of the Mortgage Loans, general economic conditions and demographic factors. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     The actual ranges and dispersions of the interest rates and maturities of the mortgage loans included in a pool underlying a [______] Security may have a significant effect on the prepayment experience on that pool. Even pools with the same pass-through rate and WAC and WAM of the underlying mortgage loans may experience significantly different prepayment rates as a result of variations in such ranges and dispersions.

     [Under the GNMA I program, all mortgages underlying a GNMA Security must have the same annual interest rate (except for mortgages relating to mobile homes). The annual interest rate on a GNMA I Security is 0.50% less than the annual interest rate on the underlying mortgage loans for such GNMA I Security. The GNMA II program permits a variation in the annual rates on the underlying mortgage loans of up to 1%. The annual interest rate on a GNMA II Security is between 0.50% and 1.50% less than the highest annual interest rate on the underlying mortgage loans.] [The maximum permitted variation in the annual interest rates on mortgages underlying a FNMA Security is 2%. The annual interest rate on a FNMA Security is between 0.50% and 2.55% less than the highest annual interest rate on the underlying mortgage loans.] [Under FHLMC's Cash Program, there was no required range within which interest rates on mortgage loans underlying FHLMC Securities issued before June, 199_, had to fall. This wide possible variation in interest rates on the mortgage loans underlying a FHLMC Security issued under the FHLMC Cash Program before June 199_ is likely to make prepayments received on such a FHLMC Security less predictable than the prepayment on an agency security backed by mortgage loans that bear the same interest rate or that bear interest rates within a narrower range. FHLMC has announced that, beginning with mortgage pools underlying FHLMC Securities issued in June, 199_, FHLMC will restrict to 1% the range of annual interest rates on the underlying mortgage loans in the 15- and 30-year single-family fixed-rate Cash Program and that the maximum annual interest rate on the mortgage loans underlying a FHLMC Security issued under the Cash Program will not be more than 2% greater than the pass-through rate on such FHLMC Security. In addition, mortgage loans underlying a FHLMC Security issued under the Cash Program will be grouped by original maturity and remaining maturity to within a maximum of six months]. [Under FHLMC's Guarantor Program, the interest rate on a FHLMC Security is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty fees as agreed upon between the seller and FHLMC. For FHLMC Pools formed under the Guarantor Program with Security numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Pool may not exceed two percentage points. For FHLMC Pools formed under the Guarantor Program beginning December, 199_, FHLMC has announced that it will restrict the range of annual interest rates on the underlying mortgage loans to 1%.] [[_______] generally reserves the right to waive such general program limits on the range of annual interest rates in particular circumstances. Consequently, certain of the [_______] Securities may not conform to the indicated ranges.]

     [Certain of the conventional mortgage loans may have "due-on-sale" clauses, which allow the holder of such mortgage loan to demand payment in full of the remaining principal balance of such mortgage loan upon sale or certain transfers of property securing such mortgage loan. The Depositor is unable to provide more precise information as to the portion of the Mortgage Loans that are subject to such "due-on-sale" clauses.] [All of the Mortgage Loans are FHA Loans or VA Loans and consequently contain no "due-on-sale" provisions.] Both FHLMC and FNMA enforce "due-on-sale" clauses to the extent permitted by applicable law, except that FNMA may elect to repurchase a loan subject to a "due-on-sale" clause in lieu of enforcement of such clause. [Consequently, transfers of the property securing the Mortgage Loans may not affect prepayments on such Mortgage Loans to the same extent as if such Mortgage Loans were conventional mortgage loans containing "due-on-sale" clauses.]

     [In addition, the Mortgage Loans underlying the FNMA Securities are subject to a right of repurchase by FNMA in certain circumstances. Such a repurchase would result in an acceleration of distributions of principal on the FNMA Securities which would be treated as principal prepayments for purposes of the Certificates. See "The Trust Funds--Agency Securities" in the Prospectus.]

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A lower rate of principal prepayments than anticipated would negatively affect the yield experienced by investors in Class A Certificates, which are being offered at a discount from their original Certificate Principal Balances. A higher rate of principal prepayments than anticipated would negatively affect the yield experienced by investors in Class B Certificates, which are being offered without any principal amount and could result in the failure of investors to recover their initial investment.

     Prepayments on mortgages are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgages, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "SPA" assumes prepayment rates equal to ___% of 100% SPA; "___% SPA" assumes prepayment rates equal to ___% of 100% SPA; "______% SPA" assumes prepayment rates equal to ______% of 100% SPA. SPA does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The following table illustrates certain relationships between the assumed purchase prices of the Certificates, as stated below, certain assumed prepayment rates and the yields (calculated as described below) on the Certificates, stated on a corporate bond equivalent basis. For purposes of the illustration, it is assumed, among other things, that (i) the purchase prices of the Class A Certificates and the Class B Certificates are ______% and ______% of their aggregate Certificate Principal Balance and aggregate Notional Amount, respectively, at the Cut-off Date, plus accrued interest from _________, 199__
(ii) all of the Mortgage Loans have identical payment provisions, interest rates of ___%, and remaining terms to maturity at the Cut-off Date equal to _____ months, (iii) such Mortgage Loans prepay monthly at the specified SPA, (iv) the settlement date for the Certificates is ___________, 199__, and (v) payments of principal and interest on the Mortgage Loans for a particular month are passed through to holders of the _________ Certificates on the ________ day of the [second] succeeding month, beginning _________, 199__. There can be no assurance as to the accuracy of any of such assumptions; consequently, such yields are set forth for illustrative purposes only.

                                                             Standard Prepayment Assumption
                                        ---------------------------------------------------------------------------------
                                               ----%            ---%            ---%            ---%           ---%
                                                                               Yield
Class A Certificates
Class B Certificates

     The yields set forth above were calculated by determining the monthly discount rates which, when applied to an assumed stream of cash flows to be paid on Certificates of a Class, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently does not purport to reflect the return on any investment in Certificates when such reinvestment rates are considered.

     The characteristics of the Mortgage Loans will not correspond exactly to those assumed in the prepayment statistics above. The yields to maturity on the Certificates will therefore differ from those set forth above even if all of the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that any Mortgage Loan will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate, and the timing of changes in the rate of prepayments may significantly affect the yield to a holder of a Certificate.

     The following table sets forth, among other things, the most recent prepayment experience publicly available on _________, 199_ for [_____] Securities issued and outstanding and having the same pass-through rates as the [______] Securities to be deposited in the Trust Fund.

               Pricing Speed                     Prepayment Experience
              Trust Fund Asset                         (% OF SPA)                         (% OF SPA) (1)
--------------------------------------------   ---------------------------            ----------------------
                   3 mos.                                6 mos.                               1 yr.
                   ------                                ------                               -----

         [____________] Security    %

--------------------------------------

(1)  For periods ending

     The historical rate of principal payments (including prepayments) set forth in the table above has been computed from information published in THE BOND BUYER. The Depositor believes that such information is accurate, but has no means of verifying the data. The historical rate of principal payments (including prepayments) on [______] Securities since their respective issuance can also be computed from the information published in THE BOND BUYER. See "The [______] Securities" herein. The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the table set forth above.

     The Depositor believes that the historical payment experience (including prepayments) on such securities is not necessarily indicative of the future prepayment experience of such securities or of the mortgage loans underlying the [_______] Securities. Since the rate of principal payments (including prepayments) on such mortgage loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the rate of future principal payments (including prepayments) on the underlying mortgage loans and the suitability of the Certificates to their investment objectives.


                                 TRUST AGREEMENT

General

     The Certificates offered hereby will be issued pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of _______________, 199__, among the Depositor and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be transferable and exchangeable at the Corporate Trust Office. No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ____________________.

The Trustee

     ___________________________________________________,                      a
______________________________  (the  "Trustee"),  will act as  Trustee  for the
Series 199__-__ Certificates pursuant to the Trust Agreement. The Trustee's principal executive offices are located at _________, and its telephone number is _______.

Voting Rights

     At all times, [___% of] the Voting Rights will be allocated among the holders of the [Class A] Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates [and ___% of the Voting Rights will be allocated among the holders of the Class B Certificates in proportion to their respective percentage interests].

Transfer to ERISA Plans

     No transfer of a Certificate or any interest therein may be made to an employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh Plans and collective investment funds in which such plans, accounts or arrangements are invested that is subject to ERISA or the Code (each a "Plan") unless the prospective transferee provides the Depositor and the Trustee with a certification of facts and an opinion of counsel which establishes to the satisfaction of the Depositor and the Trustee that such transfer will not result in a violation of ERISA or cause the Depositor to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under the Code on the Depositor.

Termination

     The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Depositor will have the right to repurchase all remaining [_______] Securities in the Trust Fund and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the [________________] Securities at the time of repurchase being less than ___% of the aggregate principal balance of such [____________] Securities as of the Cut-off Date. In the event the Depositor exercises such option, the repurchase price distributed with respect to each Class A Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate, and with respect to each Class B Certificate will be _____________. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

     The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of
Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     ________________________,    a   _______________,   will   act   as   REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

     For further  information  regarding the Federal income tax  consequences of
investing  in  the  Offered  Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICs" in the Prospectus.


                      SPECIAL TAX CONSIDERATIONS APPLICABLE
                         TO REMIC RESIDUAL CERTIFICATES

     The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC
Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

     Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity Considerations--Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Class A and Class B Certificates. The Underwriter is obligated to purchase all Certificates offered hereby if any are purchased.]

     [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Class A and Class B Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Class A Certificates and ___% of the initial Notional Amount of the Class B Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Class A Certificates and ___% of the initial Notional Amount of the Class B Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

     [Distribution of the Class A and Class B Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A and Class B Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Class A Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class A and Class B Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

     The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATING

     It is a condition to the issuance of the Certificates that they will have been rated in the highest rating category by such nationally recognized statistical rating organization as the Depositor may designate. [rating agency language] See "Yield on the Certificates and Prepayments on the [_____] Securities" herein.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

                   SUBJECT TO COMPLETION, DATED JULY __, 1997

Prospectus Supplement                                                [Version 6]
(To Prospectus Dated ______________ 1997)

                                 $_____________

                           ___________________________


                           MASTER SERVICER AND SELLER

                           ___________________________
                                     Company

                      _________________ Trust Series 1997-1

                Collateralized Asset-Backed Bonds, Series 1997-1

     The ________________ Trust Series 1997-1 (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of ___, 1997 between _____________ (the "Company") and __________________, the Owner Trustee. The Issuer will issue $___________ aggregate principal amount of Collateralized Asset-Backed Bonds, Series 1997-1 (the "Bonds"). The Bonds will be issued pursuant to an Indenture to be dated as of ____, 1997, between the Issuer and ________________________, the Indenture Trustee.

     Prospective investors should review the information set forth under "Risk Factors" on page S-13 of this Prospectus Supplement and the information set forth under "Risk Factors" on page 13 of the Prospectus before purchasing any of the Bonds.

     The Bonds will represent indebtedness of the trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund will consist of adjustable-rate, conventional, one- to four-family, first lien mortgage loans (the "Mortgage Loans"). In addition, the Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Bond Insurance Policy") issued by __________________ (the "Bond Insurer") as described under "Description of the Bonds--Bond Insurance Policy" herein.

                                                   (Continued on following page)

                           ___________________________

THE ASSETS PLEDGED TO SECURE THE BONDS AND PROCEEDS FROM THE BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS WILL REPRESENT OBLIGATIONS SOLELY OF THE ISSUER AND WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR AFFILIATES, OTHER THAN THE ISSUER. NEITHER THE BONDS NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                           AGENCY OR INSTRUMENTALITY.

THESE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ___________________________

     There is currently no secondary market for the Bonds. ______________________ (together, the "Underwriters") intend to make a secondary market in the Bonds, but are not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide Bondholders with sufficient liquidity of investment. The Bonds will not be listed on any securities exchange.

     The Bonds will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $____________________ before the deduction of expenses payable by the Company estimated to be approximately $_________________.

     The Bonds are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Bonds will be made on or about __________ 1997 in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein, against payment therefor in immediately available funds.


             ______________________________________________________
     THE UNDERWRITERS ARE ACTING AS CO-LEAD MANAGERS IN CONNECTION WITH ALL
                      ACTIVITIES RELATING TO THIS OFFERING.

             The date of this Prospectus Supplement is ___ __, 1997

(Continued from previous page)

     The interest rates on the Mortgage Loans will be subject to monthly, semi-annual or annual adjustment commencing after the related Initial Period (as defined herein) based on the related Index (as defined herein) and the respective Gross Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

     The Mortgage Loans were generally underwritten in accordance with the underwriting standards described in "Description of the Mortgage Pool--Underwriting" and Appendix A to this Prospectus Supplement. See also "Risk Factors--Underwriting Standards" in this Prospectus Supplement. Approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by Mortgaged Properties in California. See "Risk Factors--Delinquencies and Potential Delinquencies" in this Prospectus Supplement.

     Payments on the Bonds will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in _____ 1997 (each, a "Payment Date"). As described herein, interest will accrue on the Bonds at a floating rate (the "Bond Interest Rate") equal, on the first Payment Date, to ____%, and thereafter, equal to the lesser of (i) One-Month LIBOR (as defined herein) plus ____% per annum, except as described herein, and
(ii) the Available Funds Interest Rate (as defined herein). See "Description of the Bonds--Interest Payments on the Bonds" herein. As described herein, interest payable with respect to each Payment Date will accrue on the basis of a 360-day year and the actual number of days elapsed during the period commencing on the Payment Date immediately preceding the month in which such Payment Date occurs and ending on the calendar day immediately preceding such Payment Date, except with respect to the first Payment Date, which has an accrual period from ___ __, 1997 to _____ ___, 1997, and will be based on the Bond Principal Balance thereof and the then-applicable Bond Interest Rate thereof, as reduced by certain interest shortfalls. Payments in respect of principal of the Bonds will be made as described herein under "Description of the Bonds--Priority of Payment."

     The Bonds may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance (as defined herein) of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or (ii) the Payment Date occurring in June 2004. See "Description of the Bonds--Optional Redemption" herein.

     The Bonds initially will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Bonds will be represented by book entries on the records of DTC and the participating members of DTC. Definitive certificates will be available for the Bonds only under the limited circumstances described herein. See "Description of the Bonds--Book-Entry Bonds" herein.

     It is a condition of the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     The yield to maturity on the Bonds will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults, liquidations and negative amortization) on the Mortgage Loans. The Mortgage Loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge with respect to approximately half of the Mortgage Loans. In addition, the yield on the Bonds will be sensitive to fluctuations in the level of One-Month LIBOR, which may vary significantly over time. See "Certain Yield and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     THE  BONDS  OFFERED  BY THIS  PROSPECTUS  SUPPLEMENT  CONSTITUTE  PART OF A
SEPARATE SERIES OF BONDS BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED MARCH 24, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS

IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS, WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

The Bonds............................   $______________________   Collateralized
                                        Asset-Backed Bonds, Series 1997-1. Only the Bonds are offered hereby. The Bonds will be issued pursuant to an Indenture, dated as of ___ __, 1997 between the Issuer and the Indenture Trustee.

Issuer...............................   The    Bonds    will   be    issued   by
                                        __________________  Trust Series  1997-1
                                        (the  "Issuer"),   a  Delaware  business
                                        trust established  pursuant to the Trust
                                        Agreement,  dated as of _______ __, 1997
                                        (the  "Trust  Agreement"),  between  the
                                        Company and the Owner Trustee. The Bonds will represent obligations solely of the Issuer, and the proceeds of the assets of the Issuer (such assets, the "Trust
                                        Fund") and the Bond Insurance Policy will be the sole source of payments on the Bonds.

Company..............................   PaineWebber      Mortgage     Acceptance
                                        Corporation IV (the "Company"). See "The
                                        Company" in the Prospectus.

Master Servicer......................   ______________________   (  the  "Master
                                        Servicer").   See  "Description  of  the
                                        Servicing      Agreement--The     Master
                                        Servicer; the Subservicer" herein.

Subservicer..........................   The Mortgage  Loans will be  subserviced
                                        by      _______      Funding,       Inc.
                                        ("_____________").  See  "Description of
                                        the  Servicing   Agreement--The   Master
                                        Servicer; the Subservicer" herein.

Owner Trustee........................   ___________________   a  _______   trust
                                        company.

Indenture Trustee....................   ___________________________________,   a
                                        ___________.

Cut-off Date.........................   _____ ___, 1997.

Delivery Date                           On or about ______ ___, 1997.

Payment  Date........................   The 25th day of each month (or,  if such
                                        day is not a business day, the next business day), beginning on ______ 25, 1997 (each, a "Payment Date").

Denominations  and  Registration.....   The Bonds will be issued, maintained and
                                        transferred on the book-entry records of
                                        DTC and its  Participants (as defined in
                                        the  Prospectus).   The  Bonds  will  be
                                        offered in  registered  form, in minimum
                                        denominations  of $25,000  and  integral
                                        multiples of $1 in excess  thereof.  The
                                        Bonds will be represented by one or more
                                        Bonds  registered  in the name of Cede &
                                        Co.,  as nominee of DTC.  No  Beneficial
                                        Owner will be entitled to receive a Bond
                                        in fully  registered,  certificated form
                                        (a "Definitive Bond"),  except under the
                                        limited circumstances  described herein.
                                        See       "Description       of      the
                                        Bonds--Book-Entry Bonds" herein.

The Mortgage Pool....................   The Mortgage  Loans are secured by first
                                        liens  on  one-  to   four-family   real
                                        properties     (each,    a    "Mortgaged
                                        Property").   The  Mortgage  Loans  have
                                        individual    principal    balances   at
                                        origination  of
                                        approximately $__________.  The Mortgage
                                        Loans have terms to maturity of up to 30
                                        years from the date of origination and a
                                        weighted   average   remaining  term  to
                                        stated maturity of approximately ____ months as of the Cut-off Date.

                                        The Mortgage  Rate on each Mortgage Loan
                                        will be subject to monthly,  semi-annual
                                        or annual  adjustment,  commencing after
                                        an initial  period from  origination  of
                                        three months, six months, eleven months,
                                        one year, two years or three years (such
                                        period,  the "Initial  Period"),  on its
                                        Adjustment Date (as defined herein),  to
                                        equal  the  sum  (rounded  as  described
                                        herein) of the related  Index  described
                                        below and a fixed  percentage  set forth
                                        in the related Mortgage Note (the "Gross
                                        Margin"). However, (i) on any Adjustment
                                        Date such Mortgage Rate may not increase
                                        or  decrease  by more than the  Periodic
                                        Rate Cap (as defined herein),  except as
                                        described herein,  (ii) over the life of
                                        such Mortgage  Loan,  such Mortgage Rate
                                        may  not  exceed  the  related   maximum
                                        Mortgage  Rate  (the  "Maximum  Mortgage
                                        Rate"), which Maximum Mortgage Rates will range from _______% to ________%
                                        and (iii) over the life of such Mortgage
                                        Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate (the "Minimum Mortgage Rate"), which Minimum Mortgage Rates will range from _______% to ________% per annum. As of the Cut-off Date, the Mortgage Loans will have Mortgage Rates of at least _______% per annum but not more than
                                        _______% per annum, with a weighted average of _____%. The Mortgage Loans will have Gross Margins ranging from ______% to _______% with a weighted average of ______% as of the Cut-off Date.

                                        Approximately  ______%  of the  Mortgage
                                        Loans (by aggregate principal balance as
                                        of the Cut-off  Date) (the  "Convertible
                                        Mortgage  Loans")  provide  that, at the
                                        option of the  related  Mortgagors,  the
                                        adjustable   interest   rate   on   such
                                        Mortgage  Loan  may  be  converted  to a
                                        fixed  interest   rate,   provided  that
                                        certain  conditions have been satisfied.
                                        Such Convertible  Mortgage Loans will be
                                        repurchased   upon   conversion  by  the
                                        Master Servicer as described herein. See
                                        "Description     of     the     Mortgage
                                        Pool--Convertible     Mortgage    Loans"
                                        herein.

                                        Approximately  _____%  of  the  Mortgage
                                        Loans (by aggregate principal balance as
                                        of  the  Cut-off  Date)  (the  "Negative
                                        Amortization    Loans")    provide   for
                                        negative  amortization.  To  the  extent
                                        that  accrued  interest on any  Negative
                                        Amortization  Loan  exceeds  the related
                                        monthly payment,  such excess ("Deferred
                                        Interest")  is  added  to the  principal
                                        balance of such Mortgage Loan on the Due
                                        Date and thereafter  accrues interest at
                                        the  related  Mortgage  Rate.  Investors
                                        should consider the potential  effect of
                                        the negative amortization feature on the
                                        rate of default and loss on the Negative
                                        Amortization  Loans.  See "Certain Yield
                                        and   Prepayment   Considerations"   and
                                        "Description     of     the     Mortgage
                                        Pool--Negative    Amortization    Loans"
                                        herein.

                                        For  a   further   description   of  the
                                        Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Indices..........................   As of any  Adjustment  Date with respect
                                        to  any   Mortgage   Loan,   the   Index
                                        applicable to the  determination  of the
                                        related Mortgage Rate will be one of the
                                        following:   (i)  the   average  of  the
                                        interbank  offered  rates  for one month
                                        U.S.   dollar  deposits  in  the  London
                                        market
                                        based on  quotations  of major  banks as
                                        most  recently  available  generally  45
                                        days  prior  to  the   Adjustment   Date
                                        ("Negative  Amortization  Loan One-Month
                                        LIBOR");   (ii)  the   average   of  the
                                        interbank  offered  rates  for six month
                                        U.S.   dollar  deposits  in  the  London
                                        market  based  on  quotations  of  major
                                        banks   as   most   recently   available
                                        generally   45   days   prior   to   the
                                        Adjustment  Date  ("Six-Month   LIBOR");
                                        (iii) the weekly  average  yield on U.S.
                                        Treasury   securities   adjusted   to  a
                                        constant    maturity   of   six   months
                                        ("Six-Month  CMT") as  published  by the
                                        Federal  Reserve  Board  in  Statistical
                                        Release   H.15(519)  and  most  recently
                                        available  as of the first  business day
                                        generally   45   days   prior   to   the
                                        Adjustment  Date;  or  (iv)  the  weekly
                                        average    yield   on   U.S.    Treasury
                                        securities   adjusted   to  a   constant
                                        maturity of one year ("One-Year CMT") as
                                        published by the Federal  Reserve  Board
                                        in  Statistical  Release  H.15(519)  and
                                        most recently  available as of the first
                                        business day  generally 45 days prior to
                                        the   Adjustment   Date.   The  Negative
                                        Amortization Loans will have an Index of
                                        Negative   Amortization  Loan  One-Month
                                        LIBOR,  the other  Mortgage  Loans  will
                                        have  an  Index  of   Six-Month   LIBOR,
                                        Six-Month CMT or One-Year CMT.

Interest Payments....................   Interest  on  the  Bonds  will  be  paid
                                        monthly on each Payment Date, commencing
                                        in  _____   1997,   in  an  amount  (the
                                        "Interest   Payment  Amount")  equal  to
                                        interest  accrued on the Bond  Principal
                                        Balance  thereof  immediately  prior  to
                                        such Payment  Date at the Bond  Interest
                                        Rate for the related Interest Period (as
                                        defined below), minus (i) any Prepayment
                                        Interest   Shortfalls   and  Relief  Act
                                        Shortfalls  (each as defined  herein) to
                                        the  extent  not  covered  by the Master
                                        Servicer by  Compensating  Interest  (as
                                        defined  herein) for such  Payment  Date
                                        and  (ii)  any  Deferred   Interest  (as
                                        defined  herein)  allocated  thereto  on
                                        such Payment  Date as described  herein.
                                        The Bond  Interest  Rate on each Payment
                                        Date after the first  Payment  Date will
                                        be a  floating  rate equal to the lesser
                                        of (i)(a) with  respect to each  Payment
                                        Date up to and  including the earlier of
                                        (x) the  Payment  Date in _____ 2004 and
                                        (y) the Payment  Date which occurs on or
                                        prior to the date on which the aggregate
                                        Principal  Balance of the Mortgage Loans
                                        is  less  than  25%  of  the   aggregate
                                        Principal  Balance of the Mortgage Loans
                                        as of the Cut-off Date,  One-Month LIBOR
                                        (as defined herein) plus _____%, and (b)
                                        with   respect  to  each   Payment  Date
                                        thereafter, One-Month LIBOR plus _____% and (ii) the Available Funds Interest
                                        Rate with respect to such Payment  Date.
                                        The Bond  Interest  Rate  for the  first
                                        Payment Date will equal _______% per annum. Interest on the Bonds in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Delivery Date through the day preceding such Payment Date (each such period, an "Interest Period")) on the basis of the actual number of days in the Interest
                                        Period and a 360-day year.

                                        The "Available  Funds Interest Rate" for
                                        any  Payment  Date is a rate  per  annum
                                        equal to the lesser of (x) the fraction,
                                        expressed as a percentage, the numerator
                                        of which is (i) an  amount  equal to (A)
                                        1/12 of the aggregate  Principal Balance
                                        of the then  outstanding  Mortgage Loans
                                        times  the   weighted   average  of  the
                                        Expense  Adjusted  Mortgage Rates on the
                                        then  outstanding  Mortgage  Loans minus
                                        (B) the amount of the fee payable to the
                                        Owner  Trustee with respect to the Trust
                                        Agreement  and the premium  with respect
                                        to the Bonds payable to the Bond Insurer
                                        with  respect  to  the  Bond   Insurance
                                        Policy for such  Payment  Date,  and the
                                        denominator  of which is (ii) an  amount
                                        equal  to  (A)  the   then   outstanding
                                        aggregate Bond Principal  Balance of the
                                        Bonds   multiplied  by  (B)  the  actual
                                        number of days  elapsed  in the  related
                                        Interest  Period  divided by 360 and (y)
                                        _________%  per annum (the "Maximum Bond
                                        Interest  Rate").The  amount  of the fee
                                        payable  to the Owner  Trustee  together
                                        with the amount of the  premium  payable
                                        to  the  Bond  Insurer  (together,   the
                                        "Administrative  Fee")  will  accrue  at
                                        ______%  per  annum  based  on the  Bond
                                        Principal Balance of the Bonds.

                                        The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Minimum Spread, (ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate. For any Payment Date, the Minimum Spread is equal to 0.500% per annum, the Servicing Fee Rate is equal to 0.500% per annum and the Indenture Trustee Fee Rate is equal to 0.015% per annum.

                                        As  further   described   herein,   with
                                        respect  to the  Bonds  and any  Payment
                                        Date,  to the extent that (a) the lesser
                                        of (x) the amount  payable if clause (i)
                                        of the  definition of Bond Interest Rate
                                        above is used to calculate  interest and
                                        (y) the amount  payable  if the  Maximum
                                        Bond  Interest Rate is used to calculate
                                        interest  exceeds (b) the amount payable
                                        if clause (ii) of the definition of Bond
                                        Interest Rate above is used to calculate
                                        interest  (such excess,  the  "Available
                                        Funds Cap  Carry-Forward  Amount"),  the
                                        holders  of the  Bonds  will be paid the
                                        amount  of  such  Available   Funds  Cap
                                        Carry-Forward   Amount   with   interest
                                        thereon  at the Bond  Interest  Rate for
                                        the Bonds  applicable  from time to time
                                        after certain payments to the holders of
                                        the  Bonds and the Bond  Insurer  to the
                                        extent  of  available  funds.  The  Bond
                                        Insurance  Policy  does  not  cover  the
                                        Available   Funds   Cap    Carry-Forward
                                        Amount,  nor do the ratings  assigned to
                                        the Bonds  address  the  payment  of the
                                        Available   Funds   Cap    Carry-Forward
                                        Amount.

                                        To the  extent  that  Deferred  Interest
                                        causes   a    shortfall    in   interest
                                        collections  on the Mortgage  Loans that
                                        would otherwise cause a shortfall in the
                                        amount  of   interest   payable  to  the
                                        Bondholders,  such  amount  will be paid
                                        using   principal   collections  on  the
                                        Mortgage  Loans  through the priority of
                                        payment provisions  described herein. To
                                        the  extent  that the  Interest  Payment
                                        Amount  for  any  Payment  Date  exceeds
                                        Available  Funds for such Payment  Date,
                                        the  lesser  of  such   excess  and  the
                                        aggregate amount of Deferred Interest, if any, that is added to the principal balance of the Negative Amortization Loans on the Due Date occurring in the month in which such Payment Date occurs will be added to the Bond Principal Balance of the Bonds and subtracted from the Interest Payment Amount for such Payment Date.

Principal Payments...................   Principal  payments  will be  payable on
                                        the  Bonds  on each  Payment  Date in an
                                        aggregate  amount equal to the Principal
                                        Payment  Amount for such  Payment  Date.
                                        The   Principal   Payment   Amount  will
                                        include,  to  the  extent  of  available
                                        funds and except as otherwise  described
                                        herein,  the  principal  portion  of all
                                        scheduled   monthly  payments   (whether
                                        received   or    advanced)    due   from
                                        Mortgagors on the related Due Date,  and
                                        all unscheduled  amounts received during
                                        the  preceding  calendar  month that are
                                        allocable   to   principal    (including
                                        proceeds  of  repurchases,  prepayments,
                                        liquidations  and  insurance  (excluding
                                        proceeds  paid in  respect  of the  Bond
                                        Insurance Policy)) and may be reduced as
                                        a  result  of  overcollateralization  in
                                        excess  of  the   required   level,   as
                                        described  herein.  In addition,  on any
                                        Payment  Date,  to the  extent  of funds
                                        available  therefor,   Bondholders  will
                                        also be entitled to receive payments generally equal to the amount, if any, necessary to bring the Subordination
                                        Amount up to the Required  Subordination
                                        Amount (such amount,  the "Subordination
                                        Increase Amount"). On the Payment Date in _____ ____, principal will be payable on the Bonds in an amount equal to the Bond Principal Balance on such Payment
                                        Date.

                                        The  "Bond  Principal  Balance"  of  the
                                        Bonds on any date of determination is the initial principal balance thereof as of the Delivery Date, increased by any

                                        Deferred Interest allocated thereto, and
                                        reduced  by all  payments  of  principal
                                        thereon    prior   to   such   date   of
                                        determination.

Bond Insurer.........................   _____________________________ (the "Bond
                                        Insurer"). See _________________________
                                        herein.

Bond Insurance Policy................   On the Delivery  Date,  the Bond Insurer
                                        will  issue a Bond  Insurance  Policy in
                                        favor of the Indenture Trustee on behalf
                                        of the  holders  of the  Bonds.  On each
                                        Payment Date, a draw will be made on the
                                        Bond  Insurance  Policy to cover (a) any
                                        shortfall  in amounts  available to make
                                        payments of the Interest  Payment Amount
                                        and (b) the  Subordination  Deficit  (as
                                        defined  herein).   The  Bond  Insurance
                                        Policy   will  also   cover  any  unpaid
                                        Preference Amount. In addition, the Bond
                                        Insurance   Policy  will  guarantee  the
                                        payment   of   the   outstanding    Bond
                                        Principal  Balance  of each  Bond on the
                                        Payment  Date in  _____  _________(after
                                        giving   effect  to  all  other  amounts
                                        distributable and allocable to principal
                                        on such Payment Date).The Bond Insurance
                                        Policy  does not insure  the  payment of
                                        the  Available  Funds Cap  Carry-Forward
                                        Amount   (as   defined   herein).    See
                                        "Description    of    the    Bonds--Bond
                                        Insurance     Policy"     herein     and
                                        "Description of Credit Enhancement" in the Prospectus.

The Certificates.....................   Trust  Certificates,  Series 1997-1. The
                                        Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Issuer. The Certificates are not offered hereby.

Credit Enhancement...................   The credit enhancement  provided for the
                                        benefit  of  the  Bondholders   consists
                                        solely of (a) the overcollateralization provisions which utilize the internal cash flows of the Mortgage Loans and (b) the Bond Insurance Policy.

                                        Overcollateralization.   Initially,  the
                                        aggregate   Principal   Balance  of  the
                                        Mortgage  Loans as of the  Cut-off  Date
                                        will exceed the aggregate Bond Principal
                                        Balance of the Bonds as of the  Delivery
                                        Date by approximately  $_____________ or
                                        _____%   of  the   aggregate   Principal
                                        Balance of the Mortgage  Loans as of the
                                        Cut-off   Date.   This   amount  is  the
                                        required level of  overcollateralization
                                        (the "Required Subordination Amount") as
                                        of the Delivery Date and may increase or
                                        decrease,  subject  to  certain  trigger
                                        tests, in accordance with the provisions
                                        of  the  Indenture.  An  increase  would
                                        result   in  a   temporary   period   of
                                        accelerated amortization of the Bonds to
                                        increase    the    actual    level    of
                                        overcollateralization  to  its  required
                                        level;  a  decrease  would  result  in a
                                        temporary    period    of    decelerated
                                        amortization  to reduce the actual level
                                        of overcollateralization to its required
                                        level.    See    "Description   of   the
                                        Bonds--Overcollateralization
                                        Provisions."

                                        The Bond  Insurance  Policy.  The  Bonds
                                        will  have  the   benefit  of  the  Bond
                                        Insurance   Policy,  as  discussed  more
                                        fully herein. See "Description of the Bonds--Bond Insurance Policy" herein.

Advances.............................   The Master  Servicer is required to make
                                        advances   ("Advances")  in  respect  of
                                        delinquent  payments  of  principal  and
                                        interest on the Mortgage Loans,  subject
                                        to the limitations described herein. See
                                        "Description  of  the   Bonds--Advances"
                                        herein and in the  Prospectus.

Optional Redemption  of the
Bonds................................   The Bonds may be redeemed in whole,  but
                                        not  in  part,  by  the  Issuer  on  any
                                        Payment  Date on or after the earlier of
                                        (i)  the  Payment   Date  on  which  the
                                        aggregate  Principal Balance (as defined
                                        herein)  of the  Mortgage  Loans is less
                                        than or  equal  to 25% of the  aggregate
                                        Principal  Balance of the Mortgage Loans
                                        as of  the  Cut-off  Date  or  (ii)  the
                                        Payment Date occurring in ______ ______.
                                        See "Description of the  Bonds--Optional
                                        Redemption"      herein     and     "The
                                        Agreements--Termination;  Redemption  of
                                        Bonds"   in  the   Prospectus.

Special Prepayment Considerations....   The  rate  and   timing   of   principal
                                        payments on the Bonds will depend, among
                                        other things,  on the rate and timing of
                                        principal      payments       (including
                                        prepayments,   defaults,   liquidations,
                                        negative  amortization  and purchases of
                                        the Mortgage  Loans due to a breach of a
                                        representation   or   warranty)  on  the
                                        related  Mortgage  Loans. As is the case
                                        with     mortgage-backed      securities
                                        generally,  the  Bonds  are  subject  to
                                        substantial      inherent      cash-flow
                                        uncertainties because the Mortgage Loans
                                        may be prepaid at any time;  however,  a
                                        prepayment   may   subject  the  related
                                        Mortgagor  to a  prepayment  charge with
                                        respect  to  approximately  half  of the
                                        Mortgage    Loans.    Generally,    when
                                        prevailing   interest  rates   increase,
                                        prepayment  rates on mortgage loans tend
                                        to  decrease,   resulting  in  a  slower
                                        return of  principal  to  investors at a
                                        time when  reinvestment  at such  higher
                                        prevailing  rates  would  be  desirable.
                                        Conversely,   when  prevailing  interest
                                        rates  decline,   prepayment   rates  on
                                        mortgage   loans   tend   to   increase,
                                        resulting   in  a   faster   return   of
                                        principal to investors at a time when reinvestment at comparable yields may not be possible.

                                        See   "Certain   Yield  and   Prepayment
                                        Considerations" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield Considerations.........   The yield to  maturity on the Bonds will
                                        depend on, among other things,  the rate
                                        and   timing   of   principal   payments
                                        (including    prepayments,     defaults,
                                        liquidations, negative amortization and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans and the allocation thereof to reduce the Bond Principal
                                        Balance thereof. The yield to maturity on the Bonds will also depend on the Bond Interest Rate and the purchase price for such Bonds.

                                        If the Bonds are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Bonds are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                        The  Bonds  were  structured   assuming,
                                        among   other    things,    a   constant
                                        prepayment   rate  ("CPR")  of  20%  and
                                        corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the Bonds may vary as determined at the time of sale.

                                        See   "Certain   Yield  and   Prepayment
                                        Considerations"    herein   and   "Yield
                                        Considerations"   in   the   Prospectus.


Federal Income Tax Consequences......   In  the   opinion  of  Tax  Counsel  (as
                                        defined in the Prospectus),  for federal
                                        income tax  purposes,  the Bonds will be
                                        characterized as indebtedness and not as
                                        representing  an  ownership  interest in
                                        the Trust Fund or an equity  interest in
                                        the Issuer or the Company.  In addition,
                                        for  federal  income tax  purposes,  the
                                        Issuer will not be (i)  classified as an
                                        association taxable as a corporation for
                                        federal income tax purposes  (other than
                                        as  a  "qualified  REIT  subsidiary"  as
                                        defined in Section  856(i) of the Code),
                                        (ii) a taxable  mortgage pool as defined
                                        in Section 7701(i) of the Code, or (iii)
                                        a  "publicly   traded   partnership"  as
                                        defined in Treasury  Regulation  Section
                                        1.7704-1.

                                        For   further   information    regarding
                                        certain federal income tax  consequences
                                        of  an   investment  in  the  Bonds  see
                                        "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment.....................   The  Bonds  will  constitute   "mortgage
                                        related   securities"  for  purposes  of
                                        SMMEA  for so long as they are  rated in
                                        at  least  the  second   highest  rating
                                        category  by  one  or  more   nationally
                                        recognized  statistical rating agencies.
                                        Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Bonds.
                                        See "Legal Investment" herein.

Rating...............................   It is a condition to the issuance of the
                                        Bonds  that  they  be  rated   "AAA"  by
                                        Standard  &  Poor's   Ratings   Services
                                        ("S&P")  and "Aaa" by Moody's  Investors
                                        Service,  Inc.  ("Moody's").  A security
                                        rating is not a  recommendation  to buy,
                                        sell  or  hold  securities  and  may  be
                                        subject to revision or withdrawal at any
                                        time    by    the    assigning    rating
                                        organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors.

                                        The   ratings  do  not   represent   any
                                        assessment  of  the  Master   Servicer's
                                        ability  to  repurchase  any  Converting
                                        Mortgage Loan  following the  conversion
                                        of the related  Mortgage Rate to a fixed
                                        rate,  or the  effect  on the  yield  to
                                        Bondholders   resulting  from  any  such
                                        conversion and the failure of the Master
                                        Servicer to repurchase  such  Converting
                                        Mortgage Loan.  Also, the ratings issued
                                        by  S&P  and   Moody's   on  payment  of
                                        principal  and  interest on the Bonds do
                                        not cover the  payment of the  Available
                                        Funds  Cap  Carry-Forward   Amount.  See
                                        "Certain     Yield    and     Prepayment
                                        Considerations" and "Ratings" herein.

                                  RISK FACTORS

          Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:

Underwriting Standards

          The Mortgage Loans were underwritten generally in accordance with underwriting standards described in "Description of the Mortgage Pool--Underwriting" below and Appendix A attached hereto which are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical "A" credit borrowers. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the Originators' non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines or to typical "A" credit borrowers.

Potential Delinquencies

          Approximately ______% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. In the event California experiences a decline in real estate values, losses on the Mortgage Loans may be greater than otherwise would be the case.

          Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) will have Loan-to-Value Ratios in excess of 80% but will not be covered by a primary mortgage insurance policy. Such Mortgage Loans will be affected to a greater extent than Mortgage Loans with primary mortgage insurance or a Loan-to-Value Ratio equal to or less than 80% by any decline in the value of the related Mortgaged Property. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Any decrease in the value of such Mortgage Loans may result in the allocation of losses to the Bonds which are not covered by overcollateralization or the Bond Insurance Policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

          __________ has limited historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the underwriting standards described herein, which include those of non-related bulk purchasers. There can be no assurance that the delinquency experience of the servicing portfolios described herein with respect to mortgage loans serviced by __________ will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to such underwriting standards. See "Description of the Servicing Agreement--The Master Servicer; the Subservicer" herein.

Risk of Mortgage Loan Yield Reducing Bond Interest Rate on the Bonds

          The Bond Interest Rate is based upon, among other factors as described herein under "Description of the Bonds--Interest Payments on the Bonds," the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the indices applicable to the Mortgage Loans (Negative Amortization Loan One-Month LIBOR, Six-Month LIBOR, Six-Month CMT and One-Year CMT (each as defined herein)), as described under "Description of the Mortgage Pool" herein. Investors should note that the value of One-Month LIBOR on the Bonds may differ from Negative Amortization Loan One-Month LIBOR, due to the different reference date. The Mortgage Rate of each Mortgage Loan adjusts monthly, semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Bond Interest Rate on the Bonds adjusts monthly based upon One-Month LIBOR plus ____% (or after the earlier of (x) the Payment Date in June 2004 and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR plus _____%), limited by the Available Funds Interest Rate (as defined herein). In addition, One-Month LIBOR and the Indices on the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or falling or that, even if both One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices. See "Description of the Bonds--Interest Payments on the Bonds."


                        DESCRIPTION OF THE MORTGAGE POOL

General

          The Mortgage Pool will consist of conventional, adjustable-rate, monthly payment, first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. As of the Cut-off Date, the principal balance of the Mortgage Loans was equal to $__________. The Company will acquire the Mortgage Loans to be included in the Mortgage Pool from __________________ (_______), the parent of the Company, which in turn acquired them from ICI Funding (in such capacity, the "Seller"), which in turn acquired them pursuant to various agreements from affiliates of ____________ and various mortgage loan conduit sellers (collectively, the "Originators"). All of the Mortgage Loans will be subserviced by ______________. The Company will convey the Mortgage Loans to the Issuer on the Delivery Date pursuant to the Trust Agreement. ________________ will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of holders of the Securities or the Bond Insurer. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Bonds--Assignment of Trust Fund Assets" in the Prospectus. The Mortgage Loans will have been originated or acquired by the Originators in accordance with the underwriting criteria described herein.

          See "--Underwriting" below and Appendix A.

          The representations and warranties made by ______________ will be pledged to the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer.

          Approximately ________% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will have Loan-to-Value Ratios in excess of 80% but will not be covered by a primary mortgage insurance policy. Each other Mortgage Loan with a Loan-to-Value Ratio in excess of 80% will be covered by a primary mortgage insurance policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

Mortgage Loans

Mortgage Rate Adjustment

          The Mortgage Rate on each Mortgage Loan will adjust monthly (with respect to _____% of the Mortgage Loans), semi-annually (with respect to _____% of the Mortgage Loans) or annually (with respect to _____% of the Mortgage
Loans) commencing after an initial period after origination (the "Initial Period") of three months, six months, eleven months, one year, two years or three years, in each case on each applicable Adjustment Date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related Index plus (ii) a fixed percentage (the "Gross Margin"). In addition, the Mortgage Rate on each Mortgage Loan (other than the Negative Amortization Loans) is subject on its first Adjustment Date following its origination to a cap (the "Initial Periodic Rate Cap") and on each Adjustment Date thereafter to a periodic rate cap (the "Periodic Rate Cap"). All of the Mortgage Loans are also subject to specified maximum and minimum lifetime Mortgage Rates ("Maximum Mortgage Rates" and "Minimum Mortgage Rates," respectively). The Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. Due to the application of the Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates, the Mortgage Rate on any Mortgage Loan, as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Due Date for each Mortgage Loan is the first day of the month.

          Approximately _____% of the Mortgage Loans will not have reached their first Adjustment Date as of the Delivery Date. All of the Mortgage Loans with an Initial Period of three months have already reached their first Adjustment Date. The initial Mortgage Rate is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the related Index in effect at origination. Mortgage Loans that have not reached their first Adjustment Date are, therefore, more likely to be subject to the Periodic Rate Cap on their first Adjustment Date.

Six-Month Libor Index

          The Index applicable to the determination of the Mortgage Rate on approximately ______% of the Mortgage Loans (by principal balance as of the Cut-off Date) will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by FNMA and as most recently available as of the first business day generally 45 days prior to such Adjustment Date.

          The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from FNMA. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by FNMA, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by FNMA). No assurance can be given as to the level of Six-Month LIBOR on any Adjustment Date or during the life of any Mortgage Loan based on Six-Month LIBOR.

                                                  Six-Month LIBOR

MONTH...........................      1993              1994              1995             1996              1997
-----                                 ----              ----              ----             ----              ----
January.........................      3.44%            3.39%             6.69%            5.34%             5.71%
February........................      3.33             4.00              6.44             5.29              5.68
March...........................      3.38             4.25              6.44             5.52              5.96
April...........................      3.31             4.63              6.31             5.42              6.08
May.............................      3.44             5.00              6.06             5.64
June............................      3.56             5.25              5.88             5.84
July............................      3.56             5.33              5.88             5.92
August..........................      3.44             5.33              5.94             5.74
September.......................      3.38             5.69              5.99             5.75
October.........................      3.50             6.00              5.95             5.58
November........................      3.52             6.44              5.74             5.55
December........................      3.50             7.00              5.56             5.62


One-Year CMT Index

          The Index applicable to the determination of the Mortgage Rate on approximately 11.59% of the Mortgage Loans (by principal balance as of the Cut-off Date) will be the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the first business day generally 45 days prior to the Adjustment Date.

          The table below sets forth historical average rates of One-Year CMT for the months indicated as made available from Telerate Page 7052. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of One-Year CMT published by Telerate Page 7052, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of One-Year CMT (as published by Telerate Page 7052). No assurance can be given as to the level of One-Year CMT on any Adjustment Date or during the life of any Mortgage Loan based on One-Year CMT.


                                                   One-Year CMT
Month                                 1993              1994              1995             1996              1997
-----                                 ----              ----              ----             ----              ----
January.........................      3.50%            3.54%             7.08%            5.11%             5.60%
February........................      3.38             3.85              6.73             4.94              5.52
March...........................      3.33             4.28              6.43             5.31              5.79
April...........................      3.25             4.74              6.27             5.53              5.99
May.............................      3.36             5.31              6.02             5.64
June............................      3.55             5.24              5.66             5.81
July............................      3.45             5.47              5.59             5.84
August..........................      3.47             5.56              5.72             5.69
September.......................      3.36             5.74              5.64             5.84
October.........................      3.38             6.11              5.60             5.57
November........................      3.58             6.48              5.45             5.43
December........................      3.61             7.10              5.32             5.47


Negative Amortization Loans

          Approximately _____% of the Mortgage Loans ("Negative Amortization Loans") have a negative amortization feature whereby interest payments on such Mortgage Loans may be deferred and may be added to the Principal Balance thereof. The amount of the monthly payment on each Negative Amortization Loan adjusts annually on each "Payment Adjustment Date" to an amount which would amortize fully the outstanding principal balance of the Negative Amortization Loan over its remaining term, and pay interest at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date, subject to a payment cap (the "Payment Cap") that limits any increase or decrease in the amount of the monthly payment on any Payment Adjustment Date to an amount not greater than 7.5% of the amount of the monthly payment due on the preceding Due Date, to the extent that the related Mortgagor has elected to have the monthly payment limited by the Payment Cap. The Payment Cap shall not be in effect on the fifth anniversary of the first Due Date and on each fifth anniversary thereafter (each such anniversary, a "Recast Date"). The weighted average first Recast Date of the Negative Amortization Loans, rounded to the nearest Due Date, is _________ __, ____. If on any Rate Adjustment Date, due to the addition of Deferred Interest, the principal balance of any Negative Amortization Loan would exceed 110% of the original principal balance thereof (such limitation, a "Negative Amortization Cap"), the related monthly payment will be recalculated, without regard to the Payment Cap, to equal an amount sufficient to amortize such Negative Amortization Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date. Any monthly payment so recalculated will remain in effect until the earliest of the next Payment Adjustment Date, the next Recast Date or the next Due Date on which the principal balance of the related Negative Amortization Loan would exceed the Negative Amortization Cap.

          The Mortgage Notes provide that at least 30 days prior to any Payment Adjustment Date the related Mortgagor must be notified of (i) the monthly payment that would be sufficient to amortize fully the then outstanding principal balance of the related Negative Amortization Loan over its remaining term (the "Full Payment") and (ii) the monthly payment that would be equal to the above amount subject to the Payment Cap (the "Limited Payment"). Upon timely notice, a Mortgagor may elect to pay the Limited Payment, subject only to the related Negative Amortization Cap and the applicable provisions on the related Recast Date.

          On any Rate Adjustment Date an increase in the Mortgage Rate on a Negative Amortization Loan will result in a larger portion of each subsequent monthly payment being allocated to interest and a smaller portion being allocated to principal, and conversely, a decrease in the Mortgage Rate on a Negative Amortization Loan will result in a larger portion of each subsequent monthly payment being allocated to principal and a smaller portion being allocated to interest. However, because Mortgage Rates on the Negative Amortization Loans adjust on a monthly basis but monthly payments due on the Negative Amortization Loans adjust only annually, and because the application of Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, "Deferred Interest")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). In addition, subsequent to the final Recast Date and the final Payment Adjustment Date, the addition of any Deferred Interest to the principal balance of any Negative Amortization Loan that is not offset by subsequent accelerated amortization will result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

          The maximum increase in the principal balance of a Negative Amortization Loan due to the addition of Deferred Interest to the principal balance of such Negative Amortization Loan and the resulting Loan-to-Value Ratio on such Negative Amortization Loan will depend on the relationships between the Payment Cap, the Maximum Mortgage Rate, the Negative Amortization Cap and the related Index. If the outstanding principal balance of a Negative Amortization Loan having a Loan-to-Value Ratio of 80% was to increase to an amount equal to the Negative Amortization Cap, the Loan-to-Value Ratio (as based on the then outstanding principal balance) thereof would in no event exceed approximately 88%.

Convertible Loans

          Approximately ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the Master Servicer will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon at the related Mortgage Rate plus any unreimbursed Advances with respect to such Mortgage Loan net of any subservicing fees (the "Conversion Price").

          In the event that the Master Servicer fails to purchase a Converting Mortgage Loan (such Mortgage Loan, following its conversion, a "Converted
Mortgage Loan"), neither the Company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having fixed-rate Mortgage Loans and as a result the Bond Interest Rate may be reduced. See "Certain Yield and Prepayment Considerations" herein.

          Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Indenture Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Indenture Trustee or the Bondholders with respect thereto.

Mortgage Loan Characteristics

          All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

          The Mortgage Loans generally have original terms to stated maturity of approximately 30 years.

          Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Cut-off Date to the next Adjustment Date is 12 months.

          As of the Cut-off Date, each Mortgage Loan will have an unpaid principal balance of not less than $_______ or more than $________ and the average unpaid principal balance of the Mortgage Loans will be approximately $________. The latest stated maturity date of any of the Mortgage Loans will be _______ __, ______; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

          The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately ____ months.

          The earliest year of origination of any Mortgage Loan is _____ and the latest month and year of origination will be _________ ___.

          None of the Mortgage Loans are Buydown Mortgage Loans.

          Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.



                              Principal Balances of the Mortgage Loans at Origination

                   Original                                                                      Percentage Of Cut-Off
                 Mortgage Loan                         Number Of            Aggregate Unpaid         Date Aggregate
             Principal Balance ($)                   Mortgage Loans        Principal Balance       Principal Balance
             ---------------------                   --------------        -----------------       -----------------
0.01 -  50,000.00                                                        $                                            %
50,000.01 - 100,000.00
100,000.01 - 150,000.00..........................
150,000.01 - 200,000.00..........................
200,000.01 - 250,000.00..........................
250,000.01 - 300,000.00..........................
300,000.01 - 350,000.00..........................
350,000.01 - 400,000.00..........................
400,000.01 - 450,000.00..........................
450,000.01 - 500,000.00..........................
500,000.01 - 550,000.00..........................
550,000.01 - 600,000.00..........................
650,000.01 - 700,000.00..........................
Total............................................

     The average original principal balance of the Mortgage Loans will be approximately $______.



                            Current Balances of the Mortgage Loans at the Cut-off Date

                   Original                                                                      Percentage Of Cut-Off
                 Mortgage Loan                         Number Of            Aggregate Unpaid         Date Aggregate
             Principal Balance ($)                   Mortgage Loans        Principal Balance       Principal Balance
             ---------------------                   --------------        -----------------       -----------------
0.01 -  50,000.00                                                        $                                            %
50,000.01 - 100,000.00
100,000.01 - 150,000.00..........................
150,000.01 - 200,000.00..........................
200,000.01 - 250,000.00..........................
250,000.01 - 300,000.00..........................
300,000.01 - 350,000.00..........................
350,000.01 - 400,000.00..........................
400,000.01 - 450,000.00..........................
450,000.01 - 500,000.00..........................
500,000.01 - 550,000.00..........................
550,000.01 - 600,000.00..........................
650,000.01 - 700,000.00..........................
Total............................................

     The average current principal balance of the Mortgage Loans will be approximately $____________.


                                           Mortgage Rates at Origination

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
              Mortgage Rates (%)                     Mortgage Loans        Principal Balance       Principal Balance
              ------------------                     --------------        -----------------       -----------------
3.000 -  3.499 ..................................                        $                                            %
4.000 -  4.499...................................
4.500 -  4.999...................................
5.000 -  5.499...................................
5.500 -  5.999...................................
6.000 -  6.499...................................
6.500 -  6.999...................................
7.000 -  7.499...................................
7.500 -  7.999...................................
8.000 -  8.499...................................
8.500 -  8.999...................................
9.000 -  9.499...................................
9.500 -  9.999...................................
10.000 - 10.499..................................
10.500 - 10.999..................................
11.000 - 11.499..................................
11.500 - 11.999..................................
12.000 - 12.499..................................
12.500 - 12.999..................................
13.000 - 13.499..................................
13.500 - 13.999..................................
14.000 - 14.499..................................
14.500 - 14.999..................................
15.500 - 15.999..................................
16.000 - 16.499..................................
     Total.......................................

     The weighted average Mortgage Rate of the Mortgage Loans at origination will be approximately ______% per annum.

                                          Mortgage Rates at Cut-off Date

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
              Mortgage Rates (%)                     Mortgage Loans        Principal Balance       Principal Balance
              ------------------                     --------------        -----------------       -----------------
5.000 -  5.499...................................                        $                                 %
5.500 -  5.999...................................
6.000 -  6.499...................................
6.500 -  6.999...................................
7.000 -  7.499...................................
7.500 -  7.999...................................
8.000 -  8.499...................................
8.500 -  8.999...................................
9.000 -  9.499...................................
9.500 -  9.999...................................
10.000 - 10.499..................................
10.500 - 10.999..................................
11.000 - 11.499..................................
11.500 - 11.999..................................
12.000 - 12.499..................................
12.500 - 12.999..................................
13.000 - 13.499..................................
13.500 - 13.999..................................
14.000 - 14.499..................................
14.500 - 14.999..................................
15.500 - 15.999..................................
16.500 - 16.999..................................
     Total.......................................

     The weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date will be approximately _____% per annum.

                                               Next Adjustment Date

                                                                                               Percentage Of Cut-Off
                                                Number Of              Aggregate Unpaid      Date Aggregate Principal
         Next Adjustment Date                 Mortgage Loans          Principal Balance               Balance
         --------------------                 --------------          -----------------       -----------------------




     The weighted average remaining months to the next Adjustment Date of the Mortgage Loans will be approximately __ months.

                                                        Gross Margin

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
               Gross Margins (%)                     Mortgage Loans        Principal Balance       Principal Balance
               -----------------                     --------------        -----------------       -----------------
2.000-2.249......................................                        $                                            %
2.500-2.749......................................
2.750-2.999......................................
3.000-3.249......................................
3.250-3.499......................................
3.500-3.749......................................
3.750-3.999......................................
4.000-4.249......................................
4.250-4.499......................................
4.500-4.749......................................
4.750-4.999......................................
5.000-5.249......................................
5.250-5.499......................................
5.500-5.749......................................
5.750-5.999......................................
6.000-6.249......................................
6.250-6.499......................................
6.500-6.749......................................
6.750-6.999......................................
7.000-7.249......................................
7.250-7.499......................................
7.500-7.749......................................
7.750-7.999......................................
8.000-8.249......................................
8.250-8.499......................................
8.500-8.749......................................
8.750-8.999......................................
9.000-9.249......................................
9.250-9.499......................................
10.000-10.249....................................
10.750-10.999....................................
11.000-11.249....................................
     Total.......................................

     The  weighted   average  Gross  Margin  of  the  Mortgage   Loans  will  be
approximately _______% per annum.

                                               Maximum Mortgage Rate

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
           Maximum Mortgage Rate (%)                 Mortgage Loans        Principal Balance       Principal Balance
           -------------------------                 --------------        -----------------       -----------------
10.000 - 10.499..................................                        $                                            %
10.500 - 10.999..................................
11.000 - 11.499..................................
11.500 - 11.999..................................
12.000 - 12.499..................................
12.500 - 12.999..................................
13.000 - 13.499..................................
13.500 - 13.999..................................
14.000 - 14.499..................................
14.500 - 14.999..................................
15.000 - 15.499..................................
15.500 - 15.999..................................
16.000 - 16.499..................................
16.500 - 16.999..................................
17.000 - 17.499..................................
17.500 - 17.999..................................
18.000 - 18.499..................................
18.500 - 18.999..................................
19.000 - 19.499..................................
19.500 - 19.999..................................
20.000 - 20.499..................................
20.500 - 20.999..................................
21.000 - 21.499..................................
21.500 - 21.999..................................
22.000 - 22.499..................................
22.500 - 22.999..................................
23.000 - 23.499..................................
     Total.......................................

     The weighted average Maximum Mortgage Rate of the Mortgage Loans will be approximately _____% per annum.



                                                       Index

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
                     Index                           Mortgage Loans        Principal Balance       Principal Balance
                     -----                           --------------        -----------------       -----------------
Negative Amortization Loan
   One-Month LIBOR...............................                        $                                            %
Six-Month LIBOR..................................
Six-Month CMT....................................
One-Year CMT.....................................
    Total........................................

     For a description of the Indices, see "Summary--The Indices" herein.

                                             Initial Periodic Rate Cap

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
         Initial Periodic Rate Cap (%)               Mortgage Loans        Principal Balance       Principal Balance
         -----------------------------               --------------        -----------------       -----------------
1.000............................................                        $                                            %
1.500............................................
2.000............................................
3.000............................................
6.500............................................
Unlimited(1).....................................
    Total........................................

(1)  Subject to the Maximum Rate Cap and the Minimum Rate Cap.


                                                 Periodic Rate Cap

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
             Periodic Rate Cap (%)                   Mortgage Loans        Principal Balance       Principal Balance
             ---------------------                   --------------        -----------------       -----------------
1.000............................................                        $                                            %
1.500............................................
2.000............................................
Unlimited(1).....................................
    Total........................................

(1)  Subject to the Maximum Rate Cap and the Minimum Rate Cap.

                                           Original Loan-to-Value Ratios

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
         Original Loan-To-Value Ratios               Mortgage Loans        Principal Balance       Principal Balance
         -----------------------------               --------------        -----------------       -----------------
Less than or equal to 25.00%.....................                          $                                     %
25.01% - 30.00%..................................
30.01% - 35.00%..................................
35.01% - 40.00%..................................
40.01% - 45.00%..................................
45.01% - 50.00%..................................
50.01% - 55.00%..................................
55.01% - 60.00%..................................
60.01% - 65.00%..................................
65.01% - 70.00%..................................
70.01% - 75.00%..................................
75.01% - 80.00%..................................
80.01% - 85.00%..................................
85.01% - 90.00%..................................
90.01% - 95.00%..................................
95.01% - 100.00%.................................
    Total........................................

     The minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans were approximately ______% and 100.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately _______%.



                                            Mortgage Loan Amortization

                                                                                   Percentage Of Cut-Off
                                                       Number Of                       Aggregate Unpaid         Date Aggregate
                                                     Mortgage Loans                   Principal Balance       Principal Balance
                                                     --------------                   -----------------       -----------------
Level Amortization...............................                                     $                                     %
Negative Amortization (110% Cap).................
    Total........................................



                                                  Occupancy Types

                                                                                                 Percentage Of Cut-Off
                   Occupancy                           Number Of            Aggregate Unpaid         Date Aggregate
          (As indicated by Borrower)                 Mortgage Loans        Principal Balance       Principal Balance
          --------------------------                 --------------        -----------------       -----------------
Owner-Occupied Primary Residence.................                           $                                      %
Second Homes.....................................
Non-Owner Occupied...............................
    Total........................................

                                               Mortgage Loan Program

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
                 Loan Program                        Mortgage Loans        Principal Balance       Principal Balance
                 ------------                        --------------        -----------------       -----------------
Full Documentation...............................                          $                                       %
Limited Documentation............................
No Ratio.........................................
Alternate Documentation..........................
No Income No Asset...............................
Lite (Self Employed B/C).........................
Express..........................................
    Total........................................

     See "--Underwriting" below and Appendix A attached hereto for a description of each Originator's documentation programs.



                                         Risk Categories of Mortgage Loans

                                                                                               Percentage Of Cut-Off
                                                Number Of              Aggregate Unpaid      Date Aggregate Principal
             Credit Grade                     Mortgage Loans          Principal Balance               Balance
             ------------                     --------------          -----------------      ------------------------
    Total............................



                                                  Property Types

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
                Property Types                       Mortgage Loans        Principal Balance       Principal Balance
                --------------                       --------------        -----------------       -----------------
Single-family....................................                          $                                       %
Planned Unit Development.........................
Two- to Four-Family..............................
Condominium......................................
CondoSelect......................................
Manufactured Housing.............................
    Total........................................

                                  Geographic Distribution of Mortgaged Properties

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
                     State                           Mortgage Loans        Principal Balance       Principal Balance
                     -----                           --------------        -----------------       -----------------
California.......................................                           $                                      %
Colorado.........................................
Florida..........................................
Georgia..........................................
Hawaii...........................................
Illinois.........................................
Maryland.........................................
New Jersey.......................................
Utah.............................................
Washington.......................................
Other (no more than 3% in any
      one state).................................
    Total........................................

     No more than approximately ______% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.



                                            Purposes of Mortgage Loans

                                                                                                 Percentage Of Cut-Off
                                                       Number Of            Aggregate Unpaid         Date Aggregate
                 Loan Purpose                        Mortgage Loans        Principal Balance       Principal Balance
                 ------------                        --------------        -----------------       -----------------
Purchase.........................................                          $                                       %
Refinance/No Equity Take-Out.....................
Refinance/Equity Take-Out........................
Construction.....................................
    Total........................................

     In general, in the case of a Mortgage Loan made for "no equity take-out" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged
Property. The amount of such proceeds retained by the mortgagor may be substantial.

     See "--Underwriting" below and Appendix A attached hereto for a description of each Originator's risk categories.

     Specific information with respect to the Mortgage Loans will be available to purchasers of the Bonds on or before the time of issuance of such Bonds. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.

Underwriting

     The Mortgage Loans were acquired by _________ from the Originators. Approximately ____% and ______% of the Mortgage Loans were underwritten pursuant to _____________________________ and __________________________ respectively, as described in Appendix A attached hereto. Approximately _______% of the Mortgage Loans were acquired in bulk purchases from underwriters the underwriting standards of whom were reviewed for acceptability by ______________; of such loans, _____%, _____%, _______% and ______% were acquired from _____, _____,
_____, and _____ whose underwriting standards are generally described in Appendix A attached hereto. All of the Mortgage Loans were generally underwritten in accordance with the description in the Prospectus. All of the Mortgage Loans were reviewed for all legal documentation and all of the Mortgage Loans received collateral review. See "The Mortgage Pools--Underwriting Standards" in the Prospectus.

Delinquency And Foreclosure Experience Of The Seller

     Based solely upon information provided by the Seller, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Seller. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.



                                                   At December 31, 1996                  March 31, 1997
                                             ---------------------------------------------------------------------
                                                  Number          Principal          Number          Principal
                                                 of Loans          Amount           of Loans          Amount
                                                 --------          ------           --------          ------
                                                  (Dollars in thousands)        (Dollars in thousands)
Total Loans Outstanding.....................                       $                                  $

DELINQUENCY(1)
Period of Delinquency:
30-59 Days..................................
60-89 Days..................................
90 Days or More.............................
Total Delinquencies.........................
Delinquencies as a Percentage
  of Total Loans Outstanding................


--------
1 The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "30-59 Days," "60-89 Days," "90 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

                                                   At December 31, 1996                  March 31, 1997
                                             ---------------------------------- ----------------------------------
                                                  Number          Principal          Number          Principal
                                                 of Loans          Amount           of Loans          Amount
                                                 --------          ------           --------          ------
                                                  (Dollars in thousands)        (Dollars in thousands)
FORECLOSURES PENDING(2) ....................                      $                                   $
Foreclosures Pending as a Percentage of
Total Loans Outstanding.....................

BANKRUPTCIES PENDING(3) ....................

Bankruptcies Pending as a Percentage of
Total Loans Outstanding.....................

Total Delinquencies plus Foreclosures
Pending and Bankruptcies Pending............

Total Delinquencies plus Foreclosures
Pending and Bankruptcies Pending as a
Percentage of Total Loans Outstanding.......

REO PROPERTIES(4)

REO Properties as a Percentage of Total
Loans Outstanding...........................

     The above data on delinquency, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

     Based solely on information provided by the Seller, the following table presents the changes in the Seller's charge-off and recoveries for the period indicated.


----------

2 Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

3 Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

4 REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

                                                                                       Three Months Ended
                                                                                         March 31, 1997
                                                                                     ---------------------
                                                                                     (Dollars in thousands)
Charge-offs:
         Mortgage Loan Properties.........................................
         REO Properties...................................................

Recoveries:
         Mortgage Loan Properties.........................................
         REO Properties...................................................

         Net charge-offs..................................................

Ratio of net charge-offs to average loans outstanding during the three months ended March 31, 1997...............................................

     The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual charge-off percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

     The   information  set  forth  in  the  preceding   paragraphs   concerning
_____________ has been provided by ________________.

     For loss and delinquency information with respect to mortgage loans serviced by ______________, see "Description of the Servicing Agreement--The Master Servicer; the Subservicer" herein.

Additional Information

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

     See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                                   THE ISSUER

     The _______________ Trust Series 1997-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of __________, 1997 between the Company and ____________________ as the Owner
Trustee for the transactions described in this Prospectus Supplement.  The

Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Bonds and the Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

     The Issuer's principal offices are in _________________________________, in care of ___________________________, as Owner Trustee, at the address listed below.


                                THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a ________________ banking corporation and its principal offices are located in _______________.

     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                              THE INDENTURE TRUSTEE

     _______________________________ will act as Indenture Trustee with respect to the Indenture. The Indenture Trustee will provide to a prospective or actual Bondholder without charge, upon written request, a copy of the Indenture. Requests should be addressed to the Indenture Trustee at
____________________________
____________________________________________________________.


                                 [BOND INSURER]


                            DESCRIPTION OF THE BONDS

General

     The Bonds will be issued pursuant to the Indenture dated as of _____, 1997, between the Issuer and ____________________________, as Indenture Trustee. The Certificates (together with the Bonds, the "Securities") will be issued pursuant to the Trust Agreement dated as of ________________, 1997, between the Company and _______________________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture, the Trust Agreement and the Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Bonds are offered hereby.

     The Bonds will be secured by the pledge by the Issuer of its assets to the Indenture Trustee pursuant to the Indenture which will consist of the following (such assets, collectively, the "Trust Fund"): (i) the Mortgage Loans; (ii) collections in respect of principal and interest of the Mortgage Loans received after the Cut-Off Date (other than payments due on or before the Cut-off Date);
(iii) the amounts on deposit in any Collection Account (as defined in the Prospectus), including the account in which amounts are deposited prior to payment to the Bondholders (the "Payment Account"), including net earnings thereon; (iv) certain insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans; (v) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement; and
(vi) proceeds of the foregoing.

     The Bonds will be issued in denominations of $25,000 and integral multiples of $1 in excess thereof. See "--Book-Entry Bonds" below.

Book-Entry Bonds

     General. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered Bondholder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Bonds among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Bonds. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

     None of the Company, the Master Servicer, the Bond Insurer, the Owner Trustee or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Bonds. Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds--Form of Bonds."

     Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Bonds--Form of Bonds," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their Book-Entry Bonds. Upon surrender by DTC of the definitive certificates representing the Book-Entry Bonds and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as Definitive Bonds issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds--Form of Bonds" in the Prospectus.

Payments

     Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in ________ 1997. Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Bonds, on the Record Date. See "Description of the Bonds--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request, at least five Business Days prior to the related Record Date, of a Holder owning Bonds having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Bonds, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein as of the Determination Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City, Delaware, California or in the city in which the corporate trust offices of the Indenture Trustee or the principal office of the Bond Insurer are located, are required or authorized by law to be closed.

Available Funds

     The "Available Funds" for any Payment Date will equal the amount received by the Indenture Trustee and available in the Payment Account on each Payment Date. The Available Funds will generally be equal to the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date,
(ii) any amounts representing interest on amounts in the Payment Account and miscellaneous fees and collections, including assumption fees, to the extent not paid to any Subservicer, (iii) any unscheduled payments and receipts, including Mortgagor prepayments on such Mortgage Loans, received during the related Prepayment Period, and (iv) all Advances made for such Payment Date in respect of such Mortgage Loans, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer and reduced by Servicing Fees, Administrative Fees and fees of the Indenture Trustee paid by the Master Servicer. With respect to any Payment Date, (i) the Due Date is the first day of the month in which such Payment Date occurs, and (ii) the Determination Date is the fourth Business Day prior to such Payment Date, or if such day is not a business day, the immediately preceding business day.

Interest Payments On The Bonds

     On each Payment Date, holders of the Bonds will be entitled to receive an amount (the "Interest Payment Amount") equal to interest accrued during the related Interest Period (as defined herein) on the Bond Principal Balance thereof at the then-applicable Bond Interest Rate (as defined below), minus (i) any Prepayment Interest Shortfalls and Relief Act Shortfalls (each as defined below) to the extent not covered by the Master Servicer by Compensating Interest (as defined below) for such Payment Date and (ii) any Deferred Interest for such Payment Date allocated thereto as described below. With respect to each Payment Date, interest payable on the Bonds will accrue during the Interest Period. Interest will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year. Notwithstanding the foregoing, if payments are not made as required under the Bond Insurance Policy, additional interest shortfalls may be allocated to the Bonds as described below. See "Description of the Bonds--Bond Insurance Policy."

     To the extent that Deferred Interest causes a shortfall in interest collections on the Mortgage Loans that would otherwise cause a shortfall in the amount of interest payable to the Bondholders, such amount will be paid using principal collections on the Mortgage Loans through the priority of payment provisions described under "--Priority of Payment" below. To the extent that the Interest Payment Amount for any Payment Date exceeds Available Funds for such Payment Date, the lesser of such excess and the aggregate amount of Deferred Interest, if any, that is added to the principal balance of the Negative Amortization Loans on the Due Date occurring in the month in which such Payment Date occurs will be added to the Bond Principal Balance of the Bonds and subtracted from the Interest Payment Amount for such Payment Date.

     The "Prepayment Interest Shortfall" for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Payment Date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the total servicing fee payable to the Master Servicer and any Subservicer with respect to such Payment Date. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "The Servicing Agreement--Servicing and Other Compensation and Payment of Expenses." The "Relief Act Shortfalls" for any Payment Date are any shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations.

     On each Payment Date after the first Payment Date, the Bond Interest Rate will be a floating rate equal to the lesser of (i)(a) with respect to each Payment Date up to and including the earlier of (x) the Payment Date in ________ _______ and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR (as defined herein) plus 0.22%, and (b) with respect to each Payment Date thereafter, One-Month LIBOR plus 0.44% and (ii) the Available Funds Interest Rate with respect to such Payment Date. On the first Payment Date, the Bond Interest Rate will be equal to _______% per annum.

     The "Available Funds Interest Rate" for any Payment Date is a rate per annum equal to the lesser of (x) the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Principal Balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the fee payable to the Owner Trustee with respect to the Trust Agreement and the premium with respect to the Bonds payable to the Bond Insurer with respect to the Bond Insurance Policy for such Payment Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Bond Principal Balance of the Bonds multiplied by (B) the actual number of days elapsed in the related Interest Period (as defined herein) divided by 360 and (y) ________% per annum (the "Maximum Bond Interest Rate"). The amount of the fee payable to the Owner Trustee together with the amount of the premium payable to the Bond Insurer (together, the "Administrative Fee") will accrue at ________% per annum based on the Bond Principal Balance of the Bonds.

     The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Minimum Spread,
(ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate. For any Payment Date, the Minimum Spread is equal to 0.500% per annum, the Servicing Fee Rate is equal to 0.500% per annum and the Indenture Trustee Fee Rate is equal to 0.015% per annum.

     As further described herein, with respect to the Bonds and any Payment Date, to the extent that (a) the lesser of (x) the amount payable if clause (i) of the definition of Bond Interest Rate above is used to calculate interest and
(y) the amount payable if the Maximum Bond Interest Rate is used to calculate interest exceeds (b) the amount payable if clause (ii) of the definition of Bond Interest Rate above is used to calculate interest (such excess, the "Available Funds Cap Carry-Forward Amount"), the holders of the Bonds will be paid the amount of such Available Funds Cap Carry-Forward Amount with interest thereon at the Bond Interest Rate for the Bonds applicable from time to time after certain payments to the holders of the Bonds and the Bond Insurer to the extent of available funds. The Bond Insurance Policy does not cover the Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Bonds address the payment of the Available Funds Cap Carry-Forward Amount.

     As described herein, the Interest Payment Amount allocable to the Bonds is based on their Bond Principal Balance. The "Bond Principal Balance" of any Bond as of any date of determination is equal to the initial Bond Principal Balance thereof, increased by any Deferred Interest allocated thereto, and reduced by all amounts allocable to the Principal Payment Amount and the Subordination Increase Amount previously distributed with respect to such Bond.

     The "Principal Balance" of any Mortgage Loan is, at any given time, the Principal Balance as of the Cut-off Date of such Mortgage Loan, increased by all Deferred Interest thereon, minus (a) the sum of all amounts paid or advanced with respect to such Mortgage Loan with respect to principal and (b) the principal portion of any losses with respect thereto for any previous Payment Date.

Calculation Of One-Month LIBOR

     On the second business day preceding each Payment Date, commencing with the Payment Date occurring in ________ 1997 (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the next Interest Period for the Bonds on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

     On each Interest Determination Date, One-Month LIBOR for the related Interest Period for the Bonds will be established by the Indenture Trustee as follows:

          (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

          (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the higher of (x) OneMonth LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Period shall (in the absence of manifest error) be final and binding.

Principal Payments On The Bonds

     The "Principal Payment Amount" for any Payment Date will be equal to the lesser of (a) the sum of the Available Funds remaining after distributions pursuant to clause (i) of "--Priority of Payment" below and any portion of any Insured Amount for such Payment Date representing a Subordination Deficit and
(b) the sum of:

          (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date;

          (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) pursuant to the Servicing Agreement during the preceding calendar month;

          (iii) the principal portion of all other unscheduled collections received during the related Prepayment Period (or deemed to be received during the related Prepayment Period) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Bond Insurance Policy)), to the extent not distributed in the preceding month; and

          (iv) any  Insured  Payment  made  with  respect  to any  Subordination
     Deficit;

          minus

          (v) the amount of any Subordination Reduction Amount for such Payment Date.

     In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Bond Principal Balance of the Bonds.

Priority Of Payment

     On each Payment Date, Available Funds and any Insured Amount with respect to such Payment Date will be allocated to the Securities in the following order of priority, in each case to the extent of Available Funds remaining:

          (i) to the Bondholders, the Interest Payment Amount with respect to such Payment Date;

          (ii) to the Bondholders, the Principal Payment Amount with respect to such Payment Date;

          (iii) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed (the "Reimbursement Amount");

          (iv) to the Bondholders, the Subordination Increase Amount (as defined in "--Overcollateralization Provisions" below), in reduction of the Bond Principal Balance thereof, until the Bond Principal Balance has been reduced to zero;

          (v) to the Bondholders, any Available Funds Cap Carry-Forward Amount for such Payment Date;

          (vi) to the Indenture Trustee, for any amounts owing to the Indenture Trustee; and

          (vii) any remaining amounts to the holders of the Certificates.

Overcollateralization Provisions

     Overcollateralization Resulting From Cash Flow Structure.

     With respect to any Payment Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Payment Date, the day following the Cut-Off Date) and ending on the related Due Date (such period, the "Due Period") over (y) the Bond Principal Balance of the Bonds as of such Payment Date (and following the making of all payments made on such Payment Date) is the "Subordination Amount" as of such Payment Date. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on the Bonds, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the amount of Available Funds remaining after application to items (i) through (iii) under "--Priority of Payment" herein. This application has the effect of accelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans. The Indenture requires that the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Bonds until the Subordination Amount has increased to the level equal to the Required Subordination Amount for such Payment Date.

     Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordination Amount with respect to a Payment Date is the "Required Subordination Amount" with respect to such Payment Date. Initially, the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Bond Principal Balance of the Bonds as of the Delivery Date by approximately $_____________ or _____% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. This amount is the initial Required Subordination Amount. The Indenture generally provides that the Required Subordination Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

     In the event that the Required Subordination Amount is permitted to decrease or "step down" on a Payment Date in the future, the Indenture provides that a portion of the principal which would otherwise be distributed to the Holders of the Bonds on such Payment Date shall be distributed to the Holders of the Certificates on such Payment Date. This has the effect of decelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans, and of reducing the Subordination Amount. With respect to any Payment Date, the difference, if any, between (a) the Subordination Amount that would result on such Payment Date after taking into account all payments to be made on such Payment Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts (as described below) on such Payment Date) and (b) the Required Subordination Amount for such Payment Date is the "Excess Subordination Amount" with respect to such Payment Date. With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Subordination Amount and (b) the principal collections received by the Master Servicer with respect to the prior Due Period is the "Subordination Reduction Amount." In addition, a Subordination Reduction Amount may result even prior to the occurrence of any decrease or "step down" in the Required Subordination Amount. This is because the Holders of the Bonds will generally be entitled to receive 100% of collected principal, even though the Bond Principal Balance of the Bonds will represent less than 100% of the Mortgage Loans' principal balance. In the absence of the provisions relating to the Subordination Reduction Amount, the foregoing may otherwise increase the Subordination Amount above the Required Subordination Amount even without the application of any Net Monthly Excess Cashflow.

     The Indenture provides that, on any Payment Date, all unscheduled collections on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to Mortgage Loans during the calendar month preceding the calendar month in which such Payment Date occurs (the "Prepayment Period") will be distributed to the Holders of the Bonds on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan (as defined below) during such Prepayment Period, the net Liquidation Proceeds (as defined in the Prospectus) related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is generally defined as a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer



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



has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). The principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Indenture does not contain any provision which requires that the amount of any Realized Loss should be distributed to the Holders of the Bonds on the Payment Date which immediately follows the event of loss; i.e., the Indenture does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordination Amount, which, to the extent that such reduction causes the Subordination Amount to be less than the Required Subordination Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordination Amount equals the Required Subordination Amount). The effect of the foregoing is to allocate losses to overcollateralization by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which the holders of the Certificates would otherwise receive.

     Overcollateralization And The Bond Insurance Policy. The Indenture defines a "Subordination Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the aggregate Bond Principal Balance of the Bonds as of such Payment Date, and following the making of all payments to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Bond Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the Due Date preceding such Payment Date. The Indenture requires the Indenture Trustee to make a claim for an Insured Amount under the Bond Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the Holders of the Bonds on such Payment Date. Investors in the Bonds should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

Bond Insurance Policy

     The following summary describes certain terms of the Bond Insurance Policy, to be dated as of the Delivery Date. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Bond Insurance Policy.

     On the Delivery Date, the Bond Insurer will issue the Bond Insurance Policy in favor of the Indenture Trustee on behalf of the Bondholders. The Bond Insurance Policy will unconditionally and irrevocably guarantee certain payments on the Bonds. Draws will be made on the Bond Insurance Policy (any such draw, an "Insured Amount") to cover Deficiency Amounts and Preference Amounts. A "Deficiency Amount" means (A) with respect to each Payment Date prior to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Available Funds for such Payment Date and (ii) any Subordination Deficit; (B) with respect to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Available Funds for such Payment Date and (ii) the excess, if any, of the Bond Principal Balance of all Outstanding Bonds due on such Final Scheduled Payment Date over Available Funds not used to pay the Interest Payment Amount for such Final Scheduled Payment Date; and (C) for any date on which the acceleration of the Bonds has been directed or consented to by the Bond Insurer pursuant to Section 5.02 of the Indenture, an amount equal to the excess, if any, of the sum of the Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over the Available Funds for such date of payment. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts in the Payment Account for such Payment Date available for distribution on such Payment Date. A "Preference Amount" means any amount previously distributed to a Bondholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction. Prepayment Interest Shortfalls, Relief Act Shortfalls and any Available Funds Cap Carry-Forward Amount will not be covered by the Bond Insurance Policy. Deferred Interest will not be covered by the Bond Insurance Policy except with respect to Deferred Interest which is added to the Bond Principal Balance of the Bonds. Pursuant to the terms of the Indenture, draws under the Bond Insurance Policy in respect of any

Subordination Deficit will be paid to the Bondholders by the Paying Agent as principal. In the absence of payments under the Bond Insurance Policy, Bondholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by the Subordination Amount or otherwise.

Advances

     Prior to each Payment Date, the Master Servicer is required under the Servicing Agreement to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Collection Account (as described in the Prospectus) for future payment or withdrawal) with respect to any payments of principal and interest (net of the Servicing Fee Rate) which were due on the Mortgage Loans on the immediately preceding Due Date and which are delinquent on the business day next preceding the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. Any failure by the Master Servicer to make an Advance as required under the Servicing Agreement will constitute an Event of Default thereunder, in which case the Indenture Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to payments on the Bonds.

The Paying Agent

     The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.

Optional Redemption

     The Bonds may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or (ii) the Payment Date occurring in _______ ______. The purchase price will be equal to 100% of the aggregate outstanding Bond Principal Balance and accrued and unpaid interest thereon (including any Available Funds Cap Carry-Forward Amount) at the Bond Interest Rate through the date on which the Bonds are redeemed in full together with all amounts due and owing to the Bond Insurer and the Indenture Trustee. The "Final Scheduled Payment Date" is the Payment Date occurring in __________.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Bonds will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations, repurchases and negative amortization) on the Mortgage Loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors and liquidations of defaulted Mortgage Loans, the negative amortization feature of the Negative Amortization Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or the conversion of Convertible Mortgage Loans. The timing of changes in the rate of prepayments, liquidations, repurchases and negative amortization of the Mortgage Loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the
Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Bonds. In the event that substantial numbers of Mortgagors exercise their conversion rights with respect to Convertible Mortgage Loans, and the related Subservicers or the Master Servicer purchase the Converting and Converted Mortgage Loans, the Mortgage Pool will experience some prepayment of principal.

     Certain of the Mortgage Loans may be prepaid in full or in part at any time without penalty. The Mortgage Loans (except for the Convertible Mortgage Loans) generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Subservicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The Convertible Mortgage Loans are not assumable if the related Mortgagor has exercised its option to convert such Mortgage Loan into a fixed rate mortgage loan, in which case the Mortgage Note with respect to such mortgage loan would generally contain a customary "due on sale" provision. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Bonds and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus. Prepayments, liquidations and purchases of the Mortgage Loans will result in payments to holders of the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans (other than mortgage loans similar to the CondoSelect Loans, as described below) include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

     To accommodate changes in the interest portion of the monthly payment due on each Negative Amortization Loan resulting from monthly changes in the Mortgage Rate, the monthly payment will be adjusted annually on each Payment Adjustment Date, subject to an increase or decrease of not more than 7.5% in the monthly payment from that in effect immediately prior to such Payment Adjustment Date, except as otherwise provided under "Description of the Mortgage Pool--Negative Amortization Loans" herein. However, due to the Payment Cap and the fact that the Mortgage Rates on the Negative Amortization Loans are subject to change monthly while the monthly payments due thereon are only subject to change annually, the portion of each monthly payment allocated to interest and that allocated to principal could vary significantly. If an adjustment of the Mortgage Rate on any Negative Amortization Loan results in Deferred Interest, such Deferred Interest will be added to the principal balance of the Negative Amortization Loan, resulting in negative amortization. If an adjustment to the Mortgage Rate on any Negative Amortization Loan causes the amount of the accrued interest to exceed the scheduled interest component of the monthly payment and to be less than the entire monthly payment, the principal balance will not be reduced in accordance with a fully amortizing schedule, and therefore reduced amortization will result. If an adjustment to the Mortgage Rate on any Negative Amortization Loan causes the amount of interest accrued in any month to be less than the scheduled interest component of the then current monthly payment, such excess will be applied to reduce the outstanding principal balance on the related Negative Amortization Loan, thereby resulting in accelerated amortization of such Negative Amortization Loan.

     Several factors contribute to the increased risk of default in connection with negatively amortizing mortgage loans. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as herein described. During periods in which the outstanding principal balance of a Negative Amortization Loan is increasing due to the addition of Deferred

Interest thereto, such increasing principal balance of the Negative Amortization Loan may approach or exceed the value of the related Mortgaged Property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Negative Amortization Loan that is required to be liquidated. Additionally, although increases in the amount of the related monthly payments are subject to Payment Caps, such Payment Caps are not in effect on any of the Recast Dates, as described herein, or when the outstanding principal balance exceeds the Negative Amortization Cap, in which cases the monthly payment for each such Negative Amortization Loan will be recalculated to equal an amount which would be sufficient to fully amortize such Negative Amortization Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date. The amount of such increased monthly payment may be substantially higher than the monthly payment in effect prior to such recalculation and the repayment of the Negative Amortization Loans will be dependent on the ability of the Mortgagor to make such larger monthly payments. Furthermore, each Negative Amortization Loan provides for the payment of any remaining unamortized principal balance of such Negative Amortization Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Negative Amortization Loan) in a single payment at the maturity of the Negative Amortization Loan. Because the Mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the Negative Amortization Loans is greater then that associated with fully amortizing mortgage loans.

     The Convertible Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable interest rate of such Mortgage Loans to a fixed interest rate. The Company is not aware of any publicly available statistics that set forth principal prepayment, conversion experience or conversion forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to adjustable-rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Converting or Converted Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a payment of the principal portion thereof to the Bondholders, as described herein. Alternatively, to the extent Subservicers fail to purchase Converting Mortgage Loans and the Master Servicer does not purchase Converted Mortgage Loans, the Mortgage Pool will include additional fixed-rate Mortgage Loans.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the Mortgage Loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. In addition, the rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus.

     The amount of interest otherwise payable to holders of the Bonds will be reduced by any interest shortfalls to the extent not covered by the Bond Insurance Policy or by the Master Servicer as described herein. If payments were not made as required under the Bond Insurance Policy, interest shortfalls not allocable to Overcollateralization and not covered by the Master Servicer will be allocated to the Bonds as described herein. See "Yield Considerations" in the Prospectus and "Description of the Bonds--Interest Payments on the Bonds" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Bonds and certain possible shortfalls in the collection of interest.

     In addition, the yield to maturity of the Bonds will depend on, among other things, the price paid by the holders of the Bonds and the then applicable Bond Interest Rate. The extent to which the yield to maturity of a Bond is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Bond is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Bonds, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In addition, the yield to maturity on the Bonds may be affected by shortfalls with respect to interest in the event that the interest accrued on the Bonds at the Bond Interest Rate is greater than the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates less the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate and the Administrative Fee Rate. In such event, the resulting shortfall will only be payable to the extent that on any future Payment Date interest accrued on the Mortgage Loans at the related Mortgage Rates less such rates is greater than the interest accrued on the Bonds, and only to the extent of Available Funds following distributions to the Bondholders pursuant to clauses (i) through (iv) under "Description of the Securities--Priority of Payment."

     The Bond Interest Rate is based upon, among other factors as described herein under "Description of the Bonds--Interest Payments on the Bonds," the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the indices applicable to the Mortgage Loans (Negative Amortization Loan One-Month LIBOR, Six-Month LIBOR, Six-Month CMT and One-Year CMT). Investors should note that the value of One-Month LIBOR on the Bonds may differ from Negative Amortization Loan One-Month LIBOR, due to the different reference date. The Mortgage Rate of each Mortgage Loan adjusts monthly, semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Bond Interest Rate on the Bonds adjusts monthly based upon One-Month LIBOR plus 0.22% (or after the earlier of (x) the Payment Date in _____ _______ and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR plus 0.44%), limited by the Available Funds Interest Rate (as defined herein). In addition, One-Month LIBOR and the Indices on the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or falling or that, even if both One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices.

     Although the Mortgage Rates on the Mortgage Loans will adjust monthly, semi-annually or annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if applicable, on each such Mortgage Loan, and will be based on the applicable Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Gross Margin (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Mortgage Loans have Maximum Mortgage Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Rates, the rate of prepayment on the Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans will be expected to decrease.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Bonds will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each Mortgage Loan will be recalculated monthly, semi-annually or annually after the initial Adjustment Date for such Mortgage Loan, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. In addition, an increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 20% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that or any other rate.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) the Mortgage Pool consists of five Mortgage Loans with the following characteristics:


                                                  Remaining
                         Original     Months to   Term to
                          Term to     Next Rate   Maturity               Maximum     Minimum    Initial
 Principal   Mortgage    Maturity    Adjustment   (in          Gross     Mortgage    Mortgage   Periodic   Periodic
  Balance      Rate     (in months)     Date       months)     Margin      Rate       Rate       Cap         Cap
  -------    --------   -----------  ----------   ----------   ------    --------    --------   --------   --------
$



(ii) the first and second mortgage loans listed above have an Index of Six-Month LIBOR, (iii) the third mortgage loan listed above is a negative amortization loan with the same characteristics as the Negative Amortization Loans and an Index of Negative Amortization Loan One-Month LIBOR; (iv) the fourth and fifth mortgage loans listed above have an Index of One-Year CMT; (v) Negative Amortization Loan One-Month LIBOR, Six-Month LIBOR and One-Year CMT remain constant at _____%, ____% and ______%, respectively; (vi) payments on the Bonds are based upon the actual number of days in the month and a 360-day year and are received, in cash, on the 25th day of each month, commencing in ____ 1997; (vii) there are no delinquencies or losses on the Mortgage Loans, there are no conversions of Mortgage Loans from adjustable to fixed rates and principal payments on the Mortgage

Loans are timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the following table; (viii) there are no repurchases of the Mortgage Loans; (ix) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (x) the scheduled monthly payment for the Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (xi) the Indices remain constant at the rates listed above and the Mortgage Rate on the Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal the related Index plus the applicable Gross Margin, subject to the Maximum Mortgage Rate listed below and the related Periodic Rate Cap; (xii) with respect to each Mortgage Loan (other than the
Negative Amortization Loans), the monthly payment on the Mortgage Loan is adjusted on the Due Date immediately following the next related Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal a fully amortizing payment as described in clause (x) above; (xiii) payments on the Mortgage Loans earn no reinvestment return; (xiv) the Administrative Fee Rate is ________% per annum, the Indenture Trustee Fee Rate is ______% per annum and the Servicing Fee Rate is 0.50% per annum; (xv) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; (xvi) there are no investment earnings on amounts in any Collection Account, including the Payment Account, and no other miscellaneous servicing fees are passed through to the Bondholders; and
(xvii) the Bonds will be purchased on ____ ___, 1997.

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Bond Principal Balance outstanding over time and the weighted average life of the Bonds.
Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Bonds, and sets forth the percentages of the initial Bond Principal Balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR.

                               Percent Of Initial Bond Principal Balance Outstanding
                                        At The Following Percentages Of CPR

                                                                     Bonds
                              -------------------------------------------------------------------------------------

Payment Date                      0%          10%         15%         20%          25%         30%         40%
------------                      --          ---         ---         ---          ---         ---         ---
Initial Percentage...........



Weighted Average Life in Years**
Weighted Average Life in Years***
(*)    Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of Bond Principal Balance by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.
(***) Calculated pursuant to footnote **, but assumes the Issuer exercises its option to redeem the Bonds on the first Payment Date on which it would be permitted to do so. See "Description of the Bonds--Optional Redemption" herein.

This table has been prepared based on the assumptions described in the second paragraph preceding this table (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                     DESCRIPTION OF THE SERVICING AGREEMENT

     The following summary describes certain terms of the Servicing Agreement, dated as of ____, 1997 between the Company and the Master Servicer (the
"Servicing Agreement"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

The Master Servicer; The Subservicer

     _________ _____ (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Servicing Agreement. See ____________ in the Prospectus. _________________ has entered into subservicing arrangements with ________. Notwithstanding these agreements, ____________ _______ will remain primarily liable for servicing the Mortgage Loans. All of the Mortgage Loans will initially be subserviced by
_______________.


                            [Description Of Subject]

     The following table sets forth certain information concerning delinquency experience including bankruptcies and foreclosures in progress on one- to four-family residential mortgage, consumer, and commercial loans included in Wendover's servicing portfolio at the dates indicated. Consumer and commercial loans represented less than ___% of the overall portfolio volume at __________ ____, 1997. As at December 31, _____, ______, ________ and _______ and March 31,
1997, the total principal balance of loans being serviced by __________ was (in millions) $________, $___________, $___________ $___________ and $____________
respectively. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage, consumer, or commercial loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                                          At December 31,                                       At March 31, 1997
                      ---------------------------------------------------------------------------------------   --------------------
                               1993                 1994                  1995                  1996                   1997
                      ---------------------  --------------------  --------------------  --------------------   --------------------
                                 Percent of            Percent of            Percent of            Percent of             Percent of
                      Number     Servicing   Number    Servicing   Number    Servicing   Number    Servicing    Number    Servicing
                      Of Loans   Portfolio   of Loans  Portfolio   Of Loans  Portfolio   Of Loans  Portfolio    Of Loans  Portfolio
                      --------   ----------  --------  ----------  --------  ----------  --------  ----------   --------  ----------
Total Portfolio(1)

Period of
Delinquency:
  30-59 days.........
  60-89 days.........
  90 days or more....

Total Delinquencies
(excluding
Foreclosures)

Foreclosures Pending


----------
1 Includes purchased mortgage servicing rights owned by Wendover totaling _____ loans for $____ million unpaid principal balance and ______ loans for $_____ million unpaid principal balance as of December 31, ____ and _____, respectively, and _____ loans for $____ million unpaid principal balance as of _________ ______.

     General. There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of ___________ set forth in the foregoing tables. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust Fund. Each servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. In addition, _________ servicing portfolio includes consumer and commercial loans. Each servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by _____. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

Servicing And Other Compensation And Payment Of Expenses

     The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee Rate in respect of each Mortgage Loan will be equal to 0.50% per annum of the outstanding principal balance of such Mortgage Loan. The Servicing Fee consists of (a) servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). The Subservicer will be entitled to retain in the form of additional servicing compensation half of any late payment charges. The Master Servicer will not be entitled to any such additional servicing compensation and any such amounts, including prepayment penalties, to the extent received by the Master Servicer, will be included in Available Funds.


                                  THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

Control By Bond Insurer

     Pursuant to the Indenture, unless a Bond Insurer Default exists (i) the Bond Insurer shall be deemed to be the holder of the Bonds for certain purposes (other than with respect to payment on the Bonds), and will be entitled to exercise all rights of the Bondholders thereunder, including the rights of Bondholders referred to under "--Events of Default" and "--Rights Upon Event of Default," without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the Bond Insurer and
(ii) the Indenture Trustee may take actions which would otherwise be at its option or within its discretion, including the actions referred to under "--Events of Default" and "--Rights Upon Event of Default," only at the direction of the Bond Insurer. A "Bond Insurer Default" means the existence and continuation of (i) a failure of the Bond Insurer to make a payment under the Bond Insurance Policy in accordance with its terms or (ii) certain bankruptcy or insolvency actions by or against the Bond Insurer.

Events Of Default

     An "Event of Default" with respect to the Bonds is defined in the Indenture as follows: (a) the failure to pay (i) the Interest Payment Amount or the Principal Payment Amount with respect to a Payment Date on such Payment Date, or
(ii) any Subordination Increase Amount or Available Funds Carry-Forward Amount with respect to a Payment Date, but only to the extent funds are available to make such payment as described under "Description of the Bonds--Priority of Payment"; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or the Bond Insurer, or if a Bond Insurer Default exists, by the Holders of at least 25% of the Bond Principal Balance of the Bonds; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or the Bond Insurer, or, if a Bond Insurer Default exists, by Bondholders representing at least 25% of the Bond Principal Balance of the Bonds; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the Final Scheduled Payment Date to reduce the Bond Principal Balance of the Bonds to zero.

Rights Upon Event Of Default

     In case an Event of Default should occur and be continuing with respect to the Bonds, the Indenture Trustee may, and on request of the Bond Insurer or Bondholders representing more than 50% of the Bond Principal Balance of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by Bondholders representing more than 50% of the Bond Principal Balance of the Bonds.

     If, following an Event of Default, the Bonds have been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the Bond Insurer or Bondholders representing more than 50% of the Bond Principal Balance of the Bonds have not directed the Indenture Trustee to sell the assets included in the Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Indenture Trustee, however, unless otherwise directed by the Bond Insurer, must sell the assets included in the Trust Estate if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Bonds, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the Indenture Trustee may, with the consent of the Bond Insurer, sell the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as provided below; provided, however, that any proceeds of a claim under the Bond Insurance Policy shall be used only to pay interest and principal on the Bonds as provided in clauses (iii) and (iv): (i) to the payment of the fees of the Indenture Trustee and Owner Trustee which have not been previously paid; (ii) to the Bond Insurer, any premium then due, provided no Bond Insurer Default exists; (iii) to the Bondholders, the amount of interest then due and unpaid on the Bonds (but not including any Available Funds Cap Carry-Forward Amount), without preference or priority of any kind; (iv) to the Bondholders, the amount of principal then due and unpaid on the Bonds, without preference or priority of any kind; (v) to the Bond Insurer, any Reimbursement Amount, to the extent not previously reimbursed; (vi) to the Bondholders, the amount of any Available Funds Cap Carry-Forward Amount not previously paid; and
(vii) to the Issuer.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Bondholders representing more than 50% of the Bond Principal Balance of the Bonds shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds; and Bondholders representing more than 50% of the Bond Principal Balance of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

Limitation On Suits

     No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the Bond Principal Balance of the Bonds have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders representing more than 50% of the Bond Principal Balance of the Bonds; and (6) such Bondholders have the consent of the Bond Insurer, unless a Bond Insurer Default exists.

The Indenture Trustee

     The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint, at the direction of the Bond Insurer, a successor Indenture Trustee. The Indenture Trustee also may be removed at any time by the Bond Insurer, or if a Bond Insurer Default exists, then by Bondholders representing more than 50% of the Bond Principal Balance of the Bonds, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                         FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes (other than as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code), (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. The Bonds will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 20% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

     The Bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated ______ ___, 1997 (the "Underwriting Agreement"), among ______________ ( _____________ ), ______________ ( __________ together with ______________
"Underwriters"), the Company and ___________ the Underwriters have agreed to purchase and the Company has agreed to sell to the Underwriters the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about _____ ____, 1997, against payment therefor in immediately available funds.

     The Bonds will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $__________________ before the deduction of expenses payable by the Company estimated to be approximately $____________. The Underwriters may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Bonds, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Company and _____ will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide the Bondholders with sufficient liquidity of investment. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the Prospectus under "Description of the Bonds--Reports to Bondholders," which will include information as to the outstanding principal balance of the Bonds. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Company is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.


                                 LEGAL OPINIONS

     Certain legal matters relating to the Bonds will be passed upon for the Company by Cadwalader, Wickersham & Taft, New York, New York and for the Underwriters by ______________, New York, New York.


                                     RATINGS

     It is a condition of the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Bondholders of payments required under the Indenture. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Bonds. S&P's rating on the Bonds does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain

Yield and Prepayment Considerations" herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of the Available Funds Cap Carry-Forward Amount.

     The rating process of Moody's addresses the structural and legal aspects associated with the Bonds, including the nature of the underlying mortgage loans. The ratings assigned to the Bonds do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that Bondholders will be paid any Prepayment Interest Shortfalls, Relief Act Shortfalls or the Available Funds Cap Carry-Forward Amount. The ratings do not address the likelihood that Bondholders will be paid any Deferred Interest except to the extent Deferred Interest is added to the Bond Principal Balance.

     The Company has not requested a rating on the Bonds by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by S&P and Moody's.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds.

     The ratings do not address the likelihood that the Master Servicer will repurchase any Converting Mortgage Loan following the conversion of the related Mortgage Rate to a fixed rate, and do not address the effect on the yield to Bondholders resulting from any such conversion and the failure of the Master Servicer to repurchase such Converting Mortgage Loan.


                                LEGAL INVESTMENT

     The Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.

     The Company makes no representations as to the proper characterization of the Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Bonds constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the Prospectus.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA) who have certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Bonds should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Bonds.


                                     EXPERTS

     The consolidated financial statements of the Bond Insurer, ______________________________, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated by reference herein and in the registration statement in reliance upon the report of __________________________, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the bonds offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                   ----------

                                TABLE OF CONTENTS
                                                                           Page
                              Prospectus Supplement
Summary....................................................................
Risk Factors...............................................................
Description of the Mortgage Pool...........................................
The Issuer.................................................................
The Owner Trustee..........................................................
The Indenture Trustee......................................................
Description of the Bonds...................................................
Certain Yield and Prepayment Considerations................................
Description of the Servicing Agreement.....................................
The Indenture..............................................................
Federal Income Tax Consequences............................................
Method of Distribution.....................................................
Legal Opinions.............................................................
Ratings....................................................................
Legal Investment...........................................................
ERISA Considerations.......................................................
Experts....................................................................
Appendix A--Underwriting Guidelines Applicable ............................
     to the Mortgage Loans.................................................


                                   Prospectus




                                   PAINEWEBBER
                               MORTGAGE ACCEPTANCE
                                 CORPORATION IV
                                  SERIES 1997-1

                                        $

                                 COLLATERALIZED
                               ASSET-BACKED BONDS

                                  SERIES 1997-1

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------



--------------------------------------------------------------------------------


                           _____________________, 1997



                                   ----------




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

          SEC Registration Fee                           $227,272.73
          Legal Fees and Expenses                         600,000.00
          Accounting Fees and Expenses                    200,000.00
          Trustee's Fees and Expenses
            (including counsel fees)                       90,000.00
          Printing and Engraving Expenses                 180,000.00
          Rating Agency Fees                              240,000.00
          Miscellaneous                                   100,000.00
                                                     ---------------
                   Total                               $1,627,172.73

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The By-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

     Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

     Section 8(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, any related preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Depositor for any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending against such loss, claim, damage, liability or action.

     The Pooling and Servicing Agreements and the Trust Agreements will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing
Agreements and the Trust Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements, Trust Agreements and related Certificates other than such expenses related to particular Mortgage Loans.


ITEM 16.   EXHIBITS.

    *1.1   Form of Underwriting Agreement.
    *3.1   Certificate of Incorporation of the Registrant.
    *3.2   By-Laws of the Registrant.
    *4.1   Form of Pooling and Servicing  Agreement  (Version 1, relating to Certificates with various combinations of Credit Support).
    *4.2   Form of Pooling and Servicing Agreement (Version 2, relating to a typical "shifting interest" Senior/Subordinated Series).
    *4.3   Form of Pooling and Servicing Agreement (Version 3, relating to a typical Senior/Subordinated Series without "shifting
           interests").
    *4.4   Form of Pooling  and  Servicing  Agreement (Version 4, relating to a typical multi-class series).
    *4.5 Form of Trust Agreement (relating to Certificates evidencing ownership interests in a Trust Fund including Agency
           Securities).
    *4.6 Form of Unaffiliated Seller's Agreement (Version 1, for a series using a multi-class, "shifting interest" or reserve fund structure).
   *4.7 Form of Unaffiliated Seller's Agreement (Version 2, for a series using various forms of insurance policies and surety bonds as credit support).
    *4.8   Form of Custodial Agreement.
  ***4.9   Form of Trust Agreement (Version 6, relating to Notes)
 ***4.10   Form of Indenture (Version 6, relating to Notes)
 ***4.11   Form of Servicing  Agreement(Version 6, relating to Notes)

     5.1   Opinion of Cadwalader, Wickersham & Taft.
     8.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included as part of Exhibit 5.1).
    23.1   Consent of Cadwalader, Wickersham & Taft (included as part of
           Exhibit 5.1).
    24.1   Power of Attorney (included on page II-7 of this Registration
           Statement)
   *99.1   Form of FHA Mortgage Insurance Certificate (28.1**).
   *99.2   Form of VA Loan Guaranty (28.2**).
   *99.3   Form of Pool Insurance Policy (28.3**).
   *99.4   Form of Special Hazard Credit Insurance Policy (28.4**).
   *99.5   Form of Bankruptcy Bond (28.5**).
   *99.6   Form of Letter of Credit (28.6**).

------------
* Incorporated by reference from the Registration Statement on Form S-11 (File No. 33-14827).
**   Exhibit number in Registration Statement on Form S-11 (File No. 33-14827).
*** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-30939).


ITEM 17.   UNDERTAKINGS.


A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The  Registrant  hereby  undertakes to provide to the  underwriters  at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PaineWebber Mortgage Acceptance Corporation IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of September, 1997.

                                               PAINEWEBBER MORTGAGE
                                               ACCEPTANCE CORPORATION IV

                                               By: /s/ John A. Taylor
                                               ----------------------
                                               Name:  John A. Taylor
                                               Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Taylor, William J. Nolan, Daniel Leyden, Ramesh Singh, Joseph A. Piscina and Michael T. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.


SIGNATURE                  TITLE                             DATE
---------                  -----                             ----

/s/ John A. Taylor         President                         September 15, 1997
-----------------------    (Principal Executive Officer)
John A. Taylor


/s/ William J. Nolan       Treasurer                         September 15, 1997
----------------------     (Principal Financial Officer)
William J. Nolan


/s/ Daniel Leyden          Senior Vice President             September 15, 1997
-----------------------    (Principal Accounting Officer)
Daniel Leyden


/s/ Ramesh Singh           Director                          September 15, 1997
-----------------------
Ramesh Singh


/s/ Joseph A. Piscina      Director                          September 15, 1997
-----------------------
Joseph A. Piscina


/s/ Michael T. Sullivan    Director                          September 15, 1997
-----------------------
Michael T. Sullivan

                                  EXHIBIT INDEX



Number      Description of Document
------      -----------------------

   *1.1     Form of Underwriting Agreement.
   *3.1     Certificate of Incorporation of the Registrant.
   *3.2     By-Laws of the Registrant.
   *4.1     Form of Pooling and Servicing  Agreement (Version 1, relating to
            Certificates with various combinations of Credit Support).
   *4.2     Form of Pooling and Servicing  Agreement (Version 2, relating to a typical "shifting interest" Senior/Subordinated Series).
   *4.3     Form of Pooling and Servicing  Agreement (Version 3, relating to a typical  Senior/Subordinated  Series  without  "shifting interests").
   *4.4     Form of Pooling and Servicing Agreement (Version 4, relating to a typical multi-class series).
   *4.5     Form of Trust Agreement (relating to Certificates  evidencing
            ownership   interests  in  a  Trust  Fund  including   Agency
            Securities).
   *4.6     Form of  Unaffiliated  Seller's  Agreement  (Version 1, for a
            series using a  multi-class,  "shifting  interest" or reserve fund structure).
   *4.7     Form of  Unaffiliated  Seller's  Agreement  (Version 2, for a
            series using various  forms of insurance  policies and surety bonds as credit support).
   *4.8     Form of Custodial Agreement.
 ***4.9     Form of Trust Agreement (Version 5, relating to Notes).
***4.10     Form of Indenture (Version 5, relating to Notes).
***4.11     Form of Servicing Agreement (Version 5, relating to Notes).
    5.1     Opinion of Cadwalader, Wickersham & Taft.
    8.1     Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included as part of Exhibit 5.1).
   23.1     Consent of Cadwalader, Wickersham & Taft (included as part of
            Exhibit 5.1).
   24.1     Power of Attorney (included on page II-7 of this Registration
            Statement)
  *99.1     Form of FHA Mortgage Insurance Certificate (28.1**).
  *99.2     Form of VA Loan Guaranty (28.2**).
  *99.3     Form of Pool Insurance Policy (28.3**).
  *99.4     Form of Special Hazard Credit Insurance Policy (28.4**).
  *99.5     Form of Bankruptcy Bond (28.5**).
  *99.6     Form of Letter of Credit (28.6**).


* Incorporated by reference from the Registration Statement on Form S-11 (File No. 33-14827).

**   Exhibit number in Registration Statement on Form S-11 (File No. 33-14827).

*** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-30939).